Exhibit 10.1

Execution Version

SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT

AND CONSENT

This SECOND AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT AND CONSENT, dated as of May 14, 2024 (this “Amendment”), is made and entered into by and among LDRV HOLDINGS CORP., a Delaware corporation (the “Borrower Representative”), each of the other Loan Parties party hereto, each of the Lenders and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Administrative Agent.

RECITALS:

WHEREAS, reference is made to the Second Amended and Restated Credit Agreement dated as of February 21, 2023 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement,” and as amended by this Amendment, the “Credit Agreement”), by and among the Borrower Representative, the Loan Parties party thereto, the lenders from time to time party thereto (the “Lenders”), and the Administrative Agent;

WHEREAS, the Borrower Representative has requested that the Administrative Agent and the Lenders agree to certain amendments to the Existing Credit Agreement and consent to certain accommodations as further set forth herein; and

WHEREAS, the Lenders party hereto, comprising the Required Lenders under the Existing Credit Agreement, have agreed to the amendments to the Existing Credit Agreement and the requested consents as set forth herein subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

SECTION 1. Defined Terms; Interpretation; Etc. Capitalized terms used and not defined herein shall have the meanings assigned to such terms in the Credit Agreement. This Amendment is a “Credit Document”, as defined in the Credit Agreement.

SECTION 2. Amendments to Existing Credit Agreement. Subject to the terms and conditions set forth herein, effective upon the occurrence of the Second Amendment Effective Date, the parties hereto agree as follows:

(a) the Existing Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in Annex A attached hereto, except that any Schedule or Exhibits to the Credit Agreement not amended pursuant to the terms of this Amendment shall remain in effect without any amendment or other modification thereto; and

(b) the Existing Credit Agreement is hereby amended by replacing Exhibit G thereto with Exhibit G attached hereto as Annex B.

LDRV – Second Amendment to Second A&R Credit Agreement

The parties hereto acknowledge and agree that this Amendment is not a novation of the Existing Credit Agreement, any other Credit Document or of any credit facility or guaranty provided thereunder or in respect thereof. As used in the Credit Agreement, the terms “Agreement”, “this Agreement”, “herein”, “hereinafter”, “hereto”, “hereof” and words of similar import shall, unless the context otherwise requires, from and after the Second Amendment Effective Date, mean or refer to the Credit Agreement, as further amended, supplemented or modified from time to time in accordance with its terms. As used in any other Credit Document, from and after the Second Amendment Effective Date, all references to the “Credit Agreement” in such Credit Documents shall, unless the context otherwise requires, mean or refer to the Credit Agreement, as further amended, supplemented or modified from time to time in accordance with its terms.

SECTION 3. Consent and Agreement.

(a) Subject to the terms and conditions set forth herein, effective upon the occurrence of the Second Amendment Effective Date, the parties hereto agree that, notwithstanding anything else in the Credit Agreement to the contrary, (i) the Loan Parties shall not have to comply with the (a) Minimum Consolidated EBITDA test set forth in Section 6.18 of the Credit Agreement (as in effect prior to this Amendment) for the Measurement Period ending March 31, 2024, (b) Minimum Liquidity test set forth in Section 6.19 of the Credit Agreement (as in effect prior to this Amendment) for the months ending March 31, 2024 and April 30, 2024 and (ii) the financial statements to be delivered for the month ending March 31, 2024 pursuant to Section 5.09.2, together with the Compliance Certificate to be delivered in connection therewith pursuant to Section 5.09.5, shall not be due until the Second Amendment Effective Date. Each Loan Party acknowledges and agrees that the consent contained in the foregoing shall not waive or amend (or be deemed to be or constitute an amendment to or waiver of) any other covenant, term or provision in the Credit Agreement or hinder, restrict or otherwise modify the rights and remedies of the Lenders and the Administrative Agent following the occurrence of any other present or future Default or Event of Default under the Credit Agreement or any other Credit Document.

(b) On or before May 24, 2024 (or such later date as the Administrative Agent may agree in its sole discretion), the Loan Parties shall engage (the scope of which engagement shall be reasonably satisfactory to the Administrative Agent), at the sole cost and expense of the Loan Parties, an independent consulting firm acceptable to the Administrative Agent in the exercise of its sole and absolute discretion (the “Consultant”), who shall be directed by, and report solely to, the Administrative Agent, to evaluate and confidentially advise the Administrative Agent with respect to the operations and financial affairs of the Loan Parties and their Subsidiaries during the Ratio Adjustment Period. Borrower and each other Loan Party shall, and shall cause their Subsidiaries to, during the Ratio Adjustment Period, cooperate with the Consultant, promptly furnishing or granting it access to the Loan Parties and Subsidiaries books, records, documents and financial information during reasonable business hours and promptly respond to the Consultant’s questions or requests for information.

(c) On or before June 10, 2024, the Administrative Agent shall have received satisfactory evidence that a capital infusion equal to $15,000,000 has been made by Coliseum (or another capital provider) to LDRV, all on terms acceptable to the Administrative Agent.

(d) On or before June 10, 2024, the Administrative Agent shall have received a $5,000,000 repayment of the principal amount of the Revolving Credit Loans, together with delivery of a notice pursuant to Section 2.03.6, permanently reducing the Revolving Credit Dollar Cap and Revolving Credit Commitments, effective as of the date of such notice, by such $5,000,000 amount (such notice may be provided simultaneously with the making of such payment notwithstanding the requirements set forth in Section 2.03.6).

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SECTION 4. Conditions Precedent. This Amendment shall become effective as of the date on which the following conditions precedent are satisfied (such date, the “Second Amendment Effective Date”):

(a) The Administrative Agent (or its counsel) shall have received from each Borrower, each other Loan Party and the Required Lenders a counterpart of this Amendment duly executed and delivered on behalf of such party;

(b) The Administrative Agent shall have received a written notice from the Borrower Representative pursuant to Section 2.01.16 voluntarily reducing the aggregate Floor Plan Commitments and Floor Plan Line of Credit Dollar Cap by $45,000,000 on and as of the Second Amendment Effective Date;

(c) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Second Amendment Effective Date and reimbursement or payment of all reasonable and documented out-of-pocket expenses (including reasonable and documented fees, charges and disbursements of counsel) required to be reimbursed or paid by any Loan Party pursuant to the terms of the Credit Agreement;

(d) The Administrative Agent shall have received all documentation and other information required by any Lenders or the Issuing Bank to evidence or facilitate both the Borrowers’ and each Lender’s compliance with all applicable Laws and regulations, including, all “know your customer” rules in effect from time to time pursuant to the Bank Secrecy Act, the USA Patriot Act and other applicable Laws on or prior to the date which is five (5) Business Days prior to the Second Amendment Effective Date; and

(e) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower Representative either (i) certifying that all shareholder and corporate consents and approvals, material governmental and third party consents and approvals required in connection with the execution and delivery of this Amendment (all of which shall be final with no waiting period to expire or ongoing governmental inquiry or investigation) shall have been duly given or recorded, and that any such consents, licenses, approvals and agreements shall be in full force and effect, or (ii) stating that no such consents, licenses or approvals are so required upon giving effect to this Amendment.

The Administrative Agent shall notify the Borrowers and the Lenders of the Second Amendment Effective Date, and such notice shall be conclusive and binding.

SECTION 5. Representations and Warranties. In order to induce the Lenders and the Administrative Agent to enter into this Amendment, each Loan Party hereby represents and warrants to the Lenders and the Administrative Agent on and as of the Second Amendment Effective Date that:

(a) Authorization; No Contravention. The execution and delivery by each Loan Party of this Amendment and performance by each Loan Party of this Amendment and the Credit Agreement have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of such Loan Party’s Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien (except pursuant to the Security Documents) under, or require any payment to be made under (i) any Material Contract to which such Person is a party or affecting such Person or the properties of such Person or any Loan Party, or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which such Person or its property is subject; or (c) violate any Law; except, in the case of clause (b) or (c), to the extent such contravention, conflict or violation would not reasonably be expected to have Material Adverse Change. No Default or Event of Default has occurred and is continuing.

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(b) Binding Effect. This Amendment has been duly executed and delivered by each Loan Party which is a party hereto, and each of this Amendment and the Existing Credit Agreement as amended by this Amendment constitute the legal, valid and binding obligation of each Loan Party party thereto, enforceable in accordance with its respective terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium and similar Laws affecting creditors’ rights generally and general principles of equity.

(c) Representations and Warranties. The representations and warranties of the Loan Parties contained in this Amendment and each other Credit Document are true and correct in all material respects (and, in the case of any representation or warranty that is qualified by materiality or Material Adverse Change, are true and correct in all respects) on and as of the date hereof, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and, in the case of any representation or warranty that is qualified by materiality or Material Adverse Change, are true and correct in all respects) as of such earlier date.

SECTION 6. Reaffirmation of Guaranty Agreements and Security Interests. Each Loan Party hereby acknowledges its receipt of a copy of this Amendment and its review of the terms and conditions hereof and consents to the terms and conditions of this Amendment and the transactions contemplated hereby. Except as provided in this Amendment, including as it relates to the scope of Obligations secured by the Collateral on and after the Second Amendment Effective Date, each Loan Party hereby (a) affirms and confirms its guarantees, pledges, grants and other undertakings under the Existing Credit Agreement, the Guaranty Agreements and the other Credit Documents to which it is a party, and (b) agrees that (i) each Credit Document to which it is a party shall continue to be in full force and effect and (ii) all guarantees, pledges, grants and other undertakings thereunder shall continue to be in full force and effect and shall accrue to the benefit of the Secured Parties. In furtherance of the foregoing, each Loan Party party hereto affirms and confirms its guarantee of the Obligations as a “Guarantor” party to the Guaranty Agreements.

SECTION 7. Miscellaneous.

(a) No Waiver. Nothing contained herein shall be deemed to constitute a waiver of compliance with, or consent to any deviation from, any term or condition contained in the Credit Agreement or any of the other Credit Documents except as expressly stated herein, or constitute a course of conduct or dealing among the parties. The Administrative Agent and the Lenders reserve all rights, privileges and remedies under the Credit Documents. Any default by any Loan Party of any of its obligations under this Amendment shall constitute an immediate Event of Default under the Credit Agreement, without further action or notice by or any behalf of the Administrative Agent, the Lenders or any other Person.

(b) Fees and Expenses. The Borrowers shall reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses (including all outstanding reasonable and documented attorneys’ fees of counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, and execution of this Amendment and the other agreements and documents executed and delivered in connection herewith in addition to any other outstanding fees and expenses owing, in each case, in accordance with the terms of the Credit Agreement and incurred prior to the date hereof.

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(c) Governing Law. This Amendment and any claims, disputes or causes of action (whether in contract or tort) arising out of or related to this Amendment and the transaction contemplated hereby shall be governed by, and construed in accordance with, the laws of the Governing State.

(d) JURISDICTION. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT IT WILL NOT COMMENCE ANY ACTION, LITIGATION OR PROCEEDING OF ANY KIND OR DESCRIPTION, WHETHER IN LAW OR EQUITY, WHETHER IN CONTRACT OR IN TORT OR OTHERWISE, AGAINST THE ADMINISTRATIVE AGENT, ANY LENDER, OR ANY RELATED PARTY OF THE FOREGOING IN ANY WAY RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS RELATING HERETO OR THERETO, IN ANY FORUM OTHER THAN THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF SUCH COURTS AND AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION, LITIGATION OR PROCEEDING, OR ANY OTHER ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AMENDMENT OR IN ANY OTHER CREDIT DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT OR ANY LENDER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(e) VENUE. EACH LOAN PARTY IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.21 OF THE CREDIT AGREEMENT. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

(f) SERVICE OF PROCESS. EACH LOAN PARTY IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.10 OF THE CREDIT AGREEMENT. NOTHING IN THIS AMENDMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW.

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(g) WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AMENDMENT OR ANY OTHER CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PERSON HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PERSON WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AMENDMENT AND THE OTHER CREDIT DOCUMENTS BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

(h) Benefits. This Amendment shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

(i) Release. In consideration of the agreements of Administrative Agent and each Lender contained in this Amendment and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, each of the Loan Parties (collectively, the “Releasors”), on behalf of itself and its successors, assigns, and other legal representatives, hereby absolutely, unconditionally and irrevocably releases, remises and forever discharges Administrative Agent and each Lender, each of their successors and assigns, each of their respective affiliates, and their respective affiliates’ present and former shareholders, members, subsidiaries, divisions, predecessors, directors, officers, attorneys, employees, agents and other representatives (the Administrative Agent, Lenders and all such other Persons being hereinafter referred to collectively as the “Releasees,” and individually as a “Releasee”), of and from all demands, actions, causes of action, suits, covenants, contracts, controversies, agreements, promises, sums of money, accounts, bills, reckonings, damages and any and all other claims, counterclaims, defenses, rights of set-off, demands and liabilities whatsoever (individually a “Claim” and collectively, “Claims”) of every name and nature, either known or unknown, both at law and in equity, which Releasors, or any of them, or any of their successors, assigns or other legal representatives may now or hereafter own, hold, have or claim to have against the Releasees or any of them for, upon, or by reason of any circumstance, action, cause or thing whatsoever which arises at any time on or prior to the date hereof, including, without limitation, for or on the account of, or in relation to, or in any way in connection with the Credit Agreement, or any of the other Credit Documents or transactions thereunder or related thereto.

(j) Counterparts and Integration. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment and the other Credit Documents constitute the entire contract among the parties party hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be just as effective as the delivery of a manually executed counterpart of this Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER REPRESENTATIVE AND BORROWERS:

LDRV HOLDINGS CORP.

By:	/s/ Carla Hegler
Name:	Carla Hegler
Title:	Vice President, Human Resources

LAZYDAYS RV AMERICA, LLC
LAZYDAYS RV DISCOUNT, LLC
LAZYDAYS MILE HI RV, LLC
LAZYDAYS OF MINNEAPOLIS LLC
LDRV OF TENNESSEE LLC
LDRV OF NASHVILLE, LLC
LAZYDAYS RV OF CHICAGOLAND, LLC
LAZYDAYS OF CENTRAL FLORIDA, LLC
LONE STAR DIVERSIFIED, LLC
LAZYDAYS RV OF PHOENIX, LLC
LAZYDAYS RV OF ELKHART, LLC
LAZYDAYS RV OF OREGON, LLC
LAZYDAYS RV OF WISCONSIN, LLC
LAZYDAYS RV OF IOWA, LLC
LAZYDAYS RV OF OKLAHOMA, LLC
LD OF LAS VEGAS, LLC
LAZYDAYS RV OF KNOXVILLE, LLC
LAZYDAYS RV OF WILMINGTON, LLC
LAZYDAYS RV OF LONGMONT, LLC
LDL OF FORT PIERCE, LLC
LAZYDAYS RV OF ST. GEORGE, LLC
LAZYDAYS RV OF SURPRISE, LLC

By:	LDRV Holdings Corp.,
its Manager

By:	/s/ Carla Hegler
Name:	Carla Hegler
Title:	Vice President, Human Resources

LDRV – Second Amendment to Second A&R Credit Agreement

GUARANTORS:

LAZYDAYS HOLDINGS, INC.
LAZY DAYS’ R.V. CENTER, INC.

By:	/s/ Carla Hegler
Name:	Carla Hegler
Title:	Vice President, Human Resources

LAZYDAYS RV OF MARYVILLE, LLC
LAZYDAYS RV OF RENO, LLC
LAZYDAYS SUPPORT SERVICES, LLC

By:	/s/ Carla Hegler
Name:	Carla Hegler
Title:	Vice President, Human Resources

LDRV – Second Amendment to Second A&R Credit Agreement

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/Michael A. Gollnitz
Name:	Michael A. Gollnitz
Title:	Senior Vice President

LDRV – Second Amendment to Second A&R Credit Agreement

LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/Michael A. Gollnitz
Name:	Michael A. Gollnitz
Title:	Senior Vice President

LDRV – Second Amendment to Second A&R Credit Agreement

LENDER:

FLAGSTAR SPECIALTY FINANCE COMPANY, LLC (as successor-in-interest to NYCB SPECIALTY FINANCE COMPANY, LLC)

By:	/s/ Mark C. Mazmanian
Name:	Mark C. Mazmanian
Title:	First Senior Vice President

LDRV – Second Amendment to Second A&R Credit Agreement

LENDER:

HUNTINGTON NATIONAL BANK

By:	/s/ David Paoni
Name:	David Paoni
Title:	AVP

LDRV – Second Amendment to Second A&R Credit Agreement

LENDER:

ROCKLAND TRUST COMPANY

By:	/s/ Steven J. Ingalls
Name:	Steven J. Ingalls
Title:	Vice President

LDRV – Second Amendment to Second A&R Credit Agreement

Annex A

Credit Agreement

See attached.

Execution Version

Conformed through ~~First~~Second Amendment

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Among

LDRV HOLDINGS CORP.,

a Delaware Corporation, and

Lazydays RV America, LLC, Lazydays RV Discount, LLC, and Lazydays Mile Hi RV, LLC,

Each a Delaware Limited Liability Company

And

VARIOUS OTHER AFFILIATED ENTITIES HEREAFTER PARTIES HERETO,

as Borrowers

and

MANUFACTURERS AND TRADERS TRUST COMPANY,

as Administrative Agent, Swingline Lender and Issuing Bank

and

MANUFACTURERS AND TRADERS TRUST COMPANY,

AND VARIOUS OTHER FINANCIAL INSTITUTIONS

NOW OR HEREAFTER PARTIES HERETO

as Lenders

Dated: To Be Effective As Of February 21, 2023

TABLE OF CONTENTS

ARTICLE 1	CERTAIN DEFINITIONS; RULES OF CONSTRUCTION	1

Section 1.01.	Certain Definitions	1
Section 1.02.	Terms Generally	55
Section 1.03.	[Reserved]	55
Section 1.04.	Accounting Principles	55
Section 1.05.	Proforma Calculations	56
Section 1.06.	Divisions	56
Section 1.07.	Reallocation; Effect of Amendment and Restatement	56
Section 1.08.	SOFR Rate	57

ARTICLE 2	CREDIT FACILITIES	58

Section 2.01.	Floor Plan Loans	59
2.01.1.	Floor Plan Loan Promissory Notes	59
2.01.2.	Procedure For Floor Plan Loan Borrowings	60
2.01.3.	Overadvances	60
2.01.4.	Settlement Of Floor Plan Loans Among Floor Plan Lenders	60
2.01.5.	Repayment Of Floor Plan Loans	61
2.01.6.	Payments Due Upon Sale or Ineligibility Of Floor Plan Vehicles or Units	61
2.01.7.	Eligible New Floor Plan Unit Curtailment	61
2.01.8.	Eligible Used Floor Plan Unit Curtailment	61
2.01.9.	Permitted Company Vehicle Curtailment	61
2.01.10.	Out Of Balance Floor Plan Vehicles or Units	62
2.01.11.	Deposit And Application Of Payment	62
2.01.12.	Permitted Purposes Of Floor Plan Loans	62
2.01.13.	Title Documents	62
2.01.14.	Power of Attorney	62
2.01.15.	Floor Plan Unused Commitment Fees	63
2.01.16.	Permanent Reduction Of Floor Plan Line of Credit Dollar Cap	63
2.01.17.	Floor Plan Interest Reduction Arrangement	63
2.01.18.	Payments Due Upon Casualty Event	65
Section 2.02.	M&T Advances	65
2.02.1.	Advances	65
2.02.2.	Automated Sweep Program	65
2.02.3.	Repayment Obligations of Borrowers	65
Section 2.03.	Revolving Credit Loans	66
2.03.1.	Revolving Credit Loan Promissory Notes	66
2.03.2.	Procedure For Revolving Credit Loan Borrowings	66
2.03.3.	Repayment Of Revolving Credit Loans	67
2.03.4.	Permitted Purposes Of Revolving Credit Loans	67
2.03.5.	Revolving Credit Unused Commitment Fees	67
2.03.6.	Permanent Reduction Of Revolving Credit Dollar Cap	67
2.03.7.	Borrowing Base Overadvance	67
Section 2.04.	Swingline Loan Subfacility	68
2.04.1.	Advances	68
2.04.2.	Repayment of Swingline Loans Upon Swingline Conversion Event	69
2.04.3.	Participations	69
2.04.3.	Obligations Absolute	70
Section 2.05.	Letter of Credit Subfacility	70
2.05.1.	Request for Issuance; Amendment; Renewal; Extension; Certain Conditions	70
2.05.2.	Expiration Date	71
2.05.3.	Agreement of Lenders To Purchase Proportionate Share of Letters of Credit	71
2.05.4.	Reimbursement Obligations of the Borrower	71

2.05.5.	Borrowers’ Reimbursement Obligations Are Absolute	72
2.05.6.	Applicability of ISP98	72
2.05.7.	Interim Interest	72
2.05.8.	Cash Collateralization	72
2.05.9.	Letter of Credit Fees	72
2.05.10.	Letters of Credit Issued for Other Loan Parties or Subsidiaries	72
Section 2.06.	Reserved	73
Section 2.07.	Interest Terms Applicable To The Loans	73
2.07.1.	Adjusted Base Rate	73
2.07.2.	SOFR Borrowing Option	73
2.07.3.	Breakage Costs	75
2.07.4.	Illegality	75
2.07.5.	Termination Of Right to Elect SOFR Borrowings	75
2.07.6.	Calculation Of Interest	76
2.07.7.	Default Interest	76
2.07.8.	Maximum Rate Of Interest	76
2.07.9.	Late Payment Charges	76
2.07.10.	Effect of Benchmark Transition Event	76
2.07.11.	Adjusted Term SOFR Conforming Changes	78
Section 2.08.	Pro Rata Treatment And Payments	79
2.08.1.	Distribution Of Payments To Lenders	79
2.08.2.	Funding Of Loans	79
2.08.3.	Ratable Sharing	80
2.08.4.	Setoffs, Counterclaims, Other Payments	80
Section 2.09.	Application Of Payments	81
Section 2.10.	Increased Costs	81
2.10.1.	Increased Costs Generally	81
2.10.2.	Capital Requirements	81
2.10.3.	Certificate for Reimbursement	82
2.10.4.	Delay in Requests	82
Section 2.11.	Taxes	82
2.11.1.	Defined Terms	82
2.11.2.	Payments Free of Taxes	82
2.11.3.	Payment of Other Taxes by the Loan Parties	82
2.11.4.	Indemnification	82
2.11.5	Indemnification by Lenders	83
2.11.6	Evidence of Payments	83
2.11.7	Status of Lenders	83
2.11.8	Treatment of Certain Refunds	85
2.11.9	Survival	85
Section 2.12	Mitigation, Obligations; Replacement of Lenders.	85
2.12.1	Designation of a Different Lending Office	85
2.12.2	Replacement of Lenders	86
Section 2.13	Certain Credit Support Events	86
Section 2.14	Defaulting Lenders	86
2.14.1	Defaulting Lender Adjustments	86
2.14.2	Defaulting Lender Cure	89
2.14.3	New Swingline Loans/Letters of Credit/M&T Advances	90
Section 2.15	Fees	90
Section 2.16	Payments	90
Section 2.17	Advancements	90
Section 2.18	Co-Borrower Provisions	91
2.18.1	Borrower Representative	91
2.18.2	Subordination	91
2.18.3	Postponement of Subrogation	91
2.18.4	No Discharge	91

ii

2.18.5	Waivers	92
2.18.6	Cross-Guaranty; Joint and Several Liability of Co-Borrowers	92
2.18.7	Obligations Among Loan Parties	93
Section 2.19	Swap Obligations; Keepwell	93
Section 2.20	Acknowledgment and Consent to Bail-In of Affected Financial Institutions	94
Section 2.21	Reserves	94
Section 2.22	Increase in Commitments	95

ARTICLE 3	REPRESENTATIONS AND WARRANTIES	97

Section 3.01	Organization and Qualification	97
Section 3.02	Capitalization and Ownership	97
Section 3.03	Subsidiaries	97
Section 3.04	Power and Authority	98
Section 3.05	Validity and Binding Effect	98
Section 3.06	No Conflict	98
Section 3.07	Litigation	98
Section 3.08	Financial Statements; Financial Projections	98
3.08.1	Financial Statements	98
3.08.2	Books and Records	98
3.08.3	Absence of Material Liability	99
3.08.4	Financial Projections	99
Section 3.09	Margin Stock	99
Section 3.10	Full Disclosure	99
Section 3.11	Tax Returns and Payments	99
Section 3.12	Consents and Approvals	100
Section 3.13	No Event of Default; Compliance with Instruments	100
Section 3.14	Compliance with Laws	100
Section 3.15	ERISA Compliance	100
3.15.1	Plans and Contributions	100
3.15.2	Pending Claims	100
3.15.3	ERISA Events	100
Section 3.16	Title to Properties	100
Section 3.17	Insurance	101
Section 3.18	Employment Matters	101
Section 3.19.	Solvency	101
Section 3.20	Material Contracts; Burdensome Restrictions	101
Section 3.21	Patents, Trademarks, Copyrights, Licenses, Etc	101
Section 3.22	Liens	101
Section 3.23.	Environmental Compliance	102
Section 3.24.	Anti-Corruption; Anti-Terrorism	103
Section 3.25.	Affected Financial Institution.	103
Section 3.26.	Beneficial Ownership.	103
Section 3.27.	Covered Entities.	103

ARTICLE 4	CONDITIONS PRECEDENT	103

Section 4.01.	Conditions to Closing	103
4.01.1.	Closing Submissions	103
4.01.2.	Fees	105
4.01.3.	Credit Party Expenses	105
4.01.4	No Material Adverse Change	105
Section 4.02.	Conditions To Advances Of Proceeds Of Loans And Issuance Of Letters Of Credit After Closing Date	105
4.02.1.	Representations And Warranties	105
4.02.2.	Absence Of Defaults And Events Of Default	105
4.02.3.	No Material Adverse Changes	105
4.02.3.	Loan Request	105

iii

ARTICLE 5	AFFIRMATIVE COVENANTS	108

Section 5.01.	Payment and Performance	105
Section 5.02.	Insurance	105
Section 5.03.	Collection Of Accounts; Sale Of Inventory.	106
Section 5.04.	Notice Of Litigation And Proceedings	106
Section 5.05.	Payment Of Liabilities To Third Persons	106
Section 5.06.	Notice Of Change Of Business Location Or Of Jurisdiction of Organization; Notice of Name Change	106
Section 5.07.	Payment Of Taxes	106
Section 5.08.	Notice Of Events Affecting Collateral; Compromise Of Receivables; Returned Or Repossessed Goods	107
Section 5.09.	Reporting Requirements	107
5.09.1	Monthly Liquidity Certificate	107
5.09.2.	Monthly Financial Statements.	107
5.09.3.	Annual Financial Statements.	107
5.09.4.	Management Letters.	108
5.09.5.	Compliance Certificate	108
5.09.6.	Reports To Other Creditors	108
5.09.7.	Management Changes	108
5.09.8.	Projections	108
5.09.9.	Notice of Defaults and Events of Default	108
5.09.10.	ERISA Event.	108
5.09.11.	SEC Filings.	109
5.09.12.	Beneficial Ownership	109
5.09.13.	General Information	109
5.09.14.	Borrowing Base Certificates	109
5.09.14.	Notice and Consent Coliseum	109
Section 5.10.	Preservation of Existence, Etc.	110
Section 5.11.	Maintenance of Assets and Properties	110
Section 5.12.	Compliance with Laws	110
Section 5.13.	Inspection Rights	110
Section 5.14.	Environmental Matters	110
Section 5.15.	Additional Subsidiaries	111
5.15.1.	Subsidiaries.	111
5.15.2.	[Reserved].	111
5.15.3.	Joinder of Additional Borrowers.	111
Section 5.16.	Deposit and Operating Accounts	112
Section 5.17.	Landlord Waivers	112
Section 5.18.	Post-Closing Deliverables	112
Section 5.05.	UCC and Floor Plan Units; Repurchase Agreements	112
Section 5.19.	Further Assurances.	112
Section 5.20.	Delivery of Floor Plan Unit Titles and Vehicle Title Documentation.	112
Section 5.22.	Designation of Subsidiaries	113

ARTICLE 6	NEGATIVE COVENANTS	114

Section 6.01.	Liens	114
Section 6.02.	Investments And Loans	114
Section 6.03.	Indebtedness	115
Section 6.04.	Fundamental Changes	116
Section 6.05.	Dispositions	117
Section 6.06.	Restricted Payments	118
Section 6.07.	Change in Nature Of Business	119
Section 6.08.	Transactions With Affiliates	119
Section 6.09.	Burdensome Agreements; Negative Pledges	119
Section 6.10.	Use Of Proceeds	119
Section 6.10.	Tax Consolidation	119

iv

Section 6.12.	Maximum Total Net Leverage Ratio	119
Section 6.13.	Minimum Consolidated Fixed Charge Coverage Ratio	120
Section 6.14.	Minimum Consolidated Current Ratio	120
Section 6.15.	Anti-Money Laundering/International Trade Law Compliance	120
Section 6.16	Amendments to Amended Charter, Securities Purchase Agreement, or Certificate of Designations	121
Section 6.17.	Capital Expenditures	121
Section 6.18.	Minimum Consolidated EBITDA	121
Section 6.19.	Minimum Liquidity	122
Section 6.20.	Ratio Adjustment Period	122

ARTICLE 7	EVENTS OF DEFAULT	123

Section 7.01.	Failure To Pay	123
Section 7.02.	Violation Of Covenants	124
Section 7.03.	Representation Or Warranty.	124
Section 7.04.	Cross Default	124
Section 7.05.	Judgments	124
Section 7.06.	Levy By Judgment Creditor	124
Section 7.07.	Involuntary Insolvency Proceedings	125
Section 7.08.	Voluntary Insolvency Proceedings	125
Section 7.09.	Attempt To Terminate Or Limit Guaranties	125
Section 7.10.	ERISA	125
Section 7.11.	Injunction	125
Section 7.12.	Invalidity of Credit Documents	125
Section 7.13.	Invalidity of Security Documents	125
Section 7.14.	Licenses and Agreements	125
Section 7.15.	Change In Control.	125

ARTICLE 8	RIGHTS AND REMEDIES OF CREDIT PARTIES ON THE OCCURRENCE OF AN EVENT OF DEFAULT	127

Section 8.01.	Credit Parties’ Specific Rights And Remedies	126
Section 8.02.	Automatic Acceleration	126
Section 8.03.	Consent To Appointment Of Receiver	126
Section 8.04.	Remedies Cumulative	126
Section 8.05.	Application Of Funds	126
Section 8.06.	Cash Collateral Account	127

ARTICLE 9	THE ADMINISTRATIVE AGENT	128

Section 9.01.	Appointment	129
Section 9.02.	Exculpatory Provisions	129
9.02.1.	No Fiduciary, Discretionary or Implied Duties.	129
9.02.2.	No Liability for Certain Actions.	129
9.02.3.	Knowledge	129
9.02.4.	No Duty to Inquire	129
Section 9.03.	Reliance by Administrative Agent	130
Section 9.04.	Delegation of Duties	130
Section 9.05.	Resignation of Administrative Agent	130
Section 9.06.	Non-Reliance on Administrative Agent and Other Lenders	131
Section 9.07.	Administrative Agent May Hold Collateral For Lenders and Others	131
Section 9.08.	The Administrative Agent In Its Individual Capacity	131
Section 9.09.	Administrative Agent May File Proofs of Claim	132
Section 9.10.	Collateral and Guaranty Matters	132
Section 9.11.	No Reliance on Administrative Agent’s Customer Identification Program	132
Section 9.12.	No Other Duties, Etc.	133
Section 9.13.	Erroneous Payments.	133
Section 9.14.	Indemnification of Administrative Agent.	135

v

ARTICLE 10	MISCELLANEOUS	135

Section 10.01.	Waivers and Amendments	135
Section 10.02.	Successors and Assigns	137
10.02.1.	Successors and Assigns Generally.	138
10.02.2.	Assignments By Lenders.	138
10.02.3.	Certain Additional Payments.	138
10.02.4.	Register.	139
10.02.5.	Procedures for Implementing Lender Assignments.	139
10.02.6.	Cashless Settlements.	139
Section 10.03.	Participations	140
Section 10.04.	Pledges	140
Section 10.05.	Resignation Of Issuing Bank And Swingline Lender	140
Section 10.06.	No Advisory or Fiduciary Responsibility	141
Section 10.07.	Right of Setoff	141
Section 10.08.	Expenses; Indemnity; Damage Waiver	142
10.08.1.	Costs and Expenses.	142
10.08.2.	Indemnification by the Borrowers.	142
10.08.3.	Reimbursement by Lenders.	143
10.08.4.	Waiver of Consequential Damages, Etc..	143
10.08.5.	Payments.	143
10.08.6.	Survival.	143
Section 10.09.	Course of Conduct	143
Section 10.10.	Notices; Effectiveness; Electronic Communication	144
10.10.1.	Notices Generally.	144
10.10.2.	Electronic Communications.	145
10.10.3.	Change of Address, etc..	145
10.10.4.	Platform.	145
Section 10.11.	Treatment of Certain Information; Confidentiality	146
Section 10.12.	Counterparts And Integration	146
Section 10.13.	Electronic Execution	146
Section 10.14.	Severability	146
Section 10.15.	Survival	147
Section 10.16.	Time	147
Section 10.17.	Advertisement	147
Section 10.18.	Acknowledgments	147
Section 10.19.	Governing Law	147
Section 10.20.	Jurisdiction	147
Section 10.21.	Venue	148
Section 10.22.	Service Of Process	148
Section 10.23.	Waiver of Jury Trial	148
Section 10.24.	USA Patriot Act Notice	148
Section 10.25.	Acknowledgement Regarding Any Supported QFCs	148

vi

SCHEDULES

Schedule 1.01	Lenders and Commitments
Schedule 1.01(a)	Borrowers
Schedule 1.01(b)	Concentrated Customers
Schedule 1.02	Existing Letters of Credit
Schedule 1.03	Preferred Stockholders
Schedule 1.04	Facilities
Schedule 1.05	Liens
Schedule 3.20	Material Contracts
Schedule 5.18	Post-Closing Deliverables
Schedule 5.22	Designated Real Estate Subsidiaries
Schedule 6.02(b)	Investments
Schedule 6.02(h)	Real Estate Investments
Schedule 6.03	Indebtedness

EXHIBITS

Exhibit A	Form of Assignment And Assumption
Exhibit B	Form of Compliance Certificate
Exhibit C	Form of Floor Plan Loan Note
Exhibit D	Form of Lender Addendum
Exhibit E	Form of Revolving Credit Note
Exhibit F	Form of Swingline Note
Exhibit G	Form of Liquidity Certificate
Exhibit H	Form of Loan Request
Exhibit IA	[Reserved]
Exhibit IB	Form of Notice of Election (Revolving Credit Loans)
Exhibit IC	Form of Notice of Election (Floor Plan Loans)
Exhibit J-1	Form of Certificate pursuant to §881(c)
Exhibit J-2	Form of U.S. Tax Compliance Certificate
Exhibit J-3	Form of U.S. Tax Compliance Certificate
Exhibit J-4	Form of U.S. Tax Compliance Certificate
Exhibit K	Form of Joinder Agreement and Counterpart
Exhibit L	Form of Borrowing Base Certificate

i

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

THIS SECOND AMENDED AND RESTATED CREDIT AGREEMENT is dated to be effective as of February 21, 2023, by and between LDRV HOLDINGS CORP., a Delaware corporation (“LDRV”), Lazydays RV America, LLC, Lazydays RV Discount, LLC, and Lazydays Mile Hi RV, LLC, each a Delaware limited liability company (together with LDRV and each Subsidiary of LDRV identified on the signature pages hereto as a “Borrower”, each a “Borrower” and, collectively, the “Borrowers”), each lender from time to time that is a party hereto (each a “Lender” and collectively, the “Lenders”), and MANUFACTURERS AND TRADERS TRUST COMPANY, a New York banking corporation, as Administrative Agent, Swingline Lender and Issuing Bank.

RECITALS:

The Borrowers, certain of the Lenders (the “Existing Lenders”) and Manufacturers and Traders Trust Company, as administrative agent, are parties to that certain Amended and Restated Credit Agreement, dated as of July 14, 2021, (as amended, modified or supplemented from time to time through the date hereof, the “Existing Credit Agreement”).

The Borrowers have requested that the Existing Lenders and the Administrative Agent amend and restate the Existing Credit Agreement and the Lenders establish (a) a floor plan line of credit facility in an aggregate amount of up to $525,000,000.00 and (b) a revolving credit facility in an aggregate amount of up to $50,000,000.00 in favor of the applicable Borrowers, in each case on the terms and conditions of this Agreement.

Subject to the terms and conditions of this Agreement, the Existing Lenders and the Administrative Agent are willing to amend and restate the Existing Credit Agreement, and the Lenders, to the extent of their respective Commitments as defined herein, are willing severally to establish the requested floor plan line of credit facility and revolving credit facility, in favor of the applicable Borrowers, in each case on the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements hereinafter set forth, and other valuable consideration, and intending to be legally bound hereby, the parties hereby covenant and agree as follows:

ARTICLE 1

CERTAIN DEFINITIONS; RULES OF CONSTRUCTION

Section 1.01. Certain Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms shall have the following meanings, respectively, unless the context hereof clearly requires otherwise:

“Account” means any “account” within the meaning of that term under the Uniform Commercial Code.

“Account Debtor” means any “account debtor” within the meaning of that term under the Uniform Commercial Code, including any Person who is obligated to pay an Account.

“Additional Lender” means, at any time, any Person that, in any case, is not an existing Lender but, in any event, is an “Eligible Assignee” and agrees to provide any portion of any Facility Increase in accordance with Section 2.22.

1

“Adjusted Base Rate” means that rate of interest equal to the Base Rate plus the Applicable Margin.

“Adjusted Base Rate Borrowing” means each amount of the unpaid principal balance of a Loan which accrues interest at the Adjusted Base Rate.

“Adjusted Daily SOFR Borrowing” means each unpaid principal balance of a Loan which accrues interest at the Adjusted Daily SOFR Rate.

“Adjusted Daily SOFR Rate” means with respect to the unpaid principal balances of the Floor Plan Loans, that rate per annum that is equal to the sum of: (a) the Daily SOFR Rate; plus (b) the Applicable Margin.

“Adjusted SOFR Rate” means for any SOFR Borrowing for any Interest Period, an interest rate per annum that is equal to the sum of the SOFR Rate for such Interest Period plus the Applicable Margin.

“Adjusted SOFR Rate Borrowing” means each unpaid principal balance of a Loan which accrues interest at the Adjusted SOFR Rate.

“Adjusted Term SOFR” means, for purposes of any calculation, the rate per annum equal to (a) Term SOFR for such calculation plus (b) the SOFR Spread Adjustment; provided that if Adjusted Term SOFR as so determined shall ever be less than the Floor, then Adjusted Term SOFR shall be deemed to be the Floor.

“Administrative Agent” means M&T Bank, in its capacity as Administrative Agent for the Lenders in accordance with this Agreement, and its successors and assigns in such capacity as authorized by the terms of this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agent Parties” has the meaning provided to such term in Section 10.10.4 of this Agreement.

“Agreement” means this Credit Agreement, as it may be amended or modified from time to time, together with all schedules and exhibits hereto.

“Amended Charter” means (i) the Amended and Restated Certificate of Incorporation attached as Exhibit A to the Certificate of Merger of Andina Acquisition Corp. II and Andina II Holdco Corp. dated March 15, 2018, and filed with the office of the Secretary of State for the State of Delaware on March 15, 2018, and including the Certificate of Designations, and (ii) the Amended and Restated Certificate of Incorporation attached as Exhibit A to the Certificate of Merger of Lazy Days’ R.V. Center, Inc. and Andina II Merger Sub, Inc. dated March 15, 2018 and as filed with the office of the Secretary of State for the State of Delaware on March 15, 2018.

“Anti-Corruption Laws” means all applicable Laws of any jurisdiction concerning or relating to bribery or corruption, including without limitation, the Foreign Corrupt Practices Act of 1977.

2

“Anti-Terrorism Laws” means any Laws of the United States relating to terrorism or money laundering (including the U.S. Foreign Corrupt Practices Act of 1977) and any regulation, order (including executive orders), or directive promulgated, issued or enforced pursuant to such Laws.

“Applicable Credit Facility” means the Floor Plan Facility and the Revolving Credit Facility, as the context may require.

“Applicable Curtailment Date” means, with respect to any Floor Plan Vehicle or Unit and a Floor Plan Loan relating to such Floor Plan Vehicle or Unit, the date that a curtailment payment is due based on the following methodology: The phrase “Applicable Curtailment Date” is typically followed by a numeral, which represents the number of days after the Applicable Starting Date for the Floor Plan Vehicle or Unit. For example, “Applicable Curtailment Date 365” refers initially to a date (a “Target Date”) that is 365 days after the date of the Applicable Starting Date for the Floor Plan Vehicle or Unit. However, the Target Date is not necessarily the actual payment date. The actual curtailment payment date is the tenth (10th) day of the month following the calendar month that contains the Target Date. Again, as an example, if the Applicable Starting Date for a Floor Plan Vehicle or Unit was January 20, 2023, then “Applicable Curtailment Date 365” for that unit would be the tenth (10th) day in February 2024.

“Applicable Margin” has the following meanings with respect to the Applicable Credit Facility:

(a) with respect to the Revolving Credit Facility, Applicable Margin means, from time to time, the following percentages corresponding to the Total Net Leverage Ratio in effect as of the most recent Calculation Date:

Tier Level	Total Net Leverage Ratio	Applicable Rate For SOFR Borrowings	Applicable Rate For Base Rate Borrowings
1	3.00 ≤ X	3.25%	2.25%
2	2.50 ≤ x < 3.00	2.90%	1.90%
3	2.00 ≤ X < 2.50	2.65%	1.65%
4	1.50 ≤ X < 2.00	2.40%	1.40%
5	X < 1.50	2.15%	1.15%

(b) with respect to the Floor Plan ~~facility~~Facility, Applicable Margin means, from time to time, the following percentages corresponding to the Total Net Leverage Ratio in effect as of the most recent Calculation Date:

Tier Level	Total Net Leverage Ratio	Applicable Rate For SOFR Borrowings	Applicable Rate For Base Rate Borrowings
1	3.00 ≤ X	2.40%	1.40%
2	2.00 ≤ x < 3.00	2.05%	1.05%
3	1.50 ≤ X < 2.00	2.00%	1.00%
4	X < 1.50	1.90%	0.90%

Notwithstanding the foregoing, commencing on the Second Amendment Effective Date and continuing until the end of the Ratio Adjustment Period, (i) with respect to the Revolving Credit Facility, (x) the Applicable Rate for SOFR Borrowings shall be 3.40% and (y) the Applicable Rate for Base Rate Borrowings shall be 2.40% and (ii) with respect to the Floor Plan Facility, (x) the Applicable Rate for SOFR Borrowings shall be 2.55% and (y) the Applicable Rate for Base Rate Borrowings shall be 1.55%.

3

For the Floor Plan Facility, the Applicable Margin commencing on the First Amendment Effective Date shall be based on Tier Level 1. For the Revolving Credit Facility, the Applicable Margin commencing on the First Amendment Effective Date shall be based on Tier Level 1. Beginning with the Calculation Date immediately following the Fiscal Quarter of the Borrowers ending on March 31, 2024 and after each consecutive Fiscal Quarter thereafter, the Applicable Margin shall be determined and adjusted by the then current Total Net Leverage Ratio as determined in accordance with the quarterly Compliance Certificates to be provided by the Borrowers in accordance with this Agreement. If the Borrowers fail to timely provide a Compliance Certificate for any Fiscal Quarter of the Borrowers as required by and within the time limitations set forth in this Agreement, the Applicable Margin from the applicable date of such failure shall be based on Tier Level 1 until five (5) Business Days after a Compliance Certificate has been provided, whereupon the applicable Tier Level shall be determined by the Total Net Leverage Ratio set forth in such Compliance Certificate. Except as set forth above, each Applicable Margin shall be effective from a Calculation Date until the next Calculation Date. If, as a result of any restatement of or other adjustment to the financial statements of the Borrowers and their Subsidiaries or for any other reason, the Borrowers or the Lenders determine that (a) the Total Net Leverage Ratio (or any component thereof) as calculated by the Borrowers as of any applicable date was inaccurate, and (b) a proper calculation would have resulted in higher pricing for such period, the Borrowers shall immediately and retroactively be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the Issuing Bank promptly on demand by Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrowers under the Bankruptcy Code, automatically and without further action by Administrative Agent, any Lender or the Issuing Bank), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. The obligations of the Borrowers to make such payment shall survive the termination of the Commitments and the repayment of all other Obligations hereunder.

“Applicable Starting Date” means, with respect to any Eligible New Floor Plan Unit, Permitted Company Vehicle, or Eligible Used Floor Plan Unit, the date of the original borrowing of Floor Plan Loans for such Floor Plan Vehicle or Unit. For the avoidance of doubt, if an M&T Advance is made with respect to any such Floor Plan Vehicle or Unit, the Applicable Starting Date shall be the date of such M&T Advance.

“Approved Fund” means a Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender, or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means M&T Bank, in its capacity as arranger.

“Assignment And Assumption” means an Assignment And Assumption entered into by a Lender and an Eligible Assignee, and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

“Attributable Indebtedness” means, on any date, (a) in respect of any Capital Lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP, and (b) in respect of any Synthetic Lease Obligation, the capitalized amount of the remaining lease payments under the relevant lease that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP if such lease were accounted for as a Capital Lease.

“Authorized Officer” means, with respect to any Person (other than a natural Person), any officer, partner, member, manager or other representative authorized to act on behalf of such Person and shall include, with respect to any Loan Party, those Persons duly designated as such in any incumbency certificates delivered to the Administrative Agent from time to time.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date.

4

“Availability” means, as of any applicable date, the amount by which the Line Cap at such time exceeds the aggregate amount of the Revolving Credit Exposure on such date.

“Availability Period” means:

(a) in the case of the Floor Plan Facility, the period from and including the Closing Date to the earliest of (i) the Floor Plan Line of Credit Termination Date, (ii) the date of termination of all of the Floor Plan Commitments pursuant to Section 2.01.16, and (iii) the date of termination of the Floor Plan Commitments pursuant to Section 8.01; or

(b) in the case of the Revolving Credit Facility, the period from and including the Closing Date to the earliest of (i) the Revolving Credit Termination Date, (ii) the date of termination of all Revolving Credit Commitments pursuant to Section 2.03.6, and (iii) the date of termination of the Revolving Credit Commitments pursuant to Section 8.01; provided, however, that notwithstanding the foregoing, the Availability Period with respect to the Revolving Credit Facility shall not be in effect during the Ratio Adjustment Period.

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Bank Products” means any one or more of the following types of services or facilities extended to any of the Loan Parties by any Credit Party or Affiliate of a Credit Party: (a) Automated Clearing House (ACH) transactions and other similar money transfer services; (b) cash management, lockbox services, controlled disbursement accounts, treasury management arrangements, and other similar services; (c) the establishment and maintenance of depository accounts; (d) credit cards, debit cards, purchase cards, or stored value cards; (e) merchant services; (f) foreign currency exchange; and (g) other similar or related bank products and services.

“Bankruptcy Code” means the bankruptcy code of the United States of America codified in Title 11 of the United States Code, as from time to time amended or supplemented.

“Base Rate” means, for any day, the fluctuating rate per annum equal to the highest of (a) the Prime Rate for such day, (b) the Federal Funds Rate in effect on such day plus fifty (50) Basis Points, and (c) the one-month Adjusted Term SOFR Rate, determined on a daily basis, plus one hundred (100) Basis Points; provided that to the extent such highest rate as calculated above shall, at any time, be less than zero percent (0.00%), such rate shall be deemed to be zero percent (0.00%) for all purposes herein. Any change in the Base Rate shall be effective on the opening of business on the day of such change.

5

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Basis Point” means one one-hundredth (.01) of one percent.

“Benchmark” means the Term SOFR Reference Rate or any subsequent Benchmark Replacement that has become effective hereunder.

“Benchmark Replacement” means the first alternative set forth in the order below that is applicable (based on the applicability restrictions below) and can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(1)	the sum of: (a) Daily Simple SOFR and (b) the related Benchmark Replacement Adjustment;

(2)	the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative as the replacement for the then-current Benchmark giving due consideration to (i) any selection or recommendation of a replacement rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a rate of interest as a replacement for the then-current Benchmark for U.S. dollar-denominated syndicated credit facilities at such time and (b) the related Benchmark Replacement Adjustment;

provided that, if the Benchmark Replacement as so determined would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes hereof.

“Benchmark Replacement Adjustment” means with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement for any applicable Available Tenor, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent in consultation with the Borrower Representative, giving due consideration to (i) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for U.S. dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Conforming Changes” means with respect to any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “U.S. Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of such Benchmark Replacement and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of such Benchmark Replacement exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Credit Documents).

6

“Benchmark Replacement Date” means the earlier to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of the Benchmark permanently or indefinitely ceases to provide the Benchmark; or

(b) in the case of clause (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein, and (ii) the announced or stated date as of which all applicable tenors of such Benchmark will no longer be representative.

“Benchmark Transition Event” means, with respect to any then-current Benchmark, the occurrence of a public statement or publication of information by or on behalf of the administrator of the then-current Benchmark, the regulatory supervisor for the administrator of such Benchmark, the Board of Governors of the Federal Reserve System, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark, a resolution authority with jurisdiction over the administrator for such Benchmark or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark, announcing or stating that (a) such administrator has ceased, or will cease on a specified date, to provide such Benchmark (or all tenors of such Benchmark applicable to the loan evidenced hereby), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any applicable tenors of such Benchmark or (b) all applicable tenors of such Benchmark are or as of a specified date will no longer be representative of the underlying market and economic reality that such Benchmark is intended to measure and indicating that representativeness will not be restored.

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Documents in accordance with Section 2.07.10 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Credit Documents in accordance with Section 2.07.10.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Borrower” means each of the entities set forth in the preamble to this Agreement and identified as a Borrower and “Borrowers” means all of such entities.

“Borrower Pro Rata Share” means the amount of proceeds of the Loans advanced to or for the benefit of a Borrower, including without limitation the refinancing of existing Indebtedness for which such Borrower is an obligor.

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“Borrower Representative” means LDRV, and any successor thereto as appointed by all of the Borrowers.

“Borrowing” means, as the context requires, a (a) Floor Plan Borrowing, (b) M&T Advance or (c) a Revolving Borrowing.

“Borrowing Base” means an amount equal to:

(1) 100% of the New Unit Invoiced Amount of all Eligible New Floor Plan Units and Permitted Company Vehicles; plus

(2) 85% of the Used Unit Book Value of all Eligible Used Floor Plan Units that are the then-current model year or any of the previous seven model years; plus

(3) 65% of the Used Unit Book Value of all Eligible Used Floor Plan Units that are any of the previous eighth, ninth or tenth model years; plus

(4) 40% of the Used Unit Book Value of all Eligible Used Floor Plan Units that are any of the previous eleventh and twelfth model years; plus

(5) the face amount of Eligible Contracts in Transit multiplied by 100%; plus

(6) the face amount of Eligible Accounts multiplied by 80%;

(7) the Value of Eligible Inventory multiplied by 50%;

(8) the net book value of the Eligible Equipment multiplied by 40%; plus

(9) 50% of Unrestricted Cash and Equivalents; minus

(10) the then-amount of all Reserves.

“Borrowing Base Certificate” has the meaning provided to such term in Section 5.09.14.

“Borrowing Base Test Date” means (i) the last day of each calendar month for which a Borrowing Base Certificate has been delivered in accordance with Section 5.09.14, and (ii) if the Borrower Representative either (x) voluntarily has delivered a Borrowing Base Certificate (including in connection with a Permitted Acquisition) or (y) is requesting a Borrowing or an issuance of a Letter of Credit in accordance with Section 4.02.4, as of the last day of the calendar month ended at least fourteen (14) days (or such lesser number of days as the Borrower Representative may elect in its discretion) prior to the date on which such Borrowing Base Certificate was delivered.

“Borrowing Date” means any Business Day on which the Borrowers have requested that the Lenders advance proceeds of the Floor Plan Loans or Revolving Credit Loans, that M&T advances proceeds of the M&T Advances, or that the Swingline Lender advances proceeds of the Swingline Loans, as the case may be, to or for the account of the Borrowers.

“Burns Harbor Property” means that certain real property located at 1171 Lions Dr., Burns Harbor, IN 46304.

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“Business Day” means any day other than a Saturday, Sunday or other day on which commercial banking institutions in New York, New York are authorized or required by law or other governmental action to remain closed for business.

“Calculation Date” means each of the dates upon which the Applicable Margins are to be determined and adjusted, which adjustments shall be made quarterly on the date occurring five (5) Business Days after the date on which the Administrative Agent receives the quarterly Compliance Certificate in accordance with the provisions of this Agreement, or otherwise as required by the terms of this Agreement.

“Capital Expenditures” means for any Person for any period of determination thereof, (a) all net expenses incurred during such period by such Person in connection with capital replacements, additions, renewals or improvements to any of the capital assets of such Person which are required to be capitalized on the books and accounts of such Person in accordance with GAAP, and (b) the amount of Capital Lease Obligations paid by such Person during such period; provided, however, Capital Expenditures shall not include (i) expenditures for fixed assets acquired in connection with a Permitted Acquisition, (ii) the acquisition of any Permitted Company Vehicles if such Permitted Company Vehicles are financed with Floor Plan Loans; (iii) amounts spent on property acquisition or development to be funded by lessors on real property leases, or (iv) amounts spent on acquired or developed assets which are in the process of being financed or are financed within nine (9) months of having been acquired or developed.

“Capitalized Rents” means, as of any date of determination, the total amount of all operating rents and leases due for the Measurement Period multiplied by a factor of eight (8).

“Capital Lease” means, with respect to any Person, any lease by that Person which requires such Person to concurrently recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.

“Capital Lease Obligations” means, with respect to any Person and a Capital Lease, the amount of the obligations of such Person as the lessee under such Capital Lease that would, in accordance with GAAP, appear as a liability on a balance sheet of such Person.

“Capital Stock” means (a) in the case of a corporation, capital stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of capital stock, (c) in the case of a partnership, partnership interests (whether general or limited), (d) in the case of a limited liability company, membership interests, and (e) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Collateral Account” means a special deposit account maintained by the Administrative Agent, for the benefit of the Administrative Agent, the Issuing Bank and the Revolving Credit Lenders, and under the Administrative Agent’s sole dominion and control.

“Cash Collateralize” means, to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the M&T Bank, in its capacity as lender of the M&T Advances, the Issuing Bank and/or Lenders, as collateral for Obligations in respect of M&T Advances, L/C Obligations or obligations of Lenders to fund participations in respect of L/C Obligations, or as otherwise required under this Agreement with respect to other Obligations, cash or deposit account balances or, if M&T Bank, the Administrative Agent and the Issuing Bank shall agree in their sole discretion, other credit support, in each case pursuant to documentation in form and substance satisfactory to M&T Bank, the Administrative Agent and the Issuing Bank. “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

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“Cash Equivalents” means (a) securities issued or directly and fully guaranteed or insured by the United States Government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (b) time deposits, certificates of deposit and Eurodollar time deposits with maturities of not more than six months from the date of acquisition, bankers’ acceptances with maturities not exceeding six months from the date of acquisition and overnight bank deposits, in each case with the Administrative Agent or any Lender or with any domestic commercial bank having capital and surplus in excess of Five Hundred Million Dollars ($500,000,000.00), (c) repurchase obligations with a term of not more than thirty (30) days for underlying securities of any of the types described in clause (a) or (b) and entered into with any bank meeting the qualifications specified in clause (b) above, (d) commercial paper maturing in one hundred eighty (180) days or less rated not lower than A-1 or A-2 by Standard & Poor’s Ratings Group or P-1 or P-2 by Moody’s Investors Service, Inc. on the date of acquisition, and (e) interests in pooled investment funds (including mutual funds and money market funds) the assets of which are invested in investments referred to in items (a) through (d) above.

“Cash Taxes” means, with respect to any referenced Person, for any applicable period, the taxes paid in cash by such Person during such period.

“Casualty Event” means any loss of or damage to, or any condemnation or other taking of, any of the Collateral for which any Loan Party receives insurance proceeds, or proceeds of a condemnation award or other compensation.

“CEA” means the Commodity Exchange Act (7 U.S.C.§1 et seq.), as amended from time to time, and any successor statute.

“CFTC” means the Commodity Futures Trading Commission.

“Certificate of Designations” means the Certificate of Designations of Series A Convertible Preferred Stock Par Value $0.0001 Per Share of Lazydays Holdings, Inc. pursuant to Section 151 of the General Corporation Law of the State of Delaware duly adopted by the Board of Directors of Lazydays Holdings, Inc., a Delaware corporation (Pubco Guarantor hereunder and under the Credit Documents), which has not been amended, restated, supplemented or otherwise modified since the date of the Existing Credit Agreement.

“CFC” means a “controlled foreign corporation” within the meaning of Section 957(a) of the Code.

“CFC Holdco” means a Subsidiary that has no material assets other than (i) the Capital Stock and Indebtedness, if any, of one or more Subsidiaries that are CFCs or (ii) the Capital Stock and Indebtedness, if any, of one or more Subsidiaries that hold no material assets other than the assets described in the immediately preceding clause (i).

“Change in Control” means an event or series of events by which:

(a) (i) Pubco Guarantor does not own legally and beneficially, directly or indirectly, 100% of the Equity Interests of Parent Guarantor, free and clear of all Liens, except Liens in favor of the Credit Parties; or

(ii) Parent Guarantor does not own legally and beneficially, directly or indirectly, 100% of the Equity Interests of LDRV, free and clear of all Liens, except Liens in favor of the Credit Parties;

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(iii) LDRV does not own legally and beneficially, directly or indirectly 100% of the Equity Interests of Lazydays RV America, LLC, Lazydays RV Discount, LLC, and Lazydays Mile Hi RV, LLC free and clear of all Liens, except Liens in favor of the Credit Parties; or

(b) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than Coliseum, becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have “beneficial ownership” of all securities that such person or group has the right to acquire, whether such right is exercisable immediately or only after the passage of time (such right, an “option right”)), directly or indirectly, of, in the case of Permitted Holders, forty percent (40%) or more, or, in any other case, twenty-five percent (25%) or more, of the Capital Stock of Pubco Guarantor entitled to vote for members of the board of directors or equivalent governing body of Pubco Guarantor on a fully-diluted basis (and taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(c) during any period of twelve (12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of Pubco Guarantor, Parent Guarantor, or LDRV cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body; or

(d) any Person or two or more Persons, other than Coliseum, acting in concert shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation thereof, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of Pubco Guarantor, or control over the equity securities of Pubco Guarantor entitled to vote for members of the board of directors or equivalent governing body of Pubco Guarantor on a fully-diluted basis (and taking into account all such securities that such Person or group has the right to acquire pursuant to any option right) representing, in the case of Permitted Holders, forty percent (40%) or more, or, in any other case, twenty-five percent (25%) or more, or more of the combined voting power of such securities; or

(e) there is consummated any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all or substantially all of the assets of any of the Loan Parties to any Person or group of Persons, together with any Affiliates thereof; or

(f) the direct or indirect holders of Equity Interests of the Borrower Representative or Parent Guarantor approve any plan or proposal for the liquidation or dissolution of the Parent Guarantor, LDRV or any of the other Borrowers; or

(f) the Administrative Agent ceases to hold for the ratable benefit of the Secured Parties a perfected, first priority Lien in all issued and outstanding Capital Stock of all of the Parent Guarantor, the Borrowers and their Subsidiaries.

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“Change in Law” means the occurrence, after the date of this Agreement, of any of the following: (a) the adoption or taking effect of any Law, rule, regulation or treaty, (b) any change in any Law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of Law) by any Governmental Authority; provided that notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Class” means, (a) when used with respect to Lenders, refers to whether such Lenders have Loans or Commitments with respect to a particular Class of Loans or Commitments, (b) when used with respect to Commitments, refers to whether such Commitments are Floor Plan Commitments or Revolving Credit Commitments, in each case not designated part of another existing Class, and (c) when used with respect to Loans or a Borrowing, refers to whether such Loans, or the Loans comprising such Borrowing, are Floor Plan Loans or Revolving Credit Loans, in each case not designated part of another existing Class. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have different terms and conditions shall be construed to be in different Classes. Commitments (and, in each case, the Loans made pursuant to such Commitments) that have identical terms and conditions shall be construed to be in the same Class.

“Closing” means the execution and delivery of this Agreement by the parties hereto.

“Closing Date” means the above stated effective date of this Agreement.

“Closing Date Transactions” means, collectively, (a) the execution of this Agreement and the other Credit Documents, (b) the funding of the initial Floor Plan Loans, and any Revolving Credit Loans, (c) the repayment of the Term Loans and the Mortgage Loans under and as defined in the Existing Credit Agreement, in each case on the Closing Date, (d) the consummation of any other transactions in connection with the foregoing and (e) the payment of fees and expenses incurred in connection with any of the foregoing.

“CME” means CME Group Benchmark Administration Ltd.

“Code” means the Internal Revenue Code of 1986, as the same may be amended or supplemented from time to time, and any successor statute of similar import, and the rules and regulations thereunder, as from time to time in effect.

“Coliseum” means Coliseum Capital Management, LLC, any affiliate thereof, or any successor thereto which is the “Coliseum Purchaser” under the Securities Purchase Agreement or otherwise a holder of Preferred Stock under a Securities Purchase Agreement.

“Coliseum Agreement” has the meaning given to such term in Section 5.09.15 of this Agreement.

“Collateral” means all of the assets, rights, and interests in property, including tangible and intangible assets and personal property, in which the Administrative Agent on behalf of the Credit Parties is from time to time granted a Lien under any Security Document as security for all or any portion of the Obligations; provided, however, that Collateral shall not include any Excluded Property.

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“Collateral Information Certificate” means each of the Collateral Information Certificates prepared, executed and delivered to the Administrative Agent by an Authorized Officer of a Loan Party.

“Commercial Account” means the commercial checking account to be established and maintained with the Administrative Agent by the Borrowers and which may be utilized as the means of advancing funds under the Loans.

“Commitment Percentages” means, with respect to any Lender, such Lender’s Floor Plan Loan Commitment Percentage and Revolving Credit Commitment Percentage, and with respect to all Lenders, all of the Floor Plan Loan Commitment Percentages and all of the Revolving Credit Commitment Percentages.

“Commitments” means, with respect to any Lender, such Lender’s Floor Plan Loan Commitment, obligations hereunder to purchase participations in M&T Advances, Revolving Credit Commitment, and obligations hereunder to purchase participations in L/C Obligations and Swingline Loans, and with respect to all Lenders, all Floor Plan Loan Commitments, obligations of all Lenders hereunder to purchase participations in M&T Advances, Revolving Credit Commitments, and obligations of all Lenders hereunder to purchase participations in L/C Obligations and Swingline Loans.

“Communications” has the meaning provided to such term in Section 10.10.4 of this Agreement.

“Compliance Certificate” means a certificate provided by the Chief Financial Officer, Chief Executive Officer or President of the Borrower Representative in accordance with the requirements of Section 5.09.5 of this Agreement in form and substance as Exhibit B attached hereto.

“Concentrated Customer” means each of the Loan Party customers identified on the attached Schedule 1.01(b), as may be revised from time to time upon a Loan Party’s request, subject to approval by Administrative Agent in its Permitted Discretion.

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” means, at any date, all unrestricted amounts that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of Pubco Guarantor and its Subsidiaries at such date but excluding such amounts to the extent included as deferred tax assets and excluding the LIFO Reserve as of such date.

“Consolidated Current Liabilities” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of Pubco Guarantor and its Subsidiaries at such date (including any Floor Plan Loans), but excluding, to the extent included in current liabilities (i) liabilities relating to earnouts or deferred Taxes based on income or profits, (ii) accruals of any costs or expenses related to restructuring reserves or severance, (iii) to the extent included on Pubco Guarantor’s consolidated balance sheet as liabilities, amounts under clauses (a)(iv) through (vii) of the definition of Consolidated EBITDA, (iv) [reserved] and (v) liabilities related to real estate lease payments in respect of dealership locations.

“Consolidated Current Ratio” means, as of any date of determination, the ratio of Consolidated Current Assets to Consolidated Current Liabilities.

“Consolidated EBITDA” means, for any Measurement Period, for Pubco Guarantor and its Subsidiaries on a consolidated basis, without duplication, an amount equal to:

(a) Consolidated Net Income for the most recently completed Measurement Period plus

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(b) the following to the extent deducted in accordance with GAAP in calculating such Consolidated Net Income (without duplication):

(i) Consolidated Interest Expense for such period (other than Consolidated Interest Expense with respect to the Floor Plan Loans),

(ii) the provision for Federal, state, local and foreign income taxes payable by Pubco Guarantor and its Subsidiaries for such period,

(iii) depreciation and amortization expense for such period,

(iv) non-recurring cash fees, costs and expenses incurred in connection with the Closing Date Transactions, in an aggregate amount not to exceed Two Million Dollars ($2,000,000.00) for such period,

(v) non-cash charges for such period (including, without limitation, stock-based compensation expense, non-cash expenses related to the recognition of a change in the fair market value of warrants issued by Pubco Guarantor, currency translations, impairment charges, gains or losses on asset dispositions, and the net change in the LIFO Reserve, but excluding noncash charges related to receivables) which do not represent a cash item in such period or any future period,

(vi) non-recurring cash fees, costs and expenses incurred in connection with Permitted Acquisitions and other permitted Investments, in each case, whether or not consummated, for such period in an aggregate amount not to exceed (Seven Hundred Fifty Thousand Dollars ($750,000.00) in any Measurement Period, and

(vii) reasonable out of pocket general administrative fees, costs and expenses of Pubco Guarantor or Parent Guarantor for such period (which may include out of pocket legal, accounting and filing costs, director fees and other reasonable and customary corporate overhead expenses incurred in the ordinary course of business), and other extraordinary or non-recurring cash fees, costs, expenses and losses for such period, in an aggregate amount not to exceed, in any Measurement Period, five percent (5%) of Consolidated EBITDA for such Measurement Period (before giving effect to such addback) and minus

(c) the following to the extent included in calculating such Consolidated Net Income:

(i) Federal, state, local and foreign income tax credits of Pubco Guarantor or any of its Subsidiaries for such period; and

(ii) all non-cash items increasing Consolidated Net Income for such period (including non-cash gains related to the recognition of a change in the fair market value of warrants issued by Pubco Guarantor), excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash items in any prior period.

“Consolidated EBITDAR” means, for any Measurement Period, for Pubco Guarantor and its Subsidiaries on a consolidated basis, without duplication, an amount equal to Consolidated Net Income for such period plus, (a) the following to the extent deducted in accordance with GAAP in calculating such Consolidated Net Income (without duplication): (i) items (b)(i) – (vii) in the definition of Consolidated EBITDA above, plus (ii) net rents (excluding non-cash capitalized or deferred rents as required under FASB ASC 840-10, 840-20 and 420-10), and minus (b) the following to the extent included in calculating such Consolidated Net Income: (i) Federal, state, local and foreign income tax credits of Pubco Guarantor or any of its Subsidiaries for such period and (ii) all non-cash items increasing Consolidated Net Income for such period, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash items in any prior period. For the avoidance of doubt, for the determination of “net rents” in clause (a)(ii) above in this definition, real property leases shall be deemed operating leases rather than capital leases regardless of their treatment under GAAP, as further set forth in Section 1.04 of this Agreement.

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“Consolidated Fixed Charges” means, for any period of determination, for Pubco Guarantor and its Subsidiaries determined on a consolidated basis, the sum of (a) the sum of all scheduled principal payments upon Consolidated Funded Indebtedness made during such period (including the principal components of Capital Lease payments during such period), plus (b) Consolidated Interest Expense (other than Consolidated Interest Expense on account of the Floor Plan Loans), including Letter of Credit Fees and other fees paid in connection with Letters of Credit, including fronting, issuance, amendment and processing fees. For purposes of this definition, “scheduled principal payments” shall (a) be determined without giving effect to any reduction of such scheduled payments resulting from the application of any mandatory or voluntary prepayments made during the applicable period, (b) shall be deemed to include the Attributable Indebtedness in respect of Capital Lease Obligations and Synthetic Lease Obligations, and (c) shall not include any principal payment required to be made on the maturity date of any such Consolidated Funded Indebtedness.

“Consolidated Fixed Charge Coverage Ratio” means, as of the date of determination for any Measurement Period, the ratio for such Measurement Period of (a) Consolidated EBITDA of Pubco Guarantor and its Subsidiaries for such period minus (i) the aggregate amount of all Non-Financed Capital Expenditures of Pubco Guarantor and its Subsidiaries for such period, (ii) Cash Taxes For Pubco Guarantor and its Subsidiaries on a consolidated basis paid during such period, (iii) all dividends, distributions, and other Restricted Payments paid in cash by Pubco Guarantor or any Subsidiary on a consolidated basis during such period, to (b) Consolidated Fixed Charges for such period.

“Consolidated Funded Indebtedness” means, as of any date of determination, all Indebtedness of Pubco Guarantor and its Subsidiaries on a consolidated basis, excluding Indebtedness of the type described in clauses (b) (unless drawn) and (c). For the avoidance of doubt, Consolidated Funded Indebtedness shall not include Indebtedness in the nature of the clause (g) of the definition of Indebtedness to preferred shareholders with respect to the Series A Convertible Preferred Stock of Pubco Guarantor under the Securities Purchase Agreement, the Certificate of Designation, or other related documents.

“Consolidated Interest Expense” means, for any period, for the Pubco Guarantor and its Subsidiaries on a consolidated basis, the sum of (a) all interest, premium payments, debt discount, fees, charges and related expenses of Pubco Guarantor and its Subsidiaries in connection with Consolidated Funded Indebtedness, in each case to the extent treated as interest in accordance with GAAP, and (b) the portion of rent expense of Pubco Guarantor and its Subsidiaries with respect to such period under Capital Leases that is treated as interest in accordance with GAAP.

“Consolidated Net Income” means, for any period, for Pubco Guarantor and its Subsidiaries on a consolidated basis, the net income of Pubco Guarantor and its Subsidiaries (excluding extraordinary gains and extraordinary losses) for such period, determined in accordance with GAAP.

“Consolidated Total Assets” means, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total assets” (or any like caption) on a consolidated balance sheet of Pubco Guarantor and its Subsidiaries as of the last day of the most recently ended Test Period.

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“Contamination” means the presence of any Hazardous Substance at any real property owned or leased by any Loan Party which may require investigation, clean-up or remediation under any Environmental Law.

“Contract In Transit” means any right of any Loan Party in any written agreement with any finance company that is providing financing for, or that is paying all or any portion of the purchase price of, any Floor Plan Unit sold or leased by such Loan Party in the ordinary course of business.

“Control” means with respect to a Person (a) the direct or indirect ownership of, or power to vote twenty-five percent (25%) or more of the issued and outstanding Equity Interests of such Person, or (b) the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. “Controlling” and “Controlled” have meanings correlative thereto.

“Credit Documents” means collectively, this Agreement, the Notes, the Guaranty Agreement, all Borrowing Base Certificates, the Security Documents, the L/C Documents, and all agreements, instruments and documents evidencing or securing the Obligations, including without limitation each document listed as a “Credit Document” on a Closing Index dated as of the Closing Date, and all amendments and modifications thereto, the Second Amendment and the fee letter delivered in connection therewith; provided, however, that the definition of “Credit Documents” is not intended to include Swap Agreements.

“Credit Parties” means the Administrative Agent, the Lenders (including but not limited to M&T in connection with the M&T Advances), the Swingline Lender, and the Issuing Bank, and their respective successors and assigns as permitted by the terms of this Agreement.

“Credit Party Expenses” means, without duplication (a) all costs and expenses incurred by the Administrative Agent, the Arranger, and their Affiliates, including the reasonable fees, charges, and disbursements of counsel for the Administrative Agent arising out of, pertaining to, or in any way connected with this Agreement, any of the other Credit Documents or the Obligations, the administration thereof, the due diligence performed in connection with the transactions contemplated hereby, the syndication of the credit facilities provided for herein, or otherwise in connection with such credit facilities, (b) all costs and reimbursements required to be paid by the Borrowers to the Administrative Agent by the terms of the Credit Documents, (c) all costs and expenses incurred by the Administrative Agent and the Arranger relating to the Platform or to Intralinks, SyndTrak or to any other dedicated agency web page on the internet to distribute to the Lenders and to other investors or potential investors any required documentation and financial information regarding the Credit Documents and the Loans, (d) taxes and insurance premiums advanced or otherwise paid by the Administrative Agent or any other Credit Party in connection with the Collateral or on behalf of any of the Loan Parties, (e) filing and recording costs, title insurance premiums, environmental and consulting fees, audit fees, search fees, appraisal fees, and other expenses paid or incurred by the Administrative Agent, (f) reasonable costs and expenses incurred by the Administrative Agent in the collection of the accounts (with or without the institution of legal action), or to enforce any provision of this Agreement or any other Credit Document on behalf of the Credit Parties, or in gaining possession of, maintaining, handling, evaluating, preserving, storing, shipping, selling, preparing for sale and/or advertising to sell or foreclose upon the Collateral or any other property of any of the Loan Parties whether or not a sale is consummated, (g) reasonable costs and expenses of litigation incurred by the Credit Parties, including reasonable attorney’s fees, in enforcing or defending this Agreement or any portion hereof or any other Credit Document, or in collecting any of the Obligations after the occurrence and during the continuance of any Event of Default, (h) reasonable attorneys’ fees and expenses incurred by the Administrative Agent in obtaining advice or the services of its attorneys with respect to the structuring, drafting, negotiating, reviewing, amending, terminating, waiving, enforcing or defending of this Agreement and the other Credit Documents, or any agreement or matter related hereto, whether or not litigation is instituted, (i) reasonable travel expenses of the Administrative Agent or its agents (including its counsel and consultants) related to any of the foregoing, and (j) all reasonable costs and expenses, including reasonable attorneys’ fees and expenses, incurred by the Administrative Agent or the Issuing Bank in connection with the Letters of Credit and L/C Obligations.

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“Daily Simple SOFR” means for any day (a “SOFR Rate Day”), a rate per annum equal to SOFR for the day (such day “i”) that is three (3) U.S. Government Securities Business Days prior to (i) if such SOFR Rate Day is a U.S. Government Securities Business Day, such SOFR Rate Day, or (ii) if such SOFR Rate Day is not a U.S. Government Securities Business Day, the U.S. Government Securities Business Day immediately preceding such SOFR Rate Day, in each case, as such SOFR is published by the SOFR Administrator on the SOFR Administrator’s Website. If by 5:00 pm (ET) on the second (2nd) U.S. Government Securities Business Day immediately following any day “i”, the SOFR in respect of such day “i” has not been published on the SOFR Administrator’s Website (and a Benchmark Replacement Date with respect to the Daily Simple SOFR has not occurred), then the SOFR for such day “i” will be the SOFR as published in respect of the first preceding U.S. Government Securities Business Day for which such SOFR was published on the SOFR Administrator’s Website; provided that any SOFR determined pursuant to this sentence shall be utilized for purposes of calculation of Daily Simple SOFR for no more than three (3) consecutive SOFR Rate Days. Any change in Daily Simple SOFR due to a change in SOFR shall be effective from and including the effective date of such change in SOFR without notice to the Borrower Representative.

“Daily SOFR Rate” means, for any day, on any date in any month, Adjusted Term SOFR determined for a one-month Interest Period commencing the first day of that month, or if such day is not a U.S. Government Securities Business Day, then the immediately preceding U.S. Government Securities Business Day. The Daily SOFR Rate shall fluctuate and be adjusted with each change in such rate.

“Debtor Relief Laws” means the Bankruptcy Code, and all other liquidation, conservatorship, insolvency, assignment for the benefit of creditors, moratorium, rearrangement, receivership, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect.

“Default” means any occurrence, event or condition which with notice, the passage of time, or both would constitute an Event of Default.

“Default Rate” means (a) with respect to Loans accruing interest by reference to Adjusted Term SOFR, such Loans shall bear interest at a rate per annum of 2% in excess of the rate otherwise then applicable thereto, (b) with respect to all other Loans and outstanding Obligations, including Loans accruing interest by reference to Adjusted Term SOFR as the Interest Periods for such Loans then in effect expire, such Loans and other Obligations shall bear interest at the Adjusted Base Rate plus two hundred (200) Basis Points per annum; or (c) with respect to the Letters of Credit, the Letter of Credit Fees otherwise payable under this Agreement plus two hundred (200) Basis Points per annum.

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“Defaulting Lender” means, subject to Section 2.14.2, any Lender that (a) has failed to (i) fund all or any portion of its Loans within two (2) Business Days of the date such Loans were required to be funded hereunder unless such Lender notifies the Administrative Agent and the Borrowers in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, or (ii) pay to the Administrative Agent, M&T as the lender of the M&T Advances, any Issuing Bank, any Swingline Lender or any other Lender any other amount required to be paid by it hereunder (including in respect of its participation in M&T Advances, Letters of Credit, or Swingline Loans) within two (2) Business Days of the date when due, (b) has notified the Borrowers, the Administrative Agent, M&T, the Issuing Bank, or the Swingline Lender in writing that it does not intend to comply with its funding obligations hereunder, or has made a public statement to that effect (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) has failed, within three (3) Business Days after written request by the Administrative Agent or the Borrowers, to confirm in writing to the Administrative Agent and the Borrowers that it will comply with its prospective funding obligations hereunder (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrowers), or (d) has, or has a direct or indirect parent company that has, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or (iii) become the subject of a Bail-In Action; provided that a Lender shall not be a Defaulting Lender solely by virtue of the ownership or acquisition of any equity interest in that Lender or any direct or indirect parent company thereof by a Governmental Authority so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender. Any determination by the Administrative Agent that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.14.2) upon delivery of written notice of such determination to the Borrowers, the Issuing Bank, the Swingline Lender, and each Lender.

“Designated Real Estate Subsidiary” means any Subsidiary designated by the Borrower Representative as a Designated Real Estate Subsidiary hereunder by written notice to the Administrative Agent in accordance with Section 5.22.

“Disposition” means the sale, transfer, license, lease or other disposition (including any Sale and Leaseback Transaction) of any real or personal property by any Loan Party or any Subsidiary of a Loan Party, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided that the term Disposition shall not include the sale or lease of (a) Inventory in the ordinary course of business of any Loan Party or any Subsidiary of a Loan Party or (b) real estate by any Designated Real Estate Subsidiary.

“Dollar,” “Dollars,” “U.S. Dollars” and the symbol “$” means lawful money of the United States of America.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

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“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Eligibility Date” means, with respect to each Loan Party and each Swap, the date on which this Agreement or any other Credit Document becomes effective with respect to such Swap. For the avoidance of doubt, the Eligibility Date shall be the date such Swap becomes effective if this Agreement or any other Credit Document is then in effect with respect to such Loan Party; otherwise, it shall be the Closing Date of this Agreement with respect to a Borrower or with respect to any other Loan Party the date of execution and delivery of the applicable Credit Documents by such Loan Party unless such Credit Documents specify a subsequent effective date.

“Eligible Accounts” means all Accounts owned by each Loan Party and properly reflected as “Eligible Accounts” in the most recent Borrowing Base Certificate delivered by Borrower Representative to the Administrative Agent, except any Account to which any of the exclusionary criteria set forth below applies. Eligible Accounts shall not include the following Accounts of any Loan Party:

(a) any Account that is not paid within the earlier of sixty (60) days following its due date or, except with respect to manufacturer rebates, ninety (90) days following its original invoice date;

(b) Accounts that are the obligations of an Account Debtor if fifty percent (50%) or more of the Dollar amount of all Accounts owing by that Account Debtor are ineligible under the other criteria set forth in clause (a) of this definition;

(c) Accounts that are the obligations of an Account Debtor located in a foreign country unless payment thereof is assured by a letter of credit assigned and delivered to the Administrative Agent, satisfactory to the Administrative Agent in its Permitted Discretion as to form, amount and issuer;

(d) Accounts that are the obligation of an Account Debtor that is the United States government or a political subdivision thereof, or any state, county or municipality or department, agency or instrumentality thereof unless the Administrative Agent, in its sole discretion, has agreed to the contrary in writing, or the applicable Loan Party has complied with respect to such obligation with the Federal Assignment of Claims Act of 1940, or any applicable state, county or municipal law restricting the assignment thereof with respect to such obligation to the Administrative Agent’s satisfaction at its Permitted Discretion;

(e) Accounts to the extent any Loan Party or any Subsidiary thereof is liable for goods sold or services rendered by the applicable Account Debtor to any Loan Party or any Subsidiary thereof but only to the extent of the potential offset;

(f) any Account to the extent that any defense, counterclaim, setoff or dispute is asserted as to such Account; provided that such Account shall be ineligible only to the extent of the amount of such defense, counterclaim, setoff or dispute;

(g) Accounts that arise from a sale to any Affiliate of any Loan Party;

(h) (i) Accounts owing by an Account Debtor (other than a Concentrated Customer) to the extent the aggregate amount of Accounts owing by such Account Debtor and its Affiliates as of any date of determination exceeds twenty percent (20%) of all Eligible Accounts of all Loan Parties, but only to the extent such Accounts exceed such limit; and (ii) with regard to Accounts owing by a Concentrated Customer, to the extent the aggregate amount of Accounts owing by such Concentrated Customer and its Affiliates as of any date of determination exceeds the percentage of all Eligible Accounts of all Loan Parties that is specified for such Concentrated Customer on the attached Schedule 1.01(b), but only to the extent such Accounts exceed such limit;

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(i) Accounts with respect to which an invoice or electronic transmission constituting a request for payment (or, if acceptable to the Administrative Agent in its sole discretion, otherwise demonstrating an obligation to make payment) has not been sent to the applicable Account Debtor;

(j) Accounts where:

(i) the Account Debtor obligated upon such Account suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(ii) a petition is filed by or against any Account Debtor obligated upon such Account under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

(k) Accounts that arise from a sale to any director, officer, other employee, or to any entity that has any common officer or director with any Loan Party;

(l) Accounts (i) as to which the applicable Loan Party is not able to bring suit or otherwise enforce its remedies against the Account Debtor through judicial process, or (ii) if the Account represents a progress billing consisting of an invoice for goods sold or used or services rendered pursuant to a contract under which the Account Debtor’s obligation to pay that invoice is subject to the applicable Loan Party’s completion of further performance under such contract or is subject to the equitable lien of a surety bond issuer;

(m) Accounts that arise with respect to goods that are delivered on a bill-and-hold basis;

(n) Accounts that arise with respect to goods that are delivered on a cash-on-delivery basis;

(o) Accounts that are payable in any currency other than United States Dollars;

(p) Accounts that are subject to any right, claim, Lien or other interest of any other Person, other than Permitted Encumbrances that are junior to the security interest of the Administrative Agent, Liens granted under the Credit Documents;

(q) Accounts that arise with respect to goods that are placed on guaranteed sale or other terms by reason of which the payment by the Account Debtor is conditional;

(r) Accounts that are evidenced by a judgment, instrument or chattel paper;

(s) Accounts that are not true and correct statements of bona fide indebtedness incurred in the amount of such Account for merchandise sold to or services rendered and accepted by the applicable Account Debtor;

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(t) Accounts that do not arise from the sale of goods or the performance of services by a Loan Party in the ordinary course of business, including, without limitation, sales of Equipment and bulk sales; or

(v) Accounts that are otherwise determined likely to be uncollectable by the Administrative Agent in its Permitted Discretion.

“Eligible Assignee” means (a) a Lender, (b) an Affiliate of a Lender, (c) an Approved Fund, and (d) any other Person (other than those Persons expressly excluded below) approved (each such approval not to be unreasonably withheld or delayed) by (i) in all cases, the Administrative Agent, (ii) in the case of any assignment of a Floor Plan Loan Commitment, M&T Bank as the provider of M&T Advances, (iii) in the case of any assignment of a Revolving Credit Commitment, the Issuing Bank, and the Swingline Lender, and (iv) unless either a Default or Event of Default has occurred and is continuing, the Borrowers; provided that notwithstanding the foregoing, the definition of “Eligible Assignee” shall not include (A) any Defaulting Lender or a Subsidiary thereof, (B) any natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), or (C) any Loan Party or any Affiliate or Subsidiary of a Loan Party. The Borrowers shall be deemed to have approved any proposed assignee unless the Borrowers object to such proposed assignee by written notice to the Administrative Agent within five (5) Business Days after having received notice of the proposal of such assignee.

“Eligible Contract Participant” means an “eligible contract participant” as defined in the CEA and regulations thereunder.

“Eligible Contracts In Transit” means all Contracts In Transit owned by each Loan Party and properly reflected as “Contracts In Transit” in the most recent Borrowing Base Certificate delivered by Borrower Representative to the Administrative Agent, except any Contracts In Transit to which any of the exclusionary criteria set forth below applies. Eligible Contracts In Transit shall not include the following Contracts In Transit of any Loan Party:

(a) any Contract In Transit that is not paid within ten (10) days following the sale date of the Floor Plan Unit giving rise to such Contract In Transit;

(b) Contracts In Transit that are the obligations of an issuer located in a foreign country unless payment thereof is assured by a letter of credit assigned and delivered to the Administrative Agent, satisfactory to the Administrative Agent in its Permitted Discretion as to form, amount and issuer;

(c) any Contract In Transit to the extent that any defense, counterclaim, setoff, chargeback or dispute is asserted as to such Contract in Transit; provided that such Contract In Transit shall be ineligible only to the extent of the amount of such defense, counterclaim, setoff, chargeback or dispute;

(d) Contracts In Transit where:

(i) the issuer obligated upon such Contracts In Transit suspends business, makes a general assignment for the benefit of creditors or fails to pay its debts generally as they come due; or

(ii) a petition is filed by or against any issuer obligated upon such Contracts In Transit under any bankruptcy law or any other federal, state or foreign (including any provincial) receivership, insolvency relief or other law or laws for the relief of debtors;

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(e) Contracts In Transit as to which the applicable Loan Party is not able to bring suit or otherwise enforce its remedies against the issuer through judicial process;

(f) Contracts In Transit that are subject to any right, claim, Lien or other interest of any other Person, other than Permitted Encumbrances that are junior to the security interest of the Administrative Agent, Liens granted under the Credit Documents;

(g) Contracts In Transit that do not arise from the sale of goods or the performance of services by a Loan Party in the ordinary course of business, including, without limitation, sales of Equipment and bulk sales; or

(i) Contracts In Transit that are otherwise determined likely to be uncollectable by the Administrative Agent in its Permitted Discretion.

“Eligible Equipment” means Specified Equipment owned by any Loan Party which is in good order, repair, running and marketable condition (ordinary wear and tear excepted) and in each case properly reflected as “Eligible Equipment” in the most recent Borrowing Base Certificate delivered by Borrower Representative to the Administrative Agent, except any Specified Equipment to which any of the exclusionary criteria set forth below applies. Eligible Equipment shall not include:

(a) Specified Equipment that is (i) in transit for longer than seven (7) days to the premises of such Loan Party or a customer of such Loan Party, (ii) subject to an open and incomplete work order of such Specified Equipment, for longer than fourteen (14) days or (iii) temporarily stored at a lay-down yard or similar premises other than those owned and controlled by any Loan Party for longer than fourteen (14) days, except, in the case of each of the foregoing, (x) any Equipment which would otherwise be deemed Eligible Equipment that is not located at premises owned and controlled by any Loan Party shall nevertheless be considered Eligible Equipment if the Administrative Agent shall have received a landlord waiver from the Person in possession and control of such premises and such Specified Equipment, duly authorized, executed and delivered by such Person, (y) any Equipment which would otherwise be deemed Eligible Equipment that is in transit to or from, or located at, a recreational vehicle show, camping show, or similar show or marketing and sales event shall nevertheless be considered Eligible Equipment, and (z) any Equipment the aggregate fair market value of which does not exceed $1,600,000.00 and which would otherwise be deemed Eligible Equipment, that is at a short term overflow location, including in connection with the reflooring or cycling of seasonal and new model Floor Plan Units in the ordinary course of business, to the extent such location is substantially adjacent to or otherwise in the general regional proximity of a location that otherwise complies with clause (b) of the definition of Eligible New Floor Plan Unit or Eligible Used Floor Plan Unit, shall nevertheless be considered Eligible Equipment;

(b) Specified Equipment that is not located in one of the states of the United States of America or the District of Columbia;

(c) Specified Equipment that is not subject to the first priority, valid and perfected Lien of the Administrative Agent;

(d) worn or obsolete Specified Equipment or Specified Equipment not used or usable in the ordinary course of such Loan Party’s business;

(e) Specified Equipment consisting of Floor Plan Units;

(g) Specified Equipment which is purchased on consignment;

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(h) Specified Equipment which is not covered by casualty or liability insurance (subject to customary deductibles) in accordance with the terms hereof;

(i) Specified Equipment which is not separately identifiable from goods of third parties stored on the same premises as such Specified Equipment;

(j) Specified Equipment which is not at premises owned or leased by the Loan Parties, unless the aggregate value of all Eligible Equipment at any such premises not so owned or leased is less than $100,000.00, or unless such Specified Equipment is in transit or at another location and is not ineligible under clause (a) or (m) of this definition;

(k) Specified Equipment noted on the books of the relevant Loan Party as “missing,” “sold,” “junked” or other similar notation indicating unavailability for rental in the ordinary course of business;

(l) is acquired by a Loan Party after the Closing Date (other than from another Loan Party), unless and until such time as the Administrative Agent shall have received or conducted a customary due diligence investigation as to such Specified Equipment, the results of which are reasonably satisfactory to the Administrative Agent in its Permitted Discretion; provided that, notwithstanding the foregoing, Specified Equipment acquired pursuant to such transaction that has not yet been appraised in accordance with this clause (l) but that is otherwise not ineligible under any other clause of this definition shall be permitted to be included in the Borrowing Base in an aggregate amount of up to 10% of the Borrowing Base until the date that is 90 days after the date such asset is acquired.

(m) Specified Equipment being leased by a customer of a Loan Party and used by such customer or the lessee of such customer, unless the equipment is at a location in the United States pursuant to the terms of a rental agreement entered into between such customer and a Loan Party or such customer and its lessee, as applicable, and as reflected in the records of the applicable Loan Party, or in transit to or from such location in the ordinary course of business; or

(n) Specified Equipment that is subject to any right, claim, Lien or other interest of any other Person, other than Permitted Encumbrances that are junior to the security interest of the Administrative Agent and Liens granted under the Credit Documents.

“Eligible Floor Plan Vehicle or Unit” means any Eligible New Floor Plan Unit, Eligible Used Floor Plan Unit or Permitted Company Vehicle.

“Eligible Inventory” means Specified Inventory owned by each Loan Party and properly reflected as “Eligible Inventory”, in the most recent Borrowing Base Certificate delivered by Borrower Representative to the Administrative Agent, except any Specified Inventory to which any of the exclusionary criteria set forth below or in the component definitions herein applies. Eligible Inventory shall not include the following Specified Inventory of a Loan Party:

(a) Specified Inventory that is excess, obsolete, unsaleable, shopworn or seconds;

(b) Specified Inventory that is damaged, returned, rejected or otherwise unfit for sale;

(c) [reserved];

(d) Specified Inventory that is placed on consignment;

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(e) Specified Inventory that (i) is not either located on premises owned, leased or rented by a Loan Party or stored with a bailee or warehouseman (other than a processor), (ii) is stored at a leased or rented location, unless a landlord waiver in respect of such location has been delivered to the Administrative Agent in form reasonably satisfactory to the Administrative Agent, (iii) is stored with a bailee or warehouseman unless an acknowledged bailee letter has been received by the Administrative Agent with respect thereto in form reasonably satisfactory to the Administrative Agent, or (iv) is located at an owned location subject to a mortgage in favor of a Person other than the Administrative Agent, unless a mortgagee waiver in respect of such location has been delivered to the Administrative Agent in form reasonably satisfactory to the Administrative Agent;

(f) Specified Inventory that is not located in the United States;

(g) Specified Inventory that is not covered by casualty insurance in accordance with the terms hereof;

(h) Specified Inventory that is not owned by a Loan Party or is subject to Liens (other than Permitted Encumbrances that are junior to the security interest of the Administrative Agent, Liens granted under the Credit Documents) or other rights of any other Person (including the rights of a purchaser that has made progress payments and the rights of a surety that has issued a bond to assure a Loan Party’s performance with respect to that Specified Inventory);

(i) Specified Inventory that is not subject to a perfected first priority Lien in favor of the Administrative Agent on behalf of itself and the Secured Parties;

(j) [reserved];

(k) Specified Inventory subject to any licensing, trademark, trade name or copyright agreements with any third parties which would require any consent of any third party for the sale or Disposition of that Specified Inventory (which consent has not been obtained) or the payment of any monies to any third party upon such sale or other Disposition (to the extent of such monies);

(l) Specified Inventory that consists of packing or shipping materials, or manufacturing supplies;

(m) Specified Inventory that consists of tooling;

(n) Specified Inventory that consists of display items;

(o) Specified Inventory that consists of Hazardous Materials or goods that can be transported or sold only with licenses that are not readily available;

(p) Specified Inventory that is custom made for a particular customer of a Loan Party for which such Loan Party’s customer did not issue a purchase order to such Loan Party; and

(q) Specified Inventory that is otherwise determined to be unacceptable by the Administrative Agent in its Permitted Discretion.

“Eligible New Floor Plan Unit” means any Floor Plan Unit of any Borrower that is new and unused, including, without limitation, any Floor Plan Unit purchased by any Borrower from another dealer of Floor Plan Units, and in any case, that the Administrative Agent, in its sole discretion, deems to be an Eligible New Floor Plan Unit; provided that in no event shall any Floor Plan Unit be deemed an Eligible New Floor Plan Unit unless all representations and warranties set forth in the Security Documents with respect to such Floor Plan Unit are true and correct and such Floor Plan Unit:

(a) is an asset to which a Borrower has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens;

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(b) is located at any of the Facilities listed on Schedule 1.04 or such other locations as are approved in writing by the Administrative Agent and, in the case of facilities not owned by a Borrower, that are at all times subject to landlord waiver agreements in form and substance satisfactory to the Administrative Agent;

(c) is a Class A, Class B, or Class C recreational vehicle and/or towable as classified by the Recreational Vehicle Industry Association and is of the then current model year;

(d) has not been owned or held by any Borrower or, if applicable, any dealer from whom any Borrower purchased such Floor Plan Unit for a combined period (including the sum of any periods of ownership by any Borrower or any such dealer) of more than 24 months; and

(e) is not obsolete or slow moving, and is of good and merchantable quality and complies in all respects with all governmental standards applicable thereto, free from any defects that might adversely affect the market value thereof.

For the avoidance of doubt, in no event shall a Permitted Company Vehicle be an Eligible New Floor Plan Unit.

“Eligible Used Floor Plan Unit” means any Floor Plan Unit of any Borrower that is used (i.e., a Floor Plan Unit that has been previously sold at retail, has been registered, documented or titled in any state or jurisdiction, or has been purchased or acquired by such Borrower from a source other than the original Manufacturer, including trade-in inventory), or any Floor Plan Unit that is new and unused but otherwise does not meet the conditions for being an Eligible New Floor Plan Unit, and, in any case, that the Administrative Agent, in its sole discretion, deems to be an Eligible Used Floor Plan Unit; provided that in no event shall any Floor Plan Unit be deemed an Eligible Used Floor Plan Unit unless all representations and warranties set forth in the Security Documents with respect to such Floor Plan Unit are true and correct and such Floor Plan Unit:

(a) is an asset to which a Borrower has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens;

(b) is located at any of the Facilities listed on Schedule 1.04, or such other locations as are approved in writing by the Administrative Agent and, in the case of facilities not owned by a Borrower, that are at all times subject to landlord waiver agreements in form and substance satisfactory to the Administrative Agent;

(c) is a Class A, Class B, or Class C recreational vehicle and/or towable as classified by the Recreational Vehicle Industry Association and is (at the time of any Floor Plan Loan with respect thereto) of the then current model year or the previous twelve model years; and

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(d) is not obsolete or slow moving, and is of good and merchantable quality and complies in all respects with all governmental standards applicable thereto, free from any defects that might adversely affect the market value thereof.

“Environmental Laws” means any and all federal, state, local, and foreign statutes, Laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Lien” means any Lien in favor of any Governmental Authority for Environmental Liabilities.

“Equipment” means any “equipment” within the meaning of that term under the Uniform Commercial Code.

“Equity Balance” has the meaning given to such term in Section 2.01.17 of this Agreement.

“Equity Interests” means, with respect to any Person, the shares of Capital Stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or acquisition from such Person of shares of Capital Stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of Capital Stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or acquisition from such Person of such shares (or such other interests), and all other ownership or profit interests in such Person, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are outstanding on any date of determination.

“Equity Issuance” means any issuance of any Equity Interests by any Loan Party or any Subsidiary of a Loan Party to any Person which is not a Loan Party.

“Equity Offset” has the meaning given to such term in Section 2.01.17 of this Agreement.

“Equity Transaction” has the meaning given to such term in Section 2.01.17 of this Agreement.

“ERISA” means the Employee Retirement Income Security Act of 1974, as the same may be amended or supplemented from time to time.

“ERISA Affiliate” means any trade or business (whether or not incorporated) under common Control with the Loan Parties within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

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“ERISA Event” means (a) a Reportable Event with respect to a Pension Plan, (b) a withdrawal by a Loan Party or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by a Loan Party or any ERISA Affiliate from a Multiemployer Plan, (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan, (e) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan, or (f) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon a Loan Party or any ERISA Affiliate.

“Erroneous Payment” has the meaning given to such term in Section 9.13(a) of this Agreement.

“Erroneous Payment Deficiency Assignment” has the meaning given to such term in Section 9.13(d) of this Agreement.

“Erroneous Payment Impacted Class” has the meaning given to such term in Section 9.13(d) of this Agreement.

“Erroneous Payment Return Deficiency” has the meaning given to such term in Section 9.13(d) of this Agreement.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Event of Default” has the meaning given to such term in Article 7 hereof of this Agreement.

“Excluded Property” means (a) any property of the Loan Parties to the extent that the grant of a security interest therein (i) is prohibited by any Requirement of Law of a Governmental Authority or (ii) constitutes a breach or default under or results in the termination of or requires any consent (it being agreed that the Borrowers shall use commercially reasonable efforts to obtain such consent) not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document providing for such prohibition, breach, default or termination or requiring such consent is ineffective under Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable Law (including the Bankruptcy Code) or principles of equity; provided, however, that such property shall cease to be Excluded Property and the Administrative Agent’s security interest shall attach to such property immediately at such time as such Requirement of Law is not effective or applicable, or such prohibition, breach, default or termination is no longer applicable or is waived, and to the extent severable, shall attach immediately to any portion of the Collateral that does not result in such consequences, (b) any intent-to-use trademark or service mark application before the filing of a statement of use or amendment to allege use, or any other intellectual property, to the extent that applicable Law prohibits the creation of a Lien or would otherwise result in the loss of rights from the creation of such Lien or from the assignment of such rights upon an Event of Default; provided that, upon the filing of a “Statement of Use” or “Amendment to Allege Use”, such trademark application will cease to be Excluded Property, (c) equipment and other assets (together with all proceeds thereof) that are acquired with purchase money Indebtedness (and refinancings thereof) or that are subject to Capital Leases, in each case as permitted by the terms of this Agreement, for so long as the grant of a Lien thereon would violate the terms of any applicable agreement evidencing such purchase money Indebtedness (and refinancings thereof) or Capital Leases, and (d) real property, buildings and improvements thereon.

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“Excluded Subsidiary” means (a) any Subsidiary to the extent a guarantee by such Subsidiary is prohibited or restricted by contract, including pursuant to any joint venture or similar agreement (so long as either (x) such contract is in existence on the Closing Date or (y) such contract is in existence at the time of acquisition or formation of such Subsidiary or joint venture arrangement and the prohibition or restriction in such contract is not entered into in contemplation thereof) or applicable Law, rule or regulation (including any requirement to obtain Governmental Authority consent, approval, license or authorization to provide a guarantee of the Obligations or to pledge Collateral to secure the Obligations unless such consent, approval, license or authorization has been received); (b) any Subsidiary that is a direct or indirect Subsidiary of a CFC or CFC Holdco; (c) any CFC or CFC Holdco; (d) any Designated Real Estate Subsidiary and (e) any Subsidiary to the extent the Administrative Agent and the Borrower Representative mutually and reasonably determine the cost of providing a guarantee is excessive in relation to the value afforded thereby.

“Excluded Swap Liabilities” means, with respect to any Loan Party, each of its Swap Obligations if, and only to the extent that, all or any portion of this Agreement or any other Credit Document that relates to such Swap Obligation is or becomes illegal under the CEA, or any rule, regulation or order of the CFTC, solely by virtue of such Loan Party’s failure to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap. Notwithstanding anything to the contrary contained in the foregoing or in any other provision of this Agreement or any other Credit Document, the foregoing is subject to the following provisos: (a) if a Swap Obligation arises under a master agreement governing more than one Swap, this definition shall apply only to the portion of such Swap Obligation that is attributable to Swaps for which a guarantee of payment or the granting of a security interest is or becomes illegal under the CEA, or any rule, regulations or order of the CFTC, solely as a result of the failure by such Loan Party for any reason to qualify as an Eligible Contract Participant on the Eligibility Date for such Swap, (b) if a co-borrower agreement or a guarantee of a Swap Obligation would cause such obligation to be an Excluded Swap Liability but the grant of a security interest would not cause such obligation to be an Excluded Swap Liability, such Swap Obligation shall constitute an Excluded Swap Liability for purposes of the co-borrower agreement or the guaranty (as applicable) but not for purposes of the grant of the security interest, and (c) if a Swap Obligation would be an Excluded Swap Liability with respect to one or more of the Loan Parties, but not all of them, the definition of Excluded Swap Liabilities with respect to each such Loan Party shall only be deemed applicable to (i) the particular Swap Obligations that constitute Excluded Swap Liabilities with respect to such Loan Party, and (ii) the particular Loan Party with respect to which such Swap Obligations constitute Excluded Swap Liabilities.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the Laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which (i) such Lender acquires such interest in the Loan or Commitment (other than pursuant to an assignment request by the Borrowers under Section 2.12) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.11, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender became a party hereto or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.10.7 and (d) any U.S. federal withholding Taxes imposed under FATCA.

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“Existing Credit Agreement” has the meaning set forth in the preamble of this Agreement.

“Existing Lenders” has the meaning set forth in the preamble of this Agreement.

“Existing Letters of Credit” means, collectively, the letters of credit for the account of a Loan Party and further described on Schedule 1.02 attached hereto.

“Facilities” means all real property and the improvements thereon owned or occupied by any Loan Party and all other real property and improvements used or occupied or leased by any of the Loan Parties or otherwise used at any time by any of the Loan Parties in the operation of their respective businesses or for the storage or location of any of the Collateral. As of the Closing Date the Facilities of the Loan Parties are listed on Schedule 1.04 attached hereto.

“Facility Increase” means a Floor Plan Increase or a Revolving Credit Increase, as applicable.

“FASB ASC” means the Accounting Standards Codification of the Financial Accounting Standards Board.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreement entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Rate” means, for any day, the rate per annum, (rounded, if necessary, to the next greater 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by the Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to the Administrative Agent (in its individual capacity) on such day on such transactions as determined by the Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

“Fee Letter” means the letter agreement dated as of December 9, 2022 between M&T Bank and LDRV.

“First Amendment Effective Date” shall mean March 8, 2024.

“Fiscal Quarter” means each three (3) month fiscal period of the Borrowers beginning on the first (1st) day of each consecutive January, April, July, and October during the term of this Agreement.

“Fiscal Year” means each 12-month fiscal period of the Borrowers beginning each January 1 and ending on the immediately succeeding December 31.

“Floor” means zero percent (0.0%).

“Floor Plan Borrowers” means (a) the Borrowers listed on Schedule 1.01(a) as of the Closing Date and (b) any other Subsidiaries that from time to time become a Borrower under the Floor Plan Facility pursuant to a Joinder Agreement.

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“Floor Plan Borrowing” means a borrowing consisting of simultaneous Floor Plan Loans of the same Type, or a borrowing advanced by M&T Advance Lender as a M&T Advance subject to pro-rata participations by the Floor Plan Lenders, all as set forth in Sections 2.01 and 2.02 of this Agreement.

“Floor Plan Facility” means the floor plan facility described in Sections 2.01, 2.02 and 2.22 providing for Floor Plan Loans to the Floor Plan Borrowers by the Floor Plan Lenders.

“Floor Plan Interest Reduction Arrangement” has the meaning given to such term in Section 2.01.17 of this Agreement.

“Floor Plan Increase” has the meaning set forth in Section 2.22.1.

“Floor Plan Lender” means a Lender holding a Floor Plan Commitment, or if the Floor Plan Commitments have terminated, holding Floor Plan Loans.

“Floor Plan Line of Credit” means the Floor Plan Line of Credit described in Sections 2.01 and 2.02 of this Agreement providing for Floor Plan Loans to the Borrowers by the Lenders.

“Floor Plan Line of Credit Dollar Cap” means ~~Five~~, as of the Second Amendment Effective Date, Four Hundred ~~Twenty-Five~~Eighty Million Dollars ($~~525,000,000.00~~480,000,000.00), as such amount may be decreased in accordance with Section 2.01.16 or increased pursuant to Section 2.22 of this Agreement.

“Floor Plan Line of Credit Termination Date” means February 21, 2027.

“Floor Plan Loan Adjustment Date” means each of: (a) the last Business Days of the second and fourth calendar weeks of each consecutive calendar month; and (b) the first Business Day after three (3) Business Days prior written notice from either the Administrative Agent or M&T Bank to the other Lenders requesting thereon the scheduling of settlement on account of Floor Plan Loans among the Lenders and M&T Bank.

“Floor Plan Loan Advance Limit” means with respect to any (a) Eligible New Floor Plan Unit, 100% of the New Unit Invoiced Amount of such Eligible New Floor Plan Unit; (b) Permitted Company Vehicle, 100% of the New Unit Invoiced Amount of such Vehicle; and (c) Eligible Used Floor Plan Unit that is (i) of the then current model year or any of the previous seven (7) model years, 85% of the Used Unit Book Value of such Unit, (ii) from eight (8) to ten (10) model years old, 65% of Used Unit Book Value of such Unit, and (iii) eleven (11) to twelve (12) model years old, 40% of Used Unit Book Value of such Unit. For the avoidance of doubt, no advances will be permitted for Units in excess of twelve (12) model years old.

“Floor Plan Loan Commitment” means, as to any Lender, the amount initially set forth opposite its name on Schedule 1.01 attached hereto in the column labeled “Floor Plan Loan Commitment,” and thereafter on any relevant Lender Addendum Assignment And Assumption, or as otherwise thereafter modified in accordance with the terms set forth in this Agreement, and “Floor Plan Loan Commitments” means the aggregate Floor Plan Loan Commitments of all of the Lenders.

“Floor Plan Loan Commitment Percentage” means, as to any Lender, the percentage initially set forth opposite its name on Schedule 1.01 attached hereto in the column labeled “Floor Plan Loan Commitment Percentage” and thereafter on any relevant Lender Addendum Assignment And Assumption, or as otherwise modified in accordance with the terms set forth in this Agreement.

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“Floor Plan Loan Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of such Lender’s outstanding Floor Plan Loans and such Lender’s participation in, and obligation to participate in, M&T Advances at such time.

“Floor Plan Loan Notes” means, collectively, the promissory notes of the Borrowers evidencing the Floor Plan Loans in the form of Exhibit C attached hereto, together with all amendments and replacements thereof.

“Floor Plan Loans” means collectively the revolving credit loans extended from time to time by the Lenders to the Borrowers as joint and several obligors in accordance with the provisions of Section 2.01 of this Agreement, including the M&T Advances pursuant to Section 2.02 of this Agreement.

“Floor Plan Unit Casualty Event” means any loss of or damage to, or any condemnation or other taking of, any Floor Plan Vehicle or Unit financed with the proceeds of Floor Plan Loan Commitments for which any Loan Party receives casualty insurance proceeds or proceeds of a condemnation award.

“Floor Plan Units” means inventory of the Borrowers consisting of recreational vehicles and/or towables sold or leased by the Borrowers in the ordinary course of their businesses. Floor Plan Units do not include supplies or spare parts inventory.

“Floor Plan Unused Commitment Fee” has the meaning given to such term in Section 2.01.15 of this Agreement.

“Floor Plan Vehicle or Unit” means any Floor Plan Unit or Permitted Company Vehicle.

“Foreign Lender” means (a) if the Borrowers are U.S. Persons, a Lender that is not a U.S. Person, and (b) if the Borrowers are not U.S. Persons, a Lender that is resident or organized under the Laws of a jurisdiction other than that in which the Borrowers are resident for tax purposes.

“Fronting Exposure” means, at any time there is a Defaulting Lender, (a) with respect to the Issuing Bank, such Defaulting Lender’s Revolving Credit Commitment Percentage of the outstanding L/C Obligations with respect to Letters of Credit issued by the Issuing Bank other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof, (b) with respect to the Swingline Lender, such Defaulting Lender’s Revolving Credit Commitment Percentage of outstanding Swingline Loans made by such Swingline Lender other than Swingline Loans as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof, and (c) with respect to M&T Bank, such Defaulting Lender’s Floor Plan Loan Commitment Percentage of outstanding M&T Advances other than M&T Advances as to which such Defaulting lender’s participation obligation has been reallocated to other Lenders in accordance with the terms hereof.

“Ft. Pierce Real Estate Property” means that certain real property located at 2398 Peters Rd., Fort Pierce, FL 34945.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as may be recognized by a significant segment of the accounting profession, which are applicable to the circumstances as of the date of determination, consistently applied.

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“Governing State” means the State of New York.

“Governmental Authority” means the government of the United States of America or any other nation, or of any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).

“Guarantors” means collectively: (a) Pubco Guarantor, (b) Parent Guarantor, and (c) each direct or indirect Subsidiary of Pubco Guarantor and/or Parent Guarantor that executes the Guaranty Agreement and Security Agreement or a joinder thereto in its capacity as a guarantor of the Obligations and grantor and otherwise pursuant to, and subject to the terms and conditions of, the Guaranty Agreement and Security Agreement.

“Guaranty Agreement” means, the Second Amended and Restated Guaranty Agreement, dated as of the Closing Date, made by the Loan Parties and certain Subsidiaries of Pubco Guarantor from time to time party thereto in favor of the Administrative Agent for the benefit of the Credit Parties as modified by each joinder agreement, security agreement supplement or pledge agreement supplement thereto delivered from time to time.

“Guaranty Obligation” or “Guarantee” (or “guaranty” or “guarantee”) means any obligation, direct or indirect, by which a Person undertakes to guaranty, assume or remain liable for the payment of another Person’s obligations, including but not limited to (a) endorsements of negotiable instruments, (b) discounts with recourse, (c) agreements to pay upon a second Person’s failure to pay, (d) agreements to maintain the capital, working capital solvency or general financial condition of a second Person, and (e) agreements for the purchase or other acquisition of products, materials, supplies or services, if in any case payment therefor is to be made regardless of the nondelivery of such products, materials or supplies or the non-furnishing of such services.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

“Historical Financial Statements” means (i) audited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrowers and their Subsidiaries for the twelve-month period ended December 31, 2021 and (ii) the unaudited consolidated balance sheets and related statements of income, stockholders’ equity and cash flows of the Borrowers and their Subsidiaries for each fiscal month ended after December 31, 2021 and at least 30 days prior to the Closing Date.

“Increase Effective Date” has the meaning set forth in Section 2.22.3.

“Incremental Lender” has the meaning set forth in Section 2.22.2.

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“Indebtedness” means, as to any Person at a particular time, without duplication, all of the following, whether or not included as indebtedness or liabilities in accordance with GAAP (a) all obligations of such Person for borrowed money and all obligations of such Person evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) all direct or contingent obligations of such Person arising under letters of credit (including standby and commercial), bankers’ acceptances, bank guaranties, surety bonds and similar instruments, (c) net obligations of such Person under any Swap Agreement, (d) all obligations of such Person to pay the deferred purchase price of property or services (other than trade accounts payable in the ordinary course of business and, in each case, not past due for more than one hundred eighty (180) days after the date on which such trade account payable was created), (e) indebtedness (excluding prepaid interest thereon) secured by a Lien on property owned or being purchased by such Person (including indebtedness arising under conditional sales or other title retention agreements), whether or not such indebtedness shall have been assumed by such Person or is limited in recourse, (f) obligations under any leases which, subject to the terms of Section 1.04, are “Capital Leases” under GAAP as in effect at the time such lease becomes effective (even if such lease is subsequently determined as a result of a Change In Law or a change in GAAP not to be a “Capital Lease”), but not including any operating lease which, subsequently to the time such lease becomes a “Capital Lease” as a result of a Change in Law or a change in GAAP, (g) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interest in such Person or any other Person, valued, in the case of a redeemable preferred interest, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Guarantees of such Person in respect of any of the foregoing, (i) all obligations secured by any Lien on the assets of such Person, (j) all payments required of such Person under any “non-compete” or similar agreements, (k) all Synthetic Lease Obligations of such Person, (l) all other obligations of such Persons that are the functional equivalent of the Indebtedness referred to above in clauses (a) through (k). For purposes of this definition, the Indebtedness of any Person shall include the Indebtedness of any partnership or joint venture (other than a joint venture that is itself a corporation or limited liability company) in which such Person is a general partner or a joint venturer, unless such Indebtedness is expressly made non-recourse to such Person. The amount of any net obligation under any Swap Agreement on any date shall be deemed to be the Swap Termination Value thereof as of such date. The amount of any Capital Lease as of any date shall be deemed to be the amount of Attributable Indebtedness in respect thereof as of such date. Indebtedness of any Person shall not include warrants classified as a liability of such Person solely by reason of the SEC staff statement issued on April 12, 2021 regarding the accounting treatment of warrants issued by Special Purpose Acquisition Companies.

“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Credit Document and (b) to the extent not otherwise described in clause (a), Other Taxes.

“Indemnitee” has the meaning provided to such term in Section 10.08.2 of this Agreement.

“Information” means all information received from any Loan Party relating to the Loan Parties or any of their respective businesses, other than any such information that is available to the Credit Parties on a nonconfidential basis prior to disclosure by the Loan Parties, provided that, in the case of information received from the Loan Parties after the date hereof, such information is clearly identified at the time of delivery as confidential.

“Insolvency Plan” means any plan of reorganization or plan of liquidation pursuant to any Debtor Relief Laws.

“Insolvency Proceeding” means, with respect to any referenced Person, any case or proceeding commenced by or against such Person, under any provision of the Bankruptcy Code or under any other Debtor Relief Laws.

“Intangible Assets” means assets that are considered to be intangible assets under GAAP, including customer lists, goodwill, computer software, copyrights, trade names, trademarks, patents, franchises, licenses, unamortized deferred charges, unamortized debt discount and capitalized research and development costs.

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“Intercompany Indebtedness” means any and all claims, rights of payment, subrogation rights, rights of contribution, reimbursement or indemnity that any Loan Party may have from or against any other Loan Party.

“Interest Payment Date” means (a) with respect to any Adjusted Base Rate Borrowing, the first Business Day of each consecutive month, (b) with respect to any Adjusted Daily SOFR Borrowing, the first Business Day of each consecutive month, and (c) with respect to any SOFR Borrowing at the Adjusted SOFR Rate, the last Business Day of each Interest Period therefor.

“Interest Period” means: with respect to any SOFR Borrowing of any Class of Revolving Credit Loans, the period commencing on the date of such SOFR Borrowing, or continuation or conversion of such Class of Loans as SOFR Rate Loans, and ending on the numerically corresponding day in the calendar month that is one (1) month thereafter (provided that (i) if any Interest Period would end on a day other than a U.S. Government Securities Business Day, such Interest Period shall be extended to the next succeeding U.S. Government Securities Business Day, unless such next succeeding U.S. Government Securities Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding U.S. Government Securities Business Day, (ii) any Interest Period that commences on the last U.S. Government Securities Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last U.S. Government Securities Business Day of the last calendar month of such Interest Period, provided, further, that, in the event an Interest Period is extended to the next U.S. Government Securities Business Day in a month, the succeeding Interest Period will end on the day it would have ended had the preceding Interest Period not been so extended (e.g., if the preceding period is extended to the 16th because the 15th is not a U.S. Government Securities Business Day, the succeeding period will end on the 15th as long as it is a U.S. Government Securities Business Day), and (iii) the Borrowers may not select any Interest Period which would end after the Maturity Date for the applicable Class of Loans). For purposes hereof, the date of a SOFR Borrowing initially shall be the date on which such SOFR Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such SOFR Borrowing.

“Inventory” means any “inventory” within the meaning of that term under the Uniform Commercial Code.

“Inventory Reserves” means, without duplication of any adjustments already accounted for in determining eligibility criteria under the definition of Eligible Inventory or other reserves, reserves as may be established from time to time by the Administrative Agent in its Permitted Discretion to reflect risks or contingencies arising after the Closing Date that negatively impact the market value of Eligible Inventory owned by any Loan Party, including any material change in salability of Eligible Inventory.

“Investment” means, as to any referenced Person, any direct or indirect acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of Capital Stock or other Equity Interests in or securities of another Person, (b) a loan, advance or capital contribution to, guarantee or assumption of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit, or (d) any other investment in securities, deposits, or the obligations of other Persons. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment.

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“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance).

“Issuing Bank” means M&T Bank, in its capacity as the issuer of Letters of Credit hereunder, or its successors hereunder as the issuer of Letters of Credit.

“Joinder Agreement” means each Joinder Agreement and Counterpart, substantially in the form of Exhibit K (amended as required to apply to the capacities of the applicable Borrower and to the Collateral to be granted), executed and delivered by a Subsidiary or any other Person to the Administrative Agent in connection with this Agreement.

“L/C Commitment” means (a) the commitment of the Issuing Bank to issue Letters of Credit in an aggregate amount at any time outstanding not to exceed the Letter of Credit Sublimit, and (b) with respect to each Lender, the commitment of such Lender to purchase participation interests in the L/C Obligations up to such Lender’s Revolving Credit Commitment Percentage multiplied by the Letter of Credit Sublimit. The L/C Commitment of each Lender is included in and is part of each Lender’s Revolving Credit Commitment and is not in addition to the Lenders’ respective Revolving Credit Commitments.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the increase of the amount thereof.

“L/C Disbursement” means a payment made by the Issuing Bank pursuant to a Letter of Credit, including but not limited to the amount of any draft paid by the Issuing Bank under any Letter of Credit, and any taxes, charges, or other costs or expenses incurred by the Issuing Bank in connection with any such payment.

“L/C Documents” means, with respect to any Letter of Credit, such Letter of Credit, any amendments thereto, any documents delivered in connection therewith, any Letter of Credit Application therefor, and any agreements, instruments, guarantees or other documents (whether general in application or applicable only to such Letter of Credit) governing or providing for (a) the rights and obligations of the parties concerned, or (b) any collateral security for such obligations.

“L/C Expiration Date” means the day that is thirty (30) days prior to the Revolving Credit Termination Date (or, if such day is not a Business Day, the next preceding Business Day).

“L/C Obligations” means, at any time, the sum of (a) the aggregate Stated Amount of all issued and outstanding Letters of Credit, plus (b) the aggregate unpaid principal amount of all Reimbursement Obligations of the Revolving Credit Borrower at such time due and payable in respect of all drawings made under such Letter of Credit. For purposes of this Agreement, a Lender (other than the Lender then acting as Issuing Bank with respect to the related Letter of Credit) shall be deemed to hold a L/C Obligation in an amount equal to its participation interest under Section 2.05 in the related Letter of Credit, and the Lender then acting as Issuing Bank with respect to such related Letter of Credit shall be deemed to hold a L/C Obligation in an amount equal to its retained interest in the related Letter of Credit after giving effect to the acquisition by the Revolving Credit Lenders (other than the Lender then acting as Issuing Bank with respect to such related Letter of Credit) of their participation interests under such Section. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms, but any amount may still be drawn thereunder by reason of the operation of Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn.

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“Law” means any law (including common Law), constitution, statute, treaty, regulation, rule, ordinance, opinion, release, ruling, order, injunction, writ, decree or award of any Governmental Authority.

“Lender Addendum” means a Lender Addendum substantially in the form of Exhibit D attached hereto pursuant to which a financial institution or Fund agrees to become a Lender holding the Commitments and Commitment Percentages set forth therein.

“Lenders” means collectively the Floor Plan Lenders, the Revolving Credit Lenders and the Persons that are parties to this Agreement as of the Closing Date as a “Lender” or are parties to a Lender Addendum as a “Lender” after the Closing Date and any other Person that thereafter shall have become party hereto as a “Lender” pursuant to an Assignment and Assumption, other than any such Person that ceases to be a party hereto as a “Lender” pursuant to an Assignment and Assumption. Unless the context requires otherwise, the term “Lenders” includes the Swingline Lender and the Issuing Bank, and M&T in connection with its funding of the M&T Advances.

“Letter of Credit” means (a) each of the Existing Letters of Credit and (b) any letter of credit issued by the Issuing Bank for the account of one or more of the Borrowers or any Affiliate thereof in accordance with the terms of this Agreement.

“Letter of Credit Application” means the Issuing Bank’s then current form of application and agreement for the issuance or amendment of a Letter of Credit.

“Letter of Credit Fees” has the meaning provided to such term in Section 2.05.9 of this Agreement.

“Letter of Credit Sublimit” means an amount equal to Five Million Dollars ($5,000,000.00).

“Lien” means any mortgage, deed of trust, pledge, lien, security interest, charge or other encumbrance or security arrangement of any nature whatsoever, whether voluntarily or involuntarily given, including but not limited to any conditional sale or title retention arrangement, and any assignment, deposit arrangement or lease intended as, or having the effect of, security and any filed financing statement or other notice of any of the foregoing (whether or not a lien or other encumbrance is created or exists at the time of the filing).

“LIFO Reserve” means, as of any date of determination, the amount by which the book value of the Inventory of the Borrowers and their Subsidiaries, as reported on the consolidated and consolidating financial statements of Pubco Guarantor and its Subsidiaries as of such date, would be lower if the first-in, first-out method, calculated in accordance with GAAP, were used to value such Inventory as of such date.

“Line Cap” means the lesser of (i) the Revolving Credit Commitments and (ii) (x) the Borrowing Base minus (y) the Outstanding Amount of the Floor Plan Loans.

“Liquidity” means, as of any date of determination, the ~~sum of (i)(a) the Line Cap minus (b) the~~ aggregate amount ~~of Revolving Credit Exposure plus (ii) the aggregate amount~~ of Unrestricted Cash and Equivalents held in accounts with the Administrative Agent or, alternatively, in deposit accounts covered by a tri-party control agreement by and among a Loan Party, the Administrative Agent and a depositary bank in form and substance satisfactory to the Administrative Agent (excluding, for the avoidance of doubt, any cash as the Equity Balance held under the Floor Plan Interest Reduction Arrangement or held in any other floorplan offset account).

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“Liquidity Certificate” means a certificate provided by the Chief Financial Officer, Chief Executive Officer or President of the Borrower Representative in accordance with the requirements of Section 5.09.1 of this Agreement in form and substance as Exhibit G attached hereto.

“Loan Parties” means, collectively, the Borrowers and the Guarantors (including Persons that become Borrowers or Guarantors after the Closing Date).

“Loan Request” means notice in the form of Exhibit H attached hereto from the Borrower Representative in accordance with the Loans as set forth in this Agreement. In connection with Floor Plan Loans and M&T Advances, for Floor Plan Vehicles or Units which are not new from the Manufacturer, the Loan Request shall be accompanied by a vendor invoice, certificate or statement of origin or certificate of title, as applicable and such other information as is required in this Agreement.

“Loans” means, collectively, the Floor Plan Loans including the M&T Advances, Revolving Credit Loans and the Swingline Loans.

“M&T Advance” has the meaning provided to such term in Section 2.02.

“M&T Advance Lender” means M&T Bank.

“M&T Bank” means Manufacturers and Traders Trust Company, a New York banking corporation, and its successors and assigns.

“Manufacturer” means the manufacturer, vendor, or supplier of a Floor Plan Vehicle or Unit, including original equipment manufacturers (commonly referred to as “OEM”) and other vendors and suppliers of a Floor Plan Vehicle or Unit.

“Material Adverse Change” means (a) any set of circumstances or events which has or could reasonably be expected to have a material adverse effect upon the operations, businesses, properties, liabilities (actual or contingent), conditions (financial or otherwise) or prospects of any Loan Party or any Subsidiary of a Loan Party; (b) a material impairment of the ability of any Loan Party to perform its obligations under any Credit Document to which it is a party; or (c) any circumstances or events having a material adverse effect upon the legality, validity, binding effect or enforceability against any Loan Party of any Credit Document to which it is a party.

“Material Intellectual Property” means any intellectual property that, individually or collectively, (a) is (i) necessary to the business of Pubco Guarantor and its Subsidiaries as currently constructed or (ii) is otherwise material to the business or operations of Pubco Guarantor and its Subsidiaries, taken as a whole or (b) has a fair market value (as reasonably determined by the Borrower Representative in good faith) in excess of $1,000,000.00.

“Material Subsidiary” shall mean at any time ~~each~~ any direct or indirect Subsidiary of Pubco Guarantor having: (a) assets in an amount equal to at least 5.0% of the total assets of Pubco Guarantor and its Subsidiaries determined on a consolidated basis as of the last day of the most recent Fiscal Quarter at such time; or (b) revenues or net income in an amount equal to at least 5.0% of the total revenues or net income of Pubco Guarantor and its Subsidiaries on a consolidated basis for the 12-month period ending on the last day of the most recent Fiscal Quarter at such time.

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“Maturity Dates” means collectively (a) the Floor Plan Line of Credit Termination Date, (b) the Revolving Credit Termination Date and (c) the Swingline Termination Date.

“Measurement Period” means, as of any date of determination, the four (4) consecutive trailing Fiscal Quarters most recently ended.

“Minimum Borrowing Amount” means: (a) with respect to Floor Plan Loans, M&T Advances, and settlement among M&T Bank and the other Lenders on account of M&T Advances on a Floor Plan Loan Adjustment Date, no Minimum Borrowing Amount shall be applicable; (b) with respect to the Revolving Credit Loans (i) no Minimum Borrowing Amount shall be applicable for Adjusted Base Rate Borrowings and (ii) Five Hundred Thousand Dollars ($500,000.00) (or such lesser amount as may be approved by the Administrative Agent) for SOFR Borrowings with minimum increments of Fifty Thousand Dollars ($50,000.00); and (c) with respect to the Swingline Loans, any whole Dollar increment.

“Multiemployer Plan” means any employee benefit plan which is a “multiemployer plan” within the meaning of Section 4001(a)(3) of ERISA and to which any Loan Party or ERISA Affiliate is then making or accruing an obligation to make contributions or, within the preceding five (5) plan years, has made or had an obligation to make such contributions.

“Net Available Proceeds” means any cash payments, and the fair market cash value of any non-cash consideration, received by any Loan Party or its Subsidiaries directly or indirectly in connection with a Floor Plan Unit Casualty Event or Disposition, in each case net of (a) ~~net of~~ reasonable costs and expenses associated therewith, including reasonable legal fees and expenses (but excluding any such fees and expenses paid to an Affiliate), and (b) any repayments (including reasonable expenses in connection therewith) of Indebtedness to the extent that (x) such Indebtedness is secured by a Lien on an asset that is the subject of the transaction, and (y) the transferee of (or holder of a Lien on) such asset requires that such Indebtedness be repaid as a condition to the subject transaction.

“New Unit Invoiced Amount” means, with respect to any Eligible New Floor Plan Unit or any Permitted Company Vehicle, the amount of the Manufacturer or vendor invoice (including freight charges) as specified to the Administrative Agent from time to time by the applicable Manufacturer or vendor of such Eligible New Floor Plan Unit or Permitted Company Vehicle.

“Non-Consenting Lender” means any Lender that does not approve any consent, waiver or amendment that (a) requires the approval of all Lenders or all affected Lenders in accordance with the terms of Section 10.01 and (b) has been approved by the Required Lenders.

“Non-Defaulting Lender” means, at any time, each Lender that is not a Defaulting Lender at such time.

“Non-Financed Capital Expenditures” means, with respect to any Person for any applicable period, the Capital Expenditures of such Person made in cash during such period, excluding any Capital Expenditures paid from proceeds of Indebtedness (other than proceeds of Indebtedness arising from borrowings under the Revolving Credit Loans, the Swingline Loan, or the Floor Plan Loans).

“Notes” means, collectively, the Floor Plan Loan Notes, the Revolving Credit Notes and the Swingline Note.

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“Obligations” means, collectively, the obligations of the Borrowers or of any other Loan Party to pay to the Credit Parties or to perform for the benefit of the Credit Parties, M&T Bank or any of their Affiliates (a) sums due arising out of or in connection with the Loans or otherwise pursuant to the terms of the Notes, and the other Credit Documents, including without limitation all unpaid principal, accrued interest (including interest that accrues during any Insolvency Proceedings), fees and expenses, (b) indemnification and reimbursement duties and obligations owed in accordance with the terms of any of the Credit Documents, (c) Credit Party Expenses, (d) reimbursement, repayment or indemnity obligations owed by the Borrowers or any of the other Loan Parties to any Credit Party or to an Affiliate of a Credit Party arising out of or related to Bank Products, (e) all payment and indemnification obligations owed by the Borrowers to the Issuing Bank or to any other Credit Party which arise out of or relate to any Letters of Credit, including all of the L/C Obligations, (f) all obligations or sums due to any Swap Provider under or in connection with any Swap Obligations, (g) payments owed to the Arranger, the Administrative Agent or M&T Bank in accordance with the Fee Letter, (h) any indebtedness or liability which may exist or arise as a result of any payment made by or for the benefit of any of the Credit Parties being avoided or set aside for any reason including any payment being avoided as a preference under Sections 547 and 550 of the Bankruptcy Code, as amended, or under any other Debtor Relief Law, and (i) any interest on any portion of the Loans that accrues after the commencement of any Insolvency Proceeding.

“OFAC” mean the U.S. Department of Treasury’s Office of Foreign Asset Control.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement, and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity. For the avoidance of doubt, with respect to Pubco Guarantor, the Organization Documents include the Amended Charter and the Securities Purchase Agreement.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Credit Document, or sold or assigned an interest in any Loan or Credit Document).

“Other Taxes” means all present or future stamp, court, documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Credit Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.12).

“Out Of Balance” means with respect to any Floor Plan Vehicle or Unit, that the outstanding principal amount of the Floor Plan Loans allocable to such Floor Plan Vehicle or Unit exceeds the Floor Plan Loan Advance Limit applicable to such Floor Plan Vehicle or Unit or that the payments required pursuant to Sections 2.01.6, 2.01.7, 2.01.8 or 2.01.9 have not been paid as agreed.

“Outstanding Amount” means (a) with respect to Floor Plan Loans (including M&T Advances) on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Floor Plan Loans, as the case may be, occurring on such date, (b) with respect to Revolving Credit Loans and Swingline Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Revolving Credit Loans and Swingline Loans, as the case may be, occurring on such date; and (c) with respect to any L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extensions occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements made by the Borrowers.

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“Parent Guarantor” means Lazy Days’ R.V. Center, Inc., a Delaware corporation.

“Participant” has the meaning provided to such term in Section 10.03 of this Agreement.

“Participant Register” has the meaning provided to such term in Section 10.03 of this Agreement.

“Participation” means an undivided participation interest sold by a Lender, in accordance with the provisions of Section 10.03, in such Lender’s Commitments, Loans and rights and obligations under this Agreement and the other Credit Documents.

“Payment Notice” has the meaning provided to such term in Section 9.13(b) of this Agreement.

“Payment Recipient” has the meaning provided to such term in Section 9.13(a) of this Agreement.

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Plan” means any “employee pension benefit plan” (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by a Borrower or any ERISA Affiliate or to which a Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer or other plan described in Section 4064(a) of ERISA, has made contributions at any time during the immediately preceding five plan years.

“Permitted Acquisition” means any Investment after the Closing Date by one (1) or more Borrowers in any Person located within the United States, whose business operations are within the same scope of business operations as the applicable Borrowers, or a similar or related line of business to the business of the applicable Borrowers or a complementary or ancillary business that allows for vertical integration by the Loan Parties, provided that:

(a) there are no then continuing Defaults or Events of Default and no Material Adverse Change has occurred, and immediately after giving effect to such Investment there will not be any Defaults, Events of Default or Material Adverse Change,

(b) with respect to such Investment, the applicable Borrowers shall have submitted to the Administrative Agent, not less than thirty (30) days before the Borrowers become bound under any agreement to make such Investment or, in the case of clause (iii) immediately below, upon the request of the Administrative Agent, (i) a description of the transaction pursuant to which such Investment is to be made, accompanied by substantially final drafts of all material definitive documents for such transaction, (ii) pro forma financial statements for the Borrowers and their Subsidiaries giving effect to such Investment, and (iii) updated and revised financial projections which incorporate the target’s projected results of operations into the financial projections of the applicable Borrowers and their Subsidiaries then most recently submitted to the Administrative Agent, projecting the compliance by the Borrowers and their Subsidiaries with all covenants of this Agreement (including financial covenants) after giving effect to the Investment,

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(c) on or prior to the consummation of such proposed acquisition, the Borrower Representative shall deliver a certificate of an Authorized Officer of the Borrowers (i) certifying compliance with the requirements of clauses (a) through (f) of this definition and containing the calculations (in reasonable detail) required by clause (g) below and (ii) (1) attaching a copy of each form of material franchise or framework agreement for each Manufacturer of Floor Plan Units sold by such Borrower, or, if previously delivered, stating that such agreements were previously delivered to the Administrative Agent and (2) certifying that no consents or waivers are required pursuant to any such material franchise or framework agreement that have not been obtained that would enable the applicable Manufacturer to terminate such material franchise or framework agreement, as applicable,

(d) the target shall be organized and domiciled in the United States,

(e) such acquisition shall have been approved or consented to by the board of directors or similar governing body of the target,

(f) each new Subsidiary shall, at the time it becomes a Subsidiary, execute and/or deliver all such certifications, opinions, resolutions and Credit Documents as are required pursuant to Section 5.15 hereof,

(g) on the date of the consummation of such proposed acquisition, the Loan Parties shall be in pro forma compliance with the financial covenants set forth in Sections 6.12, 6.13, and 6.14 as of the most recently ended Measurement Period, after giving effect to such proposed acquisition, and

(h) the Administrative Agent shall have completed all due diligence on the Persons (directly or indirectly) to be (or whose assets are to be) acquired in connection with such proposed acquisition, the scope and results of which shall be reasonably satisfactory to the Agent, including (i) review of agreements of such Persons with OEMs and material franchise or framework agreements to which such Persons are a party, (ii) unless previously delivered and acknowledged in writing by the Administrative Agent, receipt of an inspection and a floor plan audit of such Persons performed by an independent third party or the Administrative Agent with results reasonably acceptable to the Administrative Agent and (iii) such other information as Administrative Agent shall reasonably request, including without limitation as may be required by the Credit Parties to complete their “know your customer” due diligence, as applicable.

Notwithstanding the foregoing, “Permitted Acquisition” also includes the acquisition of real estate related to the development of an RV dealership or service center and any such acquisition shall be subject to the foregoing conditions and requirements set forth in clauses (a) – (d) in this definition (regardless of whether it is within the definition of “Investment”) and each new Subsidiary formed or acquired in connection with such Permitted Acquisition shall, at the time it becomes a Subsidiary, execute and/or deliver all such certifications, opinions, resolutions and Credit Documents as are required pursuant to Section 5.15 hereof.

“Permitted Coliseum Transaction” has the meaning given to such term in Section 6.20(d) of this Agreement.

“Permitted Company Vehicles” means Vehicles purchased by a Borrower for use in its business in the ordinary course (including use by officers and employees), which Vehicles are of the then current model year or the previous model year when so purchased, and in any case, that the Administrative Agent, in its sole discretion, deems to be a Permitted Company Vehicle; provided that in no event shall any such Vehicle be deemed a Permitted Company Vehicle unless all representations and warranties set forth in the Security Documents with respect to such Vehicle are true and correct and such Vehicle:

(a) is an asset to which a Borrower has good and marketable title, is freely assignable, and is subject to a perfected, first priority Lien in favor of the Administrative Agent free and clear of any other Liens;

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(b) is located at any of the Facilities listed on Schedule 1.04 or such other locations as are approved in writing by the Administrative Agent and, in the case of facilities not owned by a Borrower, that are at all times subject to landlord waiver agreements in form and substance satisfactory to the Administrative Agent;

(c) has not been owned or held by any Borrowers for more than 23 months;

(d) has an odometer reading of no greater than 45,000 miles;

(e) is not obsolete or slow moving, and is of good and merchantable quality and complies in all respects with all governmental standards applicable thereto, free from any defects that might adversely affect the market value thereof; and

(f) is not a recreational vehicle or towable.

“Permitted Discretion” means a determination made in good faith and in the exercise of reasonable credit or business judgement, from the perspective of a secured asset based lender in accordance with customary business practices of the Administrative Agent for comparable asset-based transactions for similarly situated borrowers, which in the context of establishing or modifying any eligibility criteria or Reserve provided for in this Agreement, the Administrative Agent from time to time determines following consultation with the Borrower Representative as being appropriate, in each case of clauses (a), (b), (c) and (d) below, to the extent such items have not otherwise been included in the calculation of the Borrowing Base, (a) to reflect items that could reasonably be expected to adversely affect the Administrative Agent’s ability to realize upon the Collateral relevant to that Loan Party, including, without limitation, items that could reasonably be expected to adversely affect the value of any Collateral relevant to the Loan Party, the enforceability or priority of the Administrative Agent’s Liens on Collateral relevant to that Loan Party, the timing of any enforcement action, or the amount that any secured party would be likely to receive in the liquidation of Collateral relevant to that Loan Party, (b) to reflect claims and liabilities that have priority as a matter of law that the Administrative Agent determines will need to be satisfied in connection with the realization upon that Collateral, (c) to reflect criteria, events, conditions, contingencies or risks that differ materially from facts or events occurring or known to the Administrative Agent on the Closing Date and which directly and adversely affect any component of the Borrowing Base, or (d) to address any collateral report or other financial information received by the Administrative Agent from any Loan Party to the extent such report is incomplete, inaccurate or misleading in any material respect.

“Permitted Encumbrances” means collectively:

(a) Liens for taxes, assessments, governmental levies or similar charges incurred in the ordinary course of business and which are not yet due and payable, or if due and payable, (i) are being contested in good faith and by appropriate and lawful proceedings diligently conducted, but only so long as such proceedings could not subject any Credit Party to any civil or criminal penalties or liabilities and (ii) for which such reserves or other appropriate provisions, if any, as shall be required by GAAP shall have been made and (iii) which shall be paid in accordance with the terms of any final non-appealable judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

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(b) Pledges or deposits made in the ordinary course of business to secure payment of worker’s compensation, or to participate in any fund in connection with worker’s compensation, unemployment insurance, old-age pensions, other social security programs or similar program or to secure liability to insurance carriers under insurance or self insurance agreements or arrangement;

(c) Liens of mechanics, materialmen, warehousemen, carriers, or other like Liens, securing obligations incurred in the ordinary course of business that are not yet due and payable and Liens of landlords securing obligations to pay lease payments that are not yet due and payable or in default, or if such Liens are due and payable, (i) are being contested in good faith and by appropriate and lawful proceedings diligently conducted and (ii) for which such reserves or other appropriate provisions, if any, as required by GAAP shall have been made and (iii) which shall be paid in accordance with the terms of any final non-appealable judgments or orders relating thereto within thirty (30) days after the entry of such judgments or orders;

(d) Pledges or deposits made in the ordinary course of business to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money) or leases, not in excess of the aggregate amounts due thereunder, or to secure statutory obligations, or surety, appeal, indemnity, performance or other similar bonds required in the ordinary course of business;

(e) (i) Encumbrances consisting of zoning restrictions, easements, rights-of-way, or other restrictions on the use of real property, (ii) defects in title to real property, and (iii) Liens, encumbrances, and title defects affecting real property not known by the Borrowers or their Subsidiaries, as applicable, and not discoverable by a search of the public records, none of which materially impairs the use of such property;

(f) Liens securing the Obligations;

(g) Liens securing judgments for the payment of money (or appeal or other surety bonds relating to such judgments) not constituting an Event of Default under Section 7.05 or Section 7.06; provided such Lien is subject and subordinate to the Lien of the Security Documents;

(h) Liens existing on the Closing Date and listed on Schedule 1.05 hereof, and any renewals, modifications, replacements or extensions thereof; provided that (i) the property covered thereby is not changed, (ii) the amount secured or benefited thereby is not increased except as contemplated by Section 6.03(b), and (iii) the direct or any contingent obligor with respect thereto is not changed;

(i) Liens upon fixed assets or equipment securing Indebtedness permitted under Section 6.03(f) (for the avoidance of doubt, subject to the monetary limitation set forth therein with respect thereto in Section 6.03 and to the limitation set forth in Section 6.17 of this Agreement); provided that: (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness, (ii) the Indebtedness secured thereby does not exceed the cost (negotiated on an arm’s length basis) of the property being acquired on the date of acquisition, and (iii) such Liens attach to such property concurrently with or within ninety (90) days after the acquisition thereof;

(j) any interest or title of a lessor, licensor or sublessor under any lease, license or sublease entered into by Pubco Guarantor or any of its Subsidiaries in the ordinary course of business and covering only the assets so leased, licensed or subleased;

(k) Liens of a collection bank arising under Section 4-210 of the UCC on items in the course of collection;

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(l) Liens of sellers of goods to Borrowers or any Subsidiary arising under Article 2 of the Uniform Commercial Code or similar provisions of applicable Law in the ordinary course of business, covering only the goods sold and securing only the unpaid purchase price for such goods and related expenses;

(m) Liens, if any, in favor of the Administrative Agent on Cash Collateral delivered pursuant to Section 2.05.8;

(n) Liens placed upon assets securing Indebtedness incurred to finance real property to the extent such Indebtedness is permitted under Section 6.03(m) hereof; provided that any such Lien shall not encumber any assets of any Loan Party other than the real property financed by such Indebtedness; and

(o) Liens that are normal and customary contractual rights of setoff, relating to (i) the establishment of depository relationships with banks or other financial institutions not given in connection with the incurrence of any Indebtedness, and (ii) purchase orders and other agreements entered into with customers of the Borrowers or any Subsidiary in the ordinary course of business.

“Permitted Holder” means those direct and indirect beneficial owners of the Capital Stock of Pubco Guarantor that, as of the Closing Date, are entitled to vote in the election of the Board of Directors of Pubco Guarantor.

“Person” means any individual, corporation, partnership, limited liability company, association, joint-stock company, trust, unincorporated organization, joint venture, government or political subdivision or agency thereof, or any other entity.

“Plan” means any “employee benefit plan” (as such term is defined in Section 3(3) of ERISA) established by any Loan Party or, with respect to any such plan that is subject to Section 412 of the Code or Title IV of ERISA, any ERISA Affiliate.

“Platform” means Debt Domain, Intralinks, SyndTrak or a substantially similar electronic transmission system.

“Preferred Stockholders” means the holders of Series A Preferred Stock of Pubco Guarantor which are, as of the Closing Date, the Persons listed on Schedule 1.03 attached hereto and their successors and assigns.

“Prime Rate” means the rate of interest per annum publicly announced from time to time by the Administrative Agent, in its sole discretion, as its prime lending rate of interest. Such announced rate bears no inference, implication, representation or warranty that such announced rate is charged to any particular customer or customers of Administrative Agent. The Administrative Agent’s prime lending rate of interest is but one of several interest rate bases used by the Administrative Agent. Changes in the applicable interest rate shall be made as of, and immediately upon the occurrence of, changes in the Administrative Agent’s prime rate.

“Principal Payment Date” means the fifteenth (15th) day of each consecutive month (provided, however, if any such day is not a Business Day, the Business Day prior to such day). The first Principal Payment Date is March 15, 2023.

“Pro Rata Share” means, as to each Lender, the ratio, expressed as a percentage of (a) the aggregate amount of such Lender’s Floor Plan Commitment and Revolving Credit Commitment to (b) the aggregate amount of the Floor Plan Commitments and Revolving Credit Commitment of all Lenders; provided, however, that if at the time of determination the Floor Plan Commitments and Revolving Credit Commitments have terminated or been reduced to zero, the “Pro Rata Share” of each Lender shall be the ratio, expressed as a percentage of (A) the sum of the unpaid principal amount of all outstanding Floor Plan Loans and Revolving Credit Loans, owing to such Lender as of such date to (B) the sum of the aggregate unpaid principal amount of all outstanding Floor Plan Loans and Revolving Credit Loans of all Lenders as of such date. If at the time of determination any Commitments have been terminated or reduced to zero and there are no outstanding Loans, then the Pro Rata Shares of the Lenders shall be determined as of the most recent date on which such Commitments were in effect or Loans were outstanding. For purposes of this definition, a Floor Plan Lender shall be deemed to hold a M&T Advance to the extent such Floor Plan Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

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“Prohibited Transaction” means any prohibited transaction as defined in Section 4975 of the Code or Section 406 of ERISA that is not exempt under Section 408 of ERISA and for which neither an individual nor a class exemption has been issued by the United States Department of Labor.

“Property” means, any parcel of real property, whether owned in fee or leased, of any of the Loan Parties.

“Pubco Guarantor” means Lazydays Holdings, Inc., a Delaware corporation, formerly known as Andina II Holdco Corp, a Delaware corporation.

“Ratio Adjustment Period” means, the period commencing on the First Amendment Effective Date and ending on the date which is the date the Borrower Representative has delivered a Compliance Certificate pursuant to Section 5.09.5 for the Fiscal Quarter ending June 30, 2025 which contains calculations demonstrating that the Total Net Leverage Ratio is less than 3:00 to 1.00 for ~~the applicable~~such Measurement Period.

“Real Estate Subsidiary Designation” has the meaning set forth in Section 5.22 of this Agreement.

“Receivables Reserves” means, without duplication of any adjustments already accounted for in determining eligibility criteria under the definition of Eligible Accounts or Eligible Contracts in Transit or other reserves, reserves as may be established from time to time by the Administrative Agent in its Permitted Discretion to reflect risks or contingencies arising after the Closing Date that negatively impact the market value of Eligible Accounts or Eligible Contracts in Transit owned by any Loan Party, including any material change in collectability of Eligible Accounts or Eligible Contracts in Transit.

“Recipient” means (a) the Administrative Agent, (b) any Lender or (c) any Issuing Bank, as applicable.

“Reflooring Loan” has the meaning provided to such term in Section 2.01(b) of this Agreement.

“Register” has the meaning provided to such term in Section 10.02.4 of this Agreement.

“Regulated Substance” means any substance which, pursuant to any Environmental Law, is identified as a Hazardous Material, hazardous substance (or other term having similar import) or is otherwise subject to special requirements in connection with the use, storage, transportation, disposition or other handling thereof.

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“Regulation D” means certain regulations issued by the Federal Reserve Board generally known as Regulation D and entitled “Reserve Requirements of Depository Institutions,” codified at 12 CFR § 204, et seq., as amended and in effect from time to time.

“Reimbursement Obligation” means the absolute, unconditional and irrevocable obligation of a Revolving Borrower to reimburse an Issuing Bank for any drawing honored by such Issuing Bank under a Letter of Credit.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, directors, officers, employees, agents, trustees, administrators, managers, advisors and representatives of such Person and of such Person’s Affiliates.

“Release” means a “release” as defined in Section 101(22) of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as now or hereafter amended.

“Relevant Governmental Body” means the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors of the Federal Reserve System or the Federal Reserve Bank of New York or any successor thereto.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the thirty (30) day notice period has been waived.

“Repurchase Agreement” means an agreement between the Administrative Agent and a Manufacturer providing Floor Plan Units to any Borrower (or a manufacturer or supplier of Floor Plan Units to another dealer that subsequently sold such Floor Plan Units to any Borrower) providing for such manufacturer’s or supplier’s agreement to repurchase from such Borrower the Floor Plan Units sold to such Borrower by such manufacturer, supplier or other dealer.

“Required Floor Plan Lenders” means (a) if there are one or two Floor Plan Lenders, all Floor Plan Lenders; (b) if there are three Floor Plan Lenders, at least two unaffiliated Floor Plan Lenders who hold in the aggregate at least sixty-six and two-thirds percent (66.67%) of either (i) the total Floor Plan Commitments of all Floor Plan Lenders, or (ii) in the event the Floor Plan Commitments have been terminated, the aggregate Floor Plan Loan Exposure of all Floor Plan Lenders, and (c) if there are four or more Floor Plan Lenders, at least two unaffiliated Floor Plan Lenders who hold in the aggregate more than fifty percent (50%) of either (i) the total Floor Plan Commitments of all Floor Plan Lenders, or (ii) in the event the Floor Plan Commitments have been terminated, the aggregate Floor Plan Lona Exposure of all Floor Plan Lenders; provided that for purposes of calculating the “Required Floor Plan Lenders,” the Floor Plan Commitments and Floor Plan Loan Exposure of any Defaulting Lenders shall be deemed zero. For purposes of this definition a Floor Plan Lender shall be deemed to hold an M&T Advance to the extent such Floor Plan Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect to such participation.

“Required Lenders” means (a) if there are one or two Lenders, all Lenders; (b) if there are three Lenders, at least two unaffiliated Lenders who hold in the aggregate at least sixty-six and two-thirds percent (66.67%) of either (i) the total Commitments of all Lenders, or (ii) in the event the Commitments have been terminated, the aggregate outstanding Loans of all Lenders, and (c) if there are four or more Lenders, at least two unaffiliated Lenders who hold in the aggregate more than fifty percent (50%) of either (i) the total Commitments of all Lenders, or (ii) in the event the Commitments have been terminated, the aggregate outstanding Loans of all Lenders, including the Administrative Agent; provided that for purposes of calculating the “Required Lenders,” the Commitments and Loans of any Defaulting Lenders shall be deemed zero.

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“Required Revolving Credit Lenders” means (a) if there are one or two Revolving Credit Lenders, all Revolving Credit Lenders; (b) if there are three Revolving Credit Lenders, at least two unaffiliated Revolving Credit Lenders who hold in the aggregate at least sixty-six and two-thirds percent (66.67%) of either (i) the total Revolving Credit Commitments of all Revolving Credit Lenders, or (ii) in the event the Revolving Credit Commitments have been terminated, the aggregate Revolving Credit Exposure of all Revolving Credit Lenders, and (c) if there are four or more Revolving Credit Lenders, at least two unaffiliated Revolving Credit Lenders who hold in the aggregate more than fifty percent (50%) of either (i) the total Revolving Credit Commitments of all Revolving Credit Lenders, or (ii) in the event the Revolving Credit Commitments have been terminated, the aggregate Revolving Credit Exposure of all Revolving Credit Lenders; provided that for purposes of calculating the “Required Revolving Credit Lenders,” the Revolving Credit Commitments and Revolving Credit Exposure of any Defaulting Lenders shall be deemed zero and a Revolving Credit Lender (other than the Swingline Lender with respect to such Swingline Loan) shall be deemed to hold a Swingline Loan and a Revolving Credit Lender (other than the Issuing Bank with respect to such L/C Obligation) shall be deemed to hold a L/C Obligation, in each case, to the extent such Revolving Credit Lender has acquired a participation therein under the terms of this Agreement and has not failed to perform its obligations in respect of such participation.

“Requirement of Law” means, with respect to any Person, any Law and the interpretation, implementation, application, or administration thereof by, and other rulings, determinations, directives, guidelines, requirements or requests of, any Governmental Authority, in each case whether or not having the force of law and that are applicable to or binding upon such Person or any of its assets or property or to which such Person or any of its assets or property is subject.

“Reserves” means, in each case as may be established by the Administrative Agent in accordance with customary business practices and in its Permitted Discretion, the sum (calculated without duplication and without including any items otherwise addressed or excluded through eligibility criteria or any other reserve) of (a) the Inventory Reserves, (b) the Receivables Reserves, (c) the aggregate amount of liabilities secured by Liens upon Collateral in the Borrowing Base that are senior to the Administrative Agent’s Liens, and (d) such additional reserves established by the Administrative Agent that it deems necessary in its Permitted Discretion.

“Resolution Authority” means the EEA Resolution Authority or, with respect to any UK Financial Institution, the UK Resolution Authority.

“Restricted Payment” means collectively (a) any dividend or other distribution (whether in cash, securities or other property) with respect to any Capital Stock or other Equity Interests of any of the Loan Parties or their Subsidiaries, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Capital Stock or other Equity Interests, or on account of any return of capital to a Loan Party’s stockholders, partners or members (or the equivalent Person thereof), (b) any redemption, repurchase, conversion, exchange, retirement, sinking fund or similar payment, purchase or other acquisition for value, direct or indirect, by such Person of any Equity Interest in such Person now or hereafter outstanding, including without limitation, any redemption of the Series A Preferred Stock issued by a Loan Party in accordance with the provisions of the Amended Charter, the Securities Purchase Agreement and/or the Certificate of Designations, (c) any payment of any accrued dividends, any payments in connection with any permitted repurchases, payments of all or any portion of a redemption price, any payments of redemption interest, or any payments of any default or increased interest, or premiums upon any payments that are not paid when due, or any risk-adjusted payment or premium, due to the Preferred Stockholders under the terms of the Amended Charter, the Securities Purchase Agreement, and/or the Certificate of Designations, (d) any sinking fund or other prepayment or installment payment on account of any Capital Stock or other Equity Interests of a Loan Party, (e) any payment made by such Person to retire, or to obtain the surrender of, any outstanding warrants, options or other rights to acquire Equity Interests in such Person now or hereafter outstanding, (f) any loan or advance to a shareholder or other equity holder of a Loan Party on account of such Person being a shareholder or other equity holder, (g) any forgiveness or release without adequate consideration by a Loan Party of any Indebtedness or other obligation owing to a Loan Party by a shareholder or other equity holder of a Loan Party, or (h) any payment by such Person of any management, consulting or similar fees.

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“Revolving Borrowing” means a borrowing consisting of simultaneous Revolving Credit Loans of the same Class and Type.

“Revolving Credit Borrowers” means (a) the Borrowers listed on Schedule 1.01(a) as of the Closing Date and (b) any other Subsidiaries that from time to time become a Borrower under the Revolving Credit Facility pursuant to a Joinder Agreement.

“Revolving Credit Commitment” means, as to any Lender, the amount initially set forth opposite its name on Schedule 1.01 attached hereto in the column labeled “Revolving Credit Commitment,” and thereafter as set forth on any relevant Lender Addendum or Assignment And Assumption, as such amount may be adjusted from time to time in accordance with this Agreement, and “Revolving Credit Commitments” means the aggregate Revolving Credit Commitments of all of the Lenders.

“Revolving Credit Commitment Percentage” means, as to any Lender, the percentage initially set forth opposite its name on Schedule 1.01 attached hereto in the column labeled “Revolving Credit Commitment” and thereafter on any relevant Lender Addendum or Assignment And Assumption, if applicable, as the same may be adjusted from time to time pursuant to this Agreement.

“Revolving Credit Dollar Cap” means Fifty Million Dollars ($50,000,000.00), as such sum may be decreased from time to time by the operation of Section 2.03.6 of this Agreement or increased as appropriate to reflect any increase effected in accordance with Section 2.22.

“Revolving Credit Exposure” means, as to any Lender at any time, the aggregate principal amount at such time of such Lender’s outstanding Revolving Credit Loans and such Lender’s participation in, and obligation to participate in, L/C Obligations and Swingline Loans at such time.

“Revolving Credit Facility” means the revolving credit facility described in Sections 2.03, 2.04, 2.05 and 2.22 providing for Revolving Credit Loans, Swingline Loans and the issuance of Letters of Credit to the Revolving Credit Borrowers by the Revolving Credit Lenders.

“Revolving Credit Increase” has the meaning set forth in Section 2.22.1.

“Revolving Credit Lenders” means a Lender having a Revolving Credit Commitment and any Lender holding a Revolving Credit Loan or participation in Swingline Loans or Letters of Credit.

“Revolving Credit Loans” means collectively, the Revolving Credit Loans made by the Lenders to the Borrowers as joint and several obligors in accordance with Section 2.03 of this Agreement.

“Revolving Credit Notes” means, collectively, the promissory notes of the Borrowers evidencing the Revolving Credit Loans, together with all amendments or replacements thereto. The Revolving Credit Notes shall be in the form of Exhibit E attached hereto.

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“Revolving Credit Termination Date” means February 21, 2027.

“Revolving Credit Unused Commitment Fee” has the meaning given to such term in Section 2.03.5 of this Agreement.

“Sale and Leaseback Transaction” means any arrangement, directly or indirectly, whereby a Loan Party or any of its Subsidiaries (excluding any Designated Real Estate Subsidiary) sells or transfers any real property, whether now owned or hereinafter acquired, and thereafter, any Affiliate thereof, rents or leases such property.

“Sale Dated” means, in connection with the sale of a Floor Plan Vehicle or Unit, that closing of the sale of such Floor Plan Vehicle or Unit is pending financing or other contingencies.

“Sanction(s)” means applicable economic sanctions administered or enforced by the United States government (including without limitation, OFAC).

“Sanctioned Country” means a country or region the target of a comprehensive Sanctions program, which includes as of the date of this Agreement, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic and the Luhansk People’s Republic regions of Ukraine.

“Sanctioned Person” means (a) a Person named on the list of Specially Designated Nationals or Blocked Persons maintained by OFAC and, as of the date hereof, available at http://www.treas.gov/offices/enforcement/ofac/sdn/t11sdn.pdf, or as otherwise published from time to time or otherwise recognized as a specially designated, prohibited, or sanctioned Person under any Sanctions, or (b) (i) an agency of the government of a Sanctioned Country, (ii) an organization controlled by a Sanctioned Country, or (iii) a Person resident in a Sanctioned Country, to the extent the same would violate Sanctions.

“SEC” has the meaning provided to such term in Section 5.09.11 of this Agreement.

“Second Amendment” shall mean that certain Second Amendment to Second Amended and Restated Credit Agreement and Consent dated as of the Second Amendment Effective Date, by and among the Parent, the Borrower, the other Loan Parties party thereto, certain Lenders party thereto and the Administrative Agent.

“Second Amendment Effective Date” shall mean May 14, 2024.

“Secured Parties” means, collectively, the Administrative Agent, the Lenders (including but not limited to the Swingline Lender and M&T Bank as provider of the M&T Advances), the Issuing Bank, the Swap Provider, and any other Persons the Obligations owing to which are or are purposed to be secured by the Collateral under the terms of the Security Documents.

“Securities Purchase Agreement” means collectively each Securities Purchase Agreement dated October 27, 2017 by and between a Preferred Stockholder and Pubco Guarantor.

“Security Agreement” means the Second Amended and Restated Security Agreement, dated as of the Closing Date, made by the Loan Parties and certain Subsidiaries of Pubco Guarantor from time to time party thereto in favor of the Administrative Agent for the benefit of the Credit Parties as modified by each joinder agreement, security agreement supplement or pledge agreement supplement thereto delivered from time to time.

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“Security Documents” means, collectively, the Security Agreement, all other security agreements, pledges, mortgages, deeds of trust, control agreements, or other agreements, instruments, documents or filings pursuant to which any of the Loan Parties, from time to time, pledges or grants Liens for the benefit of the Credit Parties in or to any of the Collateral.

“SOFR” means: (a) for the Revolving Credit Facility, with respect to any U.S. Government Securities Business Day, a rate per annum equal to the secured overnight financing rate for such U.S. Government Securities Business Day as published by the Term SOFR Administrator; and (b) for the Floor Plan Facility, with respect to any day, a rate per annum equal to the secured overnight financing rate for such day as published by the Term SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” means each unpaid principal balance of a Loan which accrues interest at calculated based upon SOFR, whether an Adjusted Daily SOFR Borrowing or an Adjusted SOFR Rate Borrowing.

“SOFR Rate” means (a) with respect to the Revolving Credit Facility, for any SOFR Borrowing for an Interest Period, Adjusted Term SOFR determined for such Interest Period and (b) with respect to the Floor Plan Facility, the Daily SOFR Rate.

“SOFR Rate Day” has the meaning specified in the definition of Daily Simple SOFR.

“SOFR Rate Loan” means a Loan that bears interest based on the SOFR Rate.

“SOFR Spread Adjustment” means 0.10% with respect to an Interest Period of one month.

“Solvent” means, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured, (c) such Person is able to pay its debts and other liabilities as they mature in the normal course of business, (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person’s ability to pay as such debts and liabilities mature, and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person’s property would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or about to be engaged, as the case may be. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

“Specified Equipment” means fixtures, furniture and Equipment.

“Specified Inventory” means Inventory consisting of parts and accessories.

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“Stated Amount” means as to any Letter of Credit, the lesser of (a) the face amount thereof, or (b) the remaining available undrawn amount thereof (regardless of whether any conditions for drawing could then be met).

“Subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity of which securities or other ownership interests representing more than fifty percent (50%) of the equity or more than fifty percent (50%) of the ordinary voting power or, in the case of a partnership, more than fifty percent (50%) of the general partnership interests are, as of such date, owned, controlled or held by the parent or one or more subsidiaries of the parent.

“Subsidiary Redesignation” has the meaning set forth in Section 5.22 of this Agreement.

“Supermajority Lenders” means two or more unaffiliated Lenders who hold in the aggregate at least sixty-six and two-thirds percent (66.67%) of either (i) the total Commitments of all Lenders, or (ii) in the event the Commitments have been terminated, the aggregate outstanding Loans of all Lenders; provided that (i) at any time when there is only one Lender holding either (i) the total Commitments, or (ii) in the event the Commitments have been terminated, the aggregate outstanding Loans, Supermajority Lenders means such Lender and (ii) for purposes of calculating the “Supermajority Lenders,” the Commitments and Loans of any Defaulting Lenders shall be deemed zero.

“Swap” means any “swap” as defined in Section 1a(47) of the CEA and regulations thereunder, other than (a) a swap entered into, or subject to the rules of, a board of trade designated as a contract market under Section 5 of the CEA, or (b) a commodity option entered into pursuant to CFTC Regulation 32.3(a).

“Swap Agreement” means (a) any “Swap Agreement” as defined in §101(53B) of the Bankruptcy Code, (b) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, interest rate options, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (c) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a “Master Agreement”), including any such obligations or liabilities under any Master Agreement.

“Swap Obligations” means (a) all obligations or sums due to any Swap Provider under or in connection with any Swap or Swap Agreement.

“Swap Provider” means any Credit Party or Affiliate of a Credit Party (regardless of whether such Swap Provider ceases to be a Credit Party or Affiliate of a Credit Party after such Swap Agreement is entered into) that has entered into, or subsequently enters into a Swap Agreement from time to time with a Loan Party for Swaps with respect to the Loans, the Letters of Credit, or any of the other Obligations, but excluding, for the avoidance of doubt, any Swap Agreement entered into by a Credit Party or its Affiliates after its Commitments have been fully cancelled in accordance with the terms of this Agreement or after it has assigned all of its rights under the credit facilities established by this Agreement.

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“Swap Termination Value” means, in respect of any one or more Swap Agreements, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Agreements: (a) for any date on or after the date such Swap Agreements have been closed out and termination value(s) determined in accordance therewith, such termination value(s); and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Agreements, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Agreements (which may include a Lender or any Affiliate of a Lender).

“Swingline Commitment” means (a) the commitment of the Swingline Lender to make Swingline Loans in an aggregate principal amount at any time not to exceed the Swingline Committed Amount, and (b) with respect to each Lender, the commitment of such Lender to purchase participation interests in the Swingline Loans up to such Lender’s Revolving Credit Commitment Percentage multiplied by the Swingline Committed Amount. The Swingline Commitment is included in and is part of the Revolving Credit Commitment held by each Lender and is not in addition thereto.

“Swingline Committed Amount” means Ten Million Dollars ($10,000,000.00).

“Swingline Conversion Event” means (a) an event, change, circumstance or other occurrence resulting or which could reasonably be expected to result in a Material Adverse Change, or (b) a Default or Event of Default.

“Swingline Lender” means M&T Bank, and its successors and assigns.

“Swingline Loans” has the meaning provided to such term in Section 2.04 of this Agreement.

“Swingline Note” means the promissory note of the Borrowers in favor of the Swingline Lender evidencing the Swingline Loan in the form of Exhibit F as such promissory note may be amended, modified, restated, supplemented, extended, renewed or replaced from time to time.

“Swingline Termination Date” means that date which occurs five (5) Business Days prior to the Revolving Credit Termination Date.

“Synthetic Lease Obligation” means the monetary obligation of a Person under (a) a so-called synthetic, off-balance sheet or tax retention lease, or (b) an agreement for the use or possession of property creating obligations that do not appear on the balance sheet of such Person but which, upon the insolvency or bankruptcy of such Person, would be characterized as the indebtedness of such Person (without regard to accounting treatment).

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term SOFR” means, for any Interest Period with respect to a SOFR Rate Loan, the rate per annum (rounded upward to the nearest 1/100 of 1%) equal to Term SOFR Reference Rate published for the date that is two (2) U.S. Government Securities Business Days (the “Rate Determination Date”) prior to the commencement of such Interest Period and having a term equivalent to such Interest Period, for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Day prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided that, if as of 5:00 p.m. on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day. Notwithstanding any provision above, the practice of rounding to determine the Term SOFR Reference Rate may be discontinued at any time in the Administrative Agent’s sole discretion.

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“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent and the Floor Plan Agent in their reasonable discretion).

“Term SOFR Reference Rate” means the rate per annum determined by the Administrative Agent as the forward-looking term rate based on SOFR.

“Term SOFR Conforming Changes” means, with respect to the use or administration of Term SOFR, any technical, administrative or operational changes (including, without limitation, changes to the definitions of “Business Day,” “U.S. Government Securities Business Day,” or “Interest Period,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, length of lookback periods, the applicability of breakage provisions and other technical, administrative or operational matters) that the Administrative Agent decides in its reasonable discretion may be appropriate to reflect the adoption and implementation of Term SOFR and to permit the administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of Term SOFR exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of the loan evidenced hereby).

“Threshold Amount” means Five Million Dollars ($5,000,000.00).

“Total Credit Exposure” means, as to any Lender at any time, the unused Commitments, the Floor Plan Loan Exposure and the Revolving Credit Exposure of such Lender at such time.

“Total Floor Plan Loan Outstandings” means the aggregate Outstanding Amount of all Floor Plan Loans including M&T Advances.

“Total Net Leverage Ratio” means, as of any date of determination for any Measurement Period, the ratio of (a) (i) Consolidated Funded Indebtedness (excluding Indebtedness on account of the Floor Plan Loans) as of such date of determination, minus the aggregate amount, as of the date of determination, of cash (from operations and not cash proceeds of any Indebtedness being incurred on such date or other borrowed funds) held (A) in accounts on the consolidated balance sheet of Pubco Guarantor and its consolidated Subsidiaries as of such date characterized as “unrestricted accounts” to the extent that (x) the same are subject to a Lien in favor of the Administrative Agent for the benefit of the Secured Parties and (y) the use thereof for application to payment of Indebtedness is not prohibited by Law or any contract to which any such Person is a party, and (B) without duplication, as the Equity Balance held under the Floor Plan Interest Reduction Arrangement reported on the consolidated balance sheet of Pubco Guarantor and its consolidated subsidiaries, plus (ii) Capitalized Rents to (b) Consolidated EBITDAR for such period.

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“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, all Swingline Loans and all L/C Obligations.

“Trade Date” means that date an assigning Lender enters into a binding agreement to sell and assign all or a portion of its rights and obligations under this Agreement.

“Type” means, with respect to any Loan, its character as a Base Rate Loan or a SOFR Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended form time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any Person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain Affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as adopted and in effect from time to time in the Governing State.

“Unrestricted Cash and Equivalents” means, at any date, the unrestricted cash and equivalents on the balance sheet of the Loan Parties that is subject to the security interest granted in favor of the Administrative Agent under the applicable Security Document, and excluding (x) any cash held by any Loan Party in escrow, trust or other fiduciary capacity for or on behalf of any other Person and (y) the Equity Balance.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56.

“U.S. Borrower” means any Borrower that is a U.S. Person.

“U.S. Person” means any Person that is a “United States Person” as defined in Section 7701(a)(30) of the Code.

“U.S. Government Securities Business Day” means any day other than Saturday, Sunday or other day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Tax Compliance Certificate” has the meaning specified in Section 2.10.7(b)(ii)(C).

“Used Unit Book Value” means, with respect to any Eligible Used Floor Plan Unit, the trade-in (wholesale) value of such Eligible Used Floor Plan Unit, as determined by reference to the most recently published National Automobile Dealers Association RV Industry Appraisal Guide or such comparable report or source of information reasonably designated by the Administrative Agent.

“Value” means, with respect to Eligible Inventory, the value of such Eligible Inventory based on the lower of cost or market, as applicable, in accordance with GAAP.

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“Vehicle” means any automobile or truck (other than a recreational vehicle or towable), approved for highway use by any state of the United States.

“Voluntary Revolving Repayment” has the meaning specified in Section 2.03.3.

“Withholding Agent” means the Borrowers and the Administrative Agent.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of such Person or any other Person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.” The word “will” shall be construed to have the same meaning and effect as the word “shall.” Unless the context requires otherwise, (a) any definition of or reference to any agreement, instrument or document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein,” “hereof” and “hereunder,” and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement, (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights, (f) each reference to a time shall be a reference to the prevailing Eastern U.S. time, and (g) Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

Section 1.03. [Reserved].

Section 1.04. Accounting Principles. (a) Except as otherwise provided in this Agreement, all computations and determinations as to accounting or financial matters and all financial statements to be delivered pursuant to this Agreement shall be made and prepared in accordance with GAAP (including principles of consolidation where appropriate), and all accounting or financial terms shall have the meanings ascribed to such terms by GAAP. In the event GAAP changes after the date hereof in a manner that causes noncompliance with the covenants hereof, the parties hereto shall agree in good faith to modify the covenants and the related defined terms to compensate for such change in GAAP. Notwithstanding the foregoing, all leases and obligations of Pubco Guarantor and its Subsidiaries that are or would be characterized as operating leases or operating lease obligations in accordance with GAAP as in effect prior to the date of implementation of FASB ASU No. 2016-02, Leases (Topic 842) (whether or not such operating lease or operating lease obligations were in effect on such date) shall continue to be (or shall be, in the case of any such leases or obligations not in effect on such date) accounted for as operating leases and operating lease obligations (and not as capital leases, finance leases or Capitalized Lease Obligations) for all purposes under this Agreement and the other Credit Documents, regardless of any change in GAAP that would otherwise require such leases to be treated or recharacterized as capital leases or finance leases or such obligations to be treated or recharacterized (on a prospective or retroactive basis or otherwise) as finance lease obligations or Capitalized Lease Obligations and without giving effect to the implementation of FASB ASU No. 2016-02, Leases (Topic 842).

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Section 1.05. Proforma Calculations. (a) All pro forma calculations required to be made hereunder giving effect to any Permitted Acquisition, Disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction made during the Fiscal Quarter or Fiscal Year to which the required calculation relates shall, in each case, be calculated (i) as if such transaction was consummated on the first day of the relevant period and (ii) giving pro forma effect thereto and to the historical earnings and cash flows associated with the assets acquired or disposed of and any Indebtedness incurred and repaid in connection therewith, and any synergies or cost savings, in each case, in a method consistent with Regulation S-X of the Securities Act of 1933.

(b) As at any date that any financial covenants are required to be calculated under this Agreement (each, a “date of determination”), if the Borrowers or any of their Subsidiaries has consummated a Permitted Acquisition or a Disposition on or after the first day of the period as to which the calculation is required to be made (and on or before the last day of such period), then the calculation of the applicable financial covenants on the date of determination shall be made as if such Permitted Acquisition or Disposition had occurred on the first day of the applicable period (including, the inclusion of the Consolidated EBITDA of the target, excluding the Consolidated EBITDA of the division or assets disposed of, the inclusion of the Indebtedness incurred for the Permitted Acquisition and the exclusion of the Indebtedness repaid with the disposition).

Section 1.06. Divisions. For all purposes under the Credit Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time.

Section 1.07. Reallocation; Effect of Amendment and Restatement. (a) Prior to the Closing Date, certain loans were previously made by the Existing Lenders under the Existing Credit Agreement to the Borrowers under the Existing Credit Agreement which remain outstanding as of the date of this Agreement (such outstanding loans being hereinafter referred to as the “Existing Loans”). Subject to the terms and conditions set forth in this Agreement, the Borrowers and each of the Lenders agree that on the Closing Date, but subject to the satisfaction or waiver of the conditions precedent set forth in Section 4.01 and 4.02 hereof and the reallocation and other transactions described in this Section 1.07: (i)(A) all outstanding “Revolving Credit Loans” (as such term is defined in the Existing Credit Agreement) shall be deemed to be Revolving Credit Loans outstanding hereunder and (B) all outstanding “Floor Plan Loans” (as such term is defined in the Existing Credit Agreement) shall be deemed to be Floor Plan Loans outstanding hereunder, and (ii)(A) the commitments under the “Revolving Credit Commitment” (as defined in the Existing Credit Agreement) of each of the applicable Existing Lenders shall be reallocated among the Lenders in accordance with their respective Revolving Credit Commitment Percentages (determined in accordance with the aggregate amount of their respective Revolving Credit Commitments as set forth opposite such Lender’s name on Schedule 1.01 attached hereto) and (B) the Existing Loans that are “Floor Plan Loans” (as such term is defined in the Existing Credit Agreement) of each of the applicable Existing Lenders shall be reallocated among the Lenders in accordance with their respective Floor Plan Loan Commitment Percentages (determined in accordance with the aggregate amount of their respective Floor Plan Loan Commitments as set forth opposite such Lender’s name on Schedule 1.01 attached hereto), and in order to effect such reallocations, all requisite assignments shall be deemed to be made in amounts from each Existing Lender to each Lender, as appropriate, with the same force and effect as if such assignments were evidenced by the applicable Assignment And Assumption (as defined in the Existing Credit Agreement) under the Existing Credit Agreement but without the payment of any related assignment fee, and no other documents or instruments shall be, or shall be required to be, executed in connection with such assignments (all of which such requirements are hereby waived).

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(b) Upon this Agreement becoming effective pursuant to Section 4.01 and 4.02 hereof and the reallocation and other transactions described in this Section 1.07, from and after the Closing Date (i) all terms and conditions of the Existing Credit Agreement and any other “Credit Document” as defined therein, as amended by this Agreement and the other Credit Documents being executed and delivered on the Closing Date, shall be and remain in full force and effect, as so amended, and shall constitute the legal, valid, binding and enforceable obligations of the Loan Parties party thereto; (ii) the terms and conditions of the Existing Credit Agreement shall be amended as set forth herein and, as so amended, shall be restated in their entirety, but shall be amended only with respect to the rights, duties and obligations among the Borrowers, Lenders and Administrative Agent accruing from and after the Closing Date; (iii) this Agreement shall not in any way release or impair the rights, duties, Obligations or Liens created pursuant to the Existing Credit Agreement or any other loan document related thereto or affect the relative priorities thereof, in each case to the extent in force and effect thereunder as of the Closing Date, except as modified hereby or as modified hereafter in accordance with the terms hereof or by documents, instruments and agreements executed and delivered in connection herewith, and all of such rights, duties, Obligations and Liens are assumed, ratified and affirmed by the Borrowers; (iv) all indemnification obligations of each Borrower and each Guarantor under the Existing Credit Agreement and any other loan document related thereto shall survive the execution and delivery of this Agreement and shall continue in full force and effect for the benefit of Lenders, Administrative Agent, and any other Person indemnified under the Existing Credit Agreement or any other Credit Document at any time prior to the Closing Date; (v) the Obligations incurred under the Existing Credit Agreement shall, to the extent outstanding on the Closing Date, continue outstanding under this Agreement and shall not be deemed to be paid, released, discharged or otherwise satisfied by the execution of this Agreement, and this Agreement shall not constitute a refinancing, substitution or novation of such Obligations or any of the other rights, duties and obligations of the parties hereunder; (vi) the execution, delivery and effectiveness of this Agreement shall not operate as a waiver of any right, power or remedy of any lender or the administrative agent under the Existing Credit Agreement, nor constitute a waiver of any covenant, agreement or obligation under the Existing Credit Agreement, except to the extent that any such covenant, agreement or obligation is no longer set forth herein or is modified hereby; and (vii) any and all references in the loan documents to the Existing Credit Agreement shall, without further action of the parties, be deemed a reference to the Existing Credit Agreement, as amended and restated by this Agreement, and as this Agreement shall be further amended or amended and restated from time to time hereafter.

Section 1.08. SOFR Rate.

1.08.1. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to the Benchmark, any component definition thereof or rates referenced in the definition thereof or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, the Benchmark or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the Benchmark, in each case pursuant to the terms hereof, and shall have no liability to the Borrowers or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

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1.08.2. Each Borrower acknowledges and understands that (i) Term SOFR is established, administered and regulated by third parties, and its continuing existence and ongoing viability as a source and basis for establishing contractual interest rates is entirely outside the control of the Administrative Agent, (ii) Term SOFR is a derivative of SOFR, based on expectations derived from the derivatives markets and dependent upon derivatives market liquidity, (iii) certain industry groups have advised that Term SOFR is not recommended for all financing facilities, and (iv), the Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) the continuation of, administration of, submission of, calculation of or any other matter related to Term SOFR, or any component definition thereof or rates referenced in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement) or (b) the effect, implementation or composition of any Term SOFR Conforming Changes. Notwithstanding the above, each Borrower has knowingly and voluntarily requested and/or accepted utilization of Term SOFR for all purposes provided for herein, accepting any inherent risks associated with such utilization, and hereby waives any claims or defenses against the Administrative Agent in connection therewith.

ARTICLE 2

CREDIT FACILITIES

Section 2.01. Floor Plan Loans. (a) Subject to the terms and conditions of this Agreement and the other Credit Documents, each of the Floor Plan Lenders severally agrees to make Floor Plan Loans in Dollars to the Floor Plan Borrowers as joint and several obligors from time to time on any Borrowing Date during the Availability Period for the Floor Plan Facility ; provided, however, that (i) with regard to each Floor Plan Lender, the Floor Plan Loan Exposure of such Floor Plan Lender shall not at any time exceed the amount of such Floor Plan Lender’s Floor Plan Loan Commitment, (ii) the Total Floor Plan Loan Outstandings shall not at any time exceed the Floor Plan Line of Credit Dollar Cap, (iii) the aggregate outstanding principal amount of advances of proceeds of the Floor Plan Loans (including M&T Advances) used to finance (A) Used Floor Plan Units shall not exceed Ninety Million Dollars ($90,000,000.00), and (B) Permitted Company Vehicles shall not exceed One Million Dollars ($1,000,000.00); (iv) each Floor Plan Loan (including M&T Advances) shall be advanced against an individual Floor Plan Vehicle or Unit, subject, in each case, to the applicable Floor Plan Loan Advance Limit applicable to such Floor Plan Vehicle or Unit; (v) the aggregate principal amount of each advance of proceeds of the Floor Plan Loans (including M&T Advances) requested in each Loan Request shall not exceed the sum of the Floor Plan Loan Advance Limit amounts for each Floor Plan Vehicle or Unit to be financed on such Loan Request, and (vi) the Total Floor Plan Loan Outstandings shall not, at any time, exceed any of the limitations set forth in the Certificate of Designations. The Administrative Agent may at any time in its sole and absolute discretion establish limits on the aggregate outstanding amount of any Floor Plan Loans available to be used by the Floor Plan Borrowers to finance purchases of Eligible New Floor Plan Units from a particular Manufacturer, supplier or dealer. The Floor Plan Borrowers shall not request any advances of proceeds of the Floor Plan Loans which would cause the aggregate unpaid principal balances of the Floor Plan Loans (including M&T Advances) to exceed the above-stated limitations. In the event that the aggregate unpaid principal balances of the Floor Plan Loans (including M&T Advances) exceed the above-stated limitations in any respect, the Floor Plan Borrowers shall immediately make such payments to the Administrative Agent as will be sufficient to reduce the aggregate unpaid principal balances of the Floor Plan Loans to an aggregate amount which will not be in excess of such limitations. Subject to the application and satisfaction of the terms and conditions of this Agreement and of the other Credit Documents, during the Availability Period in respect of the Floor Plan Facility, the Floor Plan Borrowers may borrow, prepay, and reborrow the Floor Plan Loans in whole or in part.

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(b) The Floor Plan Borrowers may request to reborrow any Floor Plan Loan against an individual Eligible Floor Plan Vehicle or Unit originally financed as an Eligible New Floor Plan Unit or Permitted Company Vehicle that is repaid in full before its scheduled maturity (based on mandatory curtailment payments due under Sections 2.01.7, 2.01.8, and 2.01.9) (any such reborrowed Floor Plan Loan hereinafter called a “Reflooring Loan”). Reflooring Loans shall be at the sole discretion of the Administrative Agent, and in such amounts, at such advance rates, and subject to such conditions precedent (including without limitation, the absence of any Default, Event of Default or Material Adverse Change, and each of the other Conditions Precedent to funding of Floor Plan Loans under this Agreement and under the other Credit Documents) as the Administrative Agent may determine; provided, however, that any such Reflooring Loan shall not have terms less favorable to the Floor Plan Lenders than the Floor Plan Loan that originally financed such Eligible New Floor Plan Unit or Permitted Company Vehicle.

(c) Each Floor Plan Loan extended by a Floor Plan Lender shall be in a principal amount equal to such Floor Plan Lender’s Floor Plan Loan Commitment Percentage of the aggregate principal amount of the Floor Plan Loans requested on such occasion.

2.01.1 Floor Plan Loan Promissory Notes. The joint and several obligations of the Floor Plan Borrowers to repay the Floor Plan Loans to each Floor Plan Lender shall be evidenced by a Floor Plan Loan Note. On the Closing Date, the Floor Plan Borrowers shall deliver a Floor Plan Loan Note executed by an Authorized Officer of each Floor Plan Borrower to each of the Floor Plan Lenders, with the face amount of such Floor Plan Loan Notes to be in the amount of the Floor Plan Loan Commitment of the respective Floor Plan Lender. Any Floor Plan Lender may request upon the Increase Effective Date a revised Floor Plan Loan Note in respect of a Floor Plan Increase.

2.01.2 Procedure For Floor Plan Loan Borrowings. (a) The Floor Plan Borrowers may borrow Floor Plan Loans during the Availability Period in respect of the Floor Plan Facility, provided, that the Borrower Representative on behalf of the Floor Plan Borrowers delivers to the Administrative Agent or causes to be delivered to the Administrative Agent an irrevocable, written, fully completed Loan Request (or through such other online system as the Administrative Agent may allow in its sole discretion). Loan Requests must be received by the Administrative Agent prior to 10:00 a.m. Eastern Time one (1) Business Day prior to the requested Borrowing Date for any Floor Plan Vehicles or Units. Any Loan Request delivered to the Administrative Agent by the Borrower Representative on behalf of the Floor Plan Borrowers shall be in the form approved by the Administrative Agent executed by an Authorized Officer of the Borrower Representative. Each Loan Request shall specify: (a) the aggregate amount to be borrowed, (b) the requested Borrowing Date, (c) whether the borrowing is to be an Adjusted Daily SOFR Borrowing or an Adjusted Base Rate Borrowing, and (d) the required information and calculations evidencing compliance with the limitations set forth in Section 2.01 above, and shall be accompanied by the Floor Plan Borrowers’ inventory worksheet and a copy of the title to any Eligible Used Floor Plan Unit. Loan Requests may be delivered to the Administrative Agent via facsimile or by other electronic transmission, it being agreed that the Administrative Agent may rely on the authority of the Person making any such request without receipt of any other confirmation. Unless M&T Bank elects to fund a submitted Loan Request as an M&T Advance in accordance with Section 2.02 of this Agreement, the Administrative Agent shall promptly notify each Floor Plan Lender of the Administrative Agent’s receipt of each notice and the contents thereof. Each Floor Plan Lender shall make the amount of its pro rata share (calculated in accordance with its respective Floor Plan Loan Commitment Percentage) of each requested borrowing available to the Administrative Agent for the accounts of the Floor Plan Borrowers at the offices of the Administrative Agent specified in this Agreement prior to 2:00 pm (Eastern Time) on the Borrowing Date requested by the Borrower Representative in U.S. Dollars and in funds immediately available to the Administrative Agent.

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(b) With respect to financing any Floor Plan Borrower’s purchase of an Eligible New Floor Plan Unit or a Permitted Company Vehicle, each of the Floor Plan Borrowers hereby authorizes the Administrative Agent and M&T Bank (with respect to M&T Advances) to receive and receive and process funding requests directly from Manufacturers, compile such requests into a spreadsheet on the Administrative Agent’s standard form and forward same to the Borrower Representative for approval. Upon such approval, the Floor Plan Borrower authorizes the Administrative Agent (and M&T Bank with respect to M&T Advances) to pay the New Unit Invoiced Amount on account of the relevant Eligible New Floor Plan Unit or Permitted Company Vehicle directly to the applicable Manufacturer or vendor. In the case of any other borrowing of Floor Plan Loans, including a Reflooring Loan, such borrowing will be made available thereafter by the Administrative Agent crediting the Commercial Account with the aggregate of the amounts made available to the Administrative Agent by the Floor Plan Lenders and in like funds as received by the Administrative Agent.

2.01.3 Overadvances. If any Loan Request otherwise in compliance with the conditions set forth in this Agreement is presented as the basis for an advance of proceeds on account of the Floor Plan Loans which advance would cause (a) the aggregate principal amount of all Floor Plan Loans (including any M&T Advances) then outstanding, plus (b) the aggregate principal amount of such Loan Request together with all other pending unfunded Loan Requests as of such day to exceed the Floor Plan Line of Credit Dollar Cap or any sublimits thereunder as applicable to each respective Floor Plan Borrower as set forth in Section 2.01 hereof, then, in such event, the Floor Plan Borrowers shall either immediately reduce the amount of any pending Loan Requests (which are not invoices for Eligible New Floor Plan Units or Permitted Company Vehicles) or make a payment of principal on the unpaid principal balances of the Floor Plan Loans in an amount which would prevent the aggregate amounts described in (a) and (b) above from exceeding the aggregate Floor Plan Line of Credit Dollar Cap or such sublimits. If such Loan Request is pursuant to an invoice for an Eligible New Floor Plan Unit or Permitted Company Vehicle, such invoice shall be funded at such time as sufficient availability exists under the Floor Plan Loan Commitments.

2.01.4 Settlement Of Floor Plan Loans Among Floor Plan Lenders. It is agreed that each Floor Plan Lender’s funded portion of the aggregate outstanding principal balances of Floor Plan Loans is intended by the Floor Plan Lenders to be equal at all times to such Floor Plan Lender’s respective Floor Plan Loan Commitment Percentage of the aggregate outstanding principal balances of the Floor Plan Loans. Notwithstanding such agreement, the several and not joint obligation of each Floor Plan Lender to extend Floor Plan Loans in accordance with the terms of this Agreement ratably in accordance with such Floor Plan Lender’s Floor Plan Loan Commitment Percentage and each Floor Plan Lender’s right to receive its ratable share of principal payments upon the Floor Plan Loans in accordance with its Floor Plan Loan Commitment Percentage, the Floor Plan Lenders agree that in order to facilitate the administration of this Agreement and the Credit Documents, settlement among the Floor Plan Lenders may take place periodically on Floor Plan Loan Adjustment Dates. On each Floor Plan Loan Adjustment Date payments shall be made by or to M&T Bank on account of the M&T Advances and by or to the other Floor Plan Lenders so that as of each Floor Plan Loan Adjustment Date, and after giving effect to the transactions to take place on such Floor Plan Loan Adjustment Date, each Floor Plan Lender’s funded portion of the aggregate outstanding principal balance of the Floor Plan Loans shall equal such Floor Plan Lender’s Floor Plan Loan Commitment Percentage of such aggregate balance.

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2.01.5 Repayment Of Floor Plan Loans. The Floor Plan Borrowers unconditionally, jointly and severally, promise to pay to the Administrative Agent for the accounts of the Floor Plan Lenders the then aggregate unpaid principal balances of each Floor Plan Loan of the Floor Plan Lenders on or before the Floor Plan Line of Credit Termination Date (or on any earlier date on which the Floor Plan Loans become due and payable as required by the stated provisions of this Agreement). The Borrowers unconditionally, jointly and severally, promise to pay to the Administrative Agent for the ratable accounts of the Floor Plan Lenders all interest which has accrued upon the unpaid principal balances of the Floor Plan Loans from time to time outstanding from the date of Closing until the date of payment in full of the Floor Plan Loans at the rates per annum and on the dates set forth in Section 2.07 of this Agreement. All sums due to the Floor Plan Lenders in connection with the Floor Plan Loans shall be paid in full on or before the Floor Plan Line of Credit Termination Date.

2.01.6 Payments Due Upon Sale or Ineligibility Of Floor Plan Vehicles or Units. Upon the sale or other disposition of any Floor Plan Vehicle or Unit by any of the Floor Plan Borrowers, the Floor Plan Borrowers shall pay in full the Floor Plan Loans made with respect to such sold Floor Plan Vehicle or Unit immediately upon the earliest to occur of: (a) with respect to any Floor Plan Vehicle or Unit for which cash has been received upon the sale or disposition thereof, within three (3) Business Days from receipt of payment, and (b) with respect to each Sale Dated Floor Plan Vehicle or Unit, within ten (10) days of the date such Floor Plan Vehicle or Unit was sold or otherwise disposed of. The Floor Plan Borrowers shall pay in full the Floor Plan Loans made with respect to any Floor Plan Vehicle or Unit within one (1) Business Day after such Floor Plan Vehicle or Unit ceases to qualify as an Eligible New Floor Plan Unit, Eligible Used Floor Plan Unit or Permitted Company Vehicle, as the case may be, as initially identified and financed under the Floor Plan Loans. Floor Plan Vehicles or Units shall also be subject to curtailment as set forth below.

2.01.7 Eligible New Floor Plan Unit Curtailment. If not previously sold or otherwise disposed of, each Eligible New Floor Plan Unit shall be paid in full on or before Applicable Curtailment Date 730, and the Floor Plan Borrowers promise to pay to the Administrative Agent for the accounts of the Floor Plan Lenders (a) 5% of the original principal amount of the Floor Plan Loans made as to such Floor Plan Unit on the Principal Payment Date in the 12th month following the Applicable Starting Date for such Floor Plan Unit, (b) 3% of the original principal amount of the Floor Plan Loans made as to such Floor Plan Unit on the Principal Payment Date in each of the 13th through 23rd months following the Applicable Starting Date, and (c) the full remaining balance of the original principal amount of the Floor Plan Loans made as to such Floor Plan Unit on the Principal Payment Due in the 24th month following the Applicable Starting Date.

2.01.8 Eligible Used Floor Plan Unit Curtailment. If not previously sold or otherwise disposed of, each Eligible Used Floor Plan Unit shall be paid in full on or before Applicable Curtailment Date 365, and the Floor Plan Borrowers promise to pay to the Administrative Agent for the accounts of the Floor Plan Lenders (a) 5% of the original principal amount of the Floor Plan Loans made as to such Floor Plan Unit on the Principal Payment Date in the 6th month following the Applicable Starting Date for such Floor Plan Unit, (b) 5% of the original principal amount of the Floor Plan Loans made as to such Floor Plan Unit on the Principal Payment Date in each of the 7th through 11th months following the Applicable Starting Date, and (c) the full remaining balance of the original principal amount of the Floor Plan Loans made as to such Floor Plan Unit on the Principal Payment Due in the 12th month following the Applicable Starting Date.

2.01.9 Permitted Company Vehicle Curtailment. If not previously sold or otherwise disposed of, each Permitted Company Vehicle shall be paid in full on or before Applicable Curtailment Date 730, and the Floor Plan Borrowers promise to pay to the Administrative Agent for the accounts of the Floor Plan Lenders (a) 2% of the original principal amount of the Floor Plan Loans made as to such Floor Plan Vehicle or Unit on the Principal Payment Date in each month beginning with the tenth (10th) day in the first month following the Applicable Starting Date and continuing thereafter on each tenth (10th) day of the month through and including the 23rd month following the Applicable Starting Date for such Floor Plan Unit, and (b) the full remaining balance of the original principal amount of the Floor Plan Loans made as to such Floor Plan Unit on the Principal Payment Due in the 24th month following the Applicable Starting Date.

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2.01.10 Out Of Balance Floor Plan Vehicles or Units. To the extent that any Floor Plan Vehicle or Unit is Out Of Balance, the Floor Plan Borrowers shall immediately pay to the Administrative Agent for the accounts of the Floor Plan Lenders such sums as are necessary so that the outstanding balance of the Floor Plan Loans allocable to each such Floor Plan Vehicle or Unit is paid in accordance with Sections 2.01.6, 2.01.7, 2.01.8, and 2.01.9.

2.01.11 Deposit And Application Of Payment. All payments required to be made by the Floor Plan Borrowers as required in Sections 2.01.6, 2.01.7, 2.01.8, 2.01.9, and 2.01.10 shall be promptly delivered to the Administrative Agent in payment of the Floor Plan Loans, and shall be applied to the then outstanding principal balances of the Floor Plan Loans then allocated to the subject Floor Plan Vehicles or Units.

2.01.12 Permitted Purposes Of Floor Plan Loans. The proceeds of the Floor Plan Loans shall be used by the Borrowers solely to finance the purchase and holding by the Floor Plan Borrowers of Floor Plan Vehicles or Units as set forth above in this Section 2.01 and subsections thereof.

2.01.13 Title Documents. All original Manufacturer’s or vendor’s invoices and title documents evidencing the ownership of each Floor Plan Borrower of Floor Plan Vehicles or Units financed by the Floor Plan Loans, including, without limitation, the applicable Manufacturer’s Certificates, shall be maintained in safekeeping by the respective Floor Plan Borrowers in a manner and location acceptable to the Administrative Agent, unless and until an Event Of Default has occurred and is continuing. After the occurrence and during the continuance of an Event Of Default, the Administrative Agent may request and the Floor Plan Borrowers shall deliver or cause to be delivered within two (2) Business Days of such request, all such original Manufacturer’s Certificates and Manufacturer’s and vendor’s invoices and title documents being maintained by the Borrowers at the time of such request and, immediately, all such original Manufacturer’s Certificates and Manufacturer’s and vendor’s invoices and title documents that later come into the possession of any of the Floor Plan Borrowers, to the Administrative Agent, and the Administrative Agent shall retain or hold all such original Manufacturer’s Certificates and Manufacturer’s and vendor’s invoices and title documents so received. Thereafter, for so long as such Event Of Default shall be continuing, all such original Manufacturer’s Certificates, Manufacturer’s and vendor’s invoices and title documents shall remain in the Administrative Agent’s possession until the Floor Plan Loan advances in connection therewith or such ratable portion thereof in respect of a Floor Plan Vehicle or Unit sold by the Floor Plan Borrowers have been paid in full; provided that, upon the occurrence of an Event Of Default and during the continuance thereof, the Administrative Agent may transfer, as applicable, Manufacturer’s Certificates and title documents delivered to facilitate the sale of Floor Plan Vehicles or Units.

2.01.14 Power of Attorney. For the purpose of expediting the financing of Floor Plan Units and Permitted Company Vehicles in accordance with the terms of this Agreement and for other purposes relating to such financing transactions, each Floor Plan Borrower irrevocably constitutes and appoints the Administrative Agent and any of its officers, and each of them, severally, as its true and lawful attorneys-in-fact or attorney-in-fact with full authority to act on behalf of it, and in the name of, place, and stead of it, upon the occurrence and during the continuance of an Event Of Default, to prepare, execute, and deliver any and all instruments, documents, and agreements required to be executed and delivered by such Floor Plan Borrowers necessary to evidence borrowings of proceeds of the Floor Plan Loans hereunder and/or to evidence, perfect, or realize upon the Liens granted by this Agreement and/or any of the Credit Documents. The foregoing power of attorney shall be deemed to be coupled with an interest, and shall be irrevocable so long as this Agreement remains in effect or any Obligations remain outstanding. Each of said attorneys-in-fact shall have the power to act hereunder with or without the other. The Administrative Agent may, but shall not be obligated to, notify the Floor Plan Borrowers of any such instruments or documents the Administrative Agent has executed on behalf of any of the Floor Plan Borrowers prior to such execution

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2.01.15 Floor Plan Unused Commitment Fees. For each Fiscal Quarter until the termination of the Floor Plan Loan Commitments, the Floor Plan Borrowers jointly and severally promise to pay to the Administrative Agent for the ratable accounts of the Floor Plan Lenders (in proportion to such Floor Plan Lender’s Floor Plan Loan Commitment) a per annum fee (the “Floor Plan Unused Commitment Fee”) equal to (a) an amount equal to the average daily unused portion of the Floor Plan Loan Commitments (calculated as (i) the amount of the Aggregate Floor Plan Loan Commitments less (ii) the sum of the average daily aggregate principal amount drawn under the Floor Plan Loans), multiplied by (b) 0.15%, calculated on the basis of the actual number of days elapsed in a year of 360 days. Loan balances outstanding as M&T Advances shall be deemed usage with respect to the Floor Plan Commitments of M&T Bank. The Floor Plan Unused Commitment Fee shall be payable in arrears on the first Business Day of each succeeding Fiscal Quarter with the first of such payments to be scheduled for payment on April 1, 2023.

2.01.16 Permanent Reduction Of Floor Plan Line of Credit Dollar Cap. The Floor Plan Borrowers shall have the right at any time, upon not less than ten (10) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole or in part, without premium or penalty, the Floor Plan Line of Credit Dollar Cap, provided that (a) each reduction shall be in an amount of not less than Ten Million Dollars ($10,000,000.00), and (b) no reduction shall be permitted if, after giving effect thereto, and to any repayments of the Floor Plan Loans made on the effective date thereof, the sum of the aggregate principal balances of the Floor Plan Loans then unpaid and outstanding plus the aggregate unpaid balances of M&T Advances would exceed the Floor Plan Line of Credit Dollar Cap then in effect.

2.01.17 Floor Plan Interest Reduction Arrangement. (a) In connection with the Floor Plan Line of Credit and at the Floor Plan Borrowers’ request, the Administrative Agent and the Floor Plan Borrowers hereby enter into a floor plan aggregate interest reduction payment arrangement set forth in this Section (the “Floor Plan Interest Reduction Arrangement”), on the terms and subject to the conditions set forth in this Section, as a basis for potential reductions in interest payable on account of the Floor Plan Loans. The Floor Plan Interest Reduction Arrangement does not constitute a deposit account. Under the Floor Plan Interest Reduction Arrangement, the Floor Plan Borrowers may, at their election, deliver cash, checks or other good funds instruments to the Administrative Agent (“Equity Transaction”) to be held as Collateral and security for the Obligations for the pro-rata benefit of the Floor Plan Lenders, and the Administrative Agent agrees to account to the Floor Plan Borrowers for the total of such deliveries (such deliveries, the “Equity Balance”). The Equity Balance shall not exceed 25% of the aggregate balances outstanding under the Floor Plan Loans.

(b) Absent any Default, Event of Default, or Material Adverse Change, the Floor Plan Borrowers may complete an Equity Transaction on any Business Day. Equity Transactions received by the Administrative Agent in immediately available funds at or prior to 3:00 p.m. shall be added to the Equity Balance on the same Business Day. Equity Transactions received by the Administrative Agent in immediately available funds after 3:00 p.m. will be added to the Equity Balance on the following Business Day. In the event that the Administrative Agent is notified of an insufficient funds transaction, the Administrative Agent shall reverse the respective Equity Transaction.

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(c) Each monthly billing period for which an interest payment is due under the Floor Plan Line of Credit on account of the Floor Plan Loans, the Administrative Agent shall afford the Floor Plan Borrowers the benefit of a setoff against such interest due to the Floor Plan Lenders on account of the Floor Plan Loans (calculated on a pro-rata basis). Interest upon the Equity Balance shall be accrued on a daily basis based upon end of day cash balances and a rate equal to the interest rate then applicable to the Floor Plan Loans (“Equity Offset”). At the end of each month (or, at the election of the Administrative Agent, on the Floor Plan Loan Adjustment Date occurring in the fourth calendar week of any calendar month), the Equity Offset interest accrued shall be applied to accrued and unpaid interest on account of the Floor Plan Loans as billed by the Administrative Agent, reducing, pro-rata, the interest receivable of each Floor Plan Lender. Interest accrued in the Equity Offset shall not exceed the aggregate Loan interest receivable of the Floor Plan Lenders at any given time, and Equity Offset excess balances shall automatically transfer to a secondary non-interest bearing Equity Offset.

(d) The Administrative Agent on behalf of the Floor Plan Lenders shall have the use of any Equity Balance in its possession and may commingle any Equity Balance with other funds of the Administrative Agent.

(e) Each of the Floor Plan Borrowers hereby grants to the Administrative Agent for the benefit of the Floor Plan Lenders a continuing security interest in the Equity Balance and all accrued interest thereon and proceeds thereof, and acknowledges and agrees that the Equity Balance shall constitute Collateral under this Agreement and the Security Documents. The Administrative Agent shall have such rights to the Equity Balance as may be afforded by the Security Agreement and by applicable Law. The security interest in the Equity Balance and accrued interest and proceeds hereby granted by each of the Floor Plan Borrowers is in addition to any other rights of the M&T Bank, as Administrative Agent and otherwise, against any or all of the Floor Plan Borrowers, and shall be and remain under the exclusive possession, use, and control, and subject to rights of setoff, of M&T Bank in its various capacities hereunder and under the Security Documents.

(f) This Floor Plan Interest Reduction Arrangement may be terminated (i) by the Administrative Agent, (A) upon ten (10) days prior written notice to the Borrower Representative, and (B) in its sole discretion, without prior notice upon the occurrence of any Default, Event of Default, or Material Adverse Change, or a determination by the Administrative Agent that this Floor Plan Interest Reduction Arrangement would have an adverse effect on the Administrative Agent or any Floor Plan Lender, and (ii) by the Floor Plan Borrowers upon ten (10) days prior written notice from the Borrower Representative to the Administrative Agent. Upon any termination of the Floor Plan Interest Reduction Arrangement in the absence of any Default, Event of Default, or Material Adverse Change, the amounts held therein shall be applied to the payment of accrued and unpaid interest on account of the Floor Plan Loans, or, at the option of the Borrower Representative remitted to the Borrowers by deposit to the Commercial Account, and upon any termination of the Floor Plan Interest Reduction Arrangement upon the occurrence and/or during the continuance of any Default, Event of Default, or Material Adverse Change, the amounts held therein shall be applied to any balances of principal and/or interest due on account of the Floor Plan Loans or to any other Obligations, as the Administrative Agent shall determine, and in accordance with Section 8.05 of this Agreement. This Floor Plan Interest Reduction Arrangement, the Equity Balances and Equity Offset, and funds therein shall not, in any event, affect curtailments or other principal payments due on account of the Floor Plan Loans or reduce the outstanding amount of the Floor Plan Loans for purposes of determining availability under the Floor Plan Line of Credit.

(g) In order to induce the Administrative Agent to enter into the Floor Plan Interest Reduction Arrangement on the terms set forth above, each of the Floor Plan Borrowers hereby represents and warrants to the Administrative Agent and the Floor Plan Lenders that each of them is directly obligated for repayment of all amounts due under the Floor Plan Credit Facility and all of the other Obligations, and has a substantial interest in the satisfactory performance of the Floor Plan Credit Facility, the other Loans, and the Credit Documents.

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2.01.18 Payments Due Upon Casualty Event. Within three (3) Business Days after the receipt by a Floor Plan Borrower of any Net Available Proceeds in respect of a Floor Plan Unit Casualty Event, such Floor Plan Borrower shall deliver to the Administrative Agent, or authorize the Administrative Agent to debit from a deposit account of such Floor Plan Borrower with the Administrative Agent, the amount of such Net Available Proceeds received by such Floor Plan Borrower (for the avoidance of doubt, any remaining principal amount of the Floor Plan Loan with respect to such Floor Plan Vehicle or Unit shall be paid in accordance with Section 2.01.9); provided that, in the case of less than total destruction or damage to the applicable Floor Plan Vehicle or Unit, in lieu of making such payment, the applicable Floor Plan Borrowers may elect to use such Net Available Proceeds received to promptly repair the physical destruction or damage to such Floor Plan Vehicle or Unit to the extent that the physical destruction or damage and/or any repairs made to remedy such destruction or damage does not void any applicable warranty with respect to such applicable Floor Plan Vehicle or Unit.

Section 2.02. M&T Advances.

2.02.1. Advances. Between Floor Plan Loan Adjustment Dates, M&T Bank may (but shall not be obligated to) fund to the Floor Plan Borrowers solely out of M&T Bank’s own funds the entire principal amount of any Loan Request (any such funding being referred to as an “M&T Advance”). Each Floor Plan Lender shall purchase an irrevocable and unconditional participation in each M&T Advance, in an amount equal to such Floor Plan Lender’s respective Floor Plan Loan Commitment Percentage of the principal amount of such M&T Advance, effective immediately upon the funding of each M&T Advance. Each Floor Plan Lender shall have the unconditional and irrevocable obligation to pay, and does hereby agree to pay, to M&T Bank, on each Floor Plan Loan Adjustment Date, an amount equal to such Floor Plan Lender’s Floor Plan Loan Commitment Percentage of each M&T Advance, and settlement shall occur between M&T Bank and all other Floor Plan Lenders on each Floor Plan Loan Adjustment Date such that after each such settlement, the Floor Plan Lenders shall each hold that percentage of the then aggregate outstanding principal balances of the Floor Plan Loans equal to such Floor Plan Lender’s respective Floor Plan Loan Commitment Percentage. Each Floor Plan Lender acknowledges and agrees that its obligation to acquire participations in M&T Advances and make payments to M&T Bank on account of such participations pursuant to this Section is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or Event of Default (including, without limitation, the commencement of a proceeding under the Bankruptcy Code or other Debtor Relief Laws with respect to any of Floor Plan Borrowers) or the reduction or termination of the Floor Plan Loan Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. All payments of principal, interest and any other amount with respect to each outstanding M&T Advance shall be payable to and received by the Administrative Agent for the account of M&T Bank. Any payments received by the Administrative Agent between Floor Plan Loan Adjustment Dates that in accordance with the terms of this Agreement are to be applied to the reduction of the outstanding aggregate principal balances of the Floor Plan Loans, shall be paid over to and retained by M&T Bank for such application to the outstanding M&T Advances and credited against the Floor Plan Lenders’ respective purchases of participation interests in the respective M&T Advances, subject to the provisions of Section 2.14.

2.02.2. Automated Sweep Program. M&T Bank may elect to process M&T Advances under any automated sweep program in effect at M&T Bank from time to time to facilitate automatic M&T Advances to cover submitted Loan Requests.

2.02.3. Repayment Obligations of Borrowers. For the avoidance of doubt, the Floor Plan Borrowers hereby jointly and severally and unconditionally promise to pay to the Administrative Agent for the account of M&T Bank all amounts outstanding on account of the M&T Advances, together with accrued interest thereon, on the terms and subject to the conditions applicable to the Floor Plan Loans and the Floor Plan Loan Notes. Nothing in this Section 2.02, including but not limited to the purchase of participations in an M&T Advance pursuant to this Section 2.02, shall relieve the Floor Plan Borrowers of any obligation for payments under the Floor Plan Loans and Floor Plan Loan Notes, or under the M&T Advances, or for any default by the Floor Plan Borrowers in the payment thereof. The Floor Plan Borrowers hereby authorize the Administrative Agent, in its discretion, to apply the Equity Offset to payments due to M&T under the M&T Advances.

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Section 2.03. Revolving Credit Loans. Subject to the terms and conditions of this Agreement and the other Credit Documents, each of the Revolving Credit Lenders severally agrees to make revolving credit loans (the “Revolving Credit Loans”) to the Revolving Credit Borrowers as joint and several obligors from time to time during the Availability Period for the Revolving Credit Facility, in an aggregate amount outstanding not to exceed such Revolving Credit Lender’s Revolving Credit Commitment Percentage multiplied by the Line Cap; provided, however, that after giving effect to any Revolving Borrowing, (a) the Total Revolving Credit Outstandings shall not at any time exceed the Revolving Credit Dollar Cap, (b) the aggregate Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Lender’s Revolving Credit Commitment and (c) the Total Revolving Credit Outstandings shall not exceed the Line Cap. Each Revolving Credit Loan extended by a Revolving Credit Lender shall be in a principal amount equal to such Revolving Lender’s Revolving Credit Commitment Percentage of the aggregate principal amount of the Revolving Credit Loans requested on such occasion. Subject to the application and satisfaction of the terms and conditions of this Agreement and of the other Credit Documents, the Borrowers may borrow, prepay, and reborrow the Revolving Credit Loans in whole or in part until the Revolving Credit Termination Date. Revolving Credit Loans may consist of Adjusted Base Rate Borrowings or a SOFR Borrowing at the Adjusted SOFR Rate, or a combination thereof, as the Borrowers may request in accordance with the terms hereof. For the avoidance of doubt, no Revolving Credit Loans shall be made by the Revolving Credit Lenders during the Ratio Adjustment Period.

2.03.1 Revolving Credit Loan Promissory Notes. The joint and several obligations of the Revolving Credit Borrowers to repay the Revolving Credit Loans to each Revolving Credit Lender shall be evidenced by a Revolving Credit Note. The Revolving Credit Borrowers shall deliver a Revolving Credit Note on the date of Closing to each of the Revolving Credit Lenders executed by an Authorized Officer of each Revolving Credit Borrower, with the face amount of each of such Revolving Credit Notes to be in the amount of the Revolving Credit Commitment of the respective Revolving Credit Lender. Any Revolving Credit Lender may request a Revolving Credit Note upon the Increase Effective Date in respect of a Revolving Credit Increase.

2.03.2 Procedure For Revolving Credit Loan Borrowings. The Revolving Credit Borrowers may borrow proceeds of the Revolving Credit Loans during the Availability Period in respect of the Revolving Credit Facility, provided, that the Borrower Representative on behalf of the Revolving Credit Borrowers delivers to the Administrative Agent an irrevocable, written, fully completed Loan Request executed by an Authorized Officer of the Borrower Representative (which Loan Request must be received by the Administrative Agent prior to 11:00 a.m. Eastern Time) (a) three (3) U.S. Government Securities Business Days prior to the requested Borrowing Date, if all or any part of the requested advances of proceeds of the Revolving Credit Loans are to be initially Adjusted SOFR Rate Borrowings, or (b) one (1) Business Day prior to the requested Borrowing Date if all of the requested advances of proceeds of the Revolving Credit Loans are to be initially Adjusted Base Rate Borrowings. Each Loan Request shall (A) specify: (i) the aggregate amount to be borrowed, (ii) the requested Borrowing Date, and (iii) whether the borrowing is to be an Adjusted SOFR Rate Borrowing, an Adjusted Base Rate Borrowing, or a combination thereof and (B) be accompanied by a Borrowing Base Certificate as required by Section 5.09.14. The Loan Requests may be delivered to the Administrative Agent via facsimile or by other electronic transmission it being agreed that the Administrative Agent may rely on the authority of the Person making any such request without receipt of any other confirmation. The Administrative Agent shall promptly notify each Revolving Credit Lender of the Administrative Agent’s receipt of each notice and the contents thereof. Each Revolving Credit Lender shall make the amount of its pro rata share (calculated in accordance with its respective Revolving Credit Commitment Percentage) of each requested borrowing available to the Administrative Agent for the accounts of the Revolving Credit Borrowers at the offices of the Administrative Agent specified in this Agreement prior to 1:00 pm (Eastern Time) on the Borrowing Date requested by the Borrowers in U.S. Dollars and in funds immediately available to the Administrative Agent. Such borrowing will be made available thereafter by the Administrative Agent crediting the Commercial Account with the aggregate of the amounts made available to the Administrative Agent by the Revolving Credit Lenders and in like funds as received by the Administrative Agent.

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2.03.3 Repayment Of Revolving Credit Loans. The Revolving Credit Borrowers unconditionally, jointly and severally, promise to pay to the Administrative Agent for the accounts of the Revolving Credit Lenders the then unpaid principal amount of each Revolving Credit Loan of the Revolving Credit Lenders on or before the Revolving Credit Termination Date (or on any earlier date on which the Revolving Credit Loans become due and payable as required by the stated provisions of this Agreement). The Revolving Credit Borrowers unconditionally, jointly and severally, promise to pay to the Administrative Agent for the ratable accounts of the Revolving Credit Lenders all interest which has accrued upon the unpaid principal amounts of the Revolving Credit Loans from time to time outstanding from the date of Closing until the date of payment in full of the Revolving Credit Loans at the rates per annum and on the dates set forth in Section 2.07 of this Agreement. All sums due to the Revolving Credit Lenders in connection with the Revolving Credit Loans shall be paid in full on or before the Revolving Credit Termination Date. Notwithstanding the foregoing, the Revolving Credit Borrowers unconditionally, jointly and severally, promise to pay to the Administrative Agent for the accounts of the Revolving Credit Lenders, (i) a $2,500,000 repayment of the principal amount of the Revolving Credit Loans on or before September 30, 2024, and (ii) a $2,500,000 repayment of the principal amount of the Revolving Credit Loans on or before December 31, 2024 (each a “Voluntary Revolving Repayment”). In connection with each such Voluntary Revolving Repayment, the Revolving Credit Borrowers shall submit a notice to the Administrative Agent, in accordance with Section 2.03.6 below, which permanently reduces the amount of the Revolving Credit Dollar Cap and the Revolving Credit Commitments, effective as of September 30, 2024 and December 31, 2024, respectively, by the amount of each such Voluntary Revolving Repayment.

2.03.4 Permitted Purposes Of Revolving Credit Loans. The proceeds of the Revolving Credit Loans shall be used by the Borrowers solely for the general working capital needs and for the general corporate purposes of the Borrowers and their Subsidiaries, including for Permitted Acquisitions and issuances of Letters of Credit.

2.03.5 Revolving Credit Unused Commitment Fees. For each Fiscal Quarter until the termination of the Revolving Credit Commitments, the Revolving Credit Borrowers jointly and severally promise to pay to the Administrative Agent for the ratable accounts of the Revolving Credit Lenders a per annum fee (the “Revolving Credit Unused Commitment Fee”) (calculated on the basis of the actual number of days elapsed in a year of 360 days) equal to (a) 0.15% times (b) the average daily unused portion of the Revolving Credit Commitments. In calculating the Revolving Credit Unused Commitment Fees, (x) the aggregate Stated Amount of L/C Obligations shall be deemed usage of Revolving Credit Commitments, but (y) Swingline Loans shall not be deemed usage of Revolving Credit Commitments. The Revolving Credit Unused Commitment Fee shall be payable in arrears on the first Business Day of each succeeding Fiscal Quarter with the first of such payments to be scheduled for payment on April 1, 2023.

2.03.6 Permanent Reduction Of Revolving Credit Dollar Cap. The Revolving Credit Borrowers shall have the right at any time, upon not less than ten (10) Business Days prior written notice to the Administrative Agent, to permanently reduce, in whole or in part, without premium or penalty, the Revolving Credit Dollar Cap, provided that (a) each reduction shall be in an amount of not less than Two Hundred Fifty Thousand Dollars ($250,000.00) or, if greater, a multiple of Fifty Thousand Dollars ($50,000.00), and (b) no reduction shall be permitted if, after giving effect thereto, and to any repayments of the Revolving Credit Loans made on the effective date thereof, the sum of the aggregate principal balances of the Revolving Credit Loans then unpaid and outstanding plus the aggregate unpaid balances of Swingline Loans plus the aggregate amount of L/C Obligations outstanding would exceed the Line Cap then in effect.

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2.03.7 Borrowing Base Overadvance. If, on any Borrowing Base Test Date, the aggregate Revolving Credit Exposure of all Lenders exceeds the Line Cap (such amount in excess of the Line Cap, the “Overexposure Amount”), then no later than the date that is one (1) Business Day following the date which a Borrowing Base Certificate has been delivered in respect of such Borrowing Base Test Date, the Revolving Credit Borrowers shall repay such outstanding Revolving Credit Loans, Swingline Loans and Reimbursement Obligations (and thereafter Cash Collateralize such outstanding L/C Obligations, to the extent remaining) in an amount equal to 100% of such Overexposure Amount to the Administrative Agent, which such amount shall be applied to the Revolving Credit Loans ratably in accordance with Section 2.08.3; provided, however, that the Revolving Credit Borrowers shall have an additional five (5) days to make any such repayment to the extent that the Overexposure Amount results from the establishment or modification of any Reserves or the modification of any eligibility standards pursuant to Section 2.21. All such repayments shall be applied (i) first, to prepay the outstanding Swingline Loans to the full extent thereof, (ii) second, to prepay the Revolving Credit Loans to the full extent thereof, (iii) third, to prepay outstanding Reimbursement Obligations, and (v) fourth, to Cash Collateralize Letters of Credit in an amount equal to the Minimum Collateral Amount.

Section 2.04. Swingline Loan Subfacility. During the Availability Period for the Revolving Credit Facility, subject to the terms and conditions set forth herein, the Swingline Lender agrees to make certain revolving credit loans (each, a “Swingline Loan” and collectively, the “Swingline Loans”) to the Revolving Credit Borrowers in Dollars from time to time on any Business Day provided that, (a) the aggregate amount of Swingline Loans outstanding at any time shall not exceed the Swingline Committed Amount, (b) the Revolving Credit Exposure of any Revolving Credit Lender shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment, (c) the Total Revolving Credit Outstandings shall not exceed the Line Cap, and (d) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Dollar Cap. Swingline Loans may be repaid and reborrowed in accordance with the provisions of this Agreement. Notwithstanding the foregoing, the Swingline Lender shall not be required to make a Swingline Loan if any Credit Party shall have notified the Swingline Lender and the Revolving Credit Borrowers in writing at least one (1) Business Day prior to the Borrowing Date with respect to such Swingline Loan, that the conditions set forth in Section 4.02 have not been satisfied and such conditions remain unsatisfied as of the requested time of the making such Swingline Loan. Each Swingline Loan shall be due and payable in full on the earlier of (a) the Swingline Termination Date, or (b) such earlier maturity date as may be agreed to by the Swingline Lender and the Revolving Credit Borrowers. Swingline Loans may only be Adjusted Base Rate Borrowings and may not be SOFR Borrowings.

2.04.1. Advances. The Revolving Credit Borrowers shall request each Swingline Loan by a notification from an Authorized Officer of the Borrower Representative to the Administrative Agent and to the Swingline Lender by telephone (confirmed electronically) or electronically not later than 11:00 a.m. Eastern Time on the proposed Borrowing Date. Each such notice shall be irrevocable and shall specify (a) the aggregate principal amount to be borrowed, (b) the requested Borrowing Date, and (c) the requested maturity date of the requested Swingline Loan. The Swingline Lender will make the requested amount available promptly on the Borrowing Date, to the Administrative Agent (for the accounts of the Revolving Credit Borrowers) who, thereupon, will promptly make such amount available to the Revolving Credit Borrowers on such Borrowing Date in like funds as provided therein. Each Swingline Loan shall be in an amount not less than the applicable Minimum Borrowing Amount.

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2.04.2. Repayment of Swingline Loans Upon Swingline Conversion Event. Each Revolving Credit Borrower agrees to repay each Swingline Loan made to it within one Business Day of demand therefor by the Swingline Lender and, in any event, within five (5) Business Days after the date such Swingline Loan was made; provided, that the proceeds of a Swingline Loan may not be used to pay a Swingline Loan. Notwithstanding the foregoing, the Revolving Credit Borrowers shall repay the entire outstanding principal amount of, and all accrued but unpaid interest on, the Swingline Loans on the Swingline Termination Date (or such earlier date as the Swingline Lender and the Revolving Credit Borrowers may agree in writing). In lieu of demanding repayment of any outstanding Swingline Loan from the Revolving Credit Borrowers, the Swingline Lender may, on behalf of the Revolving Credit Borrowers (which hereby irrevocably directs the Swingline Lender to act on its behalf for such purpose), request a borrowing of Revolving Credit Loans that are Base Rate Loans from the Revolving Credit Lenders (with notice to the Borrower Representative) in an amount equal to the principal balance of such Swingline Loan. The minimum borrowing amount limitations contained in Section 2.04.1 shall not apply to any borrowing of such Revolving Credit Loans made pursuant to this subsection. The Swingline Lender shall give notice to the Administrative Agent of any such borrowing of Revolving Credit Loans not later than 11:00 a.m. at least one Business Day prior to the proposed date of such borrowing. Promptly after receipt of such Loan Notice from the Swingline Lender under the immediately preceding sentence, the Administrative Agent shall notify each Revolving Credit Lender and the Borrower Representative of the proposed borrowing. Not later than 10:00 a.m. on the proposed date of such borrowing, each Revolving Credit Lender will make available to the Administrative Agent at the offices of the Administrative Agent specified in this Agreement for the account of the Swingline Lender, in immediately available funds, the proceeds of the Revolving Credit Loan to be made by such Revolving Credit Lender. The Administrative Agent shall pay the proceeds of such Revolving Credit Loans to the Swingline Lender, which shall apply such proceeds to repay such Swingline Loan. Each Revolving Credit Lender irrevocably agrees to extend its pro rata share of the requested Revolving Credit Loans notwithstanding (a) that the amount of the borrowing may not satisfy the Minimum Borrowing Amount for Revolving Credit Loans, (b) that a Default or Event of Default may exist, (c) the failure of any request or deemed request for the Revolving Credit Loans to be timely made, (d) that the date of such borrowing is not a date on which Revolving Credit Loans are otherwise permitted to be made, or (e) any reduction or termination of the Revolving Credit Commitments.

2.04.3. Participations. Immediately upon the making of a Swingline Loan, each Revolving Credit Lender shall be deemed to have purchased, and hereby irrevocably and unconditionally agrees to purchase, from the Swingline Lender, without recourse or warranty, an undivided interest and participation to the extent of such Revolving Credit Lender’s Revolving Credit Commitment Percentage of such Swingline Loan. In the event that outstanding Swingline Loans cannot be repaid with the proceeds of Revolving Credit Loans pursuant to Section 2.04.2 for any reason (including, without limitation, as a result of the commencement of a proceeding under the Bankruptcy Code or other Debtor Relief Laws with respect to the Borrowers), the Revolving Credit Lenders will, as of the date such proposed borrowing otherwise would have occurred but adjusted for any payments received in respect of such Swingline Loan(s) by or for the account of the Revolving Credit Borrowers on or after such date and prior to such purchase, immediately fund their respective participations in the outstanding Swingline Loans as necessary to cause such Revolving Credit Lenders to share in such Swingline Loan(s) proportionately in accordance with their respective Revolving Credit Commitment Percentages in respect of the Revolving Credit Commitments. Any amounts received by the Swingline Lender from the Revolving Credit Borrowers (or from any other Person on behalf of the Revolving Credit Borrowers) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the applicable Revolving Credit Lenders that shall have made their payments pursuant to this Section and to the Swingline Lender, as their interests may appear. The purchase of participations in a Swingline Loan pursuant to this Section shall not relieve the Revolving Credit Borrowers of any default by the Revolving Credit Borrowers in the payment thereof; provided, however, that in the event any such payment received by the Administrative Agent is subsequently set aside or is required to be refunded, returned or repaid, such Revolving Credit Lender will repay to the Administrative Agent its proportionate share thereof.

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2.04.4. Obligations Absolute. A Revolving Credit Lender’s obligation to purchase such a participation in a Swingline Loan shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including without limitation, (i) any claim of setoff, counterclaim, recoupment, defense or other right which such Revolving Credit Lender or any other Person may have or claim against the Administrative Agent, any Swingline Lender or any other Person whatsoever, (ii) the occurrence or continuation of a Default or Event of Default (including without limitation, any of the Defaults or Events of Default described in Sections 7.01.7 or 7.01.8), or the termination of any Revolving Credit Lender’s Revolving Credit Commitment, (iii) the existence (or alleged existence) of an event or condition which has had or could have a Material Adverse Change, (iv) any breach of any Credit Document by the Administrative Agent, any Lender, any Borrower or any other Loan Party, or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. If such amount is not in fact made available to the Swingline Lender by any Revolving Credit Lender, the Swingline Lender shall be entitled to recover such amount on demand from such Revolving Credit Lender, together with accrued interest thereon for each day from the date of demand thereof, at the Federal Funds Rate. If such Revolving Credit Lender does not pay such amount forthwith upon the Swingline Lender’s demand therefor, and until such time as such Revolving Credit Lender makes the required payment, the Swingline Lender shall be deemed to continue to have outstanding Swingline Loans in the amount of such unpaid participation obligation for all purposes of the Credit Documents (other than those provisions requiring the other Revolving Credit Lenders to purchase a participation therein). Further, such Revolving Credit Lender shall be deemed to have assigned any and all payments made of principal and interest on its Revolving Credit Loans, and any other amounts due it hereunder, to the Swingline Lender to fund Swingline Loans in the amount of the participation in Swingline Loans that such Revolving Credit Lender failed to purchase pursuant to this Section until such amount has been purchased (as a result of such assignment or otherwise).

Section 2.05. Letter of Credit Subfacility. During the Availability Period for the Revolving Credit Commitments, subject to the terms and conditions set forth in this Agreement, an Authorized Officer of the Borrower Representative may request on behalf of the Revolving Credit Borrowers the issuance of, and the Issuing Bank in reliance upon the agreements of the Revolving Credit Lenders set forth in Section 2.05.3 agrees to issue, Letters of Credit for the accounts of the Revolving Credit Borrowers or any of its Subsidiaries, in a form acceptable to the Issuing Bank, at any time and from time to time on any Business Day from the Closing Date through, but not including the L/C Expiration Date, provided, however, that the Issuing Bank shall not be obligated to issue any Letter of Credit if, after giving effect to such issuance, (a) the aggregate amount of L/C Obligations (after giving effect to any requested issuance) exceeds the Letter of Credit Sublimit, (b) the Revolving Credit Exposure of any Lender exceeds such Lender’s Revolving Credit Commitment or (c) the aggregate Revolving Credit Exposure of all Lenders exceeds the Line Cap. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of Letter of Credit Application or other L/C Document submitted by the Borrowers to, or entered into by the Borrowers with, the Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

2.05.1. Request for Issuance; Amendment; Renewal; Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), an Authorized Officer of the Borrower Representative on behalf of the applicable Revolving Credit Borrower or Revolving Credit Borrowers shall deliver to the Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a written notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended together with a Letter of Credit Application, and specifying the proposed date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with Section 2.05.2), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. Such written notice may be transmitted electronically or by facsimile, if arrangements for doing so have been approved by the Issuing Bank. Upon receipt of the Letter of Credit Application executed by an Authorized Officer of the Borrower Representative, the Issuing Bank shall process such Letter of Credit Application and issue the Letter of Credit requested thereby, provided all fees and expenses in connection with such Letter of Credit have been paid and all other conditions precedent to the issuance of Letters of Credit have been satisfied and, provided further, the Issuing Bank shall not be required to issue any Letter of Credit earlier than three (3) Business Days after receipt by the Issuing Bank of the Letter of Credit Application and of all of the certificates, documents and other papers and information required by the Issuing Bank which relate thereto. The Issuing Bank shall promptly furnish a copy of each Letter of Credit to the Administrative Agent and to the Borrower Representative. A Letter of Credit shall be issued, amended, renewed or extended only if (and, upon issuance, amendment, renewal or extension of each Letter of Credit, the Revolving Credit Borrowers shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, the provisos set forth in Section 2.05(a) through (g) are satisfied. The Issuing Bank shall not be obligated to amend any Letter of Credit if the Issuing Bank would not be required at such time to issue such Letter of Credit in its amended form under the terms of this Agreement. Upon the issuance by the Issuing Bank of a Letter of Credit and until such Letter of Credit shall have expired or been cancelled, the Revolving Credit Commitment of each Revolving Credit Lender shall be deemed to be utilized for all purposes of this Agreement in an amount equal to the product of (i) such Revolving Credit Lender’s Revolving Credit Commitment Percentage and (ii) the sum of (A) the Stated Amount of such Letter of Credit plus (B) without duplication of any amounts included under clause (A), any related Reimbursement Obligations then outstanding.

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2.05.2. Expiration Date. Each Letter of Credit shall expire at or prior to the close of business on the earlier of (a) the date that is 365 days after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, 365 days after such renewal or extension) and (b) the L/C Expiration Date, provided that any Letter of Credit may provide for the automatic renewal thereof for additional 365-day periods (which shall in no event extend beyond the L/C Expiration Date).

2.05.3. Agreement of Lenders To Purchase Proportionate Share of Letters of Credit. Upon receipt by the Issuing Bank from the beneficiary of a Letter of Credit issued by the Issuing Bank of any demand for payment under such Letter of Credit and the Issuing Bank’s determination that such demand for payment complies with the requirements of such Letter of Credit, the Issuing Bank shall promptly notify the applicable Revolving Credit Borrower or the Borrower Representative and the Administrative Agent of the amount to be paid by the Issuing Bank as a result of such demand and the date on which payment is to be made by the Issuing Bank to such beneficiary in respect of such demand; provided, however, that the Issuing Bank’s failure to give, or delay in giving, such notice shall not discharge the applicable Revolving Credit Borrower in any respect from the applicable Reimbursement Obligation. In order to induce the Issuing Bank to issue Letters of Credit for the accounts of the Borrowers in accordance with the terms of this Agreement, each Revolving Credit Lender unconditionally and irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Bank, on the terms and conditions hereinafter stated, for such Lender’s own account and risk an undivided interest and participation equal to such Lender’s Revolving Credit Commitment Percentage in the Issuing Bank’s obligations and rights under each Letter of Credit issued hereunder and the amount of each L/C Disbursement of the Issuing Bank.

2.05.4. Reimbursement Obligations of the Borrowers. Each Revolving Credit Lender unconditionally and irrevocably covenants to the Issuing Bank that, if an L/C Disbursement is made by the Issuing Bank with respect to any Letter of Credit for which the Issuing Bank is not immediately reimbursed in full by the Revolving Credit Borrowers, such Lender shall pay to the Administrative Agent, for the account of the Issuing Bank, upon the demand by the Administrative Agent, an amount equal to such Lender’s Revolving Credit Commitment Percentage of the unreimbursed amount of such L/C Disbursement not later than 1:00 p.m. Eastern Time on the Business Day specified by the Administrative Agent in its demand for payment. Any payment made by a Lender pursuant to this Section 2.05.3 to reimburse the Issuing Bank for any L/C Disbursement shall not constitute a Loan and shall not relieve the Borrowers of their joint and several obligations to reimburse such L/C Disbursement; provided, however, that the Revolving Credit Borrowers unconditionally and irrevocably, jointly and severally, covenant to reimburse the Issuing Bank by paying to the Administrative Agent, for the account of the Issuing Bank, the amount of such L/C Disbursement by the not later than 12:00 noon on (i) the Business Day that the Revolving Credit Borrowers receive notice of such drawing, if such notice is received by the Revolving Credit Borrowers prior to 10:00 a.m., or (ii) the Business Day immediately following the day that the Revolving Credit Borrowers receive such notice, if such notice is not received prior to such time, for the amount of (x) such L/C Disbursement and (y) any amounts incurred by such Issuing Bank in connection with such payment; provided, further, that in respect of any drawing under any Letter of Credit, the maximum amount that any Revolving Credit Lender shall be required to fund, whether as a Revolving Credit Loan or as a participation, shall not exceed such Revolving Credit Lender’s Revolving Credit Commitment Percentage of such drawing except as otherwise provided in Section 2.14. Each Revolving Credit Lender’s obligation to make such payments to the Administrative Agent under this subsection, and the Administrative Agent’s right to receive the same for the account of the Issuing Bank, shall be absolute, irrevocable and unconditional and shall not be affected in any way by any circumstance whatsoever, including without limitation, (i) the failure of any other Revolving Credit Lender to make its payment under this subsection, (ii) the financial condition of the Revolving Credit Borrowers or any other Loan Party, (iii) the existence of any Default or Event of Default, including any Event of Default described in Section 7.01.7 or 7.01.8, (iv) the termination of the Revolving Credit Commitments or (v) the delivery of Cash Collateral. Each such payment to the Administrative Agent for the account of the Issuing Bank shall be made without any offset, abatement, withholding or deduction whatsoever.

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2.05.5. Borrowers’ Reimbursement Obligations Are Absolute. The Revolving Credit Borrowers’ joint and several reimbursement obligations hereunder shall be absolute and unconditional under all circumstances and irrespective of any set-off, counterclaim or defense to payment which the Revolving Credit Borrowers may have or have had against the Administrative Agent, the Issuing Bank, any of the Lenders, any beneficiary of a Letter of Credit or any other Person. The Revolving Credit Borrowers agree and acknowledge that none of the Administrative Agent, the Issuing Bank, or the Lenders shall be responsible for, nor shall the Revolving Credit Borrowers’ duties and obligations hereunder under the Credit Documents be affected by, among other things (a) the form, validity, sufficiency, accuracy, genuineness or legal effect of any documents or of any endorsements thereon presented in connection with any draft upon a Letter of Credit, even though such documents shall in fact prove to be invalid, fraudulent or forged, (b) any dispute between or among any Revolving Credit Borrower and any beneficiary of any Letter of Credit or any other party to which such Letter of Credit may be transferred, or (c) any claims whatsoever of the Revolving Credit Borrowers against any beneficiary of such Letter of Credit or any such transferee. None of the Administrative Agent, the Issuing Bank, or any of the Lenders shall be liable for any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with the issuance, administration, or payment of any drafts presented against any Letter of Credit. The Revolving Credit Borrowers agree and acknowledge that any action taken or omitted by the Administrative Agent, the Issuing Bank, or the Revolving Credit Lenders under or in connection with any Letter of Credit or the related drafts or documents shall be binding on the Revolving Credit Borrowers and shall not result in any liability of any of the Administrative Agent, the Issuing Bank, or the Revolving Credit Lenders to the Borrowers, absent gross negligence or willful misconduct. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the Issuing Bank shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

2.05.6. Applicability of ISP98. Unless otherwise expressly agreed by the Issuing Bank and the Revolving Credit Borrowers, when a Letter of Credit is issued the rules of the ISP shall apply to each standby Letter of Credit.

2.05.7. ..Interim Interest. If the Issuing Bank shall make any L/C Disbursement, then, unless the Revolving Credit Borrowers shall reimburse such L/C Disbursement in full on the date such L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such L/C Disbursement is made to but excluding the date that the Revolving Credit Borrowers reimburse such L/C Disbursement at the Adjusted Base Rate then applicable to Revolving Credit Loans; provided that the Default Rate shall apply during any continuing Event of Default. Interest accrued pursuant to this Section shall be for the account of the Issuing Bank, except that interest accrued on and after the date of payment by any Lender pursuant to Section 2.05.3 to purchase a participation from the Issuing Bank shall be for the account of such purchasing Lender to the extent of such payment.

2.05.8. Cash Collateralization. Upon the request of the Administrative Agent (a) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in Reimbursement Obligation (unless such Reimbursement Obligation has been reimbursed by the proceeds of a Revolving Credit Loan in accordance with Section 2.05.4), or (b) if, as of the L/C Expiration Date, any Letter of Credit for any reason remains outstanding and partially or wholly undrawn, or (c) a continuing Event of Default exists and the Loans have been accelerated and have become due and payable in accordance with Section 8.01 of this Agreement, the Borrowers shall immediately Cash Collateralize all then outstanding L/C Obligations (in an amount determined as of the date of such Reimbursement Obligation or the L/C Expiration Date or the date of acceleration of the Loans, as the case may be), but an amount not less than 110% of the outstanding L/C Obligations, unless otherwise agreed by the Issuing Bank and the Required Revolving Credit Lenders.

2.05.9. ..Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent, for the ratable accounts of the Lenders, letter of credit fees (the “Letter of Credit Fees”) on the aggregate daily Stated Amount of each outstanding Letters of Credit at the rate equal to the Applicable Margin applicable to Revolving Credit Loans for SOFR Rate Loans then in effect, provided, that upon the implementation of the Default Rate and for so long as the same shall continue, the Letter of Credit Fees shall be increased to the Default Rate. Letter of Credit Fees shall be payable (a) quarterly in arrears on the last Business Day of each Fiscal Quarter occurring during the term of this Agreement, and (b) on the last day of the Availability Period for the Revolving Credit Commitments. The Borrowers shall pay to the Administrative Agent, for the sole account of the Issuing Bank, those fees specified in the Fee Letter, plus such fronting fees and customary issuance, presentation, amendment and processing fees and all standard costs or charges of the Issuing Bank relating to letters of credit, as are from time to time in effect. Such fees and costs and charges shall be due and payable on demand and shall be nonrefundable.

2.05.10. Letters of Credit Issued for Other Loan Parties or Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder is in support of any obligations of, or is for the account of another Loan Party or a Subsidiary of a Borrower or of another Loan Party, each Revolving Credit Borrower shall be jointly and severally obligated with all other Borrowers to reimburse the Issuing Bank hereunder for any and all drawings under such Letter of Credit. Each Revolving Credit Borrower hereby acknowledges that the issuance of Letters of Credit for the accounts of other Loan Parties and Subsidiaries of such Borrower and any other Loan Party inures to the benefit of such Borrower, and that its business derives substantial benefits from the businesses of such other Loan Parties and Subsidiaries.

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Section 2.06. [Reserved].

Section 2.07. Interest Terms Applicable To The Loans. Interest shall accrue upon the unpaid principal balances of the Loans until the Loans have been repaid in full at the rate or rates described below in this Section 2.07. The Borrowers promise to pay to the Administrative Agent for the ratable benefit of the Lenders in each Class all accrued interest owing in respect of such Class of Loans in arrears on the applicable Interest Payment Dates.

2.07.1. Adjusted Base Rate. Swingline Loans advanced and outstanding shall bear interest at the Adjusted Base Rate. Absent a timely election by the Borrower Representative of a SOFR Borrowing in accordance with Section 2.07.2 of this Agreement, the unpaid balances of the Floor Plan Loans (including M&T Advances) and Revolving Credit Loans, including any balances of any Adjusted SOFR Rate Borrowings for which the applicable Interest Period has expired without an effective continuation, shall be deemed automatically to bear interest at the Adjusted Base Rate. Changes in the Adjusted Base Rate shall be made when and as changes in the Base Rate occur. Each election by the Borrower Representative of an Adjusted Base Rate Borrowing shall be in the Minimum Borrowing Amount, or any multiple thereof. Payments on account of Adjusted Base Rate Borrowings shall be due and payable in arrears monthly on the Interest Payment Date in each consecutive month.

2.07.2. SOFR Borrowing Option. Subject to the terms of this Section, interest may accrue at the election of the Borrower Representative (a) with respect to Revolving Credit Loans, at the Adjusted SOFR Rate for Interest Periods and on portions of the unpaid principal balances of the Revolving Credit Loans, as selected by the Borrower Representative and (b) with respect to Floor Plan Loans, at the Adjusted Daily SOFR Rate on the principal balances outstanding of the Floor Plan Loans. With respect to the Revolving Credit Loans, the Borrowers shall have the option to elect a series of consecutive Interest Periods applicable to portions of the unpaid principal balances of Revolving Credit Loans to be designated at the time of an initial election for SOFR Borrowings; provided that SOFR shall be redetermined on the terms set forth in this Agreement for each Interest Period and interest payments shall be made at the end of each Interest Period. For the avoidance of doubt, the SOFR Borrowing option shall not be available for Swingline Loans.

(a) Interest Payment and Computation.

Interest shall accrue from and including the first day of each Interest Period selected by the Borrower Representative to (but not including) the last day of such Interest Period at the Adjusted SOFR Rate determined as applicable to such Interest Period upon the amount of the unpaid principal balances of the Revolving Credit Loans. SOFR Rate Borrowings shall be due and payable in arrears on each applicable Interest Payment Date.

(b) Interest Payment and Computation (Floor Plan Loans).

Subject to the last sentence of this clause (b) and to the operation and effect of Sections 2.07.4 and 2.07.5 hereof, the principal balance of any advanced and outstanding Floor Plan Loans shall bear interest at the Adjusted Daily SOFR Rate. With respect to the Floor Plan Loans, there shall only be one (1) applicable interest rate in effect for all of the Floor Plan Loans at any time and each interest rate election shall apply to the entire aggregate unpaid principal balances of the Floor Plan Loans. Payments on account of interest applicable to Floor Plan Loans shall be applied by the Administrative Agent to outstanding balances of such Loans accruing or having accrued interest at the Adjusted Daily SOFR Rate and balances of such Loans accruing or having accrued interest at the Adjusted Base Rate, in such order or proportion as the Administrative Agent, in its sole discretion, shall determine. Adjusted Daily SOFR Borrowings on account of Floor Plan Loans shall be due and payable monthly in arrears on the Interest Payment Date in each consecutive month.

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(c) Continuation and Conversion. Provided that no Default or Event of Default has occurred and is then continuing, the Borrower Representative shall have the option to (a) convert at any time, subject to the notice requirements herein, all or any portion of any outstanding Base Rate Loans (other than Swingline Loans) in a principal amount equal to $2,000,000.00 or any whole multiple of $1,000,000.00 in excess thereof (or such lesser amount as shall represent all of the Base Rate Loans then outstanding) into one or more SOFR Rate Loans and (b) upon the expiration of any Interest Period therefor, (i) convert all or any part of any outstanding SOFR Rate Loans in a principal amount equal to $1,000,000.00 or a whole multiple of $500,000.00 in excess thereof (or such lesser amount as shall represent all of the SOFR Rate Loans then outstanding) into Base Rate Loans (other than Swingline Loans) or (ii) continue any SOFR Rate Loans as SOFR Rate Loans, provided that, unless notice is otherwise given by the Borrower Representative to convert or continue any SOFR Rate Loans, upon the expiration of any Interest Period in respect of such SOFR Rate Loans, such SOFR Rate Loans shall automatically continue as SOFR Rate Loans having the same Interest Period as such expiring Interest Period. Whenever the Borrower Representative desires to convert or continue Loans as provided above (other than an automatic continuation of a SOFR Rate Loan as provided in clause (b)(ii) above), the Borrower Representative shall give the Administrative Agent irrevocable prior written notice in the form attached as Exhibit I (a “Notice of Conversion/Continuation”) not later than 11:00 a.m. three (3) U.S. Government Securities Business Days before the day on which a proposed conversion or continuation of such Loan is to be effective specifying (A) the Loans to be converted or continued, and, in the case of any SOFR Rate Loan to be converted or continued, the last day of the Interest Period therefor, (B) the effective date of such conversion or continuation (which shall be a Business Day), (C) the principal amount of such Loans to be converted or continued, and (D) in the case of any SOFR Rate Loans, the Interest Period to be applicable to such converted or continued SOFR Rate Loan. If the Borrower Representative fails to deliver a timely Notice of Conversion/Continuation with respect to a SOFR Rate Loan prior to the end of the Interest Period therefor, then, unless such SOFR Rate Loan is repaid as provided herein, the Borrower Representative shall be deemed to have selected that such SOFR Rate Loan shall automatically be continued as SOFR Rate Loans having the same Interest Period as such expiring Interest Period. If the Borrower Representative requests a conversion to, or continuation of, a SOFR Rate Loan, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. Notwithstanding anything to the contrary herein, a Swingline Loan may not be converted to a Eurocurrency Rate Loan. The Administrative Agent shall promptly notify the affected Lenders of such Notice of Conversion/Continuation.

(d) Manner of Payment. Except as otherwise expressly provided herein, each payment by a Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts (including the Reimbursement Obligation) payable to the Lenders under this Agreement shall be made not later than 1:00 p.m. on the date specified for payment under this Agreement to the Administrative Agent at the Administrative Agent’s Office for the account of the Lenders entitled to such payment in Dollars, and shall be made without any setoff, counterclaim or deduction whatsoever. Any payment received after 1:00 p.m. shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each such Lender at its address for notices set forth herein its Pro Rata Share in respect of the relevant facility (or other applicable share as provided herein) of such payment and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent on account of the principal of or interest on the Swingline Loans or of any fee, commission or other amounts payable to the Swingline Lender shall be made in like manner, but for the account of the Swingline Lender. Each payment to the Administrative Agent of any Issuing Bank’s fees shall be made in like manner, but for the account of such Issuing Bank. Each payment to the Administrative Agent of Administrative Agent’s fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 2.07.3, 2.10, 2.11 or 10.08 shall be paid to the Administrative Agent for the account of the applicable Lender. Subject to the definitions of Interest Period and Interest Payment Date, if any payment under this Agreement shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment. Notwithstanding the foregoing, if there exists a Defaulting Lender each payment by the Borrowers to such Defaulting Lender hereunder shall be applied in accordance with Section 2.14.1(b).

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2.07.3. Breakage Costs. The Borrowers jointly and severally promise to compensate the Lenders from time to time, upon demand from any Lender through the Administrative Agent, for all losses, expenses, lost earnings, costs and liabilities (including all interest paid to lenders of funds borrowed by the Lenders to carry SOFR Borrowings) which any of the Lenders sustains if: (1) any repayment or prepayment of any SOFR Borrowings (including any payment resulting from the acceleration of the Loans in accordance with the terms of this Agreement or from an assignment required by Section 2.11 of this Agreement) or any conversion of SOFR Borrowings for any reason occurs on a date which is not a Business Day and, with respect to any SOFR Borrowing on account of a Revolving Credit Loan is not the last day of an Interest Period; or (2) any failure by the Borrowers to borrow a SOFR Borrowing or convert an Adjusted Base Rate Borrowing to a SOFR Borrowing on the date for such borrowing or conversion specified in the relevant notice of election given by the Borrower Representative to the Administrative Agent in accordance with the terms of this Agreement.

2.07.4. Illegality. If the Administrative Agent or the Required Lenders shall determine that the introduction of any law (statutory or common), treaty, rule, regulation, guideline or determination of an arbitrator or of a governmental authority or in the interpretation or administration thereof, has made it unlawful, or that any central bank or other governmental authority has asserted that it is unlawful for any of the Lenders to make Loans at the SOFR Rate and/or the Daily SOFR Rate, then, on notice thereof by the Administrative Agent to the Borrower Representative, the Administrative Agent may suspend the making of Loans at the SOFR Rate and the Daily SOFR Rate until the Administrative Agent shall have notified the Borrower Representative that the circumstances giving rise to such determination shall no longer exist. If the Administrative Agent or the Required Lenders shall determine that it is unlawful to maintain any Loans at the SOFR Rate and/or the Daily SOFR Rate, the Borrowers shall immediately convert all outstanding SOFR Rate Borrowings and/or Adjusted Daily SOFR Borrowings, as applicable, to Adjusted Base Rate Borrowings or pay to the Administrative Agent for the benefit of the Lenders the aggregate principal amount of all affected Loans then outstanding at the SOFR Rate or Daily SOFR Rate, together with accrued interest and related Credit Party Expenses.

2.07.5. Termination Of Right To Elect SOFR Borrowings. Notwithstanding anything to the contrary set forth in this Agreement, and without limiting any other rights and remedies of the Lenders, the Required Lenders during any continuing Default or Event of Default may suspend the right of the Borrowers to elect any new SOFR Borrowing or to convert any Adjusted Base Rate Borrowing into a SOFR Borrowing, to permit any SOFR Borrowing to be renewed as a SOFR Borrowing, or to permit any SOFR Borrowing at the Adjusted Daily SOFR Rate to continue as a SOFR Borrowing, in which case, all SOFR Borrowings, other than SOFR Borrowings at the Adjusted Daily SOFR Rate, shall be converted on the last days of the respective Interest Periods therefor or continued, as the case may be, as Adjusted Base Rate Borrowings, and all SOFR Borrowings at the Adjusted Daily SOFR Rate shall be converted to Adjusted Base Rate Borrowings on the date selected by the Required Lenders.

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2.07.6. Calculation Of Interest. Interest shall be calculated upon Adjusted Base Rate Borrowings on the basis of a 365 or 366 days per year factor applied to the actual days on which there exists an unpaid balance of the Adjusted Base Rate Borrowings. Interest shall be calculated upon SOFR Borrowing on the basis of a 360 day per year factor applied to the actual days on which there exists an unpaid balance of the SOFR Borrowing.

2.07.7. Default Interest.

(a) During the existence an Event of Default under Sections 7.01.1, 7.01.7 or 7.01.8, automatically and without the requirement of any notice, and at the request of the Administrative Agent or the Required Lenders during the existence of any other Event of Default, the principal amount of all Loans outstanding, Reimbursement Obligations and all fees and other Obligations owed hereunder, including, to the extent permitted by applicable law, any interest payments on the Loans, shall thereafter bear interest (including post-petition interest in any proceeding under the Debtor Relief Laws or other applicable bankruptcy laws) payable on demand at the applicable Default Rate; provided, in the case of Loans accruing interest at the SOFR Rate (other than Floor Plan Loans), upon the expiration of the Interest Period in effect at the time any such increase in interest rate is effective such Loans shall thereupon accrue interest at the Base Rate and shall thereafter bear interest payable upon demand at the Default Rate. Payment or acceptance of the increased rates of interest provided for in this Section 2.07.7 is not a permitted alternative to timely payment and shall not constitute a waiver of any Event of Default or otherwise prejudice or limit any rights or remedies of Administrative Agent or any Lender. Imposition of the Default Rate may, at the election of the Required Lenders, be applied retroactively to the date of the occurrence of the Event of Default.

(b) Without limiting any other rights and remedies available to the Credit Parties by this Agreement or applicable Laws, accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

2.07.8. Maximum Rate Of Interest. Any provision contained in the Credit Documents to the contrary notwithstanding, the Lenders shall not be entitled to receive or collect, nor shall the Borrowers be obligated to pay, interest, fees, or charges thereunder in excess of the maximum rate of interest permitted by any applicable Law, and if any provision of this Agreement, the Notes or any of the other Credit Documents is construed or held by any court of law or Governmental Authority having jurisdiction to permit or require the charging, collection or payment of any amount of interest in excess of that permitted by such Laws, the provisions of this Section shall control and shall override any contrary or inconsistent provision. The intention of the parties is to at all times conform strictly with all applicable usury requirements and other Laws limiting the maximum rates of interest which may be lawfully charged upon the Loans. The interest to be paid pursuant to the Notes shall be held subject to reduction to the amount allowed under said usury or other Laws as now or hereafter construed by the courts having jurisdiction, and any sums of money paid in excess of the interest rate allowed by applicable Law shall be applied in reduction of the principal amount owing pursuant to the Notes.

2.07.9. Late Payment Charges. Any payment of principal, interest or fees due upon any of the Loans (including any final payment) which is received by the Administrative Agent more than fifteen (15) calendar days after its due date shall incur a late payment charge equal to five percent (5%) of the amount of the payment due, which charge shall be immediately due and payable. The existence of the right by the Lenders to receive a late payment charge shall not be deemed to constitute a grace period or provide any right to the Borrowers to make a payment other than on such payment’s scheduled due date.

2.07.10. Effect of Benchmark Transition Event.

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(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Credit Document, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to the Reference Time in respect of any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (1) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Credit Document in respect of such Benchmark setting and subsequent Benchmark settings, without any amendment or further action or consent of any other party hereto or to any other Credit Document, and (y) if a Benchmark Replacement is determined in accordance with clause (2) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, the Administrative Agent may unilaterally amend the terms of this Agreement to replace the then-current Benchmark with a Benchmark Replacement in accordance with the terms of this Agreement, with any such amendment to become effective as soon as practicable for the Administrative Agent and upon notice to the Borrower, without any further action or consent of the Borrower. No replacement of the Term SOFR Reference Rate (or the then-current Benchmark) with a Benchmark Replacement pursuant to clause (y) above will occur prior to the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 180th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 180 days after such statement or publication, the date of such statement or publication). Borrower shall pay reasonable out-of-pocket costs (including reasonable attorneys’ fees) incurred by the Administrative Agent in connection with any amendment and related actions, negotiation, documentation or enforcement of the terms hereof or any related matters contemplated in this Section 2.07.10.

(b) Benchmark Replacement Conforming Changes. In connection with the implementation or administration of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Credit Document, any amendments implementing such Benchmark Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement. Administrative Agent shall not be liable to any party hereto for any Benchmark Replacement Conforming Changes it makes in good faith.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Benchmark Replacement Conforming Changes. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section, including any determination with respect to a tenor, rate or adjustment, or of the occurrence or non-occurrence of an event, circumstance or date, and any decision to take or refrain from taking any action or any selection, will be conclusive and binding on all parties hereto absent manifest error, and may be made in its or their sole discretion and without consent from any other party to this Agreement or other Credit Document (except, in each case, as expressly required pursuant to this Section) and shall not be a basis of any claim of liability of any kind or nature by any party hereto, all such claims being hereby waived individually by each party hereto.

(d) Unavailability of Tenor or Benchmark. Notwithstanding anything to the contrary herein or in any other Credit Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is or will be no longer representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or nonrepresentative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is or will no longer be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

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(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period and until a Benchmark Replacement is determined in accordance with this Section 2.07.10, the Borrower Representative may revoke any pending request for a SOFR Rate Loan, or conversion to, or continuation of, SOFR Rate Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, (i) the Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans immediately. During a Benchmark Unavailability Period, Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable will not be used in any determination of the Base Rate.

2.07.11. Adjusted Term SOFR Conforming Changes. In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Term SOFR Conforming Changes from time to time and, notwithstanding anything to the contrary herein, any amendments implementing such Term SOFR Conforming Changes will become effective without any further action or consent of the Borrowers or any other party hereto. The Administrative Agent will promptly notify the Borrower Representative of the effectiveness of any Term SOFR Conforming Changes.

2.07.12. Changed Circumstances. Subject Section 2.07.10, in connection with any SOFR Rate Loan, a request therefor, a conversion to or a continuation thereof or otherwise, if for any reason (i) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that if Term SOFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, reasonable and adequate means do not exist for ascertaining Term SOFR and the applicable Interest Period with respect to a proposed SOFR Rate Loan on or prior to the first day of such Interest Period, (ii) the Administrative Agent shall determine (which determination shall be conclusive and binding absent manifest error) that deposits are not being offered to banks in the London or other applicable offshore interbank market for the applicable Interest Period, or (iii) the Required Lenders shall determine (which determination shall be conclusive and binding absent manifest error) that if Term SOFR is utilized in any calculations hereunder or under any other Loan Document with respect to any Obligations, interest, fees, commissions or other amounts, Term SOFR does not adequately and fairly reflect the cost to such Lenders of making or maintaining such Loans during the applicable Interest Period and, in such case, the Required Lenders have provided notice of such determination to the Administrative Agent, then, in each case, the Administrative Agent shall promptly give notice thereof to the Borrower Representative. Upon notice thereof by the Administrative Agent to the Borrower Representative, any obligation of the Lenders to make SOFR Rate Loans, and any right of the Borrower Representative to convert any Loan or continue any Loan as an SOFR Rate Loan, shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent (with respect to clause (iii), at the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, (A) the Borrower Representative may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Rate Loans (to the extent of the affected SOFR Rate Loans or affected Interest Periods) or, failing that, in the case of any request for a borrowing of an affected SOFR Rate Loan, the Borrower Representative will be deemed to have converted any such request into a request for a borrowing of or conversion to Base Rate Loans in the amount specified therein and (B) any outstanding affected SOFR Rate Loans will be deemed to have been converted into Base Rate Loans at the end of the applicable Interest Period. Upon any such prepayment or conversion, the Borrower Representative shall also pay accrued interest on the amount so prepaid or converted, together with any additional amounts required pursuant to Section 2.07.3.

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Section 2.08. Pro Rata Treatment And Payments.

2.08.1. Distribution Of Payments To Lenders. Except as otherwise expressly provided to the contrary by the terms of this Agreement, all payments (including prepayments) to be made by the Borrowers in respect of a Class hereunder, whether on account of principal, interest, fees or otherwise shall be made without set-off or counterclaim and shall be made prior to 12:00 Noon on the due date thereof to the Administrative Agent for the accounts of the Lenders in such Class at the Administrative Agent’s offices in Buffalo, New York in Dollars and in immediately available funds. The Administrative Agent shall promptly distribute to each Lender in such Class by wire transfer such Lender’s pro rata share of each of such payments in like funds as received for such Class. The Administrative Agent may assume that the Borrowers have made such payments on the applicable date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or to the Issuing Bank, as the case may be, the amount due. In such event, if the Borrowers have not in fact made such payments, then each of the Lenders or the Issuing Bank, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or the Issuing Bank, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate or a rate determined by the Administrative Agent in accordance with banking industry customs and rules on interbank compensation.

2.08.2. Funding Of Loans. The Lenders agree that the Administrative Agent may assume that each Lender will fund timely its pro rata portion of each borrowing requested by the Borrowers in accordance with the terms of this Agreement and that the Administrative Agent may, in reliance upon such assumption, make available to the Borrowers a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable borrowing available to the Administrative Agent, then the applicable Lender and the Borrowers severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrowers to but excluding the date of payment to the Administrative Agent, at (a) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate or a rate determined by the Administrative Agent in accordance with banking industry customs and rules on interbank compensation, plus any administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing, and (b) in the case of a payment to be made by the Borrowers, the interest rate applicable to Adjusted Base Rate Borrowings. If the Borrowers and such Lender shall pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrowers the amount of such interest paid by the Borrowers for such period. If such Lender pays its share of the applicable borrowing to the Administrative Agent, then the amount so paid shall constitute such share included in the subject borrowing. Any payment by the Borrowers shall be without prejudice to any claim the Borrowers may have against a Lender that shall have failed to make such payment to the Administrative Agent.

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2.08.3. Ratable Sharing. Except to the extent otherwise provided herein: (a) each Borrowing from the Revolving Credit Lenders under Section 2.03 shall be made from the Revolving Credit Lenders, each payment of the fees under Section 2.03.5 shall be made for the account of the Revolving Credit Lenders, and each termination or reduction of the amount of the Revolving Credit Commitments under Section 2.03.6 shall be applied to the respective Revolving Credit Commitments of the Revolving Credit Lenders, pro rata according to the amounts of their respective Revolving Credit Commitments; (b) each payment or prepayment of principal of Revolving Credit Loans shall be made for the account of the Revolving Credit Lenders pro rata in accordance with the respective unpaid principal amounts of the Revolving Credit Loans held by them, provided that, subject to Section 2.14, if immediately prior to giving effect to any such payment in respect of any Revolving Credit Loans the outstanding principal amount of the Revolving Credit Loans shall not be held by the Revolving Credit Lenders pro rata in accordance with their respective Revolving Credit Commitments in effect at the time such Revolving Credit Loans were made, then such payment shall be applied to the Revolving Credit Loans in such manner as shall result, as nearly as is practicable, in the outstanding principal amount of the Revolving Credit Loans being held by the Revolving Credit Lenders pro rata in accordance with such respective Revolving Credit Commitments; (c) each Borrowing from the Floor Plan Lenders under Sections 2.01 shall be made from the Floor Plan Lenders and each termination or reduction of the amount of the Floor Plan Commitments shall be applied to the respective Floor Plan Commitments of the Floor Plan Lenders, pro rata according to the amounts of their respective Floor Plan Commitments; (d) each payment or prepayment of principal of any Floor Plan Loans shall be made for the account of the Floor Plan Lenders, pro rata in accordance with the respective unpaid principal amounts of Floor Plan Loans held by them; (e) each payment of interest on any Floor Plan Loans shall be made for the account of the Floor Plan Lenders, pro rata in accordance with the amounts of interest on Floor Plan Loans, then due and payable to the respective Floor Plan Lenders; (f) the conversion and continuation of Revolving Credit Loans (other than conversions provided for by Sections 2.07.4) shall be made pro rata among the Revolving Credit Lenders, according to the amounts of their respective Revolving Credit Loans, and the then current Interest Period for each Lender’s portion of each such Loan of such Type and Class shall be coterminous; (g) the Revolving Credit Lenders’ participation in, and payment obligations in respect of, Swingline Loans under Section 2.04, shall be in accordance with their respective Applicable Percentages for Revolving Credit Commitments; and (i) the Revolving Credit Lenders’ participation in, and payment obligations in respect of, Letters of Credit under Section 2.05, shall be in accordance with their respective Applicable Percentages for Revolving Credit Commitments. All payments of principal, interest, fees and other amounts in respect of the Swingline Loans shall be for the account of the Swingline Lender only (except to the extent any Lender shall have acquired a participating interest in any such Swingline Loan pursuant to Section 2.04.1(d), in which case such payments shall be pro rata in accordance with such participating interests).

2.08.4. Setoffs, Counterclaims, Other Payments. If any Lender shall, by exercising any right of setoff or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of the Loans made by it, or the participations in L/C Obligations or in Swingline Loans held by it resulting in such Lender receiving payment greater than its pro rata share thereof as provided herein, then the Lender receiving such greater proportion shall (a) notify the Administrative Agent of such fact, and (b) purchase (for cash at face value in Dollars) participations in the Loans and participations in the L/C Obligations and Swingline Loans of the other Lenders, or make such other adjustments as shall be equitable, so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and other amounts owing them, provided that:

(i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest; and

(ii) the provisions of this Section shall not be construed to apply to (A) any payment made by the Borrowers pursuant to and in accordance with the express terms of this Agreement (including the application of funds arising from the existence of a Defaulting Lender) or (B) any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in L/C Obligations or Swingline Loans to any assignee or participant, other than to the Borrowers or any Subsidiaries thereof (as to which the provisions of this Section shall apply).

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Each Loan Party consents to the foregoing and agrees, to the extent it may effectively do so under applicable Law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against such Loan Party rights of setoff and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of such Loan Party in the amount of such participation.

Section 2.09. Application Of Payments. Except as expressly required to the contrary by the terms of this Agreement, all payments received upon the Loans may be applied first to Credit Party Expenses, next to late payment charges, then to accrued interest and the unpaid principal balances of the Loans, or in such other order as elected by the Required Lenders.

Section 2.10. Increased Costs.

2.10.1. Increased Costs Generally. If any Change In Law shall:

(a) impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Lender (except any reserve requirement reflected in the Adjusted SOFR Rate) or the Issuing Bank;

(b) subject any Recipient to any Taxes (other than (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (iii) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto; or

(c) impose on any Lender or the Issuing Bank or the London Interbank Market any other condition, cost or expense (other than Taxes) affecting this Agreement or any SOFR Borrowing made by such Lender or any Letter of Credit or participation therein; and the result of any of the foregoing shall be to increase the cost to such Lender, the Issuing Bank, or such other Recipient of making, converting to or continuing or maintaining any Loan (or of maintaining its obligation to make any such Loan), or to increase the cost to such Lender, the Issuing Bank, or such other Recipient of participating in, issuing or maintaining any Letter of Credit (or of maintaining its obligation to participate in or to issue any Letter of Credit), or to reduce the amount of any sum received or receivable by such Lender, the Issuing Bank, or such other Recipient hereunder (whether of principal, interest or any other amount) then, upon the request of such Lender, the Issuing Bank, or such other Recipient, the Borrowers agree to pay to such Lender, the Issuing Bank, or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, the Issuing Bank, or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.

2.10.2. Capital Requirements. If any Lender or the Issuing Bank determines that any Change in Law affecting such Lender or the Issuing Bank or any lending office of such Lender or such Lender’s or the Issuing Bank’s holding company, if any, regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or the Issuing Bank’s capital or on the capital of such Lender’s or the Issuing Bank’s holding company, if any, as a consequence of this Agreement, the Commitments of such Lender or the Loans made by, or participations in Letters of Credit or Swingline Loans held by, such Lender, or the Letters of Credit issued by the Issuing Bank, to a level below that which such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or the Issuing Bank’s policies and the policies of such Lender’s or the Issuing Bank’s holding company with respect to capital adequacy), then from time to time the Borrowers agree to pay to such Lender or the Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or the Issuing Bank or such Lender’s or the Issuing Bank’s holding company for any such reduction suffered.

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2.10.3. Certificate for Reimbursement. A certificate of a Lender or the Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or the Issuing Bank or its holding company, as the case may be, as specified in this Section 2.10 and delivered to the Borrowers shall be conclusive absent manifest error. The Borrowers promise to pay such Lender or the Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.

2.10.4. Delay in Requests. Failure or delay on the part of any Lender or the Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or the Issuing Bank’s right to demand such compensation, provided that the Borrowers shall not be required to compensate a Lender or the Issuing Bank pursuant to this Section for any increased costs incurred or reductions suffered more than twelve (12) months prior to the date that such Lender or the Issuing Bank, as the case may be, notifies the Borrowers of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or the Issuing Bank’s intention to claim compensation therefor (except that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the twelve (12) month period referred to above shall be extended to include the period of retroactive effect thereof).

Section 2.11. Taxes.

2.11.1. Defined Terms. For purposes of this Section, the term “Lender” includes any Issuing Bank and the term “applicable Law” includes FATCA.

2.11.2. Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Credit Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

2.11.3. Payment of Other Taxes by the Loan Parties. The Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Laws, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

2.11.4. Indemnification. The Loan Parties shall indemnify each Recipient, within 10 days after demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrowers by a Recipient (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Recipient, shall be conclusive absent manifest error.

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2.11.5. Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within ten (10) days after demand therefor, for (a) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (b) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.03 relating to the maintenance of a Participant Register and (c) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Credit Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Credit Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 2.11.5.

2.11.6. Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

2.11.7. Status of Lenders.

(a) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Credit Document shall deliver to the Borrowers and the Administrative Agent, at the time or times reasonably requested by the Borrowers or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrowers or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrowers or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrowers or the Administrative Agent as will enable the Borrowers or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(b) Without limiting the generality of the foregoing, in the event that the Borrowers are U.S. Borrowers,

(i) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of IRS Form W-9 certifying that such Lender is exempt from U.S. federal backup withholding tax;

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(ii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), whichever of the following is applicable:

(A) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Credit Document, executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Credit Document, IRS Form W-8BEN or W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(B) executed copies of IRS Form W-8ECI;

(C) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit J-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrowers within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) executed copies of IRS Form W-8BEN or W-8BEN-E, as applicable; or

(D) to the extent a Foreign Lender is not the beneficial owner, executed copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-2 or Exhibit J-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit J-4 on behalf of each such direct and indirect partner;

(iii) any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrowers or the Administrative Agent), executed copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrowers or the Administrative Agent to determine the withholding or deduction required to be made; and

(iv) if a payment made to a Lender under any Credit Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (iv), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.

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Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrowers and the Administrative Agent in writing of its legal inability to do so.

2.11.8. Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to Section 2.11 of this Agreement (including by the payment of additional amounts pursuant to Section 2.11), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this Section 2.11.8 (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 2.11.8, in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 2.11.8 the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amount with respect to such Tax had never been paid. This Section shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

2.11.9. Survival. Each party’s obligations under this Section 2.11 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Credit Document.

Section 2.12. Mitigation Obligations; Replacement of Lenders.

2.12.1. Designation of a Different Lending Office. If any Lender requests compensation under Section 2.10, or requires the Borrowers to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11, then such Lender shall (at the request of the Borrowers) use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.10 or 2.11, as the case may be, in the future, and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrowers hereby agree to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

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2.12.2. Replacement of Lenders. If any Lender requests compensation under Section 2.10, or if the Borrowers are required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.11 and, in each case, such Lender has declined or is unable to designate a different lending office in accordance with Section 2.12.1, or if any Lender is a Defaulting Lender or a Non-Consenting Lender, then the Borrowers may, at their sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in, and consents required by, Section 10.02), all of its interests, rights (other than its existing rights to payments pursuant to Section 2.10 or Section 2.11) and obligations under this Agreement and the related Credit Documents to an Eligible Assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that:

(a) the Borrowers shall have paid to the Administrative Agent the administrative fee (if any) specified in Section 10.02;

(b) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in L/C Disbursements, accrued interest thereon, accrued fees and all other amounts payable to it hereunder and under the other Credit Documents (including any amounts under Section 2.07.3) from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrowers (in the case of all other amounts);

(c) in the case of any such assignment resulting from a claim for compensation under Section 2.10 or payments required to be made pursuant to Section 2.11, such assignment will result in a reduction in such compensation or payments thereafter;

(d) such assignment does not conflict with applicable Laws; and

(e) in the case of any assignment resulting from a Lender becoming a Non-Consenting Lender, the applicable assignee shall have consented to the applicable amendment, waiver or consent.

Section 2.13. Certain Credit Support Events. Upon the request of the Administrative Agent or the Issuing Bank (a) if the Issuing Bank has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in a Reimbursement Obligation, or (b) if, as of the L/C Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, immediately Cash Collateralize the then Outstanding Amount of all L/C Obligations.

Section 2.14. Defaulting Lenders.

2.14.1. Defaulting Lender Adjustments. Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as such Lender is no longer a Defaulting Lender, to the extent permitted by applicable Laws:

(a) Waivers and Amendments. Such Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in the definition of Required Lenders, Required Revolving Credit Lenders and Required Floor Plan Lenders.

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(b) Defaulting Lender Waterfall. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article 8 or otherwise) or received by the Administrative Agent from a Defaulting Lender pursuant to Section 10.07 shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank to M&T Bank as the provider of the M&T Advances hereunder or Swingline Lender hereunder; third, to Cash Collateralize the Issuing Bank’s Fronting Exposure or M&T Bank’s Fronting Exposure with respect to such Defaulting Lender in accordance with Section 2.14; fourth, as the Borrowers may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrowers, to be held in a deposit account and released pro rata in order to (i) satisfy such Defaulting Lender’s potential future funding obligations with respect to Loans under this Agreement and (ii) Cash Collateralize the Issuing Bank’s future Fronting Exposure with respect to such Defaulting Lender with respect to future Letters of Credit issued under this Agreement and future M&T Advances, in accordance with Section 2.13; sixth, to the payment of any amounts owing to M&T Bank as the provider of the M&T Advances hereunder, the Lenders, the Issuing Banks or Swingline Lenders as a result of any judgment of a court of competent jurisdiction obtained by M&T Bank as the provider of the M&T Advances hereunder, any Lender, the Issuing Banks or Swingline Lenders against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrowers as a result of any judgment of a court of competent jurisdiction obtained by the Borrowers against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Disbursements in respect of which such Defaulting Lender has not fully funded its appropriate share, and (y) such Loans were made or the related Letters of Credit were issued at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Disbursements owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Disbursements owed to, such Defaulting Lender until such time as all Loans and funded and unfunded participations in M&T Advances, L/C Obligations and Swingline Loans are held by the Lenders pro rata in accordance with the Commitments under the Applicable Credit Facility without giving effect to Section 2.14.1(d). Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to Section 2.14.1(e) shall be deemed paid to and redirected by such Defaulting Lender, and each Lender irrevocably consents hereto.

(c) Certain Fees.

(i) No Defaulting Lender shall be entitled to receive a Floor Plan Unused Commitment Fee or a Revolving Credit Unused Commitment Fee for any period during which that Lender is a Defaulting Lender.

(ii) Each Defaulting Lender shall be entitled to receive Letter of Credit Fees for any period during which that Lender is a Defaulting Lender only to the limited extent allocable to its Revolving Credit Commitment Percentage of the stated amount of Letters of Credit for which it has provided Cash Collateral pursuant to Section 2.14.1(e).

(iii) With respect to any Floor Plan Unused Commitment Fee, Revolving Credit Unused Commitment Fee, or Letter of Credit Fee not required to be paid to any Defaulting Lender pursuant to clauses (i) or (ii) above, the Borrowers shall (x) pay to each Non-Defaulting Lender that portion of any such fee otherwise payable to such Defaulting Lender that has been reallocated to such Non-Defaulting Lender pursuant to clause (d) below, (y) pay to the Issuing Bank and the Swingline Lender, as applicable, the amount of any such fee otherwise payable to such Defaulting Lender to the extent allocable to such Issuing Bank’s or Swingline Lender’s Fronting Exposure to such Defaulting Lender, and (z) not be required to pay the remaining amount of any such fees.

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(d) Reallocation of Participations to Reduce Fronting Exposure. All or any part of such Defaulting Lender’s participation in (a) M&T Advances shall be reallocated among the Non-Defaulting Lenders in accordance with their respective Floor Plan Loan Commitment Percentages (calculated without regard to such Defaulting Lender’s Floor Plan Loan Commitments) but only to the extent that such reallocation does not cause the aggregate Outstanding Amount of the Floor Plan Loan of any Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Floor Plan Loan Commitment and (b) in the case of a Defaulting Lender that is a Revolving Credit Lender, all or any part of such Defaulting Lender’s participation in L/C Obligations and Swingline Loans shall be reallocated among the Non-Defaulting Lenders that are Revolving Credit Lenders in accordance with their respective Revolving Credit Commitment Percentages, determined without regard to such Defaulting Lender’s Revolving Credit Commitment) but only to the extent that such reallocation does not cause the aggregate Revolving Credit Exposure of any such Non-Defaulting Lender to exceed such Non-Defaulting Lender’s Revolving Credit Commitment. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation. Operation of the allocations provided in Section 2.14 above shall not be deemed to result in a default of any Borrower’s obligations to a Defaulting Lender under this Agreement or any other Credit Document.

(e) Cash Collateral, Repayment of Swingline Loans and M&T Advances.

(i) If the reallocation described in the immediately preceding subsection (d) above cannot, or can only partially, be effected, the Borrowers of the applicable Class shall, without prejudice to any right or remedy available to them hereunder or under law, (I) in respect of the Revolving Credit Facility, (x) first, prepay Swingline Loans in an amount equal to the Swingline Lender’s Fronting Exposure and (y) second, Cash Collateralize the Issuing Bank’s Fronting Exposure in accordance with the procedures set forth in this subsection and (II) in respect of the Floor Plan Facility, prepay the M&T Advances in an amount equal to M&T Bank’s Fronting Exposure as the lender of M&T Advances.

(ii) At any time that there shall exist a Revolving Credit Lender that is a Defaulting Lender, within one (1) Business Day following the written request of the Administrative Agent or the Issuing Bank (with a copy to the Administrative Agent), the Revolving Credit Borrowers shall Cash Collateralize the Issuing Bank’s Fronting Exposure with respect to such Defaulting Lender (determined after giving effect to the immediately preceding subsection (d) and any Cash Collateral provided by such Defaulting Lender) in an amount not less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time.

(iii) All Cash Collateral (other than credit support not constituting funds subject to deposit) provided under Section 2.14 shall be maintained in blocked, non-interest bearing deposit accounts maintained at M&T Bank. The Revolving Credit Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Issuing Bank, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of Letter of Credit Liabilities, to be applied pursuant to the immediately following clause (iv). The Floor Plan Borrowers, and to the extent provided by any Defaulting Lender, such Defaulting Lender, hereby grant to the Administrative Agent, for the benefit of the Administrative Agent and M&T Bank as the lender of M&T Advances, and agree to maintain, a first priority security interest in all such Cash Collateral as security for the Defaulting Lenders’ obligation to fund participations in respect of M&T Advances, to be applied pursuant to the immediately following clause (iv). If at any time the Administrative Agent determines that Cash Collateral in the Cash Collateral Account is subject to any right or claim of any Person other than the Administrative Agent, M&T Bank as lender of M&T Advances and the Issuing Bank as herein provided, or that the total amount of such Cash Collateral is less than the aggregate Fronting Exposure of the Issuing Bank with respect to Letters of Credit issued and outstanding at such time and of M&T Bank as lender of M&T Advances, the Revolving Credit Borrowers and/or Floor Plan Borrowers, as applicable, will, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency (after giving effect to any Cash Collateral provided by the Defaulting Lender).

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(iv) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.14 in respect of Letters of Credit shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of Letter of Credit Liabilities (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein. Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under this Section 2.14 in respect of M&T Advances shall be applied to the satisfaction of the Defaulting Lender’s obligation to fund participations in respect of M&T Advances (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) for which the Cash Collateral was so provided, prior to any other application of such property as may otherwise be provided for herein.

(v) Cash Collateral (or the appropriate portion thereof) provided to reduce the Issuing Bank’s Fronting Exposure shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Revolving Credit Lender), or (y) the determination by the Administrative Agent and the Issuing Bank that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and the Issuing Bank may (but shall not be obligated to) agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by a Revolving Credit Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents. Cash Collateral (or the appropriate portion thereof) provided to reduce M&T Bank’s Fronting Exposure in respect of M&T Advances shall no longer be required to be held as Cash Collateral pursuant to this subsection following (x) the elimination of the applicable Fronting Exposure (including by the termination of Defaulting Lender status of the applicable Floor Plan Lender), or (y) the determination by the Administrative Agent and M&T Bank as the lender of M&T Advances, that there exists excess Cash Collateral; provided that, subject to the immediately preceding subsection (b), the Person providing Cash Collateral and M&T Bank as the lender of M&T Advances, may (but shall not be obligated to) agree that Cash Collateral shall be held to support future anticipated Fronting Exposure or other obligations and provided further that to the extent that such Cash Collateral was provided by a Floor Plan Borrower, such Cash Collateral shall remain subject to the security interest granted pursuant to the Credit Documents.

2.14.2. Defaulting Lender Cure. If the Borrower Representative, the Administrative Agent, Issuing Bank, Swingline Lender and M&T Advance Lender as the provider of the M&T Advances each agree in writing that a Lender is no longer a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase at par that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may determine to be necessary to cause, as applicable, (i) the M&T Advances and funded and unfunded participations in M&T Advances to be held pro rata by the Floor Plan Lenders in accordance with their respective Floor Plan Commitment Percentages (determined without giving effect to Section 2.14.1(d)), (ii) the funded and unfunded participations in Letters of Credit and Swingline Loans to be held pro rata by the Revolving Credit Lenders in accordance with their Revolving Credit Commitment Percentages (determined without giving effect to the immediately preceding subsection Section 2.14.1(d)) and (iii) the Loans of each Class to be held by the Lenders of such Class pro rata as if there had been no Defaulting Lenders of such Class, whereupon such Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

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2.14.3. New Swingline Loans/Letters of Credit/M&T Advances. Without limiting the discretion of the M&T Advance Lender whether or not to make a M&T Advance (as set forth in Section 2.02.1), so long as any Lender (other than M&T Advance Lender or any of its Affiliates) under the Floor Plan Facility is a Defaulting Lender, M&T Advance Lender shall not be required to fund any M&T Advance. So long as any Lender is a Defaulting Lender, (a) the Swingline Lender shall not be required to fund any Swingline Loans unless it is satisfied that it will have no Fronting Exposure after giving effect to such Swingline Loan and (b) the Issuing Bank shall not be required to issue, extend, renew or increase any Letter of Credit unless it is satisfied that it will have no Fronting Exposure after giving effect thereto.

Section 2.15. Fees. The Borrowers promise to pay to M&T Bank for M&T Bank’s own account such fees as are required by the terms of the Fee Letter.

Section 2.16. Payments. All payments received by the Credit Parties which are to be applied to reduce the Obligations shall be provisional and shall not be considered final unless and until such payment is not subject to avoidance under any provision of the Bankruptcy Code, as amended, including Sections 547 and 550, or any other Debtor Relief Law. If any payment is avoided or set aside under any provision of the Bankruptcy Code, including Sections 547 and 550 thereof, or any other Debtor Relief Law, the payment shall be considered not to have been made for all purposes of this Agreement and the Credit Parties shall adjust their respective records to reflect the fact that the avoided payment was not made and has not been credited against the Obligations.

Section 2.17. Advancements. If the Borrowers or any other Loan Party fail to perform any of their respective agreements or covenants contained in the Credit Documents or if the Borrowers or any other Loan Party fails to protect or preserve the Collateral or any other security for the Obligations or the status and priority of the Liens of the Credit Parties in the Collateral or in any other security for the Obligations, the Administrative Agent for the account of the Lenders may make advances to perform the same on behalf of the Borrowers or other Loan Party to protect or preserve the Collateral or any other security for the Obligations or the status and priority of the Liens of the Credit Parties in the Collateral or in any other security for the Obligations, and all sums so advanced shall immediately upon such advance become secured by the Liens granted in the Credit Documents and any other security for the Obligations, and shall become part of the principal amount owed to the Lenders with interest to be assessed at the Default Rate. The Borrowers promise to repay on demand all sums so advanced on the Borrowers’ behalf, plus all expenses or costs incurred by the Administrative Agent, on account of the Lenders, including reasonable legal fees, with interest thereon. The provisions of this Section shall not be construed to prevent the institution of the rights and remedies of the Administrative Agent upon the occurrence of an Event of Default. The authorization contained in this Section is not intended to impose any duty or obligation on the Administrative Agent or any other Credit Party to perform any action or make any advancement on behalf of the Borrowers and is intended to be for the sole benefit and protection of the Credit Parties. Notwithstanding anything herein to the contrary, no Lender shall be required to fund any advances under this Section if such advance would cause the aggregate outstanding exposure of such Lender to exceed such Lender’s Commitment.

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Section 2.18. Co-Borrower Provisions.

2.18.1. Borrower Representative. To facilitate administration of the Loans, the Borrower Representative (a) is designated and appointed by each of the other Borrowers as its representative and agent on its behalf (the “Borrower Representative”) and (ii) accepts such appointment as the Borrower Representative, in each case and with full power and authority to issue, execute, deliver and acknowledge as appropriate, Loan Requests, notices of election and make the interest rate elections set forth therein, and certificates including Compliance Certificates, and to give instructions with respect to the disbursement of the proceeds of the Loans, give and receive all other notices and consents hereunder or under any of the other Credit Documents and take all other actions (including in respect of compliance with covenants) on behalf of any Borrower or Borrowers under the Credit Documents. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Credit Document from the Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on behalf of any Borrower by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower. This power-of-attorney is coupled with an interest and cannot be revoked, modified or amended without the prior written consent of the Required Lenders. The Administrative Agent and each Lender may regard any notice or other communication pursuant to any Credit Document from the Borrower Representative as a notice or communication from all Borrowers. Each warranty, covenant, agreement and undertaking made on behalf of a Borrower by the Borrower Representative shall be deemed for all purposes to have been made by such Borrower and shall be binding upon and enforceable against such Borrower to the same extent as if the same had been made directly by such Borrower.

2.18.2. Subordination. Each Borrower hereby subordinates all Intercompany Indebtedness that it may have from or against any other Borrower or other Loan Party, and any successor or assign of any other Borrower or other Loan Party, including, without limitation, any trustee, receiver or debtor-in-possession, howsoever arising, due or owing and whether heretofore, now or hereafter existing, to all of the Obligations of the other Borrower or the other Loan Parties owed to the Credit Parties.

2.18.3. Postponement of Subrogation. Until all of the Obligations are paid in full, no Borrower shall have any right of subrogation, reimbursement or indemnity whatsoever, nor any right of recourse to security for any of the Obligations, and nothing shall discharge or satisfy the liability of a Borrower hereunder, until the full, final and absolute payment and performance of all of the Obligations at any time after all Commitments of the Lenders under this Agreement are terminated. All present and future debts and obligations of each Borrower to any other Loan Party are hereby waived and postponed in favor of and subordinated to the full payment and performance of all present and future Obligations.

2.18.4. No Discharge. No Obligation of any Borrower or other Loan Party shall be affected, discharged or impaired by any of the following: (a) bankruptcy, disability, dissolution, incompetence, death, insolvency, liquidation, or reorganization of any other Borrower or any Loan Party; (b) any defense of any other Borrower or Loan Party to payment or performance of any or all of the Obligations or enforcement of any or all rights of the Administrative Agent and the Lenders in the Collateral; (c) discharge, modification of the terms of, reduction in the amount of, or stay of enforcement of any or all liens and encumbrances in the Collateral or any or all Obligations in any bankruptcy, insolvency, reorganization, or other legal proceeding or by application of any applicable Laws; (d) any claim or dispute by any other Borrower or other Loan Party concerning the occurrence of an Event of Default, performance of any Obligations, or any other matter; (e) any waiver or modification of any provision of the Credit Documents that affects any other Borrower or other Loan Party, whether or not such waiver or modification affects all Borrowers and/or all Loan Parties; (f) the cessation of liability, release or discharge of any other Borrower or any other Loan Party or other obligor for any reason; (g) the perfection or failure to perfect, release or discharge of any Collateral or other security; (h) the exercise or failure to exercise any rights or remedies pursuant to the Credit Documents by the Administrative Agent or the Required Lenders or any election of remedies by the Administrative Agent or the Required Lenders; (i) any invalidity, irregularity or unenforceability in whole or in part of any of the Credit Documents or any limitation of the liability of any Borrower or any other Loan Party under the Credit Documents, including any claim that the Credit Documents were not duly authorized, executed, or delivered on behalf of any Borrower or any other Loan Party; (j) any other acts or omissions by the Administrative Agent or any Lender that result in or could result in the release or discharge of any other Borrower or any other Loan Party; or (k) the occurrence of any other event or the existence of any other condition that by operation of law or otherwise could result in the release or discharge of a surety, guarantor, or other persons secondarily liable on an obligation.

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2.18.5. Waivers. Each Borrower unconditionally waives: (a) any requirement that the Administrative Agent or the Required Lenders first make demand upon, or seek to enforce or exhaust remedies against any (i) other Borrower or any other Loan Party; (ii) the Collateral or other property of any Borrower or any other Loan Party; or (iii) other Person, before demanding payment from or seeking to enforce the Obligations against such Borrower; (b) any requirement of applicable Law that might operate to limit any Borrower’s liability under, or the enforcement of, the Obligations; (c) diligence, presentment, protest, demand for performance, notice of acceptance, notice of nonperformance, notice of intent to accelerate, notice of acceleration, notice of protest, notice of dishonor, notice of extension, renewal, alteration or amendment, notice of acceptance of the Credit Documents, notice of default under any of the Credit Documents (except as provided in the Credit Documents), and all other notices whatsoever, except for notices specifically required pursuant to other provisions of the Credit Documents; (d) any obligation of the Administrative Agent or any Lender to provide any Borrower any information, including any information concerning any other Borrower or any other Loan Party or any Collateral; and (e) any other claim or defense that otherwise would be available based on principles of suretyship or guarantee or otherwise governing secondary obligations.

2.18.6. Cross-Guaranty; Joint and Several Liability of Co-Borrowers.

(a) Floor Plan Borrowers. Each Floor Plan Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Floor Plan Loans and Obligations under and in connection with the Floor Plan Facility and now or hereafter owed to the Administrative Agent, M&T Advance Lender, in its capacity as a lender of the M&T Advances, and the Floor Plan Lenders, in each case, whether voluntary or involuntary and however arising, whether direct or acquired by any Floor Plan Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

(b) Revolving Credit Borrowers. Each Revolving Credit Borrower shall be jointly and severally liable as a primary obligor, and not merely as surety, for any and all Revolving Credit Loans and Obligations under and in connection with the Revolving Credit Facility and now or hereafter owed to the Administrative Agent, the Swingline Lender, the Issuing Bank, and the Revolving Credit Lenders, in each case, whether voluntary or involuntary and however arising, whether direct or acquired by any Revolving Credit Lender by assignment or succession, whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined.

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(c) Benefit to Each Borrower. Each Borrower represents and warrants to and covenants with the Lenders that (i) the Borrowers are engaged in operations that require financing on a joint basis and, accordingly, each Borrower will materially benefit, directly or indirectly, from the extension of the Loans by the Lenders; (ii) the Loans have been offered to the applicable Borrowers on the basis set forth in this Agreement and would not be available to the Borrowers on an individual basis without the credit support of the other Loan Parties on the terms and conditions stated herein; (iii) the benefits received by each Borrower are reasonably equivalent to the obligations undertaken by such Borrower and (iv) the delivery of funds to any Borrower in connection with the Loans under this Agreement shall constitute valuable consideration and reasonably equivalent value to all Borrowers.

(d) Cross-Guaranty. Each Borrower guarantees to the Credit Parties the payment in full of all of the Obligations owned by each of the other Borrowers and further guarantees the due performance by each of the other Borrowers of its respective duties and covenants made in favor of the Credit Parties in this Agreement and in the other Credit Documents. Each Borrower agrees that neither this cross guaranty nor the joint and several liability of the Borrowers provided in this Agreement nor the Credit Parties’ liens and rights in any of the Collateral shall be impaired or affected by any modification, supplement, extension or amendment of any contract or agreement to which the parties hereto may hereafter agree, nor by any modification, release or other alteration of any of the rights of the Credit Parties with respect to any of the Collateral, nor by any delay, extension of time, renewal, compromise or other indulgence granted by the Administrative Agent or the Lenders with respect to any of the Obligations, nor by any other agreements or arrangements whatever with the other Borrowers or with any other Person, each Borrower hereby waiving all notice of any such delay, extension, release, substitution, renewal, compromise or other indulgence, and hereby consenting to be bound thereby as fully and effectively as if it had expressly agreed thereto in advance. Except as may be expressly stated in this Agreement to the contrary, the liability of each Borrower hereunder is direct and unconditional as to all of the Obligations (except as may be expressly stated in this Agreement to the contrary), and may be enforced without requiring the Credit Parties first to resort to any other right, remedy or security.

2.18.7. Obligations Among Loan Parties. WITHOUT LIMITATION OF THE FOREGOING, EACH BORROWER SHALL BE JOINTLY AND SEVERALLY LIABLE TO THE ADMINISTRATIVE AGENT, ISSUING BANK, SWINGLINE LENDER, M&T ADVANCE LENDER AND THE OTHER LENDER PARTIES, IN EACH CASE, SOLELY TO THE EXTENT EXPRESSLY SET FORTH IN SECTION 2.18.6 AND, IN EACH SUCH CASE, WITHOUT REGARD TO ANY ALLOCATION OF LOSSES AND LIABILITIES PURSUANT TO THIS SUBSECTION OR OTHERWISE AND, IN CONNECTION THEREWITH, EACH BORROWER HAS EXPRESSLY ASSUMED THE RISK THAT SUCH BORROWER’S ACTUAL LIABILITY MAY EXCEED SUCH BORROWER’S PRO RATA SHARE AND THAT OVERPAYMENTS MAY NOT ACTUALLY BE REIMBURSED OR INDEMNIFIED. Subject to the foregoing, the Borrowers agree that the provisions of this subsection are intended to provide for an allocation of the Obligations among Borrowers of each Class. Accordingly, as among the Borrowers of each Class, if any Borrower under such Class (the “Overpaying Borrower”) pays (whether directly or by application of Collateral), or is otherwise held liable for, Loans and related Obligations in connection with Loans under the Applicable Credit Facility, in each case, in excess of its pro rata share for the Overpaying Borrower, the other Borrowers under such Applicable Credit Facility will pay the amount of such excess to the Overpaying Borrower and will indemnify the Overpaying Borrower for, from and against any claims, damages, loss or liability arising from or related to such overpayment. The value to each Borrower of the rights and claims against the other applicable Borrowers provided above under this Section 2.18.7 is intended, to the extent permitted under applicable Law, to prevent any Borrower from being rendered “insolvent” solely by virtue of the joint and several liability it may be subject to under Section 2.18.7. The rights and obligations among Borrowers pursuant to this subsection shall survive the payment and performance of the Obligations.

Section 2.19. Swap Obligations; Keepwell. Notwithstanding anything to the contrary contained in this Agreement or any of the other Credit Documents, Swap Obligations of any Loan Party that is not an Eligible Contract Participant shall not include any Excluded Swap Liabilities; provided however, to the extent that a Loan Party is an Eligible Contract Participant, such Loan Party (in addition to its other Obligations and agreements hereunder), hereby jointly and severally absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each other Loan Party in respect of the Swap Obligations. The obligations of each Loan Party, to the extent that it is an Eligible Contract Participant, under this Section 2.19 shall remain in full force and effect until indefeasible payment in full in cash of all of the Obligations and termination of this Agreement and the other Credit Documents. Each Loan Party , to the extent that such Loan Party is an Eligible Contract Participant, intends that this Section 2.19 constitute, and this Section 2.19 shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each other Loan Party for all purposes of Section 1a(18)(A)(v)(II) of the CEA.

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Section 2.20. Acknowledgment and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Credit Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Credit Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)	the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and

(b)	the effects of any Bail-in Action on any such liability, including, if applicable:

(i)	a reduction in full or in part or cancellation of any such liability;

(ii)	a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Credit Document; or

(iii)	the variation of the terms of such liability in connection with the exercise of the write-down and conversion powers of the applicable Resolution Authority.

Section 2.21. Reserves. The Administrative Agent may modify eligibility standards and establish and modify Reserves against the Borrowing Base, acting in its Permitted Discretion and upon at least five (5) Business Days’ (or three (3) Business Days, if such modification or Reserve is imposed to address information reflected in a Borrowing Base Certificate delivered in accordance with Section 4.02 in connection with a funding of Revolving Credit Loans, prior to the applicable Borrowing Date applicable to such Loan) prior written notice to the Borrower Representative. In no event shall Reserves or adjustments to eligibility criteria duplicate Reserves or adjustments already accounted for in determining eligibility criteria under the definitions of Eligible Accounts, Eligible Contracts In Transit, Eligible Equipment, and Eligible Inventory. Notwithstanding anything herein to the contrary, any Reserve or eligibility criteria established or modified by the Administrative Agent shall have a reasonable relationship to circumstances, conditions, events or contingencies which are the basis for such Reserve, as reasonably determined by the Administrative Agent in good faith and in its Permitted Discretion; provided that circumstances, conditions, events or contingencies known to the Administrative Agent as of the Closing Date shall not be the basis for any such establishment or modification after the Closing Date unless such Reserves or eligibility criteria are in categories or of the type set forth as a line item on the Borrowing Base Certificate delivered on the Closing Date or relate to changes in law coming into force after the Closing Date.

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Section 2.22. Increase in Commitments.

2.22.1. Request for Increase. Upon notice to the Administrative Agent, the Borrower Representative, on behalf of the applicable Borrowers, may from time to time, request (i) to increase the existing aggregate Floor Plan Loan Commitments by requesting new floor plan loan commitments to be added to the Floor Plan Facility (each such increase a “Floor Plan Increase”) and (ii) to increase the existing aggregate Revolving Credit Commitments by requesting new revolving credit commitments to be added to the Revolving Credit Facility (each such increase a “Revolving Credit Increase” and, together with a Floor Plan Increase and a Revolving Credit Increase, each a “Facility Increase”); provided that (i) the aggregate principal amount of all such Facility Increases effected after the Closing Date shall not exceed One Hundred Fifty Million Dollars ($150,000,000.00), (ii) any such request for a Facility Increase shall be in a minimum amount of Fifty Million Dollars ($50,000,000.00) or such lesser amount as the Administrative Agent may agree to in its sole discretion, (iii) such Facility Increase in respect of the Floor Plan Loan Commitments and Revolving Credit Facility shall be on the same terms and pursuant to the same documentation applicable to the Floor Plan Loan Commitments and Revolving Credit Facility, as applicable (except to the extent of any upfront, arranger or similar fees) and (iv) no Lender shall have any obligation to increase its Commitments with respect to a Facility Increase or to provide a commitment with respect to a Facility Increase.

2.22.2. Incremental Lenders. Facility Increases may be provided, by any existing Lender (but no existing Lender will have an obligation to make any Facility Increase) or by any Additional Lender (each such existing Lender or Additional Lender providing such Facility Increase, in such capacity, an “Incremental Lender”); provided that the Administrative Agent shall have consented to such Additional Lender’s providing such Facility Increase to the extent such consent, if any, would be required under Section 10.02 for an assignment of Loans or Commitments, as applicable, to such Additional Lender.

2.22.3. Effective Date and Allocations.

(a) With respect to each Facility Increase, the Administrative Agent and the Borrower Representative shall determine the effective date (the “Increase Effective Date”) and the final allocation of such Facility Increase. The Administrative Agent shall promptly notify (i) the Incremental Lenders of the amount and Class of such Facility Increase and the Increase Effective Date, and (ii) the Incremental Lenders of the final allocation of such Facility Increase.

(b) On any Increase Effective Date on which a Floor Plan Increase is effected, with respect to Floor Plan Loan Commitments of an Incremental Lender, each of the existing Floor Plan Lenders shall automatically and without further act be deemed to have assigned to such Incremental Lender, and such Incremental Lender shall automatically and without further act be deemed to have purchased and assumed at the principal amount thereof, such interests in the Floor Plan Loans outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and assumptions, the Floor Plan Loans will be held by existing Floor Plan Lenders and Incremental Lenders in respect of such Floor Plan Increase ratably in accordance with their respective Floor Plan Loan Commitment Percentages after giving effect to such Floor Plan Increase. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this paragraph. Any increase in Floor Plan Loan Commitments under this Section 2.22 as a result of a Floor Plan Increase shall increase the Floor Plan Line of Credit Dollar Cap on a dollar for dollar basis.

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(c) On any Increase Effective Date on which a Revolving Credit Increase is effected, with respect to Revolving Credit Commitments of an Incremental Lender, each of the existing Revolving Credit Lenders shall automatically and without further act be deemed to have assigned to such Incremental Lender, and such Incremental Lender shall automatically and without further act be deemed to have purchased and assumed at the principal amount thereof, such interests in the Revolving Credit Loans outstanding on such Increase Effective Date as shall be necessary in order that, after giving effect to all such assignments and assumptions, the Revolving Credit Loans will be held by existing Revolving Credit Lenders and Incremental Lenders in respect of such Revolving Credit Increase ratably in accordance with their respective Revolving Credit Commitment Percentages after giving effect to such Revolving Credit Increase. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to this paragraph. Any increase in Revolving Credit Commitments under this Section 2.22 as a result of a Revolving Credit Increase shall increase the Revolving Credit Dollar Cap on a dollar for dollar basis.

2.22.4. Conditions to Effectiveness of Facility Increase. As a condition precedent to the effectiveness of any Facility Increase, the Borrower Representative shall deliver to the Administrative Agent one or more certificates dated as of the Increase Effective Date duly executed by an Authorized Officer of the Borrower Representative or the applicable Loan Parties (a) certifying and attaching the resolutions adopted by each applicable Loan Party approving or consenting to such Facility Increase, and (b) certifying that, after giving effect pro forma effect to such Facility Increase, the Borrowers are in compliance with financial covenants set forth in Sections 6.12, 6.13 and 6.14 (assuming (x) that the entire amount of such Facility Increase is funded and (y) that the cash proceeds of such Facility Increase will be excluded for netting purposes and for purposes of determining Consolidated Current Assets in such determination of pro forma compliance with the financial covenants under Section 6.14) as of the most recently ended fiscal month for which financial statements have been or were required to be delivered pursuant to Section 5.09.2, (ii) no Default or Event of Default shall have occurred and be continuing, and (iii) the representations and warranties contained in this Agreement and the other Credit Documents shall be true and correct in all material respects (or in all respects to the extent that any representation or warranty is qualified by materiality). With respect to any Facility Increase, all conditions precedent set forth in 4.02 hereof shall have been satisfied. The proceeds of any Revolving Credit Increases shall be used for the purposes set forth in Section 6.10. The proceeds of Floor Plan Increases shall be used only as set forth in Section 2.01.12.

2.22.5. Required Terms.

(a) Any Facility Increase in respect of any Class shall be on the same terms applicable to the Class of Commitments or Loans, as applicable, to which such Facility Increase applies (other than with respect to upfront fees, arranger and similar fees).

(b) Any Facility Increase in respect of any Class shall constitute Obligations and will be secured and guaranteed with the other Obligations on a pari passu basis.

2.22.6. Conflicting Provisions. This Section 2.22 shall supersede any provisions in 10.01 to the contrary.

2.22.7. Incremental Amendment. Commitments and Loans in respect of Facility Increases of any Class shall become Commitments or Loans (and in the case of a Facility Increase to be provided by an existing Lender, an increase in such Lender’s applicable Commitment) of such Class under this Agreement pursuant to an amendment (an “Incremental Amendment”) to this Agreement and, as appropriate, the other Credit Documents, executed by the applicable Borrowers, each Incremental Lender providing such Commitments, the Administrative Agent (and each such Incremental Lender shall be recorded in the Register by the Administrative Agent and, to the extent such Person is not a Lender prior to such date, shall be subject to the requirements of Section 10.02 of this Agreement). The Incremental Amendment may, without the consent of any other Loan Party or Lender, effect such amendments to this Agreement and the other Credit Documents as may be necessary or appropriate, in the reasonable opinion of the Administrative Agent and the Borrower Representative, to effect the provisions of this Section 2.22. In connection with any Incremental Amendment, the Borrowers shall, if reasonably requested by the Administrative Agent, deliver customary reaffirmation agreements, such amendments to the Security Documents and/or legal opinions with respect thereto, in each case, as may be reasonably requested by such Agent in order to ensure that such Facility Increases are provided with the benefit of the applicable Credit Documents.

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ARTICLE 3

REPRESENTATIONS AND WARRANTIES

The Borrowers make the following representations and warranties to the Credit Parties as of the Closing Date and, as of each date on which any Floor Plan Loans, M&T Advance, Revolving Credit Loans, Swingline Loan or other Loan is requested or made or any Letter of Credit is requested or issued (for purposes hereof, each extension or other amendment of a Letter of Credit shall constitute an issuance thereof), and as of each date on which any Loan or portion of a Loan is converted to or continued as a SOFR Borrowing:

Section 3.01. Organization and Qualification. Each Loan Party and each Subsidiary of each Loan Party (a) is a corporation or limited liability company duly organized or formed, validly existing and, as applicable, in good standing under the Laws of the state of incorporation or organization of such Loan Party or Subsidiary, (b) has the lawful power to own or lease its properties and to engage in the business it presently conducts or proposes to conduct, and (c) is duly licensed or qualified and in good standing in all jurisdictions where the property owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary (except to the extent that the failure to be licensed, qualified or in good standing is not likely to cause a Material Adverse Change).

Section 3.02. Capitalization and Ownership. As of the Closing Date, the authorized Capital Stock and the issued and outstanding Capital Stock of the respective Loan Parties consists of those shares of common stock or other interests described in the Collateral Information Certificate given as of the Closing Date, having such par value as may be indicated therein, of which that number of shares or other interests indicated therein as issued and outstanding are in fact issued and outstanding. All of the Capital Stock of the Loan Parties indicated as issued and outstanding has been validly issued and is fully paid and nonassessable. As of the Closing Date, there are no options, warrants or other rights outstanding to purchase any Capital Stock of any Loan Party, except as disclosed by the Collateral Information Certificate.

Section 3.03. Subsidiaries. No Loan Party nor any Subsidiary of a Loan Party has any Subsidiaries as of the Closing Date, except as otherwise set forth in the Collateral Information Certificate given as of the Closing Date. Each Loan Party has good and marketable title to all the Capital Stock of any Subsidiary which such Loan Party owns, free and clear of any Lien other than Permitted Encumbrances. All of the issued and outstanding shares of Capital Stock of each Subsidiary of the respective Loan Parties are fully paid and non-assessable. There are no options, warrants or other rights outstanding to purchase any shares of Capital Stock of any Subsidiary of any Loan Party (except any Designated Real Estate Subsidiary) nor are any securities or Equity Interests of any Subsidiary convertible into or exchangeable for their Capital Stock. Except for any investments in such assets permitted under the provisions of this Agreement, no Loan Party owns directly or indirectly any Capital Stock of any other Person, no Subsidiary, is a partner (general or limited) of any partnership, and no Subsidiary is a party to any joint venture and or otherwise owns (beneficially or of record) any Equity Interest or similar interest in any other Person.

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Section 3.04. Power and Authority. Each of the Loan Parties has the full power and authority to enter into, execute, deliver, carry out and perform this Agreement and the Credit Documents to which it is a party, to incur the Indebtedness contemplated by the Credit Documents and to perform its respective obligations under the Credit Documents to which it is a party and all of such actions have been duly authorized in each instance by all necessary corporate or other organizational proceedings.

Section 3.05. Validity and Binding Effect. This Agreement has been, and each Credit Document, when executed and delivered by the respective Loan Parties, will have been, duly and validly executed and delivered by the Loan Parties which are signatories thereto. This Agreement and each of the other Credit Documents executed and delivered by the respective Loan Parties will, upon such execution and delivery, constitute the legal, valid and binding obligations of such Loan Parties, enforceable against the respective Loan Parties in accordance with their respective terms, subject to applicable bankruptcy, insolvency, reorganization moratorium or similar Laws affecting the rights of creditors generally and to the effect of general principles of equity whether applied by a court of Law or equity.

Section 3.06. No Conflict. Neither the execution and delivery by any Loan Party of any Credit Documents to which it is a party, nor the consummation of the transactions herein or therein contemplated, nor compliance with the terms and provisions hereof or thereof by the Borrowers or the other Loan Parties will (a) conflict with, constitute a default under or result in any breach of (i) the terms and conditions of the Organization Documents of any Loan Party, including but not limited to the Amended Charter and the Certificate of Designations or (ii) any Law or any agreement or instrument or order, writ, judgment, injunction or decree to which any Loan Party is a party or by which it is bound or to which it is subject, which conflict, default or breach would cause a Material Adverse Change, or (b) result in the creation or enforcement of any Lien upon any property (now or hereafter acquired) of any of the Loan Parties (other than Liens securing the Obligations and the Permitted Encumbrances). For the avoidance of doubt, the Loan Parties have given all notices and obtained all consents required under the Organization Documents of Pubco Guarantor in connection with this Agreement and the transactions contemplated hereby.

Section 3.07. Litigation. There are no actions, suits, proceedings or investigations pending or, to the knowledge of the Borrowers, threatened against any Loan Party or any Subsidiary, at law or in equity, before any Governmental Authority which individually or in the aggregate, could be reasonably expected to result in any Material Adverse Change; and (b) no Loan Party or Subsidiary is in violation of any order, writ, injunction or decree of any Governmental Authority, the violation of which could reasonably be expected to result in any Material Adverse Change.

Section 3.08. Financial Statements; Financial Projections.

3.08.1. Financial Statements. The Historical Financial Statements and the financial statements delivered pursuant to Section 5.09.2, (a) were prepared in accordance with GAAP (except as disclosed therein); and (b) fairly present in all material respects the results of operations and the changes in financial positions of the Persons covered thereby for the periods covered thereby in accordance with GAAP, subject, in the case of clause (ii) of the definition of Historical Financial Statements, to the exceptions set forth therein and the absence of footnotes and normal year-end adjustments.

3.08.2. Books and Records. (a) The books of account and other financial records of the Borrowers and their Subsidiaries as in effect on the Closing Date are correct and complete in all material respects, represent actual, bona fide transactions and have been maintained in accordance with sound business and accounting practices; and (b) as of the Closing Date, the Borrowers and their Subsidiaries maintain an adequate system of internal accounting controls and does not engage in or maintain any off-the-books accounts or transactions.

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3.08.3. Absence of Material Liability. As of the Closing Date, the Loan Parties and their Subsidiaries do not have any Indebtedness or material liabilities of any kind, whether direct or indirect, fixed or contingent or otherwise which is not disclosed upon the most recent consolidated and consolidating financial statements of the Parent Guarantor and its Subsidiaries which have been provided to the Administrative Agent for the benefit of the Credit Parties; other than executory obligations under contracts, leases, or other agreements which GAAP would not require to be set forth in the consolidated and consolidating financial statements of the Parent Guarantor and its Subsidiaries.

3.08.4. Financial Projections. The Borrowers have delivered to the Credit Parties financial projections of the Loan Parties and their Subsidiaries for the period commencing January 1, 2023 and ending December 31, 2025 (the “Projections”). Such projections set forth in the judgment of the Borrowers a reasonable range of possible results in light of the history of the businesses of the Loan Parties and their Subsidiaries, and present reasonably foreseeable conditions and the intentions of the management of the Loan Parties and their Subsidiaries. In the reasonable judgment of the Borrower, such projections accurately reflect the liabilities of the Loan Parties and their Subsidiaries on the Closing Date, after giving effect to the transactions contemplated by that Agreement. No events have occurred since the preparation of the projections which would cause the projections, taken as a whole, not to be reasonably attainable.

Section 3.09. Margin Stock. No Loan Parties and no Subsidiary of a Borrower engages or intends to engage principally, or as one of its important activities, in the business of incurring Indebtedness or extending credit to others for the purpose, immediately, incidentally or ultimately, of purchasing or carrying “margin stock” (within the meaning of Regulation U issued by the Federal Reserve Board). No part of the proceeds of any Loan or other extension of credit hereunder has been or will be used, to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock or to refund or retire Indebtedness originally incurred for such purpose. As of the Closing Date no Loan Parties and no Subsidiary of a Loan Party intends to hold any margin stock.

Section 3.10. Full Disclosure. Neither this Agreement nor any Credit Document, nor any certificate, statement, agreement or other document furnished by the Loan Parties to the Administrative Agent for the benefit of the Credit Parties, contains any misstatement of a material fact or omits to state a material fact necessary in order to make the statements contained herein and therein, in light of the circumstances under which they were made, not misleading. There is no fact known to the Borrowers which materially adversely affects the business, property, assets, financial condition, results of operations or prospects of the Borrowers and their Subsidiaries (except any Designated Real Estate Subsidiary), taken as a whole, which has not been set forth in this Agreement or the Credit Documents or in the certificates, statements, agreements or other documents furnished in writing to the Administrative Agent for the benefit of the Credit Parties before or at the date hereof in connection with the transactions contemplated hereby and thereby. As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

Section 3.11. Tax Returns and Payments. All federal and state tax returns that are required by applicable Law to be filed by the Loan Parties and their Subsidiaries have been filed or properly extended. All taxes, assessments and other governmental charges levied upon the Loan Parties and their Subsidiaries, or any of their respective properties, assets, income or franchises which are due and payable have been paid in full other than (a) those presently payable without penalty or interest, (b) those which are being contested in good faith by appropriate proceedings, and (c) those which, if not paid, would not, in the aggregate, constitute a Material Adverse Change; and as to each of items (a), (b) and (c) the Loan Parties and their Subsidiaries have established reserves for such claims as have been determined to be adequate by application of GAAP consistently applied. There are no agreements or waivers extending the statutory period of limitations applicable to any consolidated federal income tax returns of the Loan Parties and their Subsidiaries for any period.

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Section 3.12. Consents and Approvals. No consent, approval, exemption, order or authorization of, or a registration or filing with any Governmental Authority or any other Person (including but not limited to Coliseum or any other Preferred Stockholder) is required by any Law or any agreement (other than the Credit Documents) in connection with the execution, delivery and carrying out of this Agreement and the Credit Documents to which any Loan Party is a party.

Section 3.13. No Event of Default; Compliance with Instruments. No event has occurred and is continuing and no condition exists or will exist after giving effect to the Loans which constitutes an Event of Default or a Default. No Loan Party or Subsidiary of a Loan Party is in violation of any term of its Organization Documents.

Section 3.14. Compliance with Laws. Each of the Loan Parties and their respective Subsidiaries are in compliance in all material respects with all applicable Laws in all jurisdictions in which any of the Loan Parties or their Subsidiaries are presently or will be doing business, the non-compliance with which would be likely to cause a Material Adverse Change.

Section 3.15. ERISA Compliance.

3.15.1. Plans and Contributions. Each Plan is in compliance in all material respects with the applicable provisions of ERISA, the Code and other federal or state Laws. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrowers, nothing has occurred which would prevent, or cause the loss of, such qualification. The Loan Parties and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

3.15.2. Pending Claims. There are no pending or, to the best knowledge of the Borrowers, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to result in a Material Adverse Change. There has been no Prohibited Transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Change.

3.15.3. ERISA Events. (a) No ERISA Event has occurred or is reasonably expected to occur and (b) no Borrower and no ERISA Affiliate has engaged in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

Section 3.16. Title to Properties. Each Loan Party and each Subsidiary has (i) good, sufficient and legal title to, (ii) valid leasehold interests in (in the case of leasehold interests in real or personal property), and (iii) all of the respective properties and assets reflected in their respective Historical Financial Statements and in the most recent financial statements delivered pursuant to Section 4.01, Section 5.01.1 or Section 5.08.2, in each case except for assets disposed of since the date of such financial statements in the ordinary course of business if occurring prior to the Closing Date or as otherwise permitted under Section 6.04 or Section 6.05. All such properties and assets are free and clear of Liens other than Permitted Encumbrances.

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Section 3.17. Insurance. There are in full force and effect for the benefit of the Loan Parties and their Subsidiaries insurance policies and bonds providing adequate coverage from reputable and financially sound insurers in amounts sufficient to insure the assets and risks of the Loan Parties and their Subsidiaries in accordance with prudent business practices in the respective industries of the Loan Parties and their Subsidiaries. As of the Closing Date, and, as of each subsequent reaffirmation of this representation and warranty, except as otherwise previously disclosed in writing to the Administrative Agent, no notice has been given or claim made and to the knowledge of the Loan Parties, no grounds exist, to cancel or void any of such policies or bonds or to reduce the coverage provided thereby.

Section 3.18. Employment Matters. Each Loan Party and each Subsidiary of a Loan Party is in material compliance with all employee benefit plans, employment agreements, collective bargaining agreements and labor contracts and all Laws applicable thereto. There are no outstanding grievances, arbitration awards or appeals relating to any of the foregoing plans, agreements or contracts, or, to the knowledge of the Borrowers, threatened strikes, picketing, handbilling or other work stoppages or slowdowns at facilities of any Loan Party or any Subsidiary of a Loan Party which could reasonably be expected to result in any Material Adverse Change. All payments due or to become due from any Loan Party or the Subsidiary of the Loan Party on account of obligations in respect of employee health and welfare insurance which could reasonably be expected to result in any Material Adverse Change if not paid have been paid or, in the case of such amounts not yet due, have been recorded as liabilities on the books of the Borrowers and their Subsidiaries.

Section 3.19. Solvency. As of the Closing Date, and as of the date of each advance of the proceeds of any Loan and each issuance or renewal of any Letter of Credit, as the case may be, and after giving effect to such advances or issuances or renewals, each of the Loan Parties and each Subsidiary of a Loan Party, taken as a whole is, and will remain, Solvent.

Section 3.20. Material Contracts; Burdensome Restrictions. Except as otherwise disclosed on Schedule 3.20 and, in each instance in which the representations and warranties of this Section are given or deemed given on a date subsequent to the Closing Date, as theretofore otherwise disclosed in writing to the Administrative Agent for the benefit of the Credit Parties, all material contracts relating to the business operations of the Loan Parties and their Subsidiaries, are valid, binding and enforceable upon the Loan Parties and their Subsidiaries, and to the knowledge of the Borrowers, the other parties thereto, without any material defaults thereunder.

Section 3.21. Patents, Trademarks, Copyrights, Licenses, Etc. Each Loan Party and each Subsidiary of a Loan Party owns or possesses all the patents, trademarks, service marks, trade names, copyrights, licenses, registrations, franchises, permits and rights, including but not limited to agreements with Manufacturers and other suppliers of Floor Plan Units, and other vendors which are materially necessary to own and operate its assets and to carry on its business as presently conducted and as planned to be conducted by such Loan Party (the “IP Rights”), without known possible, alleged or actual conflict with the rights of others. No Authorized Officer of the Loan Parties has knowledge that the use of the IP Rights in connection with such businesses materially infringes or misappropriates the intellectual property rights of any other Person. No slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by a Loan Party or any of its Subsidiaries in the conduct of their respective businesses as currently conducted infringes upon any material intellectual property rights held by any other Person.

Section 3.22. Liens. The Security Documents, together with such filings and other actions required to be taken hereby or by the applicable Security Documents, are effective to create legal, valid and enforceable Liens (subject to Permitted Encumbrances) in the Collateral described therein in favor of the Administrative Agent for the benefit of the Credit Parties and (i) when financing statements and other filings in appropriate form are filed in the offices required by the applicable provision of the Security Documents and (ii) upon the taking of possession or control by the Administrative Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which such possession or control shall be given to the Administrative Agent to the extent required by the Security Documents), the Liens created by the Security Documents shall constitute fully perfected first-priority Liens on, and security interests in all right, title and interest of the grantors in such Collateral to the extent perfection can be obtained by filing financing statements or taking possession or control, in each case subject to no other Liens and the Liens created thereunder are entitled to all applicable rights and benefits provided by applicable Law.

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Section 3.23. Environmental Compliance.

3.23.1. Each Loan Party and its Subsidiaries have been and are in compliance with all material Environmental Laws, including obtaining and complying with all required Environmental Permits, other than non-compliances;

3.23.2. no Loan Party nor any of its Subsidiaries nor any property currently, or, to the knowledge the Authorized Officers of the Loan Parties, previously owned, operated or leased by or for each Loan Party or any of its Subsidiaries is subject to any pending or threatened, in writing, written claim, order, legally-binding agreement with any Governmental Authority to conduct any remedial Action pursuant to Environmental Law, written notice of violation or written notice of potential liability or, to the knowledge of any Authorized Officer of any Loan Party, is the subject of any pending governmental investigation of which a Loan Party or any of its Subsidiaries have written notice, in each case under or pursuant to Environmental Laws;

3.23.3. as of the Closing Date, no Loan Party nor any of its Subsidiaries operates their respective currently owned or leased real property as a treatment or storage or disposal facility requiring a permit under the Resource Conservation and Recovery Act, 42 U.S.C. §6901 et seq., the regulations thereunder or any state analog;

3.23.4. no Authorized Officer of any Loan Party has knowledge of any environmental conditions arising out of or relating to the operations or ownership of a Loan Party or any of its Subsidiaries at the property currently owned, operated or leased by a Loan Party or any of its Subsidiaries that would be reasonably expected to have resulted in any material Environmental Liabilities that are not specifically included in the financial information furnished to the Lenders, unless such liabilities are reasonably expected to be (i) covered by environmental liability insurance or (ii) subject to an indemnity satisfactory to the Borrower Representative from, to the extent that the board of directors of Pubco Guarantor has determined in good faith to be appropriately credit worthy in relation to the potential amount of such liabilities, any Person that is not an Affiliate of any Loan Party;

3.23.5. as of the Closing Date, no material Environmental Lien has attached to any property of a Loan Party or its Subsidiaries and, to the knowledge of any Authorized Officer of any Loan Party, no facts, circumstances or conditions exist that would result in such a Lien; and

3.23.6. no Loan Party nor any of its Subsidiaries is undertaking, either individually or together with other potentially responsible parties, as of the Closing Date, any investigation or assessment or remedial action relating to any actual or threatened release of Hazardous Materials at any location or disposal site, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, during the period of ownership or operation by a Loan Party or any of its Subsidiaries, formerly owned or operated by a Loan Party or any of its Subsidiaries have been disposed of by a Loan Party or any of its Subsidiaries.

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Section 3.24. Anti-Corruption; Anti-Terrorism. No Loan Party nor any Subsidiary is a Sanctioned Person. No Loan Party nor any Subsidiary (a) has any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person, in either case, in violation of any Sanctions; (b) does business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person, in either case, in violation of any Anti-Terrorism Law or Sanctions; or (c) engages in any dealings or transactions prohibited by any Anti-Terrorism Law or Sanctions. No Loan Party nor any Subsidiary, nor, to the knowledge of Borrowers, any Director, officer or employee thereof, is in violation in any material respect of (A) Sanctions or (B) the USA Patriot Act. Each Loan Party and each Subsidiary has conducted its businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977. No proceeds of any Loan made or Letter of Credit issued hereunder will be used to fund any operations in, finance any investments or activities in, or make any payments to, a Sanctioned Person, in each case, in violation of applicable Sanctions.

Section 3.25. Affected Financial Institution. Neither the Borrowers nor any other Loan Party is an Affected Financial Institution.

Section 3.26. Beneficial Ownership. As of the Closing Date, the information included in the Beneficial Ownership Certification (if any) is true and correct in all respects.

Section 3.27. Covered Entities. No Loan Party is a Covered Entity.

ARTICLE 4

CONDITIONS PRECEDENT

Section 4.01. Conditions to Closing. The obligations of each Lender to make any advances of proceeds of the Loans, the obligations of M&T to make M&T Advances, and the obligations of the Issuing Bank to issue any Letters of Credit hereunder are subject to the satisfaction on or before the Closing Date of the following conditions precedent:

4.01.1. Closing Submissions. The Administrative Agent’s receipt of the following, each properly executed by an Authorized Officer of the signing Loan Party, each dated either the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance reasonably satisfactory to the Administrative Agent and its counsel:

(a) executed counterparts of this Agreement, the Security Agreement, the Guaranty Agreement and the other Credit Documents;

(b) Notes executed by the Borrowers in favor of each Lender;

(c) one or more Guaranty Agreements executed by each of the Guarantors;

(d) (i) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Authorized Officers of each Loan Party as the Administrative Agent may require evidencing the identity, authority and capacity of each Authorized Officer thereof authorized to act as a Authorized Officer in connection with this Agreement and the other Credit Documents to which such Loan Party is a party and (ii) a copy of the Organization Documents certified as of a recent date by the appropriate governmental official, each certified as true and complete by an Authorized Officer of the applicable Loan Party;

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(e) such documents and certifications (including certified copies of the Organization Documents of the Loan Parties) as the Administrative Agent may reasonably require to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing, in good standing and qualified to engage in business in each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification;

(f) a favorable opinion of counsel to the Loan Parties addressed to the Administrative Agent and the Lenders in form and substance satisfactory to the Administrative Agent;

(g) a certificate of an Authorized Officer of each Loan Party stating that all notices, consents, licenses, approvals, and agreements required in connection with the execution, delivery and performance by such Loan Party and the validity against such Loan Party of the Credit Documents to which it is a party, including notices to, and consents, and approvals required from Manufacturers, OEM and other vendors and suppliers of Floor Plan Vehicles and Units and a statement identifying all of such Manufacturers, OEM, vendors and suppliers of Floor Plan Vehicles, and shall have been duly given or received, and that any such consents, licenses, approvals, and agreements shall be in full force and effect upon giving effect to the Credit Documents and the transactions contemplated by this Agreement;

(h) a certificate signed by an Authorized Officer of the Loan Parties or the Borrower Representative certifying (i) the absence of any continuing Defaults or Events of Default, (ii) satisfaction of all conditions precedent to Closing hereunder, (iii) solvency, and (iv) all shareholder and corporate consents and approvals (including any consents required under the Amended Charter and compliance with all requirements with respect to the Loans and other credit accommodations set forth in the Certificate of Designations), and all material governmental and third party consents and approvals required in connection with the Closing Date Transactions (all of which shall be final with no waiting period to expire or ongoing governmental inquiry or investigation) shall have been received and there does not exist any action, suit, investigation, litigation or proceeding pending or threatened in any court or before any arbitrator or governmental authority that challenges the credit facilities or any other transaction involving any of the Loan Parties;

(i) a duly completed Compliance Certificate, including calculations of the financial covenants set forth therein in a manner reasonably satisfactory to the Administrative Agent, signed by an Authorized Officer of the Loan Parties in form and substance satisfactory to the Administrative Agent evidencing, as of the as of the last day of the most recently completed month ending at least 30 days prior to the Closing Date, (i) a Total Net Leverage Ratio not be greater than 3.00:1.00, (ii) a Consolidated Fixed Charge Coverage Ratio not to be less than 1.25:1.00 and (iii) a Consolidated Current Ratio not less than 1.15:1.00, in each case after giving pro forma effect to the Closing Date Transactions;

(j) the Historical Financial Statements and the Projections;

(k) (i) UCC search results with respect to the Loan Parties and the Subsidiaries showing no Liens except Permitted Encumbrances (or Liens with respect to Indebtedness to be repaid on or prior to the Closing Date) and (ii) searches of ownership of intellectual property owned by the Loan Parties in the United States Patent and Trademark Office and the United States Copyright Office and such patent/trademark/copyright filings as requested by the Administrative Agent in order to perfect the Administrative Agent’s security interest in such intellectual property;

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(l) such deposit account control agreements as are required pursuant to the Security Documents;

(m) all documentation and other information required by any Lenders or the Issuing Bank to evidence or facilitate both the Borrowers’ and each Lender’s compliance with all applicable Laws and regulations, including, all “know your customer” rules in effect from time to time pursuant to the Bank Secrecy Act, the USA Patriot Act and other applicable Laws on or prior to the date which is five (5) Business Days prior to the Closing Date;

(n) at least five days prior to the Closing Date, any Borrower that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation shall deliver a Beneficial Ownership Certification in relation to such Borrower;

(o) certificates in form and substance satisfactory to the Administrative Agent evidencing insurance (including flood insurance to the extent applicable) which insurance shall name the Administrative Agent as additional insured and include lender loss payee endorsements for property and casualty policies, as applicable;

(p) UCC-1 financing statements for filing in all places required by applicable Law to perfect the Liens of the Administrative Agent for the benefit of the Credit Parties under the Security Documents as a perfected Lien as to items of Collateral in which a security interest may be perfected by the filing of a UCC-1 financing statement,

(q) an executed Collateral Information Certificate by Borrower Representative for itself and for each Loan Party completed giving pro forma effect to the Closing Date Transactions, and

(r) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the Issuing Bank, or the Required Lenders reasonably may require.

4.01.2. Fees. Any fees required to be paid on or before the Closing Date shall have been paid.

4.01.3. Credit Party Expenses. The Borrowers shall have paid in full all Credit Party Expenses to the extent invoiced prior to or on the Closing Date.

4.01.4. No Material Adverse Change. No material adverse change shall have occurred in the business, condition (financial or otherwise), prospects, assets, operations, liabilities (contingent or otherwise) or properties of Pubco Guarantor, Parent Guarantor, or the Borrowers and their respective Subsidiaries, taken as a whole since December 31, 2021.

Without limiting the generality of the provisions of Section 9.02.4 of this Agreement, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved, accepted and to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date specifying its objections thereto.

Section 4.02. Conditions To Advances Of Proceeds Of Loans And Issuances Of Letters Of Credit After Closing Date. The obligations of each Lender and of the Issuing Bank to honor any request for the advance of any proceeds of the Loans or the issuance or reissuance of any Letters of Credit after the Closing Date or request to renew or amend any Letter of Credit after the Closing Date, shall be subject to the satisfaction of the following conditions precedent:

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4.02.1. Representations And Warranties. The representations and warranties of the Loan Parties contained in Article 3 of this Agreement or in any other Credit Document, or which are contained in any document furnished at any time under or in connection herewith or therewith, shall be true and correct in all material respects (and, in the case of any representation or warranty that is qualified by materiality or Material Adverse Change, shall be true and correct in all respects) on and as of the date of any such advance of proceeds of the Loans or issuance of Letters of Credit, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and, in the case of any representation or warranty that is qualified by materiality or Material Adverse Change, shall be true and correct in all respects) as of such earlier date.

4.02.2. Absence Of Defaults And Events Of Default. No continuing Default or Event of Default shall exist, or would result from such requested advance or issuance.

4.02.3. No Material Adverse Changes. No Material Adverse Changes shall have occurred since the Closing Date and be continuing.

4.02.4. Loan Request. With respect to any borrowing of Loans (other than any borrowing of Floor Plan Loans or issuance of any Letter of Credit), the Administrative Agent shall have received (x) a Loan Request as required by the terms of this Agreement and (y) a Borrowing Base Certificate calculated as of the last day of the calendar month ended at least thirty (30) days (or such lesser number of days as the Borrower Representative may elect in its discretion) prior to the Borrowing Date demonstrating Availability on the proposed date of such Borrowing and/or issuance, amendment, extension or renewal of a Letter of Credit sufficient to cover the amount of such Borrowing and/or issuance, amendment, extension or renewal of such Letter of Credit.

Each request for the advance of proceeds of the Loans or for the issuance or reissuance of any Letters of Credit shall be deemed automatically to be a representation and warranty of the Borrowers that the conditions specified in this Section 4.02 have been satisfied on and as of the date of the request.

ARTICLE 5

AFFIRMATIVE COVENANTS

Each Borrower agrees that until the payment and satisfaction in full of all of the Obligations, it will comply with and cause the other Loan Parties and each other Subsidiary to comply with the covenants set forth in this Article 5.

Section 5.01. Payment and Performance. Each Borrower promises that all Obligations shall be paid and performed in full when and as due.

Section 5.02. Insurance. The Borrowers and each Loan Party shall obtain and maintain and shall cause their respective Subsidiaries to obtain and maintain such insurance coverages as are reasonable, customary and prudent for businesses engaged in activities similar to the business activities in which it is engaged. Without limitation to the foregoing, the Borrowers and the other Loan Parties shall each maintain fire and casualty insurance covering the Collateral and their respective assets in amounts satisfactory to the Administrative Agent consistent with prudent practices and sufficient to prevent any co-insurance liability (which amount shall be the full insurable value of the assets and properties insured unless the Administrative Agent in writing agrees to a lesser amount), naming the Administrative Agent for the benefit of the Credit Parties as sole lender loss payee and/or additional insured with respect to the Collateral and such assets, with insurance companies and upon policy forms which are acceptable to and approved by the Administrative Agent. The Loan Parties shall submit to the Administrative Agent originals or certified copies of the casualty insurance policies and paid receipts evidencing payment of the premiums due on the same. The casualty insurance policies shall be endorsed so as to make them non-cancellable unless thirty (30) days prior notice of cancellation is provided to the Administrative Agent.

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Section 5.03. Collection Of Accounts; Sale Of Inventory. The Loan Parties shall collect their respective Accounts and sell their respective Inventory only in the ordinary course of their respective businesses, subject to customary credit and collection policies.

Section 5.04. Notice Of Litigation And Proceedings. The Borrowers and each other Loan Party shall give prompt notice to the Administrative Agent of any action, suit, citation, violation, direction, notice or proceeding before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting such Loan Party, or the assets or properties thereof, which, if determined adversely to such Loan Party (a) could require it to pay over more than $2,500,000 or deliver assets the value of which exceeds that sum, or (b) could reasonably be expected to cause a Material Adverse Change.

Section 5.05. Payment Of Liabilities To Third Persons. Each Borrower and each other Loan Party shall pay when and as due, or within applicable grace periods, all liabilities due to third persons, except when the amount thereof is being contested in good faith by appropriate proceedings and with adequate reserves therefor being set aside by it.

Section 5.06. Notice Of Change Of Business Location Or Of Jurisdiction of Organization; Notice of Name Change. Each Borrower and each of the other Loan Parties shall notify the Administrative Agent five (5) days in advance of, (a) any change in the location of its existing offices or places of business or of the jurisdiction in which it is organized, (b) the establishment of any new, or the discontinuation of any existing, places of business, and (c) any change in or addition to the locations at which any material portion of the Collateral (or other property securing the Obligations) is kept. Prior to moving any Collateral (or other property securing the Obligations) to any location not owned by a Loan Party (other than deliveries to Account Debtors of sold or leased goods and premises occupied temporarily by a Borrower in connection with participation at a trade show or similar temporary sales location), each Loan Party shall obtain and deliver to the Administrative Agent an agreement, in form and substance acceptable to the Administrative Agent, pursuant to which the owner of such location shall: (i) subordinate any rights which it may have, or thereafter may obtain, in any of the Collateral or other property to the rights and security interests of the Credit Parties; and (ii) allow the Administrative Agent access to the Collateral or other property in order to remove the Collateral or other property from such location. Each Borrower and each other Loan Party shall notify the Administrative Agent five (5) days in advance of any changes to its name.

Section 5.07. Payment of Taxes. Each of the Borrowers and each of the other Loan Parties shall pay or cause to be paid when and as due all Taxes imposed upon it or on any of its property or which it is required to withhold and pay over to the taxing authority or which it must pay on its income, except where contested in good faith, by appropriate proceedings and at its own cost and expense; provided, however, that no Loan Party shall be deemed to be contesting in good faith by appropriate proceedings unless, (a) such proceedings operate to prevent the taxing authority from attempting to collect the Taxes, (b) the Collateral is not subject to sale, forfeiture or loss during such proceedings, (c) the applicable Loan Party’s contest does not subject the Credit Parties to any liabilities owed to or claims from the taxing authority or any other person, (d) the applicable Loan Party establishes appropriate reserves for the payment of all Taxes, court costs and other expenses for which such Loan Party would be liable if unsuccessful in the contest, (e) the applicable Loan Party prosecutes the contest continuously to its final conclusion, and (f) at the conclusion of the proceedings, the applicable Loan Party promptly pays all amounts determined to be payable, including but not limited to all taxes, legal fees and court costs.

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Section 5.08. Notice Of Events Affecting Collateral; Compromise Of Receivables; Returned Or Repossessed Goods. Each Borrower and each of the other Loan Parties shall promptly report to the Administrative Agent (a) any reclamation, return or repossession of Goods, (b) all claims or disputes and (c) all other matters materially affecting the value, enforceability or collectability of any of the Collateral.

Section 5.09. Reporting Requirements. The Borrower Representative shall submit the following items to the Administrative Agent:

5.09.1. Monthly Liquidity and Capital Expenditures Certificate. As soon as available and in any event within ten (10) Business Days after the last day of each fiscal month (commencing with the month ending March 31, 2024 and ending with the month ending immediately following the end of the Ratio Adjustment Period), the Borrower Representative shall submit to the Administrative Agent a Liquidity Certificate certifying as to compliance or non-compliance with the minimum Consolidated EBITDA covenant set forth in Section 6.18 and the minimum Liquidity covenant set forth Section 6.19 and setting forth reasonably detailed calculations with respect to the calculation of Consolidated EBITDA and Liquidity together with a reasonably detailed summary describing the Capital Expenditures made or incurred in such prior period.

5.09.2. Monthly Financial Statements. As soon as available and in any event within thirty (30) calendar days after the end of each fiscal month (commencing with the month ending December 31 2022), the Borrower Representative shall submit to the Administrative Agent a consolidated and consolidating balance sheet of Pubco Guarantor and its Subsidiaries as of the end of such month and a consolidated and consolidating statement of income and retained earnings of Pubco Guarantor and its Subsidiaries for such month, and a consolidated and consolidating statement of cash flow of Pubco Guarantor and its Subsidiaries for such month, and summary profit and loss financial statements by location (with such additional detail to be provided upon request by the Administrative Agent), all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the previous Fiscal Year and all prepared in accordance with GAAP and certified by an Authorized Officer of the Borrower Representative (subject to year-end adjustments), together with a monthly Borrowing Base Certificate required to be delivered pursuant to Section 5.09.14.

5.09.3. Annual Financial Statements. As soon as available and in any event within one hundred twenty (120) calendar days after the end of each Fiscal Year (commencing with the Fiscal Year ending December 31, 2022), the Borrower Representative shall submit to the Administrative Agent a consolidated and consolidating balance sheet of Pubco Guarantor and its Subsidiaries as of the end of such Fiscal Year and a consolidated and consolidating statement of income and retained earnings of Pubco Guarantor and its Subsidiaries for such Fiscal Year, and a consolidated and consolidating statement of cash flow of Pubco Guarantor and its Subsidiaries for such Fiscal Year, all in reasonable detail and stating in comparative form the respective consolidated and consolidating figures for the corresponding date and period in the prior Fiscal Year and all prepared in accordance with GAAP and accompanied by an audited opinion thereon issued by independent certified public accountants selected by Pubco Guarantor and reasonably acceptable to the Required Lenders (which shall not be subject to any “going concern” or like qualification or exception or any qualification or exception as to the scope of the audit).

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5.09.4. Management Letters. Promptly upon receipt thereof, each Borrower shall submit to the Administrative Agent for the benefit of the Credit Parties copies of any reports submitted to it or to any Loan Party by independent certified public accountants in connection with the examination of the financial statements of Pubco and its Subsidiaries made by such accountants.

5.09.5. Compliance Certificate. The Borrower Representative shall, concurrently with any delivery of annual financial statements under Sections 5.09.3 and financial statements to be delivered after the end of the first three (3) Fiscal Quarters of each Fiscal Year pursuant to Section 5.09.2 above, submit a Compliance Certificate from the Chief Financial Officer, Chief Executive Officer or President of Pubco Guarantor or the Borrower Representative to the Administrative Agent (a) certifying that no Default or Event of Default has occurred during such period or, if such a Default or an Event of Default has occurred during such period, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, (b) setting forth the reasonably detailed calculations with respect to the Consolidated Fixed Charge Coverage Ratio, Total Net Leverage Ratio and Consolidated Current Ratio, (c) if applicable, a list of any Excluded Subsidiary as of the date of delivery of such certificate, (d) a description of any anticipated establishment of any new dealerships of which the Administrative Agent has not received notice, (e) a description of any anticipated locations of which the Administrative Agent has not received notice where a material portion of Eligible Floor Plan Units or any material portion of any other Collateral is located, except for any Eligible Floor Plan Unit which is at a Permitted Collateral Location and (f) including such additional information as may from time to time be required under the Security Documents.

5.09.6. Reports To Other Creditors. Promptly after the furnishing thereof, the Borrowers shall submit to the Administrative Agent for the benefit of the Credit Parties copies of any statement or report furnished to any other Person pursuant to the terms of any indenture, loan, or credit or similar agreement and not otherwise required to be furnished to the Administrative Agent pursuant to any other provisions of this Agreement.

5.09.7. Management Changes. The Borrower Representative shall notify the Administrative Agent immediately of any changes in the personnel holding the positions of Chairperson, President, Chief Executive Officer or Chief Financial Officer of any of the Loan Parties.

5.09.8. Projections. The Borrower Representative shall deliver to the Administrative Agent within sixty (60) days prior to the end of each Fiscal Year, an annual operating budget for the Loan Parties and their Subsidiaries for the next Fiscal Year. The operating budget shall include a balance sheet, income statement, statement of cash flows, and assumptions relating to the budget.

5.09.9. Notice of Defaults and Events of Default. The Borrower Representative shall promptly give written notice to the Administrative Agent of the occurrence of any event, occurrence or condition (which is known to an executive officer of any Loan Party) which constitutes or is reasonably foreseeable to constitute either an Event of Default or a Default or which could be reasonably expected to result in a Material Adverse Change.

5.09.10. ERISA Event. The Borrowers shall promptly give written notice of the occurrence of any ERISA Event to the Administrative Agent for the benefit of the Credit Parties.

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5.09.11. SEC Filings. Promptly upon receipt or transmission thereof, (a) all letters of comment or material correspondence sent to Pubco Guarantor or any of its Subsidiaries by any securities exchange or the Securities and Exchange Commission (“SEC”) in relation to the affairs of Pubco Guarantor or any of its Subsidiaries, (b) all regular and periodic reports and all registration statements and prospectuses, if any, filed by Pubco Guarantor or any of its Subsidiaries with any securities exchange or with the SEC or any governmental authority succeeding to any of its functions, (c) all financial statements, reports, notices and proxy statements sent or made available generally by Pubco Guarantor or any of its Subsidiaries to other lenders to such Persons (if any) and their other respective bondholders or security holders (or any trustee or other representative of any of the foregoing) and any non-routine notices or other non-routine correspondence from such lenders, bondholders or security holders (or trustee or other representative of such Persons); and (d) all press releases and other statements made available by Pubco Guarantor or any of its Subsidiaries to the public concerning material developments in their respective businesses. Any information or document described in clauses (a) through (d) of this Subsection 5.09.11 that is filed with the SEC via the EDGAR filing system shall be deemed to be delivered upon the receipt by the Credit Parties of notice (including any notice received via e-mail) from Borrower Representative that such information or document has been filed and is available on EDGAR provided, further, however, that no such notice need be delivered in connection with the regularly filed Annual Reports of Pubco Guarantor on Form 10-K or Quarterly Reports of Pubco Guarantor on Form 10-Q.

5.09.12. Beneficial Ownership. The Borrower Representative shall promptly notify the Administrative Agent of any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in parts (c) or (d) of such certification.

5.09.13. General Information. In addition to the items set forth in subsections 5.09.1 through 5.09.12 above, the Borrowers agree to submit, and cause the other Loan Parties to submit, to the Administrative Agent for the benefit of the Credit Parties such other information respecting the condition or operations, financial or otherwise, of the Loan Parties as the Credit Parties may reasonably request from time to time.

5.09.14. Borrowing Base Certificates. Within thirty (30) days after the end of each calendar month (in conjunction with the delivery of the financial statements pursuant to Section 5.09.2) (or on any other date if the Borrower Representative voluntarily elects to deliver a Borrowing Base Certificate (including in connection with a Permitted Acquisition)), a certificate in the form of Exhibit L (or such other form as may be agreed to by the Administrative Agent and the Borrower Representative in their reasonable discretion) (a “Borrowing Base Certificate”) calculating and/or demonstrating, in detail reasonably acceptable to the Administrative Agent, the Line Cap, the Borrowing Base, and Availability, in each case as of the close of business as of the last day of the immediately preceding calendar month (or in respect of any Borrowing Base Certificate voluntarily delivered by the Borrower Representative, as of the close of business on a more recent Borrowing Base Test Date as indicated in such Borrowing Base Certificate), each Borrowing Base Certificate to be certified as complete and correct in all material respects by an Authorized Officer of the Borrower Representative. In connection with each Borrowing Base Certificate, the Borrowers shall provide (i) a schedule of Accounts in form and manner reasonably acceptable to Administrative Agent (which shall include current addresses and telephone numbers of account debtors and a detailed aging of the Accounts for such period); (ii) a monthly inventory report in form and manner reasonably acceptable to Administrative Agent, together with supporting documentation requested by the Administrative Agent, which, during the Ratio Adjustment Period, shall include a summary inventory aging report; and (iii) a schedule of Specified Inventory Parts in form and manner reasonably acceptable to the Administrative Agent, together with supporting documentation requested by the Administrative Agent, in each case based on the balances as of the last day of the immediately preceding month.

5.09.15. Notice and Consent Coliseum. The Borrower Representative shall notify the Administrative Agent immediately of any material written notices or communications between any Loan Party or Subsidiary and Coliseum Holdings I, LLC, as Lender under that certain Loan Agreement dated as of December 29, 2023 ~~(the “Coliseum Agreement”)~~, by and among Coliseum Holdings I, LLC, LD Real Estate, LLC, Lazydays RV of Ohio, LLC, Airstream of Knoxville at Lazydays RV, LLC, Lone Star Acquisition, LLC~~, Lazydays Land of Phoenix, LLC~~ and Lazydays Land of ~~Chicagoland, LLC.~~ Phoenix, LLC as amended by that certain First Amendment to Loan Agreement, dated on or about May 15, 2024 (collectively, as the same may be further amended, modified or supplemented from time to time in accordance with the terms of this Agreement, the “Coliseum Agreement”).

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Section 5.10. Preservation of Existence, Etc. Each Borrower and each of the other Loan Parties shall each (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so could not reasonably be expected to cause a Material Adverse Change, (c) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to cause a Material Adverse Change, and (d) preserve and maintain material approvals with Manufacturers, OEMs and other suppliers of Floor Plan Units, material franchise or framework agreements, all Manufacturer statements of origin, certificates of origin, certificates of title or ownership and other customary vehicle title documentation (which, for the avoidance of doubt, may be in electronic form) (collectively, the “Vehicle Title Documentation”), or in any case, a power of attorney with respect thereto.

Section 5.11. Maintenance of Assets and Properties. Each of the Borrowers and each of the other Loan Parties shall maintain, preserve and protect all of its material assets and properties necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted.

Section 5.12. Compliance with Laws. Each of the Borrowers and each of the other Loan Parties shall comply in all material respects with all Laws applicable to it, and obtain or maintain all permits, franchises and other governmental authorizations and approvals necessary for the ownership, acquisition and disposition of its properties and the conduct of its business. Without limiting the generality of the foregoing, the Loan Parties and each Subsidiary shall be in compliance in all material respects with applicable legal requirements of the Anti-Corruption Laws, Anti-Terrorism Laws, the USA Patriot Act, and the Bank Secrecy Act. Each Loan Party and each Subsidiary shall conduct its businesses in material compliance with the United States Foreign Corrupt Practices Act of 1977.

Section 5.13. Inspection Rights. Each of the Borrowers and each of the other Loan Parties and their Subsidiaries (other than any Designated Real Estate Subsidiary) shall permit representatives and independent contractors of the Administrative Agent to visit and inspect any of its properties, to perform audits of the Floor Plan Units, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, officers, and independent public accountants, all at such reasonable times during normal business hours and as often as may be reasonably desired (which inventory and Collateral inspections are expected to be conducted not less than six (6) times per Fiscal Year), upon reasonable advance notice to the Loan Parties; provided, however, that when a continuing Default or Event of Default exists the Administrative Agent (or any of its representatives or independent contractors) may do any of the foregoing at the expense of the Loan Parties at any time during normal business hours and without advance notice.

Section 5.14. Environmental Matters. Each of the Borrowers and each of the other Loan Parties shall comply, and shall cause its respective Subsidiaries to comply with all Environmental Laws, the non-compliance with which could reasonably be expected to result in a Material Adverse Change. The Loan Parties shall investigate any circumstances which give the Loan Parties reason to believe or suspect the Contamination of any of the Properties. The Loan Parties shall promptly perform any remediation of such Contamination required under applicable Laws.

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Section 5.15. Additional Subsidiaries

5.15.1. Subsidiaries. If (i) any Subsidiary (other than an Excluded Subsidiary) is formed or acquired after the Closing Date or (ii) any Subsidiary ceases to be an Excluded Subsidiary pursuant to the definition thereof, within forty-five (45) calendar days after such Subsidiary is formed or acquired or ceases to be an Excluded Subsidiary (or such longer period as the Administrative Agent may agree in its sole discretion), the Borrower Representative shall (a) unless such Subsidiary becomes a Borrower pursuant to Section 5.15.3, cause such Subsidiary to duly execute and deliver a joinder agreement to become a guarantor of the Obligations under, and subject to the terms and conditions of, the Security Agreement and Guaranty Agreement (or, in the case of a Person required to or that elects to become a Borrower, a Joinder Agreement) together with all schedules and information thereto appropriately completed with respect to such Subsidiary, (b) cause such Subsidiary to deliver a joinder agreement to the Security Agreement and Guaranty Agreement providing for the creation of Liens on the Collateral owned by such Subsidiary as security for the Obligations, (together with all schedules and information thereto appropriately completed with respect to such Subsidiary), (c) cause such Subsidiary to deliver a joinder agreement to the Security Agreement providing for the pledge of any Equity Interests held by such Subsidiary pursuant to the Security Agreement (except to the extent that such Equity Interests constitute Excluded Property) (together with all schedules and information thereto appropriately completed with respect to such Subsidiary), (d) deliver, or cause to delivered, any and all certificates representing Equity Interests held by such Subsidiary, and any Equity Interest in such Subsidiary that are held by other Persons, that are (in each case) required to be delivered pursuant to the Security Documents (and accompanied, in each case, by undated stock powers or other appropriate instrument of transfer executed in blank); provided, that in respect of any CFC or CFC Holdco, Borrower Representative shall, or shall cause the applicable Loan Party to pledge 65% of the issued and outstanding voting Equity Interests and 100% of the issued and outstanding non-voting Equity Interests, or other evidence of ownership, of such CFC or CFC Holdco, as applicable, (e) take such other actions such that all of the Equity Interests (except to the extent that such Equity Interests constitute Excluded Property or are not otherwise required to be pledged or certificated pursuant to the terms of the Credit Documents) issued by any such Subsidiary shall be pledged as security for the Obligations pursuant to such Credit Documents in form and substance reasonable satisfactory to the Administrative Agent, as may be required under applicable Laws to effectuate a fully enforceable first priority pledge of such Equity Interests, (f) deliver or cause to be delivered to the Administrative Agent UCC financing statements naming such Subsidiary as “Debtor” and naming the Administrative Agent for the benefit of the Credit Parties as “Secured Party,” in form and substance sufficient in the reasonable opinion of the Administrative Agent and its counsel for filing in each applicable UCC filing office in which filing is necessary to perfect the Administrative Agent’s Liens in the Collateral granted by such Subsidiary under the Security Documents, and (g) deliver, or cause to be delivered, an opinion of counsel reasonably satisfactory to the Administrative Agent as to customary matters in connection with the joinder of such Subsidiary to the Credit Documents.

5.15.2. [Reserved].

5.15.3. Joinder of Additional Borrowers. Any Subsidiary of Pubco Guarantor (a) owning or leasing any Eligible Floor Plan Units shall be required to be a Borrower hereunder with respect to the applicable Class and (b) that is a Subsidiary and is not a Borrower in respect of any Class under this Agreement may, but shall not be required to (except as provided in clause (a) above), in its sole discretion from time to time become a Borrower hereunder with respect to a particular Class, in the case of each of clause (a) and (b), by executing and delivering to the Administrative Agent a Joinder Agreement (together with all schedules thereto); provided that such Joinder Agreement shall specify the applicable facility under which such Subsidiary shall join this Agreement as a Borrower. Any Person that executes and delivers a Joinder Agreement shall deliver to the Administrative Agent such items as are required pursuant to Sections 4.01.1(d) and 4.01.1(k) (which such items shall be in form and substance reasonably acceptable to the Administrative Agent). Such Subsidiary shall thereafter have all of the rights, benefits and obligations of a Borrower party to this Agreement with respect to such Class

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Section 5.16. Deposit and Operating Accounts. The Borrowers shall establish and maintain their primary deposit and operating accounts at M&T Bank.

Section 5.17. Landlord Waivers. Each Loan Party will (a) except as required by clause (b) below, obtain and deliver to the Administrative Agent a customary landlord or bailee access agreement with respect to each location in the United States not owned by a Loan Party where Collateral is located and (b) obtain and deliver to the Administrative Agent a customary landlord or bailee access agreement with respect to each location in the United States leased to a Loan Party by (x) a Loan Party or (y) any other Affiliate of a Loan Party under the Control of such Loan Party, in the case of clauses (a) and (b), within thirty (30) days (or such later date agreed to by the Administrative Agent) of Collateral becoming located at such location, in form and substance reasonably acceptable to the Administrative Agent.

Section 5.18. Post-Closing Deliverables. Notwithstanding the conditions precedent set forth in Section 4.01, the Loan Parties have informed the Administrative Agent and the Lenders that certain items required to be delivered as conditions precedent to the effectiveness of this Agreement will not be delivered as of the Closing Date. As an accommodation to the Loan Parties, the Administrative Agent and the Lenders have agreed to make the Loans available under this Agreement notwithstanding that such conditions have not been satisfied. In consideration of such accommodation, each applicable Loan Party hereby agrees to take each of the actions described on Schedule 5.18 attached hereto, in each case, in the manner and by the dates set forth thereon, or such later dates as may be agreed to by Administrative Agent.

Section 5.19. UCC and Floor Plan Units; Repurchase Agreements. Each Eligible Floor Plan Unit shall constitute Inventory under the applicable UCC. With respect to each Eligible Floor Plan Unit, the related Floor Plan Borrower is and shall continue to be in the business of selling Floor Plan Units, and in each jurisdiction where such Floor Plan Borrower maintains any Floor Plan Units or is “located” (for purposes of the UCC), the Lien of the Administrative Agent and the Lenders on such Floor Plan Units is and shall continue to be perfected by filing a UCC financing statement in accordance with Section 9-311(a) and (d) of the applicable UCC. To the extent requested by Administrative Agent, each Borrower agrees to use its commercially reasonable efforts to cause the Manufacturers or other suppliers of Floor Plan Units to enter into Repurchase Agreements.

Section 5.20. Further Assurances. Each Loan Party shall execute, acknowledge, deliver, and record or file such further instruments, including, without limitation, further security agreements, financing statements, and continuation statements, and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of the Credit Documents, including, without limitation, (i) causing any additions, substitutions, replacements, or equipment related to the Floor Plan Units financed under the Floor Plan Facility to be covered by and subject to the Liens created in the Credit Documents to which any Floor Plan Borrower is a party; and (ii) with respect to any Floor Plan Units which are, or are required to be, subject to Liens under the Credit Documents, execute, acknowledge, endorse, deliver, procure, and record or file any document or instrument, including, without limitation, any financing statement or, if an Event of Default has occurred and is continuing, any Vehicle Title Documentation, deemed advisable by the Administrative Agent to protect the Liens granted in the Security Documents against the rights or interests of third Persons.

Section 5.21. Delivery of Floor Plan Unit Titles and Vehicle Title Documentation.

5.21.1. In the event any Floor Plan Borrower maintains any Floor Plan Units in a jurisdiction that requires the notation of the Lien of the Administrative Agent and the Lenders on the certificate of title of such Floor Plan Units in order to establish or maintain the perfection of such Lien or upon the written request of the Administrative Agent during the continuance of a Default or Event of Default, for each Eligible Floor Plan Unit or other Floor Plan Unit which constitutes Collateral, the Borrowers and their Subsidiaries shall promptly, (A)(i) within thirty (30) days (or such longer period as the Administrative Agent may agree in its sole discretion) send to the relevant Governmental Authority a completed title application for each such Floor Plan Unit listing the Administrative Agent as sole lienholder for the benefit of the Lenders, and (ii) deliver to the Administrative Agent a copy of such title application and (B) deliver, or cause to be delivered, within thirty (30) days (or such longer period as the Administrative Agent may agree in its sole discretion) all such original Manufacturer’s Certificates and Manufacturer’s and vendor’s invoices and Vehicle Title Documentation being maintained by the Borrowers and their Subsidiaries at the time of such time.

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5.21.2. Each title application completed pursuant to Section 5.20.1 above shall indicate that the original certificate of title (or other evidence thereof) shall be delivered by the relevant Governmental Authority directly to the Administrative Agent. During any period that the Borrowers and their Subsidiaries are required to take action under Section 5.20.1(A)(i) and (ii), if any Borrower or Subsidiary receives a certificate of title (or other evidence thereof) to any Eligible Floor Plan Unit financed under this Agreement or any other Floor Plan Unit which constitutes Collateral listing the Administrative Agent as lienholder for the benefit of the Lenders, such Borrower or Subsidiary shall promptly deliver such certificate of title (or other evidence thereof) to the Administrative Agent.

Section 5.22. Designation of Subsidiaries. The Borrower Representative may at any time designate or re-designate (x) any Subsidiary a Designated Real Estate Subsidiary (a “Real Estate Subsidiary Designation”) or (y) any Designated Real Estate Subsidiary as a Loan Party (a “Subsidiary Redesignation”); provided that (i) immediately before and after such Real Estate Subsidiary Designation or Subsidiary Redesignation, no Default or Event of Default shall have occurred and be continuing, (ii) immediately after giving pro forma effect to such Real Estate Subsidiary Designation or Subsidiary Redesignation, (x) the Borrower Representative is in pro forma compliance with the financial covenants set forth in Sections 6.12, 6.13 and 6.14 and (y) the Line Cap exceeds the aggregate amount of Revolving Credit Exposure, (iii) no Borrower or Guarantor may be designated as a Designated Real Estate Subsidiary and no Designated Real Estate Subsidiary may own any Floor Plan Unit at any location where any Eligible Floor Plan Unit is located, (iv) no Subsidiary may be designated as a Designated Real Estate Subsidiary if it is a “Subsidiary” for any other Indebtedness, (v) as of the most recent date of designation thereof, no Designated Real Estate Subsidiary shall own any Equity Interests in any Borrower or any Guarantor or hold any Indebtedness of, or Lien on any property of any Borrower or any Guarantor, (vi) the holder of any Indebtedness of any Designated Real Estate Subsidiary shall not have any recourse to any Borrower or any Guarantor with respect to such Indebtedness and (vii) no Subsidiary may be designated as a Designated Real Estate Subsidiary if, as of the date of such designation (w) it holds any material franchise or framework agreement or other material agreement with any Manufacturer relating to any Eligible Floor Plan Unit, (x) the Consolidated Total Assets of the Subsidiary being designated, together with the Consolidated Total Assets of all other Designated Real Estate Subsidiaries of Pubco Guarantor, exceeds 25% of Consolidated Total Assets of Pubco Guarantor and its Subsidiaries (including its Designated Real Estate Subsidiaries), in each case for the Test Period most recently ended for which financial statements have been delivered pursuant to Section 4.01 or Section 5.08 or (y) it holds any Material Intellectual Property. The designation of any Subsidiary as a Designated Real Estate Subsidiary shall constitute an Investment by the applicable Loan Parties therein at the date of such designation in an amount equal to the portion of the fair market value of the net assets of such Subsidiary (and such designation shall only be permitted to the extent such Investment is permitted under Section 6.02). As of the date of any designation, the Borrower Representative shall have delivered to the Administrative Agent an officer’s certificate executed by a Responsible Officer of the Borrower Representative certifying compliance with the requirements of this Section 5.22, including the calculation to demonstrate compliance with the financial covenants set forth in Sections 6.12, 6.13 and 6.14. As of the Closing Date, the Persons listed on Schedule 5.22 attached hereto are each a Designated Real Estate Subsidiary.

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ARTICLE 6

NEGATIVE COVENANTS

Each Borrower agrees that until the payment and performance in full of all of the Obligations, it will not do, and it will not permit any of the other Loan Parties and any Subsidiary to do, any of the following:

Section 6.01. Liens. No Loan Party and no other Subsidiary shall create, incur, assume or suffer to exist any Lien upon any of its properties (real or personal), assets or revenues, whether now owned or hereafter acquired, other than Liens securing the Obligations and Permitted Encumbrances.

Section 6.02. Investments And Loans. No Loan Party and no other Subsidiary shall make any Investments or extend any loans or credit facilities to any Persons, except:

(a) Investments in Cash Equivalents;

(b) Investments by any Loan Party or any Subsidiary outstanding on the date hereof and set forth on Schedule 6.02(b);

(c) advances to its employees in the ordinary course of business for travel, entertainment, relocation and general ordinary course of business purposes;

(d) extensions of credit in the nature of accounts receivable or notes receivable arising from the grant of trade credit in the ordinary course of business;

(e) acquisitions of fixed assets, equipment and Inventory in the ordinary course of business to the extent not otherwise prohibited by the terms of this Agreement;

(f) (i) any Loan Party or any Subsidiary may make intercompany loans to, and guarantees on behalf of, and other Investments in Loan Parties so long as, solely in the case of such intercompany loans by Subsidiaries that are not Loan Parties to Loan Parties, all payment obligations of the respective Loan Parties thereunder are subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent, (ii) the Loan Parties may make intercompany loans to, guarantees on behalf of, and other Investments in, Subsidiaries that are not Loan Parties so long as the aggregate amount of outstanding loans, guarantees and the aggregate amount of the other outstanding Investments made pursuant to this subclause (ii) does not exceed $15,000,000.00 and (iii) any Subsidiary that is not a Loan Party may make intercompany loans to, and other investments in, any other Subsidiary that is also not a Loan Party;

(g) Permitted Acquisitions; and

(h) (i) Investments by any Loan Party or any Subsidiary in any Designated Real Estate Subsidiary outstanding on the date hereof and set forth on Schedule 6.02(h) and (ii) any Loan Party or any Subsidiary may make intercompany loans to, guarantees on behalf of, and other Investments in any Designated Real Estate Subsidiary to finance real property owned or to be owned by any Designated Real Estate Subsidiary; provided that the aggregate amount of such Investments shall not exceed the greater of (x) $150,000,000.00 and (y) 15% of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered, minus, in each case, any amount that has been utilized under Section 6.03(m).

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The entry of a Borrower or other Loan Party into a Swap Agreement shall not be deemed to be an Investment for purposes of this Section provided that such Borrower or other Loan Party is (or was) an Eligible Contract Participant as of the Eligibility Date and such Swap Agreement is (or was) entered into in connection with the Obligations or in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Loan Party, or changes in the value of securities issued by such Borrower or other Loan Party, and not for purposes of speculation or taking a “market view.” Notwithstanding the foregoing, in no event shall any Loan Party make any Investment which results in any Material Intellectual Property owned by such Loan Party being contributed or otherwise transferred by such Loan Party to any non-Loan Party. For purposes of determining the amount of any Investment outstanding for purposes of this Section 6.02, such amount shall be deemed to be the amount of such Investment when made, purchased or acquired (without adjustment for subsequent increases or decreases in the value of such Investment) less any amount realized in respect of such Investment upon the sale, collection or return of capital (not to exceed the original amount invested); provided, however, that the payment or return of rental payments under lease agreements shall be deemed not to be a return of capital.

Section 6.03. Indebtedness. No Loan Party and no other Subsidiary shall create, incur, assume or suffer to exist any Indebtedness, except

(a) the Obligations;

(b) existing Indebtedness incurred prior to the Closing Date, outstanding on the Closing Date, and listed on Schedule 6.03 attached hereto, and any refinancings, renewals or extensions thereof; provided, that: (i) the amount of such Indebtedness is not increased at the time of such refinancing, renewal or extension except by an amount equal to fees and expenses reasonably incurred, in connection with such refinancing, (ii) the direct or any contingent obligor with respect thereto is not changed, as a result of or in connection with such refinancing, renewal or extension, (iii) the terms relating to principal amount, amortization, maturity, collateral (if any) and subordination, standstill and related terms (if any, it being understood that such Indebtedness shall be subordinated as to rights of payment and Liens on terms and conditions satisfactory to the Administrative Agent), and other material terms taken as a whole, of any such refinancing, renewing or extending Indebtedness, and of any agreement entered into and of any instrument issued in connection therewith, are no less favorable in any material respect to the Loan Parties or the Lenders than the terms of any agreement or instrument governing the Indebtedness being refinanced, refunded, renewed or extended, and (iv) the interest rate applicable to any such refinancing, renewing or extending Indebtedness does not exceed the then applicable market interest rate;

(c) obligations (contingent or otherwise) of any Loan Party existing or arising under any Swap Agreements, provided that such Borrower or other Loan Party is (or was) an Eligible Contract Participant as of the Eligibility Date and such obligations are (or were) entered into in connection with the Obligations or in the ordinary course of business for the purpose of directly mitigating risks associated with liabilities, commitments, investments, assets, or property held or reasonably anticipated by such Loan Party, or changes in the value of securities issued by such Loan Party, and not for purposes of speculation or taking a “market view,”;

(d) foreign exchange hedging transactions entered into in the ordinary course of business to manage the foreign currency risks of the Loan Parties and their Subsidiaries;

(e) the dividend, interest, and redemption obligations incurred by Pubco Guarantor to the Preferred Stockholders as provided by the terms of the Amended Charter, the Securities Purchase Agreement, and the Certificate of Designations (regardless of whether the same constitutes debt in accordance with GAAP), provided, however, that no payments thereof shall be made by any Loan Party in violation of the restrictions upon any such payment set forth in this Agreement or in any other Credit Document;

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(f) Indebtedness in respect of Capital Leases, Synthetic Lease Obligations and purchase money obligations for capital assets (within the limitations of Section 6.17 of this Agreement), and refinancings, renewals and extensions thereof; provided, that: (i) the total of all such Indebtedness taken together shall not exceed an aggregate principal amount of $15,000,000.00 at any one time outstanding, (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed, and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

(g) loans and investments in the ordinary course of business between the Loan Parties to the extent permitted under Section 6.02;

(h) unsecured earnout obligations incurred in connection with any Permitted Acquisition to the extent constituting Indebtedness;

(i) Indebtedness which may be deemed to exist in connection with agreements providing for indemnification, purchase price adjustments or similar obligations in connection with a Dispositions permitted under Section 6.05;

(j) Guarantees by any Loan Party or any Subsidiary with respect to (i) recourse obligations resulting from endorsement of negotiable instruments for collection in the ordinary course of business and (ii) workers’ compensation and similar obligations of the Loan Parties and their Subsidiaries incurred in the ordinary course of business;

(k) unsecured Indebtedness in an aggregate amount not to exceed Fifteen Million Dollars ($15,000,000.00) at any time outstanding;

(l) [reserved]; and

(m) Indebtedness incurred to finance real property owned or to be owned by any Designated Real Estate Subsidiary; provided that (i) any such Indebtedness shall be secured only by the real property and fixtures and improvements located on the applicable real property financed in connection with the incurrence of such Indebtedness and (ii) the aggregate principal amount of Indebtedness at any time outstanding under this clause (m) owing to any Person shall not exceed the greater of (x) $150,000,000.00 and (y) 15% of Consolidated EBITDA for the most recently ended Measurement Period for which financial statements have been delivered minus, in each case, any amount that has been utilized under Section 6.02(h)(ii).

Section 6.04. Fundamental Changes. No Borrower and no other Loan Party or Subsidiary of a Borrower or other Loan Party shall merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or permit the Disposition (except as permitted under Section 6.05) of all or substantially all of its assets (whether in one transaction or in a series of transactions), except that, so long as no continuing Default or Event of Default exists and no Material Adverse Change has occurred and no Default, Event of Default or Material Adverse Change would be likely to result therefrom after giving effect thereto:

(a) any Subsidiary (or any other Person) may merge, amalgamate or consolidate with (i) any Borrower; provided that a Borrower shall be the continuing or surviving Person or (ii) any one or more other Subsidiaries; provided that (A) when any Guarantor is merging with another Subsidiary that is not a Loan Party the Guarantor shall be the continuing or surviving Person or the continuing or surviving Person shall become a Guarantor, (B) to the extent constituting an Investment, such Investment must be a Permitted Investment and (C) to the extent constituting a Disposition, such Disposition must be permitted in accordance with Section 6.05;

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(b) (i) any Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Subsidiary that is not a Loan Party, (ii) any Subsidiary may dissolve, if the Borrower Representative determines in good faith that such action is in the best interest of Pubco Guarantor and its Subsidiaries taken as a whole and is not disadvantageous to the Lenders in any material respect, it being understood that in the case of any liquidation or dissolution of a Subsidiary that is a Borrower or a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Subsidiary that is a Borrower or a Guarantor unless such Disposition of assets is permitted hereunder and (iii) any Designated Real Estate Subsidiary may dispose of all or substantially all of its assets (whether in one transaction or in a series of transactions);

(c) any Loan Party (other than Pubco Guarantor) or Subsidiary may permit the Disposition of all or substantially all of its assets (upon voluntary liquidation, dissolution or otherwise) to any Loan Party or Subsidiary; provided that if the transferor in such a transaction is a Borrower or a Guarantor, then (i) the transferee must either be a Borrower or a Guarantor (or the transferee shall become a Guarantor) or (ii) to the extent constituting an Investment, such Investment must be permitted by Section 6.02; and

(d) any Loan Party (other than Pubco Guarantor) or any Subsidiary may merge, amalgamate, consolidate (and in the case of any Loan Party (other than Pubco Guarantor) or any Subsidiary, dissolve or liquidate) with or into another Person or permit the Disposition of all or substantially all of its assets in order to effect a Disposition permitted pursuant to Section 6.05; provided that a Borrower or Loan Party, as applicable shall be the continuing or surviving Person.

Section 6.05. Dispositions. No Borrower and no other Loan Party and no Subsidiary of a Borrower or of another Loan Party (excluding, in each case, any Designated Real Estate Subsidiary) shall make any Disposition or enter into any agreement to make any Disposition, except:

(a) Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business,

(b) Dispositions of equipment to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property or (ii) the proceeds of such Disposition are applied to the purchase price of similar replacement property,

(c) the sale of residual ownership rights in vehicles and equipment upon the termination of operating leases,

(d) Dispositions not otherwise prohibited under this Section 6.05; provided that (i) no Default or Event of Default has occurred and is continuing at the time of such Disposition, (ii) no Default, Event of Default or Material Adverse Change would result from such Disposition, and (iii) the aggregate book value of all property disposed of in reliance of this subsection in any Fiscal Year shall not exceed Five Hundred Thousand Dollars ($500,000.00); ~~and~~

(e) Sale and Leaseback Transactions; provided that (i) no Default or Event of Default has occurred and is continuing at the time of such Sale and Leaseback Transaction and (ii) no Default, Event of Default or Material Adverse Change would result from such Sale and Leaseback Transaction~~.~~;

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(f) Disposition of the Ft. Pierce Real Estate Property, provided that prior to, or on or about the date of such Disposition, the Loan Parties shall have complied with Section 3(c) and (d) of the Second Amendment; and

(g) Disposition of the Burns Harbor Property so long as 100% of the proceeds (other than costs and expenses described in clause (a) of the definition of Net Available Proceeds) are reinvested and retained within the Loan Parties.

Notwithstanding the foregoing, in no event shall any Loan Party make any Disposition which results in or facilitates in any manner any Material Intellectual Property owned by such Loan Party being transferred by such Loan Party to any non-Loan Party.

Section 6.06. Restricted Payments. No Borrower and no Loan Party and no other Subsidiary of a Borrower or another Loan Party may declare or make, directly or indirectly, any Restricted Payments, or incur any obligation (contingent or otherwise) to do so, except

(a) each Subsidiary of a Borrower may make Restricted Payments to such Borrower,

(b) LDRV may make Restricted Payments to Parent Guarantor,

(c) Parent Guarantor may make Restricted Payments to Pubco Guarantor,

(d) the Loan Parties may declare and make non-cash dividend payments or other non-cash distributions payable solely in their Capital Stock,

(e) Pubco Guarantor may incur the redemption and payment obligations to the Preferred Stockholders set forth in the Amended Charter, the Securities Purchase Agreement, and the Certificate of Designations respect to the Pubco Guarantor’s Series A Preferred Stock described therein, provided that no redemption of such Series A Preferred Stock, in whole or in part, or payments of the redemption price, in whole or in part, for any Capital Stock held by the Preferred Stockholders shall occur, directly or indirectly, prior to the dates for redemption set forth in Sections 7(a)(i) and 7(b) of the Certificate of Designations as in effect on the date hereof and on a non-accelerated basis, and no payment of any dividends and distributions shall be paid to the Preferred Stockholders, directly or indirectly, (i) at any time during which there is a continuing Default or Event of Default, or (ii) if after giving effect to such payment, a Default or Event of Default would exist; provided further, that such redemptions and payments shall not be paid more frequently than quarterly after the end of each Fiscal Quarter for which financial statements have been delivered and upon delivery of a Compliance Certificate evidencing the ability of the Loan Parties to make such Restricted Payments in full compliance with all of the terms and conditions set forth in this Agreement, including demonstrated compliance on a pro forma basis with the financial covenants set forth in Sections 6.12, 6.13 and 6.14 hereof as of the end of such Fiscal Quarter, and

(f) in the absence of any continuing Default or Events of Default and provided that after giving immediate effect thereto, no Default or Events of Default would result therefrom, each Borrower and each other Loan Party may (i) repurchase Capital Stock owned by former employees of the Loan Parties or employees which are leaving the employment of such Borrower or other Loan Parties; and (ii) make other Restricted Payments; provided however, such repurchases or payments shall not be paid more frequently than quarterly after the end of each Fiscal Quarter for which financial statements have been delivered and upon delivery of a Compliance Certificate evidencing the ability of the Loan Parties to make such Restricted Payments in full compliance with all of the terms and conditions set forth in this Agreement, including demonstrated compliance on a pro forma basis with the financial covenants set forth in Sections 6.12, 6.13 and 6.14 hereof as the end of such Fiscal Quarter.

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Notwithstanding anything to the contrary in this Agreement, in no event shall any Loan Party make any Restricted Payment consisting of any Material Intellectual Property.

Section 6.07. Change in Nature Of Business. No Loan Party and no other Subsidiary shall engage in any material line of business substantially different from (a) those lines of business conducted by it on the Closing Date or (b) any business substantially related or incidental to the lines of business conducted by it on the Closing Date. No Designated Real Estate Subsidiary shall own any material assets other than real property, and buildings, fixtures and improvements located thereon, to be leased to, or developed for the purpose of leasing to, Loan Parties, and cash incidental and assets incidental thereto.

Section 6.08. Transactions With Affiliates. No Loan Party and no other Subsidiary shall enter into any transaction of any kind with any Affiliate (other than with its wholly-owned Subsidiaries), whether or not in the ordinary course of business, other than on fair and reasonable terms substantially as favorable as would be obtainable at the time in a comparable arm’s length transaction with a Person other than an Affiliate.

Section 6.09. Burdensome Agreements; Negative Pledges. No Loan Party and no other Subsidiary (except any Designated Real Estate Subsidiary) shall enter into or grant any negative pledges or agreements restricting its ability to pledge its assets or to grant Liens against its assets, except as otherwise expressly provided for in the Credit Documents and except to the extent that any Capital Lease of any of the Loan Parties prohibits the granting of Liens against the equipment that is being leased or financed, as applicable, pursuant to such Capital Lease. No Loan Party and no other Subsidiary (except any Designated Real Estate Subsidiary) shall enter into any contractual obligation that limits the ability of such Subsidiary: (a) to make Restricted Payments to such Borrower or any other Loan Party or to otherwise transfer property to such Borrower or Loan Party, or (b) to guarantee the Obligations.

Section 6.10. Use Of Proceeds. No Loan Party and no other Subsidiary shall use the proceeds of any Loan, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry “margin stock” (within the meaning of Regulation U of the Federal Reserve Board) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund Indebtedness originally incurred for such purpose, in each case, in violation of the regulations of the Board of Governors of the Federal Reserve System of the United States including Regulation T, U or X.

Section 6.11. Tax Consolidation. No Borrower shall file or consent to or permit the filing of any consolidated income tax return on behalf of it with any Person (other than a consolidated return of Pubco Guarantor and its Subsidiaries). No Borrower shall enter into any agreements with any Person which would cause such Borrower to bear more than the amount of taxes to which it would have been subject had it separately filed (or filed as part of a consolidated return among Pubco Guarantor and its Subsidiaries).

Section 6.12. Maximum Total Net Leverage Ratio. The Borrowers shall not permit, as of the end of each Measurement Period after the First Amendment Effective Date beginning with the Fiscal Quarter ending ~~September 30~~March 31, ~~2024~~2025, the Total Net Leverage Ratio to exceed the Total Net Leverage Ratio set forth below for the corresponding Fiscal Quarter:

Fiscal Quarter Ending	Total Net Leverage Ratio
~~September 30~~March 31, ~~2024~~2025	~~4.75~~3.50 to 1.00
~~December 31, 2024~~June 30, 2025 and each Fiscal Quarter thereafter	3.00 to 1.00

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Section 6.13. Minimum Consolidated Fixed Charge Coverage Ratio. The Borrowers shall not permit, measured as of the end of each Measurement Period after the First Amendment Effective Date beginning with the Fiscal Quarter ending ~~September 30~~March 31, ~~2024~~2025, the Consolidated Fixed Charge Coverage Ratio to be less than the Consolidated Fixed Charge Coverage Ratio set forth below for the corresponding Fiscal Quarter:

Fiscal Quarter Ending	Consolidated Fixed Charge Coverage Ratio
~~September 30, 2024~~	~~1.15 to 1.00~~
~~December~~March 31, ~~2024~~2025 and each Fiscal Quarter thereafter	1.25 to 1.00

Section 6.14. Minimum Consolidated Current Ratio. The Borrowers shall not permit, measured as of the end of each of each Measurement Period, the Consolidated Current Ratio to be less than the Consolidated Current Ratio set forth below for the corresponding Fiscal Quarter:

Fiscal Quarter Ending	Consolidated Current Ratio
March 31, 2024	1.05 to 1.00
June 30, 2024	~~1.10~~1.05 to 1.00
September 30, 2024	1.10 to 1.00
December 31, 2024	1.10 to 1.00
March 31, 2025	1.10 to 1.00
~~September~~June 30, ~~2024~~2025 and each Fiscal Quarter thereafter	1.15 to 1.00

Section 6.15. Anti-Money Laundering/International Trade Law Compliance. No Borrower will request any Loan, and no Borrower shall use, and shall ensure that none of its Subsidiaries or its or their respective directors, officers, employees and agents shall use, the proceeds of any Loan, directly or knowingly indirectly, (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, in each case, in violation of applicable Sanctions, or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.

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Section 6.16. Amendments to Amended Charter, Securities Purchase Agreement, or Certificate of Designations. .. There shall be no amendments to Section 7 (Redemption) of the Certificate of Designations, nor shall there be any other amendments to the Amended Charter, the Securities Purchase Agreement or the Certificate of Designations, the effect of which would (a) accelerate the period during which the redemption options in respect of Series A Preferred Stock may be exercised (which period shall commence no earlier than the respective dates for redemption set forth in Sections 7(a)(i) and 7(b) of the Certificate of Designations as in effect on the date hereof and on a non-accelerated basis, or permit the cash payment of any portion of a redemption prior to such dates, (b) change the amount or method of calculation of the redemption price or any other payment on account of any redemption of the Series A Preferred Stock, (c) change the terms and amounts of payments of dividends and distributions to Preferred Stockholders thereunder, or (d) expand the consent rights of any or all of the Preferred Stockholders to amendments or refinancing of the Credit Documents or Obligations. There shall be no amendments~~,~~ or modifications~~, consents or waivers~~ to the Coliseum Agreement without the prior written consent of the Administrative Agent, such consent not to be unreasonably withheld~~.~~, conditioned or delayed; provided that any consent or waiver of any provision of the Coliseum Agreement in a manner that is not adverse to the parties thereto that constitute Loan Parties (or Subsidiaries thereof) shall not require the consent of the Administrative Agent.

Section 6.17. Capital Expenditures. No Loan Party and no other Subsidiary (except any Designated Real Estate Subsidiary) shall make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset (excluding normal replacements and maintenance which are properly charged to current operations), except for Capital Expenditures in the ordinary course of business not exceeding, in the aggregate for the Loan Parties and their Subsidiaries during a given Fiscal Year, an amount equal to twenty-five percent (25%) of Consolidated EBITDA for such Fiscal Year.

Section 6.18. Minimum Consolidated EBITDA. The Borrowers shall not permit, measured as of the end of each ~~of each Measurement Period~~calendar month listed below, Consolidated EBITDA, calculated for the period beginning May 1, 2024 through and including the last day of each such calendar month below, to be less than Consolidated EBITDA set forth below ~~for~~as of the corresponding ~~Fiscal Quarter~~month end:

~~Fiscal Quarter~~Month Ending	Consolidated EBITDA
~~March 31~~June 30, 2024	$~~5,000,000~~1,000,000
July 31, 2024	$5,000,000
~~June 30~~August 31, 2024	$10,000,000
September 30, 2024	$~~23,500,000~~15,000,000
October 31, 2024	$20,000,000
November 30, 2024	$23,000,000
December 31, 2024	$26,000,000
January 31, 2025	$29,000,000
February 28, 2025	$31,000,000
March 31, 2025	$33,000,000

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Section 6.19. Minimum Liquidity . The Borrowers shall not permit, as of the end ~~of each~~ of each calendar month, Liquidity to be less than Liquidity set forth below for the corresponding month:

Month Ending	Liquidity
~~March 31, 2024~~	~~$30,000,000~~
~~April 30, 2024~~	~~$33,333,333~~
May 31, 2024	$~~36,666,666~~27,000,000
June 30, 2024	$~~40,000,000~~31,000,000
July 31, 2024	$~~43,333,333~~33,000,000
August 31, 2024	$~~46,666,666~~39,000,000
September 30, 2024	$~~50,000,000~~42,000,000
October 31, 2024	$~~50,000,000~~45,000,000
November 30, 2024	$~~50,000,000~~49,000,000
December 31, 2024	$51,000,000
January 31, 2025	$52,000,000
February 28, 2025	$49,000,000
March 31, 2025	$48,000,000

Section 6.20. Ratio Adjustment Period . Notwithstanding anything to the contrary set forth herein, prior to the end of the Ratio Adjustment Period no Loan Party and no other Subsidiary shall:

(a) Make any (~~i~~x) Investments or extend any loans or extend any loans or credit facilities except those permitted pursuant to Section 6.02(a)-(f)(i) or (~~ii~~y) make or become legally obligated to make any expenditure in respect of the purchase or other acquisition of any fixed or capital asset; provided, however, that ~~(x) to the extent that at least $15,000,000 of Net Available Proceeds are received by the Loan Parties during the Ratio Adjustment Period related to Sale and Leaseback Transactions, then up to $10,000,000 for Investments in acquisitions shall be permitted and (y)~~ from the First Amendment Effective Date and during the Ratio Adjustment Period, up to $2,000,000 for Capital Expenditures in the ordinary course of business (or such higher amount as permitted by the Required Lenders) shall be permitted.

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(b) Make any Dispositions except (i) those permitted pursuant to Section 6.05(a) ~~and~~, (c), (f) and (g) or (ii) if the Net Available Proceeds for such Disposition are reinvested in the Loan Parties ~~(except to the extent otherwise permitted by the proviso set forth in Section 6.20(a)(ii) regarding Capital Expenditures).~~and the Administrative Agent consents to such Disposition, not to be unreasonably withheld, conditioned or delayed.

(c) Make any Restricted Payment except those permitted pursuant to Sections 6.06(a)-(d).

(d) Enter into any transactions with an Affiliate (other than with wholly-owned Loan Parties) except with the prior written consent from the Administrative Agent, not to be unreasonably withheld, conditioned or delayed; provided, however, notwithstanding the forgoing, the following transactions (each a “Permitted Coliseum Transaction”), to the extent the same would otherwise be permitted under the terms of this Agreement, shall be permitted without the prior written consent of Administrative Agent: (i) any loans or credit facilities made by Coliseum to any Designated Real Estate Subsidiary secured only by the real property and fixtures and improvements located on the real property owned or leased by such Designated Real Estate Subsidiary, (ii) any sale lease back transaction between any Designated Real Estate Subsidiary and Coliseum and (iii) any investment by Coliseum in common stock or preferred equity or any other Equity Issuance of any Loan Party or Subsidiary, provided that in respect of each such Permitted Coliseum Transaction (A) a special committee of the board of directors of Pubco Guarantor comprised entirely of independent directors not affiliated with Coliseum approves such transaction, (B) the Loan Parties consult with the Administrative Agent prior to the entry of such transaction, (C) at least two (2) days prior to the consummation of any such transaction the Administrative Agent is provided written notice of such transaction, and (D) solely with respect to any Permitted Coliseum Transaction under clause (i) above, (x) the Loan Parties shall have delivered to the Administrative Agent a duly completed Compliance Certificate, including calculations of the financial covenant set forth therein in a manner reasonably satisfactory to the Administrative Agent, signed by an Authorized Officer of the Loan Parties in form and substance satisfactory to the Administrative Agent evidencing, on a pro forma basis as of the as of the last day of the most recently completed month ending at least 30 days prior to the effective date of such transaction, a Consolidated Fixed Charge Coverage Ratio not less than 1.05:1.00, (y) such transaction is on terms substantially similar to the terms of the Coliseum Agreement and (z) unless approved by the Administrative Agent (such approval not to be unreasonably withheld, conditioned or delayed), no cash proceeds from such Permitted Coliseum Transaction shall contribute to Liquidity or Consolidated Current Assets for purposes of calculating the financial covenant set forth in Sections 6.14 and 6.19; provided, further, that notwithstanding anything in this Section 6.19(d) to the contrary, any such transaction with an Affiliate remains subject to the requirements set forth in Section 6.08.

ARTICLE 7

EVENTS OF DEFAULT

The occurrence of any of the following events or conditions shall constitute an Event of Default.

Section 7.01. Failure To Pay. The failure or refusal of any Loan Party to pay (a) all or any amount or installment of principal due upon the Loans or upon any L/C Obligation (whether scheduled, by acceleration, or as otherwise required by the terms of the Credit Documents), or (b) any interest or fees upon any Loan or L/C Obligation within three (3) Business Days after the due date thereof, or (c) any other amount payable hereunder or under any Credit Document within five (5) Business Days after the due date thereof.

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Section 7.02. Violation Of Covenants. The failure or refusal of any Loan Party to (a) perform, observe, and comply with any covenant, agreement, or condition contained in Sections 5.04, 5.06, 5.08, 5.09.9, 5.09.11, 5.09.12, 5.09.13 (or any other Sections requiring the giving of notice by any Loan Party to the Administrative Agent for the benefit of any Credit Party), 5.10, 5.13 and 5.14 or in Article 6 (Negative Covenants) of this Agreement, (b) perform, observe, and comply with any covenant, agreement, or condition contained in Sections 5.09.1, 5.09.2, 5.09.3, 5.09.5 or 5.09.14, and such failure or refusal continues for a period of five (5) consecutive calendar days, (c) timely perform, observe and comply with any other covenant, agreement, or condition contained in this Agreement (not specified above in Section 7.01, 7.02(a) or 7.02(b)), and such failure or refusal continues for a period of thirty (30) consecutive calendar days, or (d) timely perform, observe, or comply with any covenant, agreement or condition contained in any other Credit Document, after expiration of any cure period set forth therein.

Section 7.03. Representation Or Warranty. Any representation or warranty made by the Borrowers or by any other Loan Party herein or in any Credit Document, any Collateral Information Certificate, or in any Compliance Certificate or other document or instrument delivered from time to time to the Administrative Agent for the benefit of any of the Credit Parties shall be false, incorrect, or misleading in any material respect when made or deemed made (or in the case of any representation or warranty that is qualified by materiality or Material Adverse Change, shall be false, incorrect or misleading in any respect when made or deemed made).

Section 7.04. Cross-Default. (a) Any Borrower or any other Loan Party or any of their Subsidiaries (i) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or guarantee (other than Indebtedness hereunder) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than the Threshold Amount, (ii) fails to observe or perform any other agreement or condition relating to any such Indebtedness or guarantee or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such guarantee (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause (without regard to any existing intercreditor arrangements), with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its stated maturity, or such guarantee to become payable or cash collateral in respect thereof to be demanded, (iii) fails to observe or perform any covenant or agreement set forth in the Securities Purchase Agreement (including under Section 4.15 of the Securities Purchase Agreement) or the Certificate of Designations (including under Sections 5.b(vii), 5.b(viii), or 5.b(xi) thereof), or (c) there occurs a default or event of default under any Swap Agreement.

Section 7.05. Judgments. The Loan Parties or any of their Subsidiaries shall suffer final judgments for the payment of money aggregating for all Loan Parties in excess of the Threshold Amount in excess of available insurance proceeds and shall not discharge the same within a period of thirty (30) days unless, pending further proceedings, execution has not been commenced or if commenced has been effectively stayed.

Section 7.06. Levy By Judgment Creditor. Any judgment creditor of any of the Loan Parties or any of their Subsidiaries shall obtain possession of any of the Collateral with a value in excess of the Threshold Amount by any means, including but not limited to levy, distraint, replevin or self-help, and the applicable Loan Party or Subsidiary shall not remedy same within thirty (30) days thereof; or a writ of garnishment is served on the Administrative Agent or any other Credit Party or Subsidiary relating to any of the accounts of the Borrowers or of any of the other Loan Parties or Subsidiaries maintained with the Administrative Agent or with any other Credit Party.

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Section 7.07. Involuntary Insolvency Proceedings. The institution of involuntary Insolvency Proceedings against any Borrower, any other Loan Party or any of their Material Subsidiaries and the failure of any such Insolvency Proceedings to be dismissed before the earliest to occur of (a) the date which is sixty (60) days after the institution of such Insolvency Proceedings, (b) the entry of any order for relief in the Insolvency Proceeding or any order adjudicating any Borrower, any other Loan Party or Material Subsidiary as insolvent, or (c) the impairment (as to validity, priority or otherwise) of any Lien of the Credit Parties in any of the Collateral.

Section 7.08. Voluntary Insolvency Proceedings. The commencement by any Borrower, by any other Loan Party or any of their Material Subsidiaries of Insolvency Proceedings.

Section 7.09. Attempt To Terminate Or Limit Guaranties. The receipt by a Credit Party of notice from a Guarantor that such Guarantor is attempting to terminate or limit any portion of its obligations under a Guaranty Agreement or the Security Agreement.

Section 7.10. ERISA. An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of any Loan Party under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount.

Section 7.11. Injunction. The issuance of any injunction against any Borrower or against any other Loan Party which enjoins or restrains any Borrower or any other Loan Party from continuing to conduct any material part of its business affairs which continues for more than ten (10) days.

Section 7.12. Invalidity of Credit Documents. Any provision of any Credit Document, or any document containing a subordination or intercreditor undertaking pertaining to any Obligation, at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder or satisfaction in full of all the Obligations, ceases to be in full force and effect; or any Loan Party contests in any manner the validity or enforceability of any provision of any Credit Document or such other document; or any Loan Party denies that it has any or further liability or obligation under any provision of any Credit Document or such other document, or purports to revoke, terminate or rescind any provision of any Credit Document.

Section 7.13. Invalidity of Security Documents. Any Security Document after delivery thereof pursuant to Sections 4.01 or 5.15 shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority Lien (subject to Permitted Encumbrances) on the Collateral purported to be covered thereby.

Section 7.14. Licenses and Agreements. Any agreement between any Manufacturer and a Loan Party is revoked, terminated or suspended and, a replacement for same is not entered into within 30 days of such termination, revocation or suspension, or any license, consent, or approval which is material to the conduct of the business of any Loan Party is revoked, terminated or suspended.

Section 7.15. Change In Control. The occurrence of any Change in Control.

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ARTICLE 8

RIGHTS AND REMEDIES OF CREDIT PARTIES

ON THE OCCURRENCE OF AN EVENT OF DEFAULT

Upon the occurrence of an Event of Default and during the continuance thereof:

Section 8.01. Credit Parties’ Specific Rights And Remedies. In addition to all other rights and remedies provided by applicable Laws and the terms of the Credit Documents, upon the occurrence and during the continuance of any Event of Default, the Administrative Agent may, on behalf of the Lenders and shall, at the direction of the Required Lenders (a) declare the Commitments of each Lender to advance proceeds of the Loans and any obligation of the Issuing Bank to issue any Letters of Credit to be terminated, (b) accelerate and call immediately due and payable all or any part of the Obligations, (c) require the Loan Parties to Cash Collateralize the L/C Obligations and the M&T Advances, (d) seek specific performance or injunctive relief to enforce performance of the undertakings, duties, and agreements provided in the Credit Documents, whether or not a remedy at Law exists or is adequate, (e) exercise any rights of a secured creditor under applicable Laws against the Collateral, including (i) the right to take possession of the Collateral without the use of judicial process or hearing of any kind, (ii) the right to require the Loan Parties to assemble the Collateral at such place as the Administrative Agent may specify, and (iii) the right to sell the Collateral, in whole or in part, at either private or public sale, and (f) seek the appointment of a receiver for any or all of the Loan Parties and/or the assets of any or all of the Loan Parties. For the avoidance of doubt, the availability and exercise of default remedies and rights under any Swap Agreements shall be governed by the default provisions of such Swap Agreement.

Section 8.02. Automatic Acceleration. Upon the occurrence and during the continuance of an Event of Default as described in Sections 7.07 or 7.08 of this Agreement, the Commitments shall automatically terminate, the Obligations shall be automatically accelerated and due and payable without any notice, demand or action of any type on the part of the Credit Parties, the obligations of the Issuing Bank to issue Letters of Credit shall be automatically terminated, and the Loan Parties shall be automatically required to Cash Collateralize the L/C Obligations and M&T Advances.

Section 8.03. Consent To Appointment Of Receiver. Each Borrower irrevocably consents to the appointment of a receiver upon the request of the Administrative Agent during any continuing Event of Default for it and for any or all of its business affairs, business operations, and assets, which receiver shall be authorized and deemed empowered to have and exercise the broadest powers permitted or available under applicable Laws to operate, manage, conserve, liquidate and sell any or all of its assets; provided, however, that such receiver shall have no authority without the prior written consent of the Required Lenders to release, discharge or otherwise negate any Liens securing the Obligations or to sell any assets of the Borrowers free and clear of any Liens securing the Obligations.

Section 8.04. Remedies Cumulative. The rights and remedies provided in this Agreement and in the other Credit Documents or otherwise under applicable Laws shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

Section 8.05. Application Of Funds. After the exercise of remedies (or after the Loans have automatically become immediately due and payable and the L/C Obligations have automatically been required to be Cash Collateralized), any amounts received on account of the Obligations shall be applied by the Administrative Agent in the following order:

8.05.1. First, to the payment of that portion of the Obligations constituting fees, indemnities, expenses, reimbursements, and other amounts (including Credit Party Expenses) payable to the Administrative Agent and to that part of the Obligations owed to any of the Credit Parties or to Affiliates of any of the Credit Parties for Bank Products, as described in item (d) in the definition of Obligations.

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8.05.2. Second, to the payment of that portion of the Obligations constituting fees, indemnities and other amounts (other than principal, interest and Letter of Credit Fees) payable to the Lenders and the Issuing Bank (including Credit Party Expenses), ratably among the Lenders and the Issuing Bank.

8.05.3. Third, to the payment of that portion of the Obligations constituting Letter of Credit Fees, accrued and unpaid interest on the Loans and Reimbursement Obligations and on other Obligations, ratably among the Lenders and the Issuing Bank in proportion to the respective amounts described in this clause Third payable to them.

8.05.4. Fourth, to the payment of that portion of the Obligations constituting unpaid principal of the Loans and Reimbursement Obligations and payment or Cash Collateralization of any obligations under any Swap Agreements, ratably among the Lenders and the Issuing Bank and the respective Swap Providers in proportion to the respective amounts described in this clause Fourth held by them.

8.05.5. Fifth, to the Administrative Agent for the account of the Issuing Bank, to Cash Collateralize that portion of the L/C Obligations comprised of the aggregate undrawn amount of Letters of Credit.

8.05.6. Last, the balance, if any, after all of the Obligations have been indefeasibly paid in full, to the Borrowers or as otherwise required by applicable Laws.

Amounts used to Cash Collateralize either the Swap Agreements pursuant to clause Fourth above, or the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit and payment obligations under the Swap Agreements as they occur. If any amounts remain on deposit as Cash Collateral after all Letters of Credit have been fully drawn or have expired and all Swap Agreements have been terminated, such remaining amount shall be applied to other Obligations, if any, in the order set forth above.

Section 8.06. Cash Collateral Account.

8.06.1. As collateral security for the prompt payment in full when due of all M&T Advances and the other Obligations, the Borrowers hereby pledge and grant to the Administrative Agent, for the ratable benefit of the Administrative Agent, the Issuing Bank and the Lenders as provided herein, a security interest in all of its right, title and interest in and to the Cash Collateral Account and the balances from time to time in the Cash Collateral Account (including the investments and reinvestments therein provided for below). The balances from time to time in the Cash Collateral Account shall not constitute payment of any M&T Advances until applied by the Administrative Agent as provided herein or the L/C Obligations until applied by the Issuing Bank as provided herein. Anything in this Agreement to the contrary notwithstanding, funds held in the Cash Collateral Account shall be subject to withdrawal only as provided in this Section.

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8.06.2. Amounts on deposit in the Cash Collateral Account shall be invested and reinvested by the Administrative Agent in such Cash Equivalents as the Administrative Agent shall determine in its sole discretion. All such investments and reinvestments shall be held in the name of and be under the sole dominion and control of the Administrative Agent for the ratable benefit of the Administrative Agent, the Issuing Bank and the Lenders; provided, that all earnings on such investments will be credited to and retained in the Cash Collateral Account. The Administrative Agent shall exercise reasonable care in the custody and preservation of any funds held in the Cash Collateral Account and shall be deemed to have exercised such care if such funds are accorded treatment substantially equivalent to that which the Administrative Agent accords other funds deposited with the Administrative Agent, it being understood that the Administrative Agent shall not have any responsibility for taking any necessary steps to preserve rights against any parties with respect to any funds held in the Cash Collateral Account.

8.06.3. If an Event of Default exists at the time that a drawing pursuant to any Letter of Credit occurs on or prior to the expiration date of such Letter of Credit, the Borrowers and the Lenders authorize the Administrative Agent to use the monies deposited in the Cash Collateral Account for the purposes of Cash Collateralizing Letters of Credit to reimburse the Issuing Bank for the payment made by the Issuing Bank to the beneficiary with respect to such drawing.

8.06.4. If an Event of Default exists, the Administrative Agent may (and, if instructed by the Required Lenders, shall) in its (or their) discretion at any time and from time to time elect to liquidate any such investments and reinvestments and apply the proceeds thereof to the Obligations in accordance with Section 8.05. Notwithstanding the foregoing, the Administrative Agent shall not be required to liquidate and release any such amounts if such liquidation or release would result in the amount available in the Cash Collateral Account to be less than the Stated Amount of all Letters of Credit and M&T Advances that remain outstanding.

8.06.5. The Borrowers shall pay to the Administrative Agent from time to time such fees as the Administrative Agent normally charges for similar services in connection with the Administrative Agent’s administration of the Cash Collateral Account and investments and reinvestments of funds therein.

8.06.6. The rights and remedies provided in this Agreement and in the other Credit Documents or otherwise under applicable Laws shall be cumulative and the exercise of any particular right or remedy shall not preclude the exercise of any other rights or remedies in addition to, or as an alternative of, such right or remedy.

ARTICLE 9

THE ADMINISTRATIVE AGENT

Section 9.01. Appointment. Each of the Lenders and the Issuing Bank hereby irrevocably designates and appoints M&T Bank as Administrative Agent under this Agreement and the other Credit Documents and each Lender and the Issuing Bank authorizes M&T Bank as its respective Administrative Agent to take such action on its behalf under the provisions of this Agreement and the other Credit Documents and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement and such other Credit Documents, together with such other powers as are reasonably incidental thereto. The provisions of this Article 9 are solely for the benefit of the Credit Parties and no Loan Party shall have any rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” herein or in any other Credit Document (or any other similar term) with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Laws. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between contracting parties.

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Section 9.02. Exculpatory Provisions.

9.02.1. No Fiduciary, Discretionary or Implied Duties. The Administrative Agent shall not have any duties or obligations except those expressly set forth herein and in the other Credit Documents and its duties hereunder shall be administrative in nature. Without limiting the generality of the foregoing, the Administrative Agent:

(a) Shall not be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b) Shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Credit Documents that the Administrative Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Credit Documents), provided that the Administrative Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose the Administrative Agent to liability or that is contrary to any Credit Document or applicable Law, including for the avoidance of doubt any action that may be in violation of the automatic stay under any Debtor Relief Law, or that may cause a forfeiture, modification or termination of property of a Defaulting Lender in violation of any Debtor Relief Law; and

(c) Shall not, except as expressly set forth herein and in the other Credit Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Loan Party or any of their Affiliates that is communicated to or obtained by the Person serving as the Administrative Agent or any of its Affiliates in any capacity.

9.02.2. No Liability for Certain Actions. The Administrative Agent shall not be liable for any action taken or not taken by it (a) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 8.01 and 10.01 or (b) in the absence of its own gross negligence or willful misconduct, as determined by a court of competent jurisdiction by final and non-appealable judgment.

9.02.3. Knowledge. The Administrative Agent shall be deemed not to have knowledge of any Default or Event of Default or Material Adverse Change unless and until written notice describing such Default, Event of Default or Material Adverse Change is given to the Administrative Agent in writing by a Credit Party or by a Loan Party.

9.02.4. No Duty to Inquire. The Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (a) any statement, warranty or representation made in or in connection with this Agreement or any other Credit Document, (b) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (c) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default or Event of Default, (d) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Credit Document or any other agreement, instrument or document or (e) the satisfaction of any condition set forth in Article 4 or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

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Section 9.03. Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan, or the issuance, extension, renewal or increase of a Letter of Credit, that by its terms must be fulfilled to the satisfaction of a Lender or the Issuing Bank, the Administrative Agent may presume that such condition is satisfactory to such Lender or the Issuing Bank unless the Administrative Agent shall have received notice to the contrary from such Lender or the Issuing Bank prior to the making of such Loan or the issuance of such Letter of Credit. The Administrative Agent may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 9.04. Delegation of Duties. The Administrative Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Credit Document by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties. The exculpatory provisions of this Article shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent. The Administrative Agent shall not be responsible for the negligence or misconduct of any sub-agents except to the extent that a court of competent jurisdiction determines in a final and non-appealable judgment that the Administrative Agent acted with gross negligence or willful misconduct in the selection of such sub-agents.

Section 9.05. Resignation of Administrative Agent. The Administrative Agent may at any time give notice of its resignation to the Credit Parties and to the Borrowers. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, in consultation with the Borrowers, to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Administrative Agent gives notice of its resignation (or such earlier day as shall be agreed by the Required Lenders (the “Resignation Effective Date”)), then the retiring Administrative Agent may (but shall not be obligated to) on behalf of the Lenders and the Issuing Bank, appoint a successor Administrative Agent meeting the qualifications set forth above; provided that in no event shall any successor Administrative Agent be a Defaulting Lender. Whether or not a successor has been appointed, such resignation shall become effective in accordance with such notice on the Resignation Effective Date. With effect from the Resignation Effective Date, (a) the retiring Administrative Agent shall be discharged from its duties and obligations hereunder and under the other Credit Documents (except that in the case of any collateral security held by the Administrative Agent on behalf of the Lenders or the Issuing Bank under any of the Credit Documents, the retiring Administrative Agent shall continue to hold such collateral security until such time as a successor Administrative Agent is appointed) and (b) except for any indemnity payments owed to the retiring Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender and the Issuing Bank directly, until such time, if any, as the Required Lenders appoint a successor Administrative Agent as provided for above. Upon the acceptance of a successor’s appointment as Administrative Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring Administrative Agent (other than any rights to indemnity payments owed to the retiring Administrative Agent), and the retiring Administrative Agent shall be discharged from all of its duties and obligations hereunder or under the other Credit Documents. The fees payable by the Borrowers to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrowers and such successor. After the retiring Administrative Agent’s resignation or removal hereunder and under the other Credit Documents, the provisions of this Article and the provisions of Section 10.08 of this Agreement shall continue in effect for the benefit of such retiring Administrative Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring Administrative Agent was acting as Administrative Agent.

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Section 9.06. Non-Reliance on Administrative Agent and Other Lenders. Each Lender and the Issuing Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender and the Issuing Bank acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Credit Document or any related agreement or any document furnished hereunder or thereunder.

Section 9.07. Administrative Agent May Hold Collateral For Lenders and Others. The Lenders and the Loan Parties acknowledge that any Security Documents relating to the Loans, the Obligations, or the Collateral, including all of such documents filed in the public records in order to evidence or perfect the Liens granted in the Credit Documents, may name only the Administrative Agent, as agent for the Lenders as the secured party, mortgagee, beneficiary, or as lienholder. The Lenders and the Loan Parties authorize the Administrative Agent to hold any or all of the Liens in and to the Collateral as the agent for the benefit of the Credit Parties, M&T Bank, the Swap Providers, or any of their respective Affiliates, as applicable under this Agreement. Such Swap Providers and Affiliates which are party hereto, by their acceptance of the benefits of this Agreement and/or any other Security Documents or Credit Documents, also hereby authorize the Administrative Agent to hold the Liens in and to the Collateral as their administrative agent.

Section 9.08. The Administrative Agent In Its Individual Capacity. The Person serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, including the Person serving as the Administrative Agent hereunder in its individual capacity. Such Person and its Affiliates may accept deposits from, lend money to, own securities of, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with any Loan Party or any Subsidiary or other Affiliate thereof as if such Person were not the Administrative Agent hereunder and without any duty to account therefor to the Lenders. The Issuing Bank and the Lenders acknowledge that, pursuant to such activities, the Lender acting as Administrative Agent or its Affiliates may receive information regarding the Borrowers, other Loan Parties, other Subsidiaries and other Affiliates (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them.

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Section 9.09. Administrative Agent May File Proofs of Claim. In case of the pendency of any proceeding under any Debtor Relief Law or any other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise (a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, the Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, the Issuing Bank and the Administrative Agent under Sections 2.01.15, 2.03.5, 2.05.9, 2.15 and 10.08) allowed in such judicial proceeding; and (b) to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and the Issuing Bank to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Bank, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.01.15, 2.03.5, 2.05.9, 2.15 and 10.08. Nothing contained herein shall be deemed to (a) permit the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or the Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or the Issuing Bank, (b) authorize the Administrative Agent to vote in respect of the claim of any Lender or the Issuing Bank in any such proceeding, or (c) credit bid any Obligation held by any Lender or the Issuing Bank in any such proceeding, without the prior consent of such Lender or the Issuing Bank, as applicable.

Section 9.10. Collateral and Guaranty Matters. The Lenders and the Issuing Bank irrevocably authorize the Administrative Agent, at its option and in its discretion, (a) to release any Lien on any property granted to or held by the Administrative Agent under any Credit Document (i) upon the final termination of all of the Commitments and payment in full of all Obligations (other than contingent indemnification obligations) and the expiration or termination of all Letters of Credit (other than Letters of Credit as to which other arrangements satisfactory to the Administrative Agent and the Issuing Bank shall have been made), (ii) that is sold or to be sold as part of or in connection with any sale permitted hereunder or under any other Credit Document, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders or (iv) that becomes Excluded Property or becomes the property of any Designated Real Estate Subsidiary; (b) to subordinate any Lien on any property granted to or held by the Administrative Agent under any Credit Document to the holder of any Lien on such property that is permitted under clause (h) of the definition of Permitted Encumbrance; and (c) to release any Guarantor from its obligations under the Guaranty Agreement if such Person becomes an Excluded Subsidiary or ceases to be a Subsidiary as a result of a transaction permitted hereunder. Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Administrative Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty Agreement pursuant to this Section 9.10. The Administrative Agent shall not be responsible for or have a duty to ascertain or inquire into any representation or warranty regarding the existence, value or collectability of the Collateral, the existence, priority or perfection of the Administrative Agent’s Lien thereon, or any certificate prepared by any Loan Party in connection therewith, nor shall the Administrative Agent be responsible or liable to the Lenders for any failure to monitor or maintain any portion of the Collateral.

Section 9.11. No Reliance on Administrative Agent’s Customer Identification Program. Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with any Loan Party, its Affiliates or its agents, this Agreement, any other Credit Documents or the transactions hereunder or contemplated hereby: (a) any identity verification procedures, (b) any record-keeping, (c) comparisons with government lists, (d) customer notices or (e) other procedures required under the CIP Regulations or such other laws.

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Section 9.12. No Other Duties, Etc. Notwithstanding anything to the contrary herein, none of the Bookrunners, Arrangers listed on the cover page of this Agreement shall have any powers, duties or responsibilities under this Agreement or any of the other Credit Documents, except in the capacity, as applicable, as the Administrative Agent, a Lender, the Issuing Bank or the Swingline Lender.

Section 9.13. Erroneous Payments.

(a) If the Administrative Agent notifies a Lender, Issuing Bank or Credit Party, or any Person who has received funds on behalf of a Lender, Issuing Bank or Credit Party such Lender or Issuing Bank (any such Lender, Issuing Bank, Credit Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Issuing Bank, Credit Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent, and such Lender, Issuing Bank or Credit Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than three (3) Business Day thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting immediately preceding clause (a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment (a “Payment Notice”), (y) that was not preceded or accompanied by a Payment Notice, or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) an error may have been made (in the case of immediately preceding clauses (x) or (y)) or an error has been made (in the case of immediately preceding clause (z)) with respect to such payment, prepayment or repayment; and

(ii)    such Payment Recipient shall promptly (and, in all events, within one (1) Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof and that it is so notifying the Administrative pursuant to this Section 9.13(b).

(c) Each Lender, Issuing Bank or Credit Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, Issuing Bank or Credit Party under any Credit Document, or otherwise payable or distributable by the Administrative Agent to such Lender, Issuing Bank or Credit Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.

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(d) In the event an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with the immediately preceding clause (a), from any Lender or Issuing Bank that has received such Erroneous Payment (or portion thereof) (or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s request to such Lender or Issuing Lender at any time, (i) such Lender or Issuing Bank shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance), and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to the Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender or Issuing Bank shall deliver any Notes evidencing such Loans to the Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment and (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender or assigning Issuing Bank shall cease to be a Lender or Issuing Bank, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender or assigning Issuing Bank. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will reduce the Commitments of any Lender or Issuing Bank and such Commitments shall remain available in accordance with the terms of this Agreement.

(e) The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received (or debited from the Cash Collateral Account) by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.

(f) To the extent permitted by applicable Law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.13 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or Issuing Bank, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Credit Document.

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Section 9.14. Indemnification of Administrative Agent. Each Lender agrees to indemnify each of the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) pro rata in accordance with such Lender’s respective Pro Rata Share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought), from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits and reasonable out-of-pocket costs and expenses of any kind or nature whatsoever which may at any time be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of the Credit Documents, any transaction contemplated hereby or thereby or any action taken or omitted by the Administrative Agent under the Credit Documents (collectively, “Indemnifiable Amounts”); provided, however, that no Lender shall be liable for any portion of such Indemnifiable Amounts to the extent resulting from the Administrative Agent’s gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final, non-appealable judgment; provided, further, that no action taken in accordance with the directions of the Required Lenders (or all of the Lenders, if expressly required hereunder) shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limiting the generality of the foregoing, each Lender agrees to reimburse the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting the obligation of the Borrowers to do so) promptly upon demand for its Pro Rata Share (determined as of the time that the applicable reimbursement is sought) of any out-of-pocket expenses (including the reasonable fees and expenses of the counsel to the Administrative Agent) incurred by the Administrative Agent in connection with the preparation, negotiation, execution, administration, or enforcement (whether through negotiations, legal proceedings, or otherwise) of, or legal advice with respect to the rights or responsibilities of the parties under, the Credit Documents, any suit or action brought by the Administrative Agent to enforce the terms of the Credit Documents and/or collect any Obligations, any “lender liability” suit or claim brought against either Agent and/or the Lenders, and any claim or suit brought against either Agent and/or the Lenders arising under any Environmental Laws. Such out-of-pocket expenses (including counsel fees) shall be advanced by the Lenders on the request of the Administrative Agent notwithstanding any claim or assertion that the Administrative Agent is not entitled to indemnification hereunder upon receipt of an undertaking by the Administrative Agent that the Administrative Agent will reimburse the Lenders if it is actually and finally determined by a court of competent jurisdiction that such Agent is not so entitled to indemnification. The agreements in this Section shall survive the payment of the Loans and all other Obligations and the termination of this Agreement. If the Borrowers shall reimburse the Administrative Agent for any Indemnifiable Amount following payment by any Lender to the Administrative Agent in respect of such Indemnifiable Amount pursuant to this Section, the Administrative Agent shall share such reimbursement on a ratable basis with each Lender making any such payment.

ARTICLE 10

MISCELLANEOUS

Section 10.01. Waivers and Amendments. No amendment or waiver of any provision of this Agreement or any other Credit Document, and no consent to any departure by the Borrowers or by any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) waive any condition set forth in Section 4.01.1 without the written consent of each Lender;

(b) extend or increase any Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.01(a)) without the written consent of such Lender;

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(c) postpone any date fixed by this Agreement or any other Credit Document for any scheduled payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Credit Document, extend the final Maturity Date of any Loans, or extend the date of payment for reimbursement obligations in respect of Letters of Credit, without the written consent of each Lender directly affected thereby;

(d) reduce the principal of, or the rate of interest specified herein on, any Loan or Reimbursement Obligation, or (subject to clause (v) of the second proviso to this Section 10.01) any fees (including fees related to Letters of Credit) or other amounts payable hereunder or under any other Credit Document, without the written consent of each Lender directly affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate” or to waive any obligation of the Borrowers to pay interest or Letter of Credit Fees at the Default Rate;

(e) change Section 8.05 or any other provision of this Agreement in a manner that would alter the pro rata sharing of payments required thereby without the written consent of each Lender or add any provision to this Agreement in a manner that would alter the pro rata sharing of payments required hereunder as of the date hereof without the prior written consent of each Lender;

(f) (A) reduce the amount of Commitments or Loans specified in the definition of “Required Floor Plan Lenders” without the written consent of each Floor Plan Lender, (B) reduce the amount of Commitments or Loans specified in the definition of “Required Revolving Credit Lenders” or “Supermajority Lenders” without the written consent of each Revolving Credit Lender and (C) change any provision of this Section or reduce the aggregate commitment amount specified in the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender;

(g) amend, modify or waive Section 4.02 or any other provision of this Agreement, in each case without the written consent of each Floor Plan Lender or Revolving Credit Lenders, as applicable, if the effect of such amendment, modification or waiver is to require the Floor Plan Lenders or Revolving Credit Lenders to make Floor Plan Loans or Revolving Credit Loans, as applicable, when such Lenders would not otherwise be required to do so;

(h) release all or substantially all Collateral (other than as specifically authorized by the terms of this Agreement or any other Credit Document) without the prior written consent of each Lender;

(i) amend or otherwise modify the definition of “Pro Rata Share” or amend or otherwise modify the provisions of Section 2.08.3 or Section 9.14 or any other provision of this Agreement without the written consent of each Lender or add any provision to this Agreement in a manner that would alter the pro rata treatment required hereunder as of the date hereof without the prior written consent of each Lender;

(j) modify the definition of the term “Borrowing Base” (or any component definition thereof as used therein to determine eligibility under the Borrowing Base), including any advance rates set forth therein, in the case of each of the foregoing, if such modification would increase the amount available to be borrowed (or the amount available for Letters of Credit) under the Credit Documents without the written consent of the Supermajority Lenders; provided that the foregoing shall not limit the discretion of the Administrative Agent to change, establish or eliminate any Reserves, to modify any eligibility standards pursuant to Section 2.21 or to exercise its Permitted Discretion without the consent of any other Credit Party; or

(k) subordinate the Liens on the Collateral securing any of the Obligations or subordinate the right of payment of the Obligations (in each case, as such definitions were in effect on the Closing Date) in each case without the written consent of each Lender;

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provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above, affect the rights or duties of the Issuing Bank under this Agreement or any L/C Document relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swingline Lender in addition to the Lenders required above, affect the rights or duties of the Swingline Lender under this Agreement; (iii) no amendment, waiver or consent shall amend or modify any Swap Agreements or otherwise affect the rights or duties of any Swap Providers (and no Lender or Required Lender consent or approval shall be required or permitted with respect to any such amendments or modifications to any Swap Agreements) or release any Collateral securing any obligations under any Swap Agreement without the consent of the respective Swap Provider; (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Lenders required above, affect the rights or duties of the Administrative Agent under this Agreement or any other Credit Document; (v) the Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the parties thereto; (vi) no amendment, waiver or consent shall, unless in writing and signed by M&T Bank as M&T Advance Lender in addition to the applicable Lenders required above, affect the rights or duties of M&T Advance Lender pursuant to this Agreement and (vii) notwithstanding anything to the contrary in this Agreement or any other Credit Document, but except for the consents required pursuant to clause (f) above, any waiver, amendment or modification of this Agreement or any other Credit Document that by its terms affects the rights or duties under this Agreement or such Credit Document of Lenders solely in their capacities as Lenders holding Loans or Commitments of a particular Class (but not in their capacities as Lenders holding Loans or Commitments of any other Class) may be effected by an agreement or agreements in writing entered into solely by the Borrowers in respect of such particular Class, on the one hand, and the Required Floor Plan Lenders or the Required Revolving Credit Lenders, on the other hand, as applicable. Notwithstanding anything to the contrary herein, (i) no Defaulting Lender shall have any right to approve or disapprove any amendment, waiver or consent hereunder (and any amendment, waiver or consent which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders), except that (x) the Commitments of any Defaulting Lender may not be increased or extended without the consent of such Lender and (y) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender that by its terms affects any Defaulting Lender more adversely than other affected Lenders shall require the consent of such Defaulting Lender and (ii) if the Administrative Agent and the Borrowers have jointly identified an ambiguity, omission, mistake or defect in any provision of this Agreement or an inconsistency between provisions of this Agreement, the Administrative Agent and the Borrowers shall be permitted to amend such provision or provisions to cure such ambiguity, omission, mistake, defect or inconsistency so long as (x) to do so would not adversely affect the interests of the Lenders and (y) such amendment is not objected to in writing by the Required Lenders to the Administrative Agent within five (5) Business Days following receipt of notice thereof, and any such amendment shall become effective without any further action or consent of any of other party to this Agreement.

Section 10.02. Successors and Assigns.

10.02.1. Successors and Assigns Generally. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Borrower may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consents of the Administrative Agent and of each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (a) to an Eligible Assignee in accordance with the provisions of Section 10.2.2; (b) by way of participation in accordance with the provisions of Section 10.03, or (c) by way of pledge or assignment of a security interest authorized by Section 10.04 (and any other attempted assignment, transfer or pledge by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.03 of this Section and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

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10.02.2. Assignments By Lenders. Each Lender may assign to one or more Eligible Assignees all or any portion of such Lender’s interests, rights and obligations set forth in this Agreement or the other Credit Documents, including all or a portion of its Commitments and the Loans (including for purposes hereof, its participations in L/C Obligations and Swingline Loans) provided that (a) an administrative fee in the amount of Five Thousand ($5,000.00) is paid to the Administrative Agent by either the assigning Lender or the Eligible Assignee in connection with the assignment, (b) if less than all of the assigning Lender’s Commitments and Loans is to be assigned, the amount of the Commitments and Loans so assigned shall be for an aggregate principal amount of not less than Five Million Dollars ($5,000,000.00), (c) each partial assignment shall be made as an assignment of a proportionate amount of all of the assigning Lender’s rights and obligations under this Agreement with respect to the Loans and Commitments assigned (except this clause (c) shall not apply to the Swingline Lender’s rights and obligations in the Swingline Loans), (d) the parties to each such assignment shall execute and deliver an Assignment And Assumption to the Administrative Agent, for its acceptance, and (e) such Assignment And Assumption does not require the filing of a registration statement with the Securities And Exchange Commission or require the Loans or the Notes to be qualified in conformance with the requirements imposed by any blue sky Laws or other Laws of any state. Upon such execution, delivery, acceptance and recording, from and after the effective date specified in each Assignment And Assumption, which effective date is at least five (5) Business Days after the execution thereof, (a) the Assignee thereunder shall be a party hereto and, to the extent provided in such Assignment And Assumption, have the rights, duties, and obligations of a Lender hereunder, and (b) the assigning Lender thereunder shall, to the extent provided in such Assignment And Assumption, be released from its duties and obligations under this Agreement but shall continue to be entitled to all indemnification and reimbursement rights provided to the Lenders by the Borrowers pursuant to any of the Credit Documents with respect to facts, events, and circumstances occurring prior to the effective date of such assignment. By executing and delivering an Assignment And Assumption, the assigning Lender thereunder and the Assignee thereunder confirm to and agree with each other and the other parties to this Agreement the facts and matters as set forth in such Assignment and Assumption. Lenders may only assign their interests in the Commitments, the Loans, and Credit Documents to Eligible Assignees. Any assignment or transfer by a Lender of rights or obligations under the Credit Documents that does not comply with this Section shall be treated for purposes of the Credit Documents as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.03 of this Agreement. Except to the extent otherwise expressly agreed in writing by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or a release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

10.02.3. Certain Additional Payments. In connection with any assignment of rights and obligations of any Defaulting Lender pursuant to Section 10.02.2, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrowers and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (a) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent, the Issuing Bank, the Swingline Lender and each other Lender hereunder (and interest accrued thereon), and (b) acquire (and fund as appropriate) its full pro rata share of all Loans and participations in Letters of Credit and Swingline Loans in accordance with its respective Commitment Percentages. Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Laws without compliance with the provisions of this Section, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

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10.02.4. Register. The Administrative Agent, acting solely for this purpose as a limited fiduciary agent of the Borrowers, shall maintain a copy of each Assignment And Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders and the amount of the Loans with respect to each Lender from time to time (the “Register”). The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrowers, the Administrative Agent and the Lenders shall treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers or the Lenders at any reasonable time and from time to time upon reasonable prior notice.

10.02.5. Procedures for Implementing Lender Assignments. Upon the Administrative Agent’s receipt of an Assignment And Assumption executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such Assignment and Assumption and any necessary consents to such Assignment and Assumption, the Administrative Agent shall, if such Assignment and Assumption has been completed and is substantially in the form of Exhibit A (a) accept such Assignment And Assumption, (b) record the information contained therein in the Register, (c) give prompt notice thereof to the Borrowers, and (d) promptly deliver a copy of such Assignment And Assumption to the Borrowers. Within three (3) Business Days after receipt of notice, the Borrowers shall execute and deliver to the Administrative Agent, in exchange for the surrendered Notes, new Notes to the order of such Eligible Assignee in amounts equal to the Commitments and Commitment Percentages assumed by it pursuant to such Assignment And Assumption and new Notes to the order of the assigning Lender in an amount equal to the Commitments and Commitment Percentages retained by the assigning Lender. Such Notes shall be in the aggregate stated principal amount equal to the aggregate principal amount of such surrendered Notes, shall be dated the effective date of such Assignment And Assumption and shall otherwise be in substantially the form of the assigned Notes delivered to the assigning Lender. The surrendered Notes shall be canceled and returned to the Borrowers. The Borrowers expressly acknowledge that the cancellation of any Note or Notes and the replacement of any Note or Notes in accordance with this provision shall not constitute or be deemed to be a refinancing or a novation of any of the Obligations.

10.02.6. Cashless Settlements. Notwithstanding anything to the contrary contained in this Agreement, any Lender may exchange, continue or rollover all or a portion of its Loans in connection with any refinancing, extension, loan modification or similar transaction permitted by the terms of this Agreement, pursuant to a cashless settlement mechanism approved by the Borrowers, the Administrative Agent and such Lender.

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Section 10.03. Participations. Any Lender may at any time, without the consent of, or notice to, the Borrowers or the Administrative Agent, sell participations to any Person (other than to a Defaulting Lender, a natural Person (or a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural Person), or the Borrowers or any of the Borrowers’ Affiliates or Subsidiaries) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitments and/or the Loans owing to it); provided that (a) such Lender’s obligations under this Agreement shall remain unchanged, (b) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, and (c) the Borrowers, the Administrative Agent, the Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. For the avoidance of doubt, each Lender shall be responsible for the indemnity under Section 2.11.5. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 10.01 that affects such Participant. The Borrowers agree that each Participant shall be entitled to the benefits of Sections 2.07.3, 2.10 and 2.11 (subject to the requirements and limitations therein, including the requirements under Section 2.11.7 (it being understood that the documentation required under Section 2.11.7 shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.02 of this Agreement; provided that such Participant (i) agrees to be subject to the provisions of Section 2.12 as if it were an assignee under Section 10.02 of this Agreement; and (ii) shall not be entitled to receive any greater payment under Sections 2.10 or 2.11, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. Each Lender that sells a participation agrees, at the Borrowers’ request and expense, to use reasonable efforts to cooperate with the Borrowers to effectuate the provisions of Section 2.12.2 with respect to any Participant. To the extent permitted by Law, each Participant also shall be entitled to the benefits of Section 10.07 as though it were a Lender; provided that such Participant agrees to be subject to Section 2.08 as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a limited non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Credit Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Credit Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

Section 10.04. Pledges. Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

Section 10.05. Resignations Of Issuing Bank And Swingline Lender. Notwithstanding anything to the contrary the Issuing Bank may upon thirty (30) days’ notice to the Administrative Agent, the Borrowers and the Lenders, resign as Issuing Bank, and/or the Swingline Lender may upon thirty (30) days’ notice to the Administrative Agent, the Borrowers and the Lenders, resign as Swingline Lender. After the resignation of the Issuing Bank hereunder, the retiring Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of the Issuing Bank under this Agreement and the other Credit Documents with respect to Letters of Credit issued by it prior to such resignation, but shall not be required to issue additional Letters of Credit or to extend, renew or increase any existing Letter of Credit. After the resignation of the Swingline Lender hereunder, the retiring Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement and the other Credit Documents with respect to Swingline Loans made by it prior to such resignation, but shall not be required to make any additional Swingline Loans.

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Section 10.06. No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Credit Document), each of the Borrowers acknowledges and agrees that: (a)(i) the arranging and other services regarding this Agreement provided by the Administrative Agent and the Arranger, are arm’s-length commercial transactions between the Borrowers and their Affiliates, on the one hand, and the Administrative Agent and the Arranger, on the other hand, (ii) the Borrowers have consulted their own legal, accounting, regulatory and tax advisors to the extent the Borrowers have deemed appropriate, and (iii) the Borrowers are capable of evaluating, and understand and accept, the terms, risks and conditions of the transactions contemplated hereby and by the other Credit Documents; (b) (i) the Administrative Agent and the Arranger each is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for any of the Borrowers or any of their Affiliates, or any other Person and (ii) neither the Administrative Agent nor the Arranger has any obligation to any of the Borrowers or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Credit Documents; and (c) the Administrative Agent and the Arranger and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Borrowers and their Affiliates, and neither the Administrative Agent nor the Arranger has any obligation to disclose any of such interests to the Borrowers or their Affiliates. To the fullest extent permitted by Law, each Borrower hereby waives and releases any claims that it may have against the Administrative Agent and the Arranger with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.07. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender, the Issuing Bank, and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by applicable Laws, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in whatever currency) at any time held, and other obligations (in whatever currency) at any time owing, by such Lender, the Issuing Bank or any such Affiliate, to or for the credit or the account of any Borrower or any other Loan Party against any and all of the Obligations of the Borrowers or any Loan Party now or hereafter existing under this Agreement or any other Credit Document to such Lender or the Issuing Bank or their respective Affiliates, irrespective of whether or not such Lender, the Issuing Bank or any of their Affiliates shall have made any demand under this Agreement or any other Credit Document and although such Obligations of the Borrowers or any Loan Party may be contingent or unmatured or are owed to a branch, office or Affiliate of such Lender or the Issuing Bank different from the branch, office or Affiliate holding such deposit or obligated on such indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (a) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.13 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (b) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Lender, each Issuing Bank and their respective Affiliates under this Section are in addition to other rights and remedies (including other rights of setoff) that such Lender, such Issuing Bank or their respective Affiliates may otherwise have under applicable Laws. The Lender and the Issuing Bank each agree to notify the Borrowers and the Administrative Agent promptly after any such setoff and application; provided that the failure to give such notice shall not affect the validity of such setoff and application.

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Section 10.08. Expenses; Indemnity; Damage Waiver.

10.08.1. Costs and Expenses. The Borrowers jointly and severally promise to pay (a) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates (including the reasonable fees, charges and disbursements of counsel for the Administrative Agent), related to due diligence performed in connection with the Closing Date Transactions, the syndication of the credit facilities hereunder, the preparation, negotiation, execution, delivery and administration of this Agreement and the other Credit Documents, or any amendments, or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated), (b) all reasonable out-of-pocket expenses incurred by the Issuing Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder, (c) all out-of-pocket expenses incurred by the Administrative Agent, any Lender or the Issuing Bank (including the fees, charges and disbursements of one firm of counsel for the Administrative Agent, any Lender or any Issuing Bank taken as a whole and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for all such parties taken as a whole (and in the case of an actual or perceived conflict of interest, of another firm or counsel for such affected party taken as a whole), but in any event excluding allocated costs of internal counsel) in connection with the enforcement or protection of its rights (i) in connection with this Agreement and the other Credit Documents, including its rights under this Section, or (ii) in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit, and (d) all other Credit Party Expenses. The agreements of the Borrowers set forth in this Section 10.08.1 shall not merge into any judgment entered in connection with this Agreement or any other Credit Documents but shall survive as separate independent contractual agreements of the Borrowers.

10.08.2. Indemnification by the Borrowers. The Borrowers jointly and severally agree to indemnify the Administrative Agent (and any sub-agent thereof), each Lender and the Issuing Bank, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses (including the fees, charges and disbursements of one firm of counsel for the Indemnitees taken as a whole and, if necessary, one firm of local counsel in each appropriate jurisdiction, in each case for all such parties taken as a whole (and in the case of an actual or perceived conflict of interest, of another firm or counsel for such affected party taken as a whole), but in any event excluding allocated costs of internal counsel), and to indemnify and hold harmless each Indemnitee from all fees and time charges and disbursements for attorneys who may be employees of any Indemnitee, incurred by any Indemnitee or asserted against any Indemnitee by any Person (including the Borrowers or any other Loan Party) other than such Indemnitee and its Related Parties arising out of, in connection with, or as a result of (a) the execution or delivery of this Agreement, any other Credit Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the transactions contemplated hereby or thereby, (b) any Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by any Loan Party or any of its Subsidiaries, or any Environmental Liability related in any way to any Loan Party or any of its Subsidiaries, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory, whether brought by a third party or by any Borrower or any other Loan Party, and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses (x) are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee, or (y) result from a claim brought by a Borrower or any other Loan Party against an Indemnitee for breach in bad faith of such Indemnitee’s obligations hereunder or under any other Credit Document, if a Borrower or such Loan Party has obtained a final and nonappealable judgment in its favor on such claim as determined by a court of competent jurisdiction. This Section 10.08.2 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim.

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10.08.3. Reimbursement by Lenders. To the extent that the Borrowers for any reason fail to indefeasibly pay any amount required under Section 10.08.1 or 10.08.2 to be paid by it to the Administrative Agent (or any sub-agent thereof), the Issuing Bank, any Swingline Lender or any Related Party of any of the foregoing, each Lender severally promises to pay to the Administrative Agent (or any such sub-agent), the Issuing Bank, the Swingline Lender or such Related Party, as the case may be, such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought based on each Lender’s share of the aggregate Total Credit Exposure for all Lenders at such time) of such unpaid amount (including any such unpaid amount in respect of a claim asserted by such Lender); provided that with respect to such unpaid amounts owed to the Issuing Bank or the Swingline Lender solely in its capacity as such, only the holders of Revolving Credit Loans shall be required to pay such unpaid amounts, such payment to be made severally among them based on each of such Lenders’ respective Revolving Credit Commitment Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) provided, further, that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent (or any such sub-agent), such Issuing Bank or the Swingline Lender in its capacity as such, or against any Related Party of any of the foregoing acting for the Administrative Agent (or any such sub-agent), the Issuing Bank or any the Swingline Lender in connection with such capacity.

10.08.4. Waiver of Consequential Damages, Etc. To the fullest extent permitted by applicable Laws, each Borrower agrees that it will not assert, and hereby waives, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Credit Document or any agreement or instrument contemplated hereby, the transactions contemplated hereby or thereby, any Loan or Letter of Credit, or the use of the proceeds thereof. No Indemnitee referred to in Section 10.08.2 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Credit Documents or the transactions contemplated hereby or thereby.

10.08.5. Payments. All amounts due under this Section shall be payable not later than ten (10) Business Days after demand therefor.

10.08.6. Survival. Each party’s obligations under this Section 10.08 shall survive the termination of the Credit Documents and the payment of the Obligations hereunder.

Section 10.09. Course of Conduct. No failure or delay by any Credit Party in exercising any right or power under any Credit Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Credit Parties under the Credit Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of any Credit Document or consent to any departure by any Loan Party therefrom shall in any event be effective unless such waiver is made in accordance with Section 10.01 of this Agreement, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No waiver or indulgence by any of the Credit Parties shall constitute a future waiver of performance or exact performance by any of the Loan Parties. No amendment or waiver shall be effective unless in writing. Without limiting the generality of the foregoing, the advance of proceeds of a Loan or the issuance of a Letter of Credit shall not be construed as a waiver of any Default or an Event of Default, regardless of whether any Credit Party may have had notice or knowledge of such Default or Event of Default at the time of such advance or issuance.

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Section 10.10. Notices; Effectiveness; Electronic Communication.

10.10.1. Notices Generally. Except in the case of notices and other communications expressly permitted to be given by telephone (and except as provided in Section 10.10.2 below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by facsimile as follows:

(a) if to any of the Borrowers or to any other Loan Party, to it at 6130 Lazydays Blvd., Seffner, FL 33584, Attention of Kelly Porter, Chief Financial Officer (kporter@lazydays.com; Telephone No. (813) 204-4374) with a copy, which shall not constitute notice, to King & Spalding LLP, 300 S Tryon Street, Suite 1700, Attention of Aleksandra Kopec (akopec@kslaw.com; Telephone No. (704) 503-2587);

(b) if to the Administrative Agent, to Manufacturers and Traders Trust Company at One Fountain Plaza – 12th Floor, Buffalo, NY 14203, Attention of Brendan Kelly, Vice President (bkelly@mtb.com; Telephone No. (716) 848-2778; and to M&T Debt Capital Markets Group, 25 S. Charles Street, 12th Floor, Baltimore, Maryland 21201, Attention of Chad Durakis, Vice President (Telephone No. (410) 244-4580);

(c) if to Manufacturers and Traders Trust Company in its capacity as provider of the M&T Advances, to it at M&T Bank Dealer Commercial Services, One Fountain Plaza – 12th Floor, Buffalo, NY 14203, Attention of Brendan Kelly, Vice President (bkelly@mtb.com); Telephone No. (716) 858-2778;

(d) if to Manufacturers and Traders Trust Company in its capacity as Issuing Bank, to it at One Fountain Plaza – 12th Floor, Buffalo, NY 14203, Attention of Brendan Kelly, Vice President (bkelly@mtb.com; Telephone No. (716) 858-2778; and if to any other Issuing Bank, to it at the address provided in writing to the Administrative Agent and the Borrowers at the time of its appointment as an Issuing Bank hereunder;

(e) if to a Lender, to it at its address (or facsimile number) set forth on its respective Lender Addendum or Assignment And Assumption.

Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through electronic communications, to the extent provided in Section 10.10.2 below, shall be effective as provided in said Section 10.10.2.

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10.10.2. Electronic Communications. Notices and other communications to the Lenders and the Issuing Bank hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent. The Administrative Agent or any of the Borrowers may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications. Unless the Administrative Agent otherwise prescribes, (a) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (b) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (a), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (a) and (b) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.

10.10.3. Change of Address, etc. Any party hereto may change its address or facsimile number for notices and other communications hereunder by notice to the other parties hereto.

10.10.4. Platform. (a) Each of the Borrowers and each other Loan Party agrees that the Administrative Agent may, but shall not be obligated to, make the Communications (as defined below) available to the Issuing Bank and the other Lenders by posting the Communications on the Platform; and (b) the Platform is provided “as is” and “as available.” The Agent Parties (as defined below) do not warrant the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications. No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third-party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform. In no event shall the Administrative Agent or any of its Related Parties (collectively, the “Agent Parties”) have any liability to the Borrowers or to any other Loan Parties, any Lender or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the Borrowers’, any Loan Party’s or the Administrative Agent’s transmission of Communications through the Platform. “Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Credit Document or the transactions contemplated therein which is distributed to the Administrative Agent, any Lender or the Issuing Bank by means of electronic communications pursuant to this Section, including through the Platform.

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Section 10.11. Treatment of Certain Information; Confidentiality. Each of the Administrative Agent, the Lenders and the Issuing Bank agree to maintain the confidentiality of the “Information” (as defined below), except that Information may be disclosed (a) to its Affiliates and to its Related Parties (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent required or requested by any regulatory authority purporting to have jurisdiction over such Person or its Related Parties (including any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) to the extent required by applicable Laws or by any subpoena or similar legal process; (d) to any other party hereto; (e) in connection with the exercise of any remedies hereunder or under any other Credit Document or any action or proceeding relating to this Agreement or any other Credit Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights and obligations under this Agreement, (ii) to federal and state bank examiners, and other regulatory officials and organizations having jurisdiction over the Administrative Agent, the Lenders, Issuing Bank and their Affiliates and Related Parties or its affiliates or (iii) any actual or prospective party (or its Related Parties) to any swap, derivative or other transaction under which payments are to be made by reference to the Borrowers and their obligations, this Agreement or payments hereunder; (g) on a confidential basis to (i) any rating agency in connection with rating the Borrowers or their Subsidiaries or the credit facilities hereunder or (ii) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facilities hereunder; (h) with the consent of the Borrowers; or (i) to the extent such Information (x) becomes publicly available other than as a result of a breach of this Section, or (y) becomes available to the Administrative Agent, any Lender, any Issuing Bank or any of their respective Affiliates on a nonconfidential basis from a source other than the Borrowers. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry and service providers to the Administrative Agent and the Lenders in connection with the administration of this Agreement, the other Credit Documents, and the Commitments. For purposes of this Section, “Information” means all information received from the Borrowers or any of their Subsidiaries relating to the Borrowers or any of their Subsidiaries or any of their respective businesses, other than any such information that is available to the Administrative Agent, any Lender or any Issuing Bank on a nonconfidential basis prior to disclosure by the Borrowers or any of their Subsidiaries; provided that, in the case of information received from the Borrowers or any of their Subsidiaries after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Section 10.12. Counterparts And Integration. This Agreement may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and the other Credit Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Agreement or a Lender Addendum by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be just as effective as the delivery of a manually executed counterpart of this Agreement.

Section 10.13. Electronic Execution. The words “execution”, “signed,” “signature,” and words of like import in any Credit Document shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state Laws based on the Uniform Electronic Transactions Act. Without limitation to the foregoing, signature pages to the Credit Documents delivered by electronic communication (including facsimile, e-mail and internet or intranet websites) shall be as effective, valid and enforceable and binding upon the indicated signatories as manually delivered signatures.

Section 10.14. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

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Section 10.15. Survival. All covenants, agreements, representations and warranties made by the Borrowers herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Credit Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of any Credit Document and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that any Credit Party may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under the Credit Documents is outstanding and unpaid and so long as the Revolving Credit Commitments have not expired or terminated. The provisions of Sections 2.07.3, 2.09, 2.10.4, 2.10.5, Article 9 and Section 10.08 shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans and the termination of the Commitments or the termination of this Agreement or any provision hereof.

Section 10.16. Time. Time is of the essence to this Agreement.

Section 10.17. Advertisement. The Borrowers authorize the Administrative Agent to publish the names of the Borrowers and the amount of the financing provided in accordance with this Agreement in any “tombstone” or comparable advertisement which the Administrative Agent elects to publish. The Borrowers further agree that the Administrative Agent may provide lending industry trade organizations with information necessary and customary (including, without limitation, the amount and type of facilities, the rates and counsel’s name) for inclusion in league table measurements after the Closing Date. Without limiting the generality of the foregoing, the Borrowers consent to the disclosure by the Administrative Agent after the Closing Date of information relating to the Loans to Gold Sheets and other similar bank trade publications, with such information to consist of deal terms consisting of (a) the Borrowers’ names, (b) principal loan amounts, (c) interest rates, (d) term lengths, (e) commitment fees and other fees to the Lenders in the syndicate, and (f) the identity of their attorneys and other information customarily found in such publications.

Section 10.18. Acknowledgments. Each Borrower hereby acknowledges that (a) it and each of the other Loan Parties has been advised and represented by counsel in the negotiation, execution and delivery of each Credit Document, (b) no Credit Party has any fiduciary relationship with or duty to it or any other Loan Party arising out of or in connection with this Agreement and the relationship between the Credit Parties, on one hand, and the Borrowers and the other Loan Parties, on the other hand, in connection herewith is solely that of creditors and debtors, and (c) no joint venture exists among any of the Credit Parties and the Borrowers or any of the other Loan Parties.

Section 10.19. Governing Law. This Agreement and the other Credit Documents and any claims, disputes or causes of action (whether in contract or tort) arising out of or related to this Agreement or any other Credit Document (except as to any other Credit Document, as expressly set forth therein) and the transaction contemplated hereby and thereby shall be governed by, and construed in accordance with, the Laws of the Governing State.

Section 10.20. Jurisdiction. Each Borrower irrevocably and unconditionally agrees that it will not commence any action, litigation or proceeding of any kind or description, whether in Law or equity, whether in contract or in tort or otherwise, against the Administrative Agent, any Lender, any Issuing Bank, or any Related Party of the foregoing in any way relating to this Agreement or any other Credit Document or the transactions relating hereto or thereto, in any forum other than the courts of the State of New York sitting in New York County, and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, and each of the parties hereto irrevocably and unconditionally submits to the jurisdiction of such courts and agrees that all claims in respect of any such action, litigation or proceeding may be heard and determined in such New York State court or, to the fullest extent permitted by applicable Law, in such federal court. Each of the parties hereto agrees that a final judgment in any such action, litigation or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. Nothing in this Agreement or in any other Credit Document shall affect any right that the Administrative Agent, any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or any other Credit Document against the Borrowers or any other Loan Party or its properties in the courts of any jurisdiction.

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Section 10.21. Venue. Each Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Credit Documents in any court referred to in Section 10.20. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by applicable Law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 10.22. Service Of Process. Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.10. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by Law.

Section 10.23. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE OBLIGATIONS. EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, ADMINISTRATIVE AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

Section 10.24. USA Patriot Act Notice. Each Credit Party that is subject to the USA Patriot Act hereby notifies the Borrowers that pursuant to the requirements of the USA Patriot Act it is required to obtain, verify and record information that identifies the Borrowers, which information includes the names and address of the Borrowers and other information that will allow such Credit Party to identify the Borrowers in accordance with the USA Patriot Act.

Section 10.25. Acknowledgement Regarding Any Supported QFCs. To the extent that the Credit Documents provide support, through a guarantee or otherwise, for Hedging Obligations or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Credit Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a) In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Credit Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Credit Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

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(b) As used in this Section 10.25, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. §382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto, intending to be legally bound hereby, have caused this Second Amended and Restated Credit Agreement to be executed by their respective duly Authorized Officers as of the date first written above.

BORROWERS:

LDRV HOLDINGS CORP.

By:

LAZYDAYS RV AMERICA, LLC
LAZYDAYS RV DISCOUNT, LLC
LAZYDAYS MILE HI RV, LLC
LAZYDAYS OF MINNEAPOLIS LLC
LDRV OF TENNESSEE LLC
LDRV OF NASHVILLE, LLC
LAZYDAYS RV OF CHICAGOLAND, LLC
LAZYDAYS OF CENTRAL FLORIDA, LLC
LONE STAR DIVERSIFIED, LLC
LAZYDAYS RV OF PHOENIX, LLC
LAZYDAYS RV OF ELKHART, LLC
LAZYDAYS RV OF OREGON, LLC
LAZYDAYS RV OF WISCONSIN, LLC
LD OF LAS VEGAS, LLC
LAZYDAYS RV OF IOWA, LLC
LAZYDAYS RV OF OKLAHOMA, LLC

By:	LDRV Holdings Corp.,
its Manager

By:
Name:
Title:

[Second Amended and Restated Credit Agreement]

GUARANTORS:

LAZYDAYS HOLDINGS, INC.
~~LAZYDAYS~~LAZY DAYS’ R.V. CENTER, INC.
LDL OF FORT PIERCE, LLC
LAZYDAYS RV OF MARYVILLE, LLC
LAZYDAYS SUPPORT SERVICES, LLC
LAZYDAYS RV OF RENO, LLC

By:
Name:
Title:

ADMINISTRATIVE AGENT:

MANUFACTURERS AND TRADERS TRUST COMPANY,
in its capacity as Administrative Agent

By:

LENDER:

MANUFACTURERS AND TRADERS TRUST COMPANY,
in its capacity as a Lender, Swingline Lender and Issuing Bank

By:

LENDER:

NYCB SPECIALTY FINANCE COMPANY, LLC,
in its capacity as a Lender

By:

LENDER:

HUNTINGTON NATIONAL BANK,
in its capacity as a Lender

By:

LENDER:

BMO HARRIS BANK N.A., successor in interest to Bank of the West, in its capacity as a Lender

By:

LENDER:

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC,
in its capacity as a Lender

By:

LENDER:

ROCKLAND TRUST COMPANY,
in its capacity as a Lender

By:

~~Schedule 1.01~~

~~Lenders and Commitments~~

~~Lender~~	~~Floor Plan Loan Commitment~~	~~Floor Plan Loan Commitment Percentage~~	~~Revolving Credit Commitment~~	~~Revolving Credit Commitment Percentage~~
~~Manufacturers and Traders Trust Company~~	~~$229,346,650.99~~ 	~~43.685076379%~~	~~$21,842,538.20~~ 	~~43.685076400%~~
~~NYCB Specialty Finance Company, LLC~~	~~$91,304,347.83~~ 	~~17.391304349%~~	~~$8,695,652.17~~ 	~~17.391304340%~~
~~BMO Harris Bank, N.A., successor in interest to Bank of the West~~	~~$74,696,827.26~~ 	~~14.227967097%~~	~~$7,113,983.55~~ 	~~14.227967100%~~
~~Huntington National Bank~~	~~$54,326,086.96~~ 	~~10.347826088%~~	~~$5,173,913.04~~ 	~~10.347826080%~~
~~Wells Fargo Commercial Distribution Finance, LLC~~	~~$52,500,000.00~~ 	~~10.000000000%~~	~~$5,000,000.00~~ 	~~10.000000000%~~
~~Rockland Trust Company~~	~~$22,826,086.96~~ 	~~4.347826088%~~	~~$2,173,913.04~~ 	~~4.347826080%~~
~~Total:~~	~~$525,000,000.00~~ 	~~100.000000000%~~	~~$50,000,000.00~~ 	~~100.000000000%~~

LDRV – Second Amendment to Second A&R Credit Agreement

Annex B

Exhibit G to Credit Agreement

[attached]

LDRV – Second Amendment to Second A&R Credit Agreement

Exhibit G to Credit Agreement

Form of Compliance Certificate

LIQUIDITY CERTIFICATE

To:	Manufacturers and Traders Trust Company, Administrative Agent
One Fountain Plaza, 12th Floor
Buffalo, New York 14203
Attn: Michael Gollnitz, Senior Vice President

This Liquidity Certificate (the “Certificate”) is being provided in accordance with Section 5.09.1 of the Second Amended and Restated Credit Agreement, dated as of February 21, 2023 (as amended, the “Agreement”) by and among LDRV HOLDINGS CORP., a Delaware corporation, LAZYDAYS RV AMERICA, LLC, LAZYDAYS RV DISCOUNT, LLC and LAZYDAYS MILE RV, LLC, each a Delaware limited liability company (collectively, the “Borrowers”) and MANUFACTURERS AND TRADERS TRUST COMPANY, as the Administrative Agent, and the “Lenders” which are parties thereto for the month ending [_____________] (the “Test Date”). Hereafter, all terms defined in the Agreement shall have the same meanings in this Certificate. The undersigned is executing and delivering this Certificate as the Borrower Representative for all of the Borrowers.

The undersigned hereby certifies the following:

1. The Borrowers and their Subsidiaries are [in compliance] [not in compliance] with the financial covenant set forth in Section 6.18 (Minimum Consolidated EBITDA) of the Agreement as of the Test Date, and the computations required to demonstrate such compliance are set forth in Schedule A attached hereto.

2. The Borrowers and their Subsidiaries are [in compliance] [not in compliance] with the financial covenant set forth in Section 6.19 (Minimum Liquidity) of the Agreement as of the Test Date, and the computations required to demonstrate such compliance are set forth in Schedule A attached hereto.

3. Schedule B attached hereto sets forth the amounts and descriptions of the Capital Expenditures made in the calendar month ending on the Test Date.

LDRV HOLDINGS CORP., as a Borrower and as the Borrower Representative

By:
Name:
Title:

Schedule A

Financial Covenant Calculation

[Insert calculations for Section 6.18 (Minimum Consolidated EBITDA) and Section 6.19 (Minimum Liquidity)]

Schedule B

Summary of Capital Expenditures

[Insert amounts and descriptions]